EXHIBIT 2.1
Execution Version

PURCHASE AND SALE AGREEMENT

dated as of

June 17, 2015

between

EFS Desert Sun, LLC,

as Seller

and

NRG Yield Operating LLC,

as Buyer

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

TABLE OF CONTENTS

		Page
ARTICLE 1 DEFINITIONS AND INTREPRETATION		2
1.1	Defined Terms	2
1.2	Interpretation	14

ARTICLE 2 SUMMARY OF TRANSACTIONS		15
2.1	Sale and Purchase of Assigned Interests	15
2.2	Purchase Price	15
2.3	Purchase Price Payment	15

ARTICLE 3 CLOSING AND CLOSING CONDITIONS		15
3.1	Time and Place of the Closing	15
3.2	Actions at the Closing	16
3.3	Conditions Precedent to Obligations of Buyer	16
3.4	Conditions Precedent to Obligations of Seller	18
3.5	Update of Disclosure Schedules, Election Not to Closer	20
3.6	Amendments of this Agreement	20

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER		22
4.1	General Representations and Warranties Regarding Seller	22
4.2	Representations and Warranties Regarding Each Sunlight Company and the Projects	25

ARTICLE 5 REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF BUYER		29
5.1	Representations and Warranties of Buyer	30
5.2	No Further Representations	33

ARTICLE 6 COVENANTS		32
6.1	Covenants of All Parties	34
6.2	Covenants of Seller	34
6.3	Transfers	36
6.4	Tax Matters; Cash Grants	36
6.5	Further Assurances	37

ARTICLE 7 INDEMNIFICATION AND REMEDIES		37
7.1	General Indemnity	37
7.2	Payment of Claims	39
7.3	Other Limitations on Indemnities	39
7.4	Procedure for Indemnifications With Respect to Third-Party Claims	40
7.5	Treatment of Payments	42
7.6	Waiver of Breaches	42

ARTICLE 8 TERMINATION		42
8.l	Termination	42
8.2	Effect of Termination	43

i
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE 9 MISCELLANEOUS		43
9.1	Notices	43
9.2	Entire Agreement; Amendments	44
9.3	Successors and Assigns	45
9.4	Currency Matters; Set-Off	45
9.5	Governing Law	45
9.6	Consent to Jurisdiction; Waiver of Jury Trial	45
9.7	Expenses	45
9.8	Confidential Information	45
9.9	Joint Effort	46
9.10	Waiver of Consequential Damages	46
9.11	Captions	46
9.12	Severability	46
9.13	Counterparts	46
9.14	Third Parties	46
9.15	No Waiver	46
9.16	Deliver by Facsimile or PDF	46

ii
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBITS

Exhibit A	Form of Assignment Agreement
Exhibit B	Form of Buyer 1603 Cash Grant Recapture Indemnity Agreement (Desert Sunlight 250, LLC)
Exhibit C	Form of Buyer 1603 Cash Grant Recapture Indemnity Agreement (Desert Sunlight 300, LLC)
Exhibit D	Form of Amended and Restated Seller Cash Grant Guarantee (Desert Sunlight 250, LLC)
Exhibit E	Form of Amended and Restated Seller Cash Grant Guarantee (Desert Sunlight 300, LLC)
Exhibit F	[Intentionally Omitted]
Exhibit G	Form of Cash Grant Letter Agreement
Exhibit H	Form of Company LLCA Amendment
Exhibit I	Form of Investment Agreement Amendment
Exhibit J	Form of Seller Parent Guarantee
Exhibit K	Form of Non-Foreign Certificate
Exhibit L	Form of Managing Member Request Letter
SCHEDULES
Seller Disclosure Schedules

Schedule 1	Assigned Agreements

Schedule 1.1	Knowledge Persons (Seller)

Schedule 1.2	Swap Agreements

Schedule 2.2	Estimated Working Capital Amount

Schedule 3.4.11	Certain Project Agreements to be Terminated

Schedule 4.1.4	Approvals, Consents, Filings, Waivers and Notices

iii
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Schedule 4.2.3(a)	Material Contract Defaults

Schedule 4.2.3(b)	Insurance Notifications

Schedule 4.2.6	Litigation

Schedule 4.2.7	Tax Returns

Schedule 4.2.12	Material Adverse Effect Events

Schedule 4.2.14	Material Contracts and Governmental Approvals
Buyer Disclosure Schedule

Schedule 1.3	Knowledge Persons (Buyer)

Schedule 5.1.16.8	Company LLCA Representations

iv
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT, dated as of June 17, 2015 (the “Effective Date”), is entered into by and between EFS Desert Sun, LLC, a Delaware limited liability company (“Seller”), and NRG Yield Operating LLC, a Delaware limited liability company (“Buyer”) (Seller and Buyer being sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”), with reference to the following:
RECITALS
A.    Seller owns fifty percent (50%) of the issued and outstanding Class B membership interests (the “Class B Interests”) in Desert Sunlight Investment Holdings, LLC, a Delaware limited liability company (the “Company”), which constitutes twenty-five percent (25%) of the membership interests in the Company.
B.    Seller desires to sell one hundred percent (100%) of the Class B Interests owned by Seller to Buyer and to delegate (i) any and all rights, duties, obligations, responsibilities, claims, demands and other commitments in connection with Seller’s Class B Interests (such Class B Interests, the “Assigned Interests”) and, (ii) to the extent relating to the Assigned Interests, the agreements set forth in Schedule 1 (the “Assigned Agreements”), as applicable, unto Buyer, and Buyer wishes to purchase the Assigned Interests from Seller and Seller is willing to accept and assume such rights, duties and obligations, responsibilities, claims, demands and other commitments in connection with the Assigned Agreements.
C.    The Company owns one hundred percent (100%) of the issued and outstanding membership interests of Desert Sunlight Holdings, LLC, which owns one hundred percent (100%) of the issued and outstanding membership interests of Desert Sunlight 250, LLC (“Sunlight 250”) and Desert Sunlight 300, LLC (“Sunlight 300”, and together with Sunlight 250, the “Sunlight Project Companies” and each, a “Sunlight Project Company”; and, together with the Company and Desert Sunlight Holdings, LLC (“DS Holdings”), each a “Sunlight Company” and collectively, the “Sunlight Companies”), each of which respectively owns, operates and maintains the Desert Sunlight 250 Project and the Desert Sunlight 300 Project (each a “Project” and collectively, the “Projects”), respectively.
D.     The Sunlight Project Companies filed multiple Cash Grant applications with the United States Department of Treasury (“Treasury”) claiming a Cash Grant with respect to the Projects. As of the Effective Date, Treasury has paid the Sunlight Project Companies a Cash Grant in an amount less than the amount requested on the Cash Grant applications, resulting in a shortfall equal to approximately two hundred fourteen million Dollars ($214,000,000) (the “Grant Shortfall”). The members of the Company, who are members prior to giving effect to the sale of the Assigned Interests, intend to exercise remedies available to the Sunlight Companies to recover payment of the Grant Shortfall, including pursuing ongoing negotiations with Treasury and, if necessary, commencing a cause of action in any appropriate judicial or administrative venue (collectively, the “Cash Grant Proceeding”).

1
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

E.    From and after the sale of the Assigned Interests, Seller desires to retain the rights to any future distributions of Cash Grant proceeds and all of its notice rights, participation rights, consent rights and dispute resolution rights with respect to any Cash Grant Proceeding, in each case, in connection with the Assigned Interests (the “Excluded Cash Grant Interests”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1    Defined Terms. Capitalized terms used in this Agreement (including in the Recitals hereto) without other definition shall have the following meanings, unless the context clearly requires otherwise:
“Accepted Update” has the meaning given in Section 3.5.3.
“Action” means any litigation, cause of action, arbitration, suit, written complaint, investigation, inquiry or other proceeding (whether civil, criminal, administrative, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Person or arbitrator.
“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such first Person.
“Agreement” means this Purchase and Sale Agreement, dated as of the Effective Date, between the Parties, including all Exhibits and Schedules, as amended, restated or otherwise modified from time to time.
“Amended and Restated Seller Cash Grant Guarantees” means the guarantees to be delivered by GECC, substantially in the forms attached as Exhibits D and E hereto, and otherwise subject to approval in accordance with Schedule 4.1.4.
“Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (Sept. 25, 2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).
“Assigned Agreements” has the meaning given in the Recitals.
“Assignment Agreement” means an assignment and assumption agreement substantially in the form attached as Exhibit A hereto.
“Assigned Interests” has the meaning given in the Recitals.

2
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Bankruptcy Event” means, with respect to any Person, the occurrence of one or more of the following events: (a) such Person (i) admits in writing its inability to pay its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes action for the purpose of any of the foregoing; or (b) a court or Governmental Person of competent jurisdiction enters an Order appointing, without consent by such Person, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an Order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Person, or any such petition shall be filed against such Person, and such petition or Order entered against such Person shall not have been dismissed, withdrawn or vacated within sixty (60) days.
“Books and Records” means all files, documents, instruments, papers, books and records in Seller’s possession that are material to the ownership, business or condition of the Sunlight Companies or the Projects, including those non-income Tax Returns (but including Seller’s Schedule K-1s to Form 1065), related material work papers, and all related material letters from accountants that have been provided to Seller, and computer records and electronic copies of such information (but excluding electronic mail and other computer-based communications).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or authorized by Law to close.
“Buyer” has the meaning given in the preamble to this Agreement.
“Buyer 1603 Cash Grant Recapture Indemnity Agreements” means the indemnity agreements to be delivered by Buyer, substantially in the forms attached as Exhibits B and C hereto, and otherwise subject to approval in accordance with Schedule 4.1.4.
“Buyer Cash Grant Event” shall mean any of the following events: (a) Buyer becoming or transferring its Class B Interests to a Cash Grant Disqualified Person or (b) all or any portion of a 1603 Grant received by any Sunlight Company in respect of any Project being “recaptured” or disallowed by the Treasury, which recapture or disallowance would not have occurred but for Buyer’s consent or withheld consent under the Company LLCA Amendment to authorize directly or indirectly the Company, the Managing Member or any Sunlight Company to take a certain action or to refrain from taking a certain action (assuming for such purposes that an action for which Buyer’s consent was required and was withheld would have been completed if Buyer had given such consent).
“Buyer Closing Certificates” has the meaning given in Section 3.4.8.

3
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Buyer Closing Documents” has the meaning given in Section 3.4.10.
“Buyer Disclosure Schedules” means the schedules to Buyer’s representations and warranties provided pursuant to Article 5.
“Buyer Fundamental Representations” has the meaning given in Section 7.1.2.1.
“Buyer LLCA Certification” has the meaning given in Section 3.4.9.
“Buyer Tax Representations” means those representations made in Section 5.1.13.
“Buyer’s Knowledge” means the actual and current knowledge (as opposed to any constructive or imputed knowledge) of the persons set forth for Buyer on Schedule 1.1, after exercise of due inquiry.
“Cash Grant” means a Treasury cash grant in lieu of the available renewable energy tax credits pursuant to section 48 of the Code under the terms of Section 1603 of the Recovery Act and the Cash Grant Guidance.
“Cash Grant Disqualified Person” shall mean at any time during the Recapture Period (as defined in the Company LLCA), (a) a federal, state or local government (or political subdivision, agency or instrumentality thereof), (b) an organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code, (c) an entity described in paragraph (4) of Section 54(j) of the Code, (d) a real estate investment trust, as defined in Section 856(a) of the Code or a person described in Section 50(d)(1) of the Code, (e) a regulated investment company, as defined in Section 851(a) of the Code, (f) any Person who is not a United States person as defined in Section 7701(a)(30) of the Code (other than a foreign partnership or foreign pass-through entity) unless such person is subject to U.S. federal income tax on more than fifty percent (50%) of the gross income derived by such person from the Company, or (g) a partnership or other “pass-through entity” (within the meaning of paragraph (g)(4) of Section 1603 of division B of the Recovery Act, including a single member disregarded entity and a foreign partnership or foreign pass-through entity) any direct or indirect partner (or other holder of an equity or profits interest) of which is an organization described in (a) through (f) above unless such person owns an indirect interest in such partnership or pass-through entity through a “taxable C corporation” (other than a real estate investment trust or regulated investment company), as that term is used in the Cash Grant Guidance.
“Cash Grant Guidance” means the program guidance publication entitled “Payments for Specific Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009” dated July 2009 (as revised March 2010 and further revised April 2011), and any other guidance (including frequently asked questions and answers), instructions or terms and conditions published or issued by the Treasury in respect of a Cash Grant or any application therefor and the terms and conditions that the Company must agree to in order to receive a Cash Grant.

4
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Cash Grant Recapture Indemnity Agreements” means (a) the Buyer 1603 Cash Grant Recapture Indemnity Agreements, (b) that certain Cash Grant Recapture Indemnity Agreement, dated as of the September 29, 2011, entered into by the NextEra Member, in favor of Sunlight 250, DS Holdings, the Company, Collateral Agent (as defined in the Master Agreements) and the Secured Parties (as defined in the Master Agreements) and that certain Cash Grant Recapture Indemnity Agreement, dated as of the September 29, 2011, entered into by the NextEra Member, in favor of Sunlight 300, DS Holdings, the Company, Collateral Agent (as defined in the Master Agreements) and the Secured Parties (as defined in the Master Agreements); (c) that certain Cash Grant Recapture Indemnity Agreement, dated as of the September 27, 2012, entered into by the Sumitomo Member, in favor of Sunlight 250, DS Holdings, the Company, the Collateral Agent (as defined in the Master Agreements) and the Secured Parties (as defined in the Master Agreements) and that certain Cash Grant Recapture Indemnity Agreement, dated as of the September 27, 2012, entered into by the Sumitomo Member, in favor of Sunlight 300, DS Holdings, the Company, the Collateral Agent (as defined in the Master Agreements) and the Secured Parties (as defined in the Master Agreements); and (d) that certain Cash Grant Recapture Indemnity Agreement, dated as of the September 29, 2011, entered into by Seller, in favor of Sunlight 250, DS Holdings, the Company, Collateral Agent (as defined in the Master Agreements) and the Secured Parties (as defined in the Master Agreements) and that certain Cash Grant Recapture Indemnity Agreement, dated as of the September 29, 2011, entered into by Seller, in favor of Sunlight 300, DS Holdings, the Company, Collateral Agent (as defined in the Master Agreements) and the Secured Parties (as defined in the Master Agreements).
“Cash Grant Letter Agreement” means the letter agreement, substantially in the form of Exhibit G hereto, to be entered into as of the Closing Date by and among the Company, the NextEra Member, Buyer, Seller and the Sumitomo Member.
“Cash Grant Proceeding” has the meaning given in the Recitals.
“Claim Notice” has the meaning given in Section 7.2.1.
“Class B Interests” has the meaning given in the Recitals.
“Closing” has the meaning given in Section 3.1.
“Closing Actions” has the meaning given in Section 3.2.
“Closing Date” has the meaning given in Section 3.1.
“Closing Documents” means the Buyer Closing Documents and the Seller Closing Documents.
“Code” means the Internal Revenue Code of 1986, as amended.

5
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Commercially Reasonable Efforts” means the exercise of diligent efforts designed to achieve the stated goal to the extent that such efforts are commercially reasonable, considering all of the facts, circumstances and costs of undertaking such efforts.
“Company” has the meaning given in the Recitals.
“Company LLCA” means the Amended and Restated Limited Liability Company Agreement for the Company dated as of September 27, 2012 by and among Seller, NextEra Member and Sumitomo Member.
“Company LLCA Amendment” means the Second Amended and Restated Limited Liability Agreement for the Company, substantially in the form of Exhibit H hereto, to be entered into as of the Closing Date by and among Sumitomo Member, Buyer and NextEra Member.
“Contract” means any agreement, contract, lease, sublease, mortgage, indenture, promissory note, evidence of Indebtedness, purchase order, letter of credit, license or sublicense.
“Control” or “control” means the power, directly or indirectly, to direct or cause the direction of the management or business or policies of such Person (whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise, other than through ownership of voting securities in a publicly-held Person); and “Controlling”, “Controlled”, and similar constructions shall have corresponding meanings.
“Corrupt Practices Laws” means (i) the Foreign Corrupt Practices Act and (ii) any equivalent U.S. or foreign applicable Legal Requirement.
“Deductible Amount” has the meaning given in Section 7.1.2.2.
“Desert Sunlight 250 Project” has the meaning given in the Company LLCA.
“Desert Sunlight 300 Project” has the meaning given in the Company LLCA.
“Distributable Cash” has the meaning given in the Company LLCA Amendment.
“Dollars” and “$” mean the lawful currency of the United States of America.
“DS Holdings” has the meaning given in the Recitals.
“Encumbrances” means (a) those restrictions on transfer arising under this Agreement, or the Organizational Documents of the Company, (b) those restrictions on transfer imposed by applicable securities Laws and (c) any Liens arising under or created by the Swap Agreements, the Company LLCA or the Investment Agreement.
“Enforceability Exceptions” has the meaning given in Section 4.1.3.

6
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Environmental Approval” means any Governmental Approval under any Environmental Law.
“Environmental Claim” means any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or the Release of any Hazardous Material.
“Environmental Law” means, collectively, all federal, state or local Legal Requirements that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the environment, natural resources, or human health (to the extent relating to exposure to Hazardous Materials), or natural resource damages; (b) the use, generation, handling, treatment, storage, disposal, Release, transportation or regulation of or exposure to Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., Hazardous Materials Transportation Act, 49 U.S.C. §§1801 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., and their state or local counterparts or equivalents, each as amended from time to time; or (c) impacts related to resources of historical, cultural or tribal significance.
“Effective Date” has the meaning given in the preamble to this Agreement.
“EPC Contracts” has the meaning given in the Company LLCA Amendment.
“EWG” means an exempt wholesale generator under PUHCA.
“Excluded Cash Grant Interests” has the meaning given in the Recitals.
“Expiration Date” has the meaning given in Section 8.1(b).
“FERC” means the Federal Energy Regulatory Commission.
“Financing Documents” means the agreements and documents listed on Part 1 of Schedule II of the Company LLCA Amendment, and any and all amendments thereto.
“FPA” means the Federal Power Act of 1935, as amended.
“Fundamental Representations” has the meaning given in Section 7.1.2.1.
“GAAP” means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person’s prior financial practice.
“GECC” means General Electric Capital Corporation, a Delaware corporation.

7
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“General Indemnity” has the meaning given in Section 7.1.1.
“Governmental Approval” means any authorization, approval, consent, license, ruling, Permit, tariff, certification, exemption, Order, recognition, grant, confirmation, clearance, filing or registration by or with any Governmental Person.
“Governmental Judgment” means, with respect to any Person, any Order or any action of a similar nature, of or by a Governmental Person having jurisdiction over such Person or any of its properties.
“Governmental Person” means any national, state, or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-
governmental, judicial, administrative, tribal, public or statutory instrumentality, authority, body, agency, bureau or entity (including FERC, the U.S. Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, any central bank or any comparable authority).
“Grant Shortfall” has the meaning given in the Recitals.
“Hazardous Materials” means any hazardous or toxic substances, contaminants, constituents, chemicals, materials, pollutants or wastes defined, listed, classified or regulated as such in or under any Environmental Laws, including (a) any petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas, and (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law.
“Indebtedness” has the meaning given in the Master Agreements.
“Indemnified Group” has the meaning given in Section 7.1.1.
“Indemnified Party” has the meaning given in Section 7.1.1.
“Indemnitor” has the meaning given in Section 7.1.1.
“Investment Agreement” means the Investment Agreement, dated as of September 29, 2011, as amended by the First Amendment to the Investment Agreement, dated as of April 25, 2012, among NextEra Energy Resources, LLC, General Electric Capital Corporation, NextEra Member, and Seller, as further amended by the Second Amendment to Investment Agreement and Joinder, dated as of September 27, 2012, among NextEra Energy Resources, LLC, General Electric Capital Corporation, Sumitomo Corporation of America, NextEra Member, Seller, and Sumitomo Member.

8
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Investment Agreement Amendment” means the Third Amendment and Joinder to the Investment Agreement, substantially in the form of Exhibit I hereto.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“IRS” means the U.S. Internal Revenue Service.
“Knowledge” means Buyer’s Knowledge or Seller’s Knowledge, as applicable.
“Law” means, with respect to any Person, any statute, law, rule, regulation, ordinance, Governmental Judgment, code, treaty, judgment, directive, or similar form of decision of any Governmental Person in each case applicable to and binding upon such Person or any of its properties or to which such Person or any of its property is subject.
“Leased Real Property” means any lease, option, ownership, easement, subeasement, sub-subeasement, license, access, right of way, encroachment agreement, cotenancy agreement, shared or common facilities agreement, leasehold or other rights or interests in real property required for the operation and maintenance of the Projects including all renewals, extensions, amendments, modifications or supplements to any of the foregoing or substitutions for any of the foregoing, to which any Sunlight Project Company is a party or has rights on the Closing Date.
“Legal Requirements” means, as to any Person, any requirement under a Permit, and any Law, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.
“Liability” means any liability or obligation whatsoever (including, for the avoidance of doubt, Taxes), whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, incurred or due or to become due.
“Lien” has the meaning given in the Master Agreements.
“Loss” means the amount of any out of pocket loss, cost, expense, damage or Liability, including interest, Taxes, fines, penalties, reasonable legal and accounting fees and expenses (including reasonable costs incurred in connection with any mitigation efforts taken in accordance with Section 7.3.1.1, but excluding any costs and expenses of internal counsel and accountants) and court costs, including any of the foregoing arising from any Action, but excluding consequential, indirect, special or punitive damages of Indemnified Parties, and reduced by any amounts (a) actually recovered by the Indemnified Party under any insurance policy with respect to such Losses and (b) of any prior or subsequent recovery by the Indemnified Party from any Person with respect to such Losses (net of out of pocket costs and expenses (including reasonable legal fees and expenses)). For the avoidance of doubt, the loss of or reduction in federal income tax benefits associated with Buyer’s interest in the Company shall not constitute consequential or indirect damages.
“Managing Member” has the meaning given in the Company LLCA.

9
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Managing Member Request Letter” means Seller’s letter, substantially in the form of Exhibit L.
“Master Agreements” has the meaning given in the Company LLCA.
“Material Adverse Effect” means any condition, circumstance, transaction, event or change that (individually or in the aggregate with all other such conditions, circumstances, transactions, events or changes) causes a material adverse change in the business, assets, Liabilities or financial condition of the Projects and the Sunlight Companies taken as a whole, excluding: (a) any event or condition resulting from or relating to changes or developments in the economy, financial markets or commodity markets in general; (b) changes in international, national, regional, state or local wholesale or retail markets for power transmission or fuel supply or transportation or related products, including those due to actions by competitors; (c) any changes in Laws (including Environmental Laws), or any Order or act of a Governmental Person affecting providers or users of generation, transmission or distribution of electricity generally, that imposes restrictions, regulations or other requirements thereon; (d) changes in general regulatory or political conditions, including any acts of war or terrorist activities; (e) changes in national, regional, state or local electric interconnection, transmission or distribution procedures or systems; (f) increases in the costs of commodities or supplies, including those relating to solar energy facility components; (g) effects of weather, meteorological or geological events, to the extent that any such changes, effects, events, circumstances, occurrences, facts, conditions do not cause material physical damage or destruction, or render unusable, any material facility, property or assets of any Sunlight Company or Project; (h) strikes, work stoppages or other labor disputes of a general nature and that are not specific to any Project, any Sunlight Company, Seller or their Affiliates; (i) any effect, occurrence, development, or condition that is cured (including by the payment of money) before the earlier of the Closing Date or the termination of this Agreement; (j) any change, financial or otherwise, to the business, affairs or operations of Buyer or any of its Affiliates; or (k) any event or condition attributable to the announcement or pendency of the transactions contemplated by this Agreement, or resulting from or relating to compliance with the express terms of this Agreement. Any determination as to whether any circumstance, change or effect has a Material Adverse Effect shall be made only after taking into account all effective insurance coverage, third-party indemnifications and the quantum of any insurance or indemnity proceeds reasonably likely to be received with respect to such circumstance, change or effect.
“Material Contract” means any of the following Contracts to which any Sunlight Company is a party, or by the terms of which any Sunlight Company or its assets are subject: (a) all material Contracts for the purchase, exchange or sale of electric energy, capacity, ancillary services or related attributes, or renewable energy credits or other environmental attributes; (b) all material Contracts for the transmission of electric power; (c) all material Contracts providing for electrical interconnection or the engineering, procurement or construction of interconnection facilities or system upgrades; (d) any material Contract for the operation and maintenance of the Projects; (e) notes, debentures, bonds, mortgages, equipment trusts, letters of credit, loans or other Contracts for or evidencing material Indebtedness of any Sunlight Company; (f) any material Contract relating to the Leased Real Property; (g) all material Contracts providing any Sunlight Company with an option to acquire, or obligating any Sunlight Company to sell or transfer, any material real property or other material assets; (h) all material Contracts to which

10
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

any Sunlight Company is a party or by which it or its assets may be bound pursuant to which any Sunlight Company is obligated to pay or entitled to receive more than two million five hundred thousand Dollars ($2,500,000) in any year or ten million Dollars ($10,000,000), in each case in respect of each Project, over the life of the Contract, and (i) any Contract that provides for any non-monetary obligation on the part of any Sunlight Company or the other parties thereto, the non-performance of which obligations would have a Material Adverse Effect.
“MBR Authority” means an order from FERC (i) authorizing a Sunlight Company to sell energy, capacity and ancillary services at market-based rates; (ii) accepting a Sunlight Company’s market-based rate tariff(s) for filing without restriction or modification that would result in a Material Adverse Effect; and (iii) granting a Sunlight Company all waivers of regulations and blanket authorizations customarily granted by FERC to an entity that will sell wholesale power and ancillary services at market based rates, including blanket authorization for the issuance of securities and assumption of liabilities under Section 204 of the FPA and FERC’s Part 34 regulations thereunder.
“MIPSA” means the Membership Interest Purchase and Sale Agreement dated as of September 29, 2011 among Seller, NextEra Member and First Solar Development, Inc., as updated by the Desert Sunlight MIPSA Purchase Price Adjustment Letter, dated as of April 27, 2012 from First Solar Development, Inc. and accepted and agreed by Seller and NextEra Member, as partially assigned by Seller to Sumitomo Member, pursuant to the Assignment and Assumption Agreement, dated as of September 27, 2012, by and among Seller and Sumitomo Member.
“NextEra Member” means NextEra Desert Sunlight Holdings, LLC, a Delaware limited liability company.
“Non-Updating Party” has the meaning given in Section 3.5.2.
“Order” means any writ, judgment, order, decree, or ruling of a Governmental Person.
“Organizational Documents” means, with respect to any Person, all organizational documents, including all certificates of incorporation, bylaws, certificates of formation, limited liability company agreements, member agreements or similar Contracts relating to the ownership or governance of such Person.
“Other EPC Payments” has the meaning given that term in Exhibit A to the Assignment Agreement.
“Party” or “Parties” has the meaning given in the preamble to this Agreement.
“Permit” means any and all licenses, permits, approvals, registrations, authorizations, exemptions, and other rights, privileges and approvals that are issued by a Governmental Person under any Law, which are necessary for the ownership, use and operation of the Projects.
“Permitted Lien” has the meaning given in the Master Agreements.

11
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Person” means any individual, sole proprietorship, corporation, partnership, joint venture, joint stock company, limited liability partnership, limited liability company, trust, unincorporated association, institution, Governmental Person or any other entity.
“Pre-Closing Period” means the period commencing with the Effective Date and ending upon the consummation of the Closing.
“Prime Rate” means the rate of interest per annum published in the Wall Street Journal as the “prime rate” for such day and if the Wall Street Journal does not publish such rate on such day, then such rate as most recently published prior to such day.
“Principal Persons” has the meaning given in the Master Agreements.
“Prohibited Person” has the meaning given in the Master Agreements.
“Project” or “Projects” has the meaning given in the Recitals.
“Project Agreements” means the agreements and documents listed on Part 1 of Schedule II of the Company LLCA Amendment, and any and all amendments thereto.
“PUHCA” means the Public Utility Holding Company Act of 2005, as amended.
“Purchase Price” has the meaning given in Section 2.2.
“Recoveries” has the meaning given in Section 7.3.1.2.
“Recovery Act” shall mean the American Recovery and Reinvestment Act of 2009.
“Release” means, with respect to Hazardous Materials, disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying into or upon any land or water or air, or otherwise entering into the environment.
“Representatives” means, with respect to any Person, such Person’s agents, members, managers, shareholders, partners, officers, directors, employees, attorneys, accountants, lenders, professional and other advisors and consultants.
“Retained Obligations” has the meaning given to that term in the Assignment Agreement.
“Retained Rights and Obligations” has the meaning given to that term in the Assignment Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Seller” has the meaning given in the preamble to this Agreement.
“Seller Closing Certificates” has the meaning given in Section 3.3.8.

12
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Seller Closing Documents” has the meaning given in Section 3.3.10.
“Seller Disclosure Schedules” means the schedules to Seller’s representations and warranties provided pursuant to Article 4.
“Seller Fundamental Representations” has the meaning given in Section 7.1.2.1.
“Seller’s Knowledge” means the actual and current knowledge (as opposed to any constructive or imputed knowledge) of the persons set forth for Seller on Schedule 1.1, after exercise of due inquiry.
“Seller LLCA Certification” has the meaning given in Section 3.3.9.
“Seller Parent” means EFS Renewables Holdings LLC, a Delaware limited liability company.
“Seller Parent Guarantee” means the guarantee given by Seller Parent to Buyer at the Closing Date to guarantee the obligations of Seller to Buyer under this Agreement, substantially in the form of Exhibit J hereto.
“Seller Parent Transfer Indemnity” means one or more indemnities that may be required to be delivered by Seller Parent on the Closing Date pursuant to Sections 7.1.6 and 7.1.7 of the Company LLCA, as applicable, in form and substance acceptable to each Party in its sole discretion.
“Seller Tax Representations” means those representations made in Section 4.2.7.
“Sumitomo Member” means Summit Solar Desert Sunlight, LLC, a Delaware limited liability company.
“Sunlight 250” has the meaning given in the Recitals.
“Sunlight 300” has the meaning given in the Recitals.
“Sunlight Company” or “Sunlight Companies” has the meaning given in the Recitals.
“Sunlight Project Company” or “Sunlight Project Companies” has the meaning given in the Recitals.
“Swap Agreements” means the documents listed in Schedule 1.2 attached hereto.
“Tax” or “Taxes” means any and all taxes, including all charges, fees, customs, duties, levies or other assessments in the nature of taxes, imposed by any federal, state, local or foreign Governmental Person, including income, gross receipts, net proceeds, excise, property, personal property (tangible and intangible), production, sales, gain, use, license, custom duty, unemployment, inheritance, corporation, capital stock, net worth, transfer, franchise, payroll, withholding, social security (or similar), estimated, minimum estimated, profit, windfall profit,

13
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

gift, severance, value added, disability, premium, occupation, service, leasing, employment, stamp, goods and services, ad valorem, fuel, excess profits, alternative or add-on minimum, turnover, utility, utility users and any other taxes, charges, fees, customs, duties, levies and other assessments in the nature of taxes.
“Taxing Authority” means the IRS and any other Governmental Person responsible for administration of Taxes under the Laws of any jurisdiction.
“Tax Representations” means the Buyer Tax Representations and the Seller Tax Representations.
“Tax Returns” means all tax returns, statements, forms and reports (including, elections, declarations, disclosures, schedules, estimates and informational tax returns) for taxes by, or with respect to, the Sunlight Companies.
“Terminating Notice Period” has the meaning given in Section 3.5.2.
“Transaction Documents” means, collectively, this Agreement, the Assignment Agreement, the Closing Documents and all other agreements between the Parties or their Affiliates entered into pursuant to the terms hereof in order to carry out the Closing Actions and the other transactions contemplated hereby.
“Transfer Taxes” has the meaning given in Section 6.4.2.
“Treasury” has the meaning given in the Recitals.
“Updating Information” has the meaning given in Section 3.5.1.
“Updating Party” has the meaning given in Section 3.5.2.
“Working Capital Amount” has the meaning given in Section 2.2.
1.2    Interpretation. Except where otherwise expressly provided or unless the context otherwise necessarily requires, in this Agreement (including in the Recitals hereto):
(a)    Reference to a given Article, Section, Subsection, clause, Exhibit or Schedule is a reference to an Article, Section, Subsection, clause, Exhibit or Schedule of this Agreement, unless otherwise specified.
(b)    The terms “hereof,” “herein,” “hereto,” “hereunder” and “herewith” refer to this Agreement as a whole.
(c)    Reference to a given agreement, instrument, document or Law is a reference to that agreement, instrument, document or Law as modified, amended, supplemented and restated through the date as of which such reference is made, and, as to any Law, any successor Law.

14
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(d)    Reference to a Person includes its predecessors, successors and permitted assigns.
(e)    The singular includes the plural and the masculine includes the feminine, and vice versa.
(f)    “Includes” or “including” means “including, for example and without limitation.”
(g)    References to “days” means calendar days.
(h)    The word “or” shall not be exclusive.
(i)    Disclosure of any item on any Schedule to this Agreement shall constitute disclosure of such item on each other Schedule to this Agreement to which its relevance to such other Schedule to this Agreement is reasonably apparent on its face.
(j)    References to the execution of Transaction Documents to be in substantially the form attached as an Exhibit to this Agreement shall be subject to the acknowledgement and agreement of the Parties that certain of such forms of Exhibits have been submitted for review and approval by (i) the U.S. Department of Energy, the Agents (as defined in the Master Agreement) and the Lenders party to the Master Agreement as required by the Master Agreement, (ii) First Solar Development, Inc. as required by the MIPSA, and (iii) the NextEra Member and the Sumitomo Member as required by the Company LLCA, and that certain modifications, amendments and/or new conditions may be required by such reviewing parties. To the extent that any of the foregoing parties described in the preceding sentence requires any modifications or amendments to the forms of Exhibits attached to this Agreement as a condition of such parties to approve the proposed transactions under this Agreement, each of the Parties hereby reserves the right in its sole discretion to reject any such modifications, amendments and/or new conditions required by or imposed upon the Parties in connection with such foregoing parties’ review and approval of the Exhibits attached to this Agreement.

ARTICLE 2
SUMMARY OF TRANSACTIONS
2.1    Sale and Purchase of Assigned Interests. In accordance with the terms and conditions hereof, and subject to the satisfaction or waiver of the conditions precedent to each Party’s obligations as provided herein, as applicable, at Closing, Seller shall sell, transfer and assign to Buyer the Assigned Interests, and Buyer shall purchase, acquire, accept assignment of and pay for the Assigned Interests.
2.2    Purchase Price. The aggregate consideration to be paid to Seller for the Assigned Interests shall be two hundred eighty five million Dollars ($285,000,000) (the

15
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Purchase Price”), plus an amount equal to Seller’s share of the estimated working capital balance of the Company set forth on Schedule 2.2 to be paid by Buyer to Seller at the time of future quarterly distributions of Distributable Cash by the Managing Member to Members of the Company (the “Working Capital Amount”).
2.3    Purchase Price Payment. At the Closing, provided that each of the conditions precedent set forth in Article 3 is met or waived before 2:00 p.m. (Eastern time), Buyer shall pay by wire transfer of immediately available funds to accounts or payees designated by Seller an amount equal to the Purchase Price and if each of the conditions precedent in Article 3 are met or waived after 2:00 p.m. (Eastern time), Buyer shall pay by wire transfer of immediately available funds to accounts or payees designated by Seller an amount equal to the Purchase Price on the immediately following Business Day. Following Closing, Buyer and Seller shall confirm with the Managing Member the actual account balances in the identified accounts as of June 30, 2015. Buyer shall further pay by wire transfer of immediately available funds to accounts or payees designated by Seller an amount, as determined in accordance with and adjusted pursuant to Schedule 2.2, equal to the portion of the Working Capital Amount, if any, contemplated to be paid in Schedule 2.2 of future quarterly distributions of Distributable Cash by the Managing Member as and when indicated in Schedule 2.2. Buyer and Seller agree to reflect actual cash paid or received in those accounts identified as subject to true up when making wire transfers of the Working Capital Amount.
ARTICLE 3
CLOSING AND CLOSING CONDITIONS
3.1    Time and Place of the Closing. Subject to the terms and conditions hereof, the closing of the transactions contemplated by Sections 2.1 through 2.3 (the “Closing”) shall take place at the offices of Chadbourne & Parke LLP at 1301 Avenue of the Americas, New York, NY 10019-6022, upon the satisfaction or waiver of the closing conditions set forth in this Article 3 (other than conditions that can only be satisfied at the Closing), or at such other place and on such other date as the Parties mutually agree (the “Closing Date”). The Closing shall be effective for all purposes as of 12:01 a.m. Eastern Standard Time or Eastern Daylight Time, as applicable, on the Closing Date.
3.2    Actions at the Closing. At the Closing, Seller and Buyer (as applicable) shall take or cause to be taken the following actions (the “Closing Actions”), each of which shall be a condition precedent to the obligation of Seller and Buyer (as applicable) to take the other actions set forth in this Section 3.2:
3.2.1    Transfer of Assigned Interests. Buyer shall execute and deliver the Assignment Agreement to Seller, and Seller shall (a) execute and deliver the Assignment Agreement to Buyer and (b) cause Buyer to be admitted as a member of the Company with any and all rights and obligations associated with such Assigned Interests effective as of the Closing. The Parties shall deliver a copy of the fully executed Assignment Agreement to the Managing Member.

16
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

3.2.2    Closing Documents. Buyer and Seller shall have delivered to the other Party the executed copies of each of the Buyer Closing Documents and the Seller Closing Documents, respectively.
3.2.3    Additional Actions. The Parties shall execute and deliver, or cause to be executed and delivered, all other documents, and take such other actions, in each case as shall be reasonably necessary or appropriate (taking into account the relevant facts and circumstances) to consummate the transactions contemplated hereby, all in accordance with the provisions of this Agreement.
3.3    Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction, as of the Closing, of the following conditions precedent, any of which may be waived by Buyer in its sole discretion:
3.3.1    Performance of Closing Actions. Seller shall have tendered performance of its respective Closing Actions.
3.3.2    No Violations. The consummation of the transactions contemplated at the Closing shall not violate any applicable Law, except for violations that would not reasonably be expected to have a material adverse effect on the business, assets, results of operation or financial condition of Buyer.
3.3.3    Governmental Approvals. All Governmental Approvals specifically identified on Schedule 4.1.4 shall have been obtained, made or filed, as the case may be.
3.3.4    Consents, Filings, Waivers and Notices. All approvals, consents, filings, waivers and notices in addition to the Governmental Approvals specifically identified on Schedule 4.1.4 shall have been timely made or obtained, as applicable, and be in full force and effect, and in each case shall be in form and substance satisfactory to Buyer.
3.3.5    No Proceeding or Litigation. No Action shall have been instituted or threatened before any Governmental Person of competent jurisdiction by any Person (other than Buyer or any of its Affiliates) that questions or challenges the validity of, or seeks to enjoin, the consummation of the transactions contemplated by the Transaction Documents.
3.3.6    Representations and Warranties. The representations and warranties set forth in Article 4 shall be true and correct in all material respects as of the Closing Date, provided, that (a) the Seller Fundamental Representations shall be true and correct in all respects as of the Closing Date, (b) the representations and warranties set forth in Article 4 (other than the Seller Fundamental Representations) that are qualified with respect to materiality or Material Adverse Effect shall be true and correct as of the Closing Date, and (c) any representations and warranties which are as of a specific date shall be true and correct in all material respects (or true and correct, as the case may be) as of such date.

17
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

3.3.7    Covenants. The covenants and obligations of Seller hereunder to be complied with on or prior to the Closing shall have been complied with in all material respects.
3.3.8    Officer’s Certificates of Seller. Buyer shall have received (a) a certificate from Seller, dated the Closing Date and signed by a duly authorized Representative of Seller, pursuant to which such Representative certifies that the conditions described in Sections 3.3.6 and 3.3.7 have been satisfied and (b) a certificate from Seller, dated as of the Closing Date and signed by a duly authorized Representative of Seller, certifying as to (i) Seller’s authority to execute and enter into this Agreement, (ii) incumbent managers or officers of Seller, and (iii) as to the good standing and Organizational Documents of Seller, in each case in form and substance reasonably satisfactory to Buyer (collectively, the “Seller Closing Certificates”).
3.3.9    Seller LLCA Certification. Seller shall have delivered to the other members of the Company a certification or legal opinion required by Section 7.1.3.11 of the Company LLCA (the “Seller LLCA Certification”).
3.3.10    Seller Closing Documents. Seller shall have, or shall cause Seller Parent or GECC to have, executed the following documents, as applicable:
3.3.10.1    Company LLCA Amendment;
3.3.10.2    Non-Foreign Certificate, substantially in the form of Exhibit K hereto, that satisfies the requirements of Section 1445(b)(2) of the Code;
3.3.10.3    Investment Agreement Amendment;
3.3.10.4    Seller Parent Transfer Indemnity;
3.3.10.5    Amended and Restated Seller Cash Grant Guarantees;
3.3.10.6    Cash Grant Letter Agreement; and
3.3.10.7    Seller Parent Guarantee (together with the Seller Closing Certificates and the Seller LLCA Certification, the “Seller Closing Documents”).
3.3.11    Managing Member Request Letter. (a) Seller shall have delivered to Buyer a copy of the Managing Member Request Letter delivered to Managing Member and (b) the Managing Member shall have responded to the Managing Member Request Letter.
3.3.12    Updating Information. No Updating Information set forth on any Seller Disclosure Schedule has been provided by Buyer or Seller pursuant to Section 3.5.1, which could reasonably be expected to cause a Material Adverse Effect.
3.3.13    [Intentionally Omitted]

18
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

3.3.14    No Adverse Amendments To Exhibits. None of the Exhibits attached to this Agreement required to be executed by Buyer shall require amendments, modifications or new conditions that have not been agreed to by Buyer in its sole discretion.
3.4    Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction, as of the Closing, of the following conditions precedent, any of which may be waived by Seller in its sole discretion:
3.4.1    Performance of Closing Actions. Buyer shall have tendered performance of its applicable Closing Actions.
3.4.2    No Violations. The consummation of the transactions contemplated at the Closing shall not violate any applicable Law, except for violations that would not reasonably be expected to have a material adverse effect on the business, assets, results of operation, or financial condition of Seller.
3.4.3    Governmental Approvals. All Governmental Approvals specifically identified on Schedule 4.1.4 shall have been obtained, made or filed, as the case may be.
3.4.4    Consents, Filings, Waivers and Notices. All approvals, consents, filings, waivers and notices in addition to the Governmental Approvals specifically identified on Schedule 4.1.4 shall have been timely made or obtained, as applicable and be in full force and effect, and in each case shall be in form and substance satisfactory to Seller.
3.4.5    No Proceeding or Litigation. No Action shall have been instituted or threatened before any Governmental Person of competent jurisdiction by any Person (other than Seller or any of its Affiliates) that questions or challenges the validity of, or seeks to enjoin, the consummation of the transactions contemplated by the Transaction Documents.
3.4.6    Representations and Warranties. The representations and warranties set forth in Section 5.1 shall be true and correct in all material respects as of the Closing Date, except that (a) the Buyer Fundamental Representations shall be true and correct in all respects as of the Closing Date, (b) the representations and warranties set forth in Section 5.1 (other than the Buyer Fundamental Representations) that are qualified with respect to materiality or Material Adverse Effect shall be true and correct as of the Closing Date, and (c) any representations and warranties which are as of a specific date shall be true and correct in all material respects (or true and correct, as the case may be) as of such date.
3.4.7    Covenants. The covenants and obligations of Buyer hereunder to be complied with on or prior to the Closing shall have been complied with in all material respects.

19
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

3.4.8    Officer’s Certificate of Buyer. Seller shall have received (a) a certificate of Buyer, dated the Closing Date and signed by a duly authorized Representative of Buyer, pursuant to which such Representative certifies that the conditions described in Sections 3.4.6 and 3.4.7 have been satisfied, and (b) a certificate from Buyer, dated as of the Closing Date and signed by an authorized Representative of Buyer, certifying as to (i) Buyer’s authority to execute and enter into this Agreement, (ii) incumbent managers or officers of Buyer, and (iii) good standing and Organizational Documents of Buyer, in each case in form and substance reasonably satisfactory to Seller (the “Buyer Closing Certificates”).
3.4.9    Buyer LLCA Certification. Buyer shall have delivered to the Managing Member an officer’s certificate from a duly authorized officer of Seller in compliance with Section 7.1.3.18 of the Company LLCA (the “Buyer LLCA Certification”).
3.4.10    Buyer Closing Documents. Buyer shall have executed the following documents, as applicable:
3.4.10.1    Company LLCA Amendment;
3.4.10.2    Investment Agreement Amendment;
3.4.10.3    Buyer 1603 Cash Grant Recapture Indemnity Agreements;
3.4.10.4    Cash Grant Letter Agreement; and
3.4.10.5    all documentation requested by the lenders under the Financing Documents pursuant to the USA PATRIOT Act of 2001, and all rules and regulations adopted thereunder (together with the Buyer Closing Certificates and the Buyer LLCA Certification, the “Buyer Closing Documents”).
3.4.11    Termination of Certain Project Agreements. Seller shall have received evidence reasonably satisfactory to Seller that each of the agreements listed on Schedule 3.4.11 has been terminated.
3.4.12     Internal Approvals. Seller Parent has received all necessary internal approvals, including resolutions or other evidence of authority of its members, to enter into each of the Transaction Documents to which it is or will be a party, to consummate each of the transactions and undertakings contemplated thereby, and to perform all of the terms and conditions thereof to be performed by it.
3.4.13    Updating Information. No Updating Information set forth on any Buyer Disclosure Schedule has been provided by Buyer or Seller pursuant to Section 3.5.1, which could reasonably be expected to cause a Material Adverse Effect.
3.4.14    Project Completion Date. The “Project Completion Date” (as such term is defined in the Master Agreements) shall have occurred.

20
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

3.4.15    Repayment of A-3 Loans. The “A-3 Loans” (as such term is defined in the Master Agreements) shall have been repaid in full and there shall be no such “A-3 Loans” outstanding as of the Closing Date.
3.4.16    No Adverse Amendments To Exhibits. None of the Exhibits attached to this Agreement required to be executed by Seller or any of its Affiliates shall require amendments, modifications or new conditions that have not been agreed to by Seller and its Affiliates in their sole discretion.
3.5    Update of Disclosure Schedules; Election Not to Close
3.5.1    Updating Information and Notice of Breaches. Each Party has the continuing right and obligation (a) to supplement, modify or amend, during the Pre-Closing Period, the information set forth on the Buyer Disclosure Schedules and Seller Disclosure Schedules applicable in each case to representations made by such Party with respect to any matter as to which such information was incomplete on the Effective Date or hereafter arising or discovered which, if existing or known at the Effective Date (including, without limitation, the due inquiry being made by Seller with respect to its representations and warranties set forth in Section 4.2), would have been required to have been set forth on such Schedules and (b) if necessary or appropriate to correct any inaccuracy in a representation made by such Party, to add a schedule to, or supplement, modify or amend the Buyer Disclosure Schedules or Seller Disclosure Schedules, as applicable (such information and additional schedules collectively being called the “Updating Information”). If, during the Pre-Closing Period, a Party obtains Knowledge of a breach of any representation or warranty of another Party, the former shall promptly furnish written notice thereof to the other Party.
3.5.2    Election Not to Close. Buyer or Seller (in such capacity, the “Updating Party”) may, upon updating any schedule under Section 3.5.1, at its election, invoke the procedures set forth under this Section 3.5.2 in order to allow an early determination as to whether the Updating Information may permit the other Party (in such capacity, the “Non-Updating Party”) not to consummate the transaction contemplated herein in reliance upon the conditions to the Non-Updating Party’s obligation to consummate the transaction as set forth in this Article 3. The Non-Updating Party shall have the right to review the Updating Information for a period of five (5) Business Days after receipt thereof (the “Terminating Notice Period”). At any time within the Terminating Notice Period, the Non-Updating Party shall have the right to terminate this Agreement if, in the Non-Updating Party’s sole discretion, the Updating Information discloses that a condition to the Non-Updating Party’s obligation to consummate the transactions set out in Article 3 hereof is not capable of satisfaction within a reasonable time period. The Non-Updating Party shall exercise its termination right pursuant to the foregoing sentence by delivering notice to the Updating Party specifying in reasonable detail the Updating Information forming the basis for the decision to terminate, the condition which is not capable of satisfaction and the reason therefor. Such termination right shall be the Non-Updating Party’s sole remedy in respect of the incorrectness or a breach of a representation and warranty as disclosed by such Updating Information if the procedures

21
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

set forth in this Section 3.5.2 have been invoked by the Updating Party in connection therewith. For the avoidance of doubt, Buyer shall not be permitted to terminate this Agreement and Seller shall not otherwise be deemed to breach this Agreement as a result of any Updating Information that relates to any actions that are expressly required by this Agreement or consented to by Buyer pursuant to Section 6.2.1.
3.5.3    Effect of Updating Information. If a Party delivers Updating Information and either (a) such Party invokes the procedures set forth in Section 3.5.2 and a termination notice is not received within the Terminating Notice Period, or (b) the Closing occurs notwithstanding the Updating Information, the information constituting such Updating Information shall be deemed an “Accepted Update.” With respect to any Accepted Update, (i) any incorrectness or breach shall be deemed cured, (ii) the relevant Buyer Disclosure Schedules or Seller Disclosure Schedules, as applicable, shall be deemed to be so supplemented, modified or amended by such Updating Information as of the Effective Date and as of the Closing Date, for all purposes of this Agreement, and (iii) any applicable representations and warranties to which such disclosure schedule refers shall be deemed qualified as of the Effective Date and as of the Closing Date by such Updating Information.
3.5.4    Update of Schedule 5.1.16.8. In the event that as a condition to the receipt of the consent of the NextEra Member and the Sumitomo Member to the transfer of the Assigned Interests by Seller to Buyer contemplated in this Agreement, such Persons require Buyer to make certifications in the Buyer LLCA Certification that are more extensive than those set forth in Schedule 5.1.16.8, Buyer shall have the right to accept or reject such certifications in its sole discretion; provided, that if Buyer accepts such certifications, the Parties agree that Schedule 5.1.16.8 shall be updated to contain all certifications set forth in the Buyer LLCA Certification to be delivered by Buyer.
3.6    Amendments of this Agreement
The Parties hereby agree that if the U.S. Department of Energy determines that it will require a structure whereby the purchaser of the Assigned Interest will execute 1603 Cash Grant Recapture Indemnity Agreements in the form required by the Master Agreement and to have a creditworthy Affiliate of such purchaser execute one or more guaranties with respect to such purchaser’s 1603 Cash Grant Recapture Indemnity Agreements, then the Parties agree that this Agreement and the Exhibits attached hereto, as applicable, shall be amended and restated and expanded, as applicable, to reflect such revised structure whereby Buyer will form a special purpose entity to assume the obligations of Buyer under this Agreement and Buyer will act as the guarantor of such special purpose entity’s obligations under this Agreement and the 1603 Cash Grant Recapture Indemnity Agreements required under the Master Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER
4.1    General Representations and Warranties Regarding Seller. Seller represents and warrants to Buyer, as of the Effective Date and as of the Closing Date, as follows:

22
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

4.1.1    Organization. Seller is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Delaware. Seller is qualified to do business in all jurisdictions where the failure to qualify would materially and adversely affect its ability to execute or deliver, or perform its obligations under, the Transaction Documents to which it is or will be a party.
4.1.2    Authority and Power. Seller has the requisite power and authority to enter into each of the Transaction Documents to which it is or will be a party, to consummate each of the transactions and undertakings contemplated thereby, and to perform all of the terms and conditions thereof to be performed by Seller. The execution, delivery and performance of each of the Transaction Documents to which Seller is or will be a party and the consummation of each of the transactions and undertakings contemplated thereby have been duly authorized through all requisite actions by Seller.
4.1.3    Valid and Binding Obligations. Assuming the due authorization, execution and delivery of the Transaction Documents by each party thereto other than Seller, each of the Transaction Documents to which Seller is or will be a party has been, or will be when executed and delivered, duly and validly executed and delivered by Seller, and is, or will be when executed and delivered, enforceable against Seller in accordance with the terms thereof, except as such enforceability may be limited or denied by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights and the enforcement of debtors’ obligations generally, and (b) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law (the “Enforceability Exceptions”).
4.1.4    Approvals, Consents, Filings, Waivers and Notices. Assuming that all approvals, consents, filings, waivers and notices set forth on Schedule 4.1.4 hereto have been timely made or obtained, as applicable, and are effective and valid, Seller is not, and Seller will not be, required to give any notice, make any filing, or obtain any consent or approval (including Governmental Approvals and consents or approvals of any third party) to execute, deliver or perform any of the Transaction Documents to which it is or will be a party or to consummate the transactions contemplated thereby, except where the failure to give any notice, make any filing, or obtain any consent or approval would not, individually or collectively, reasonably be expected to materially and adversely affect the ability of Seller to perform any of its obligations under the Transaction Documents to which it is or will be a party, or to consummate the transactions contemplated thereby.

23
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

4.1.5    No Violations. Assuming that all approvals, consents, filings, waivers and notices set forth on Schedule 4.1.4 hereto have been timely made or obtained, as applicable, and are effective and valid, the execution, delivery and performance by Seller of each of the Transaction Documents to which it is or will be a party does not and will not, and the consummation of the transactions contemplated thereby will not, (a) violate the Organizational Documents of Seller; (b) violate or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute a default) under, any material contract or agreement to which Seller, or to Seller’s Knowledge, a Sunlight Company is a party or is otherwise subject to, that, in any case, would materially and adversely affect the ability of Seller to perform any of its obligations under the Transaction Documents to which it is or will be a party; or (c) violate in any material respect any applicable Law or Order.
4.1.6    No Litigation. There are no Actions pending to which Seller is a party (and, to Seller’s Knowledge, there are no Actions threatened in writing against Seller) at law or in equity before any Governmental Person or arbitral body against or affecting Seller that could reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby.
4.1.7    Assigned Interests.
4.1.7.1    Title to Assigned Interests. Seller is the record and beneficial owner of, and holds good and valid title to, the Assigned Interests free and clear of all Liens, other than the Encumbrances. The Assigned Interests constitute fifty percent (50%) of the Class B Interests in Company. At the Closing, Seller will transfer the Assigned Interests to Buyer free and clear of all Liens, other than the Encumbrances. The Assigned Interests have been duly authorized, validly issued, are fully paid for, and the Assigned Interests are not and have not been issued in violation of any purchase option, call option, warrant, right of first refusal, subscription right, preemptive right, conversion right or any similar rights of any Person. Except as contemplated in this Agreement and as provided in Section 8.1.3 of the Company LLCA, Section 19.13 of the 250 EPC Contract (as defined in the MIPSA) and Section 19.13 of the 300 EPC Contract (as defined in the MIPSA), to the Seller’s Knowledge, there are no outstanding obligations, agreements, arrangements, understandings or commitments of the Company to issue, deliver, sell, repurchase, redeem, convert, exchange or otherwise acquire any membership interest in, other equity security issued or issuable by or other rights or options in or to, the Company. To Seller’s Knowledge, except as set forth in the Swap Agreements, the Company LLCA and the Investment Agreement, the Company has not issued, and there are no outstanding obligations, agreements, arrangements, understandings or commitments to issue, any bonds or other debt securities of the Company.
4.1.7.2    No Other Arrangements. Seller has disclosed and, if written, provided Buyer with copies of (a) any voting or other similar agreements that Seller or any of its Affiliates has entered into with one or more of the other members of the

24
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Company or Affiliates of such other members, which would be effective as of the Closing Date after giving effect to the transfers of the Assigned Interests to Buyer under this Agreement, in each case relating to any of the Sunlight Companies, and (b) any agreements that Seller, or to Seller’s Knowledge, any of its Affiliates, has entered into with one or more of the other members of the Company (which by the terms of such agreements would be binding upon Buyer on and after the Closing Date after giving effect to the transfers of the Assigned Interests to Buyer contemplated under this Agreement) or any of their Affiliates that were negotiated or entered into in connection with, and directly relate to the investment amount, pricing, expected return or any other material economic term of the investment in the Company by Seller or any of the other members of the Company (as of the Closing Date after giving effect to the transfers of the Assigned Interest to Buyer under this Agreement), other than any equipment supply or equipment service agreements with Seller’s Affiliates that may relate to the Projects.
4.1.8    Bankruptcy. No Bankruptcy Event has occurred and is continuing with respect to Seller.
4.1.9    Brokers. Except for a fee payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, which Seller shall be solely responsible to pay, no Person acting on behalf of Seller or under the authority of Seller shall be entitled to any broker’s, finder’s or similar fee or commission in connection with the transactions contemplated by this Agreement for which Buyer is or could become liable or obligated.
4.1.10    Offerings. Neither Seller nor anyone it has authorized to act on its behalf has offered or sold the Assigned Interests so as to bring the sale of the Assigned Interests to Buyer within the registration provisions of the Securities Act.
4.1.11    Investment Company Act. Seller is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act.
4.1.12    Capital Contributions. All Capital Contributions, including all Additional Capital Contributions (each, as defined in the Company LLCA), required to be made by Seller under the Company LLCA have been made, and no further Additional Capital Contributions are required pursuant to the terms of the Company LLCA in effect as of the Closing Date.
4.2    Representations and Warranties Regarding Each Sunlight Company and the Projects. Seller represents and warrants to Buyer with respect to each Sunlight Company and the Projects, as of the Closing Date, as follows:
4.2.1    Organization. To Seller’s Knowledge, the Company is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware. To Seller’s Knowledge, each other Sunlight Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the Delaware. To Seller’s Knowledge, each Sunlight Company is qualified to do business in

25
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to qualify would reasonably be expected to have a Material Adverse Effect. To Seller’s Knowledge, true and correct copies of the Organizational Documents of each Sunlight Company have been delivered to Buyer. To Seller’s Knowledge, none of the Sunlight Companies is in violation of any of the provisions of its Organizational Documents.
4.2.2    No Violations. Assuming (a) the accuracy of the representations and warranties of Buyer set forth herein and (b) all approvals, consents, filings, waivers and notices set forth on Schedule 4.1.4 hereto have been timely made or obtained, as applicable, and are effective and valid, the execution, delivery and performance by Seller and each Sunlight Company of each of the Transaction Documents to which it is or will be a party does not and will not, and the consummation of the transactions contemplated thereby will not, (i) to Seller’s Knowledge, violate any Organizational Document of any Sunlight Company; (ii) to Seller’s Knowledge, violate or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any Material Contract to which any Sunlight Company is a party, in each case that would have a Material Adverse Effect; (iii) to Seller’s Knowledge, violate any Law or Order applicable to the Sunlight Companies, the violation of which would have a Material Adverse Effect; or (iv) to Seller’s Knowledge, materially and adversely affect any Governmental Approval obtained by any Sunlight Company that is necessary for the ownership, operation and/or maintenance of its respective Project in accordance with the Material Contracts.
4.2.3    Contracts. To Seller’s Knowledge, each Material Contract is in full force and effect and is valid, binding and enforceable against each party thereto in accordance with its terms, except as such enforceability may be limited or denied by the Enforceability Exceptions. To Seller’s Knowledge, except as set forth in Schedule 4.2.3(a), none of the Sunlight Companies is in default (and, to Seller’s Knowledge, no other party thereto is in default) of any material obligation of any Sunlight Company set forth in any Material Contract to which any Sunlight Company is a party and, to Seller’s Knowledge, there are no specific existing facts or circumstances which with notice, the passage of time or both would constitute a default by any Sunlight Company under any Material Contract that would have a Material Adverse Effect. To Seller’s Knowledge, the consummation of the transactions contemplated by the Transaction Documents would not give any party to any Material Contract the right to terminate or alter the terms of such Contract or a right to claim damages thereunder. None of Seller or, to Seller’s Knowledge, any Sunlight Company has received (a) from the applicable counterparty, any written notice of termination of any Material Contract or (b) except as set forth in Schedule 4.2.3(b), from any insurer, (i) any written notice of a denial of coverage under any insurance policies maintained by the Sunlight Companies or (ii) any written notice of cancellation or termination in respect of the current coverage of any such policy described in the preceding subclause (i).

26
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

4.2.4    Compliance with Laws. To Seller’s Knowledge, each of the Sunlight Companies is in compliance with all applicable Laws, except to the extent such non-compliance would not reasonably be expected to result in a Material Adverse Effect.
4.2.5    Governmental Approvals. The Sunlight Companies have obtained all material Governmental Approvals that are required to be obtained for consummation of the transactions contemplated by the Transaction Documents. To Seller’s Knowledge, the Sunlight Companies have obtained all Governmental Approvals that are required to conduct the business of the Sunlight Companies as currently conducted except for such Governmental Approvals for which failure to have would not have a Material Adverse Effect.
4.2.6    No Litigation. To Seller’s Knowledge, except as set forth on Schedule 4.2.6, there are no Actions pending to which any Sunlight Company is a party (and, to Seller’s Knowledge, there are no Actions threatened in writing against any Sunlight Company), in any case at law or in equity before any Governmental Person against or affecting any Sunlight Company or the Projects, in each case that would, individually or collectively, have a Material Adverse Effect. To Seller’s Knowledge, there are no outstanding Orders of any Governmental Person arising from litigation or arbitration proceedings against any Sunlight Company or its Affiliates that bind any Sunlight Company, the Projects or any of the Leased Real Property, in each case that would, individually or collectively, have a Material Adverse Effect.
4.2.7    Tax Matters. Except as otherwise set forth on Schedule 4.2.7:
4.2.7.1    Tax Returns. To Seller’s Knowledge, all material Tax Returns of or with respect to each Sunlight Company have been filed within the time and in the manner required by applicable Law (giving regard to valid extensions) and all such Tax Returns are and will be true, accurate and complete in all material respects. The representation in this Section 4.2.7.1 may only be relied upon for purposes of liability for Tax periods (or portions thereof) ending on or prior to the Closing Date.  Nothing in this Section 4.2.7.1 shall be construed as a representation or warranty with respect to any Tax positions that Buyer or the Sunlight Companies may take in or in respect of a Tax period (or portion thereof) beginning after the Closing Date.
4.2.7.2    Taxes Paid or Accrued. To Seller’s Knowledge, all material Taxes shown to be due on all Tax Returns filed on or before the Closing Date by each Sunlight Company, and, to Seller’s Knowledge, all other material Taxes required to have been paid in respect of, or otherwise imposed upon, each Sunlight Company have been paid or will be paid in full on or before the Closing Date, and, to Seller’s Knowledge, all material Taxes that are required to be withheld or collected by each Sunlight Company have been duly withheld and collected and, to the extent required, have been paid to the appropriate Governmental Person within the time and in the manner required by applicable Law.
4.2.7.3    Assessments. To Seller’s Knowledge, no Taxing Authority has assessed or asserted or threatened to assess or to assert any deficiency or assessment, or

27
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

proposed (formally or informally) any adjustment or any examination, with respect to any Taxes against any Sunlight Company that has not been fully resolved or paid.
4.2.7.4    No Rulings. To Seller’s Knowledge, no Sunlight Company or any Affiliate thereof (a) has received any private letter ruling or closing agreement from the IRS (or any comparable ruling or agreement from any other Taxing Authority) with respect to any Sunlight Company or (b) has any requests for such a ruling or agreement pending.
4.2.7.5    Statute of Limitations. To Seller’s Knowledge, no Sunlight Company or any Affiliate thereof has waived or extended any statute of limitations in respect of Taxes of or with respect to any Sunlight Company.
4.2.7.6    Tax Sharing and Indemnification Agreements. To Seller’s Knowledge, no Sunlight Company is party to any Tax sharing, Tax indemnification or similar agreement currently in force other than the Cash Grant Recapture Indemnity Agreements, the Cash Grant Letter Agreement and customary tax indemnification provisions in contracts entered into in the ordinary course of business that do not primarily relate to Tax matters.
4.2.7.7    Tax Classification. To Seller’s Knowledge, each Sunlight Project Company and Desert Sunlight Holdings, LLC is and has at all times since formation been treated as a pass-through entity for U.S. federal and state Tax purposes, and, to Seller’s Knowledge, no election has been filed with respect to any Sunlight Project Company or Desert Sunlight Holdings, LLC to cause such entity to be treated as an association taxable as a corporation for U.S. federal Tax purposes. To Seller’s Knowledge, Company is treated as a partnership for U.S. federal and state income Tax purposes, and no election has been filed with respect to Company to cause it to be treated as an association taxable as a corporation for U.S. federal Tax purposes.
4.2.7.8    No Liens. To Seller’s Knowledge, there are no Liens for Taxes upon any of the assets of any Sunlight Company other than Permitted Liens.
4.2.7.9    No Liability for Taxes of Other Persons. To Seller’s Knowledge, no Sunlight Company has any Liability for the Taxes of any other Person as a transferee or successor, by contract or otherwise under applicable Law.
4.2.7.10    No ADS Property. To Seller’s Knowledge, none of the material assets of any Sunlight Company are property described in Section 168(g) of the Code.
4.2.8    Environmental Matters.
4.2.8.1    Compliance. To Seller’s Knowledge and except as has been cured or otherwise finally resolved in all material respects, (a) each Sunlight Company is in compliance with all applicable Environmental Laws other than such non-compliance as would not reasonably be expected to have a Material Adverse Effect, (b) no Environmental Claim has been filed, commenced or threatened in writing against any Sunlight Company alleging any violation of or any liability under an Environmental Law, which would reasonably be expected

28
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

to have a Material Adverse Effect and (c) no Release of Hazardous Material caused by any Sunlight Company has occurred at, onto, from, or under the Leased Real Property with respect to which remedial action or notice is required by any Sunlight Company under any Environmental Laws or Environmental Approvals that has not been completed and that would reasonably be expected to have a Material Adverse Effect.
4.2.8.2    Environmental Approvals. To Seller’s Knowledge, the Sunlight Companies have obtained all Environmental Approvals necessary for the ownership and operation of the Projects and the conduct of the business of the Sunlight Companies, except for any such Environmental Approvals the absence of which would not result in a Material Adverse Effect.
4.2.8.3    Sections 4.2.8.1 and 4.2.8.2 provide the sole and exclusive representations and warranties of Seller with respect to environmental matters, including any and all matters arising under Environmental Law, including with respect to compliance therewith and liabilities thereunder.
4.2.9    Personal Property. To Seller’s Knowledge, each Sunlight Company has good and valid title to, or in the case of leased assets, valid leasehold interests in, all material tangible property, machinery, equipment and other personal properties required for the operation of the Projects, in each case subject to no Liens, excepted for Permitted Liens.
4.2.10    Energy Regulatory Status.
4.2.10.1    Each of the Sunlight Project Companies has filed with FERC a notice of self-certification of its status as an EWG.
4.2.10.2    By letter order issued on September 23, 2013, in Docket Nos. ER13-1991-001 and ER13-1992-001, each of the Sunlight Project Companies was granted MBR Authority.
4.2.11    Bankruptcy. To Seller’s Knowledge, no Bankruptcy Event has occurred and is continuing with respect to any Sunlight Company.
4.2.12    Absence of Certain Changes. Except as set forth on Schedule 4.2.12, to Seller’s Knowledge and since the date of each Sunlight Company’s most recently audited annual financial statements, no event, change, fact, condition or circumstance has occurred which has had, or would reasonably be expected to result in, a Material Adverse Effect.
4.2.13    Financial Statements. To Seller’s Knowledge, true and correct copies of the audited annual financial statements of each Sunlight Company as of and for the period ended December 31, 2014 have been provided to Buyer. To Seller’s Knowledge, such financial statements (a) have been prepared from the Books and Records of the respective Sunlight Company in accordance with GAAP, or are accompanied by GAAP reconciliations, subject to normal year-end audit adjustments and the lack of footnotes,

29
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

and (b) present fairly in all material respects the financial condition and results of operations of the respective Sunlight Company for the period or as of the date set forth therein.
4.2.14    Disclosure of Documents and Information. To Seller’s Knowledge, Schedule 4.2.14 contains a true, correct and complete list of all Material Contracts, Governmental Approvals, and all amendments and supplements thereto to which any of the Sunlight Companies is a party or by which its assets are subject and Seller has provided or made available to Buyer true, correct and complete copies of all such Material Contracts and Governmental Approvals. To Seller’s Knowledge, true, correct and complete copies of any Material Contracts and Governmental Approvals or amendments thereto that had not been provided or made available to Buyer on the Effective Date have been provided to or made available to Buyer. Prior to the Closing Date, Seller has provided true, correct and complete copies of all information delivered to or requested by Seller pursuant to the Managing Member Request Letter.

ARTICLE 5
REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF BUYER
5.1    Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller, as of the Effective Date and as of the Closing Date, as follows:
5.1.1    Organization. Buyer is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Delaware. Buyer is qualified to do business in all jurisdictions where the failure to qualify would materially and adversely affect its ability to execute or deliver, or perform its obligations under, the Transaction Documents to which it is or will be a party. True and correct copies of the Organizational Documents of Buyer have been delivered to Seller.
5.1.2    Authority and Power. Buyer has the requisite power and authority to enter into each of the Transaction Documents to which it is or will be a party, to consummate each of the transactions and undertakings contemplated thereby, and to perform all the terms and conditions thereof to be performed by Buyer. The execution, delivery and performance of each of the Transaction Documents to which Buyer is or will be a party and the consummation of each of the transactions and undertakings contemplated thereby have been duly authorized by all requisite action on the part of Buyer.
5.1.3    Valid and Binding Obligations. Assuming the due authorization, execution and delivery of the Transaction Documents by each party thereto other than Buyer, each of the Transaction Documents to which Buyer is or will be a party has been, or will be when executed and delivered, duly and validly executed and delivered by Buyer, and is, or will be when executed and delivered, enforceable against Buyer in accordance with the terms thereof, except as such enforceability may be limited or denied by the Enforceability Exceptions.

30
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

5.1.4    Approvals, Consents, Filings, Waivers and Notices. Assuming that all approvals, consents, filings, waivers and notices set forth on Schedule 4.1.4 hereto have been timely made or obtained, as applicable, and are effective and valid, Buyer is not, and will not be, required to give any notice, make any filing, or obtain any consent or approval (including Governmental Approvals and consents or approvals of any third party) to execute, deliver or perform any of the Transaction Documents to which it is or will be a party or to consummate the transactions contemplated thereby, except where the failure to give any notice, make any filing, or obtain any consent or approval would not, individually or collectively, be reasonably be expected to materially and adversely affect the ability of Buyer to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby.
5.1.5    No Violations. The execution, delivery and performance by Buyer of each of the Transaction Documents to which it is or will be a party does not and will not, and the consummation of the transactions contemplated thereby will not, (a) violate the Organizational Documents of Buyer, (b) violate or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute a default) under, any Contract to which Buyer is a party or by which any of Buyer’s properties or assets are bound that, in any case, would materially and adversely affect the ability of Buyer to perform any of its obligations under the Transaction Documents to which it is or will be a party, or (c) violate in any material respect any applicable Law or Order.
5.1.6    No Litigation. There are no Actions pending to which Buyer is a party (and, to Buyer’s Knowledge, there are no Actions threatened in writing against Buyer) at law or in equity before any Governmental Person or arbitral body against or affecting Buyer, that could reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby.
5.1.7    Investment Company Act. Buyer is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act and the acceptance of the Assigned Interests by Buyer does not require registration of the Company as an “investment company” under the Investment Company Act.
5.1.8    Securities Law Matters. Buyer (a) is acquiring the Assigned Interests for the Buyer’s own account, for investment and not with a view to the distribution thereof and (b) hereby acknowledges that the Assigned Interests have not been registered under the Securities Act, or registered or qualified for sale under any state securities laws, and cannot be resold without registration thereunder or exemption therefrom. Buyer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act, and will acquire the Assigned Interests for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state “blue sky” laws or any other applicable securities laws. Buyer has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Assigned Interests and at the Closing

31
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

will have the ability to bear the economic risk of this investment for an indefinite period of time.
5.1.9    Experienced and Knowledgeable Investor. Buyer is an experienced and knowledgeable investor in, or is being advised by an advisor experienced and knowledgeable in, the solar electric power generation, construction and ownership businesses. Prior to entering into this Agreement, Buyer was advised by its counsel, accountants, financial advisors, and such other Persons it has deemed appropriate concerning this Agreement and has relied solely (except for the representations and warranties of Seller set forth in Article 4) on an independent investigation and evaluation of, and appraisal and judgment with respect to, the Company, each Sunlight Company, the business, assets (including the Projects), Liabilities, results of operations, condition (financial or otherwise) and prospects of each Sunlight Company, and the revenue, price, and expense assumptions applicable thereto.
5.1.10    Brokers. No broker, finder, investment banker, or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereunder, based on the arrangements made by or on behalf of Buyer for which Seller would be responsible.
5.1.11    Bankruptcy. No Bankruptcy Event has occurred and is continuing with respect to Buyer.
5.1.12    Regulatory Status.
5.1.12.1    Buyer, apart from any authorizations already granted by regulation or order and effective as to the transactions contemplated hereunder, requires no authorization under Section 203(a)(2) of the FPA to execute this Agreement, to consummate the transactions contemplated by this Agreement, including acquiring the Assigned Interests (or the rights in or to the Assigned Agreements transferred hereunder), or to perform its obligations under this Agreement.
5.1.12.2    Buyer’s acquisition and ownership of the Assigned Interests will not (a) cause either of the Sunlight Project Companies to lose its MBR Authority, or (b) cause either Sunlight Project Company to cease to be eligible for status as an EWG.
5.1.13    Tax Matters.
5.1.13.1    United States Person. Buyer, or, if it is disregarded as separate from its owner for federal income tax purposes, the Person that is treated as its owner for federal income tax purposes, is a “United States person” (as defined in Section 7701(a)(30) of the Code) and, therefore, is not a “foreign partner” within the meaning of Section 1446(e) of the Code.
5.1.13.2    Entity Classification. Consummation of the transactions contemplated by this Agreement will not cause any assets of any Sunlight Company to be treated

32
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

wholly or partly as subject to alternative depreciation under Section 168(g) of the Code or to be “tax-exempt use property” within the meaning of Section 168(h) of the Code. Buyer is a disregarded entity for federal income tax purposes that is wholly owned by NRG Yield LLC, a partnership for federal income tax purposes, that is owned by NRG Yield, Inc., a corporation for federal income tax purposes and NRG Energy, Inc., a corporation for federal income tax purposes.
5.1.14    Opportunity for Independent Investigation. Prior to its execution of this Agreement, Buyer has conducted to its satisfaction an independent investigation and verification of the current condition and affairs of the Sunlight Companies and the Projects. In making its decision to execute this Agreement and to purchase the Assigned Interests, Buyer has relied and will rely solely upon the results of such independent investigation and verification and upon the express representations, warranties, terms and conditions contained in this Agreement and the Transaction Documents.
5.1.15    Contracts with Members of the Company. Buyer has disclosed and, if written, provided Seller with copies of (a) any voting or other similar Contracts Buyer or any of its Affiliates has entered into with one or more of the other members of the Company (as of the Effective Date and after giving effect to the transactions contemplated hereby relating to the Projects or any Sunlight Company) and (b) any material Contracts or other arrangements Buyer or, to Buyer’s Knowledge, any of its Affiliates has entered into with one or more of the other members of the Company (as of the Effective Date and after giving effect to the transfers of the Assigned Interests to Buyer under this Agreement) or any of their Affiliates that were negotiated or entered into in connection with, and directly relate to the investment amount, pricing, expected return or any other material economic term of the investment in the Company by Buyer or any of the other members of the Company (as of the Effective Date and after giving effect to the transactions contemplated hereby).
5.1.16    Additional Representations and Warranties of Buyer.
5.1.16.1    Buyer is a Permitted Equity Transferee, as such term is defined in the Master Agreements.
5.1.16.2    None of Buyer, any Person that Controls Buyer, or any of their respective Principal Persons is a Prohibited Person.
5.1.16.3    Buyer and its Principal Persons are in compliance with the Anti-Terrorism Order and have not previously violated the Anti-Terrorism Order.
5.1.16.4    Each of Buyer, any Person that Controls Buyer, and each of their respective Principal Persons, employees and agents is in compliance with the Office of Foreign Assets Control of the Treasury and all applicable Corrupt Practices Laws and has complied with and all applicable Corrupt Practices Laws in obtaining any consents, licenses, approvals, authorizations, rights or privileges with respect to the acquisition of its membership interests in the Company.

33
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

5.1.16.5    The internal management and accounting practices and controls of Buyer are adequate to ensure compliance with all Corrupt Practices Laws.
5.1.16.6    Buyer is not a Cash Grant Disqualified Person.
5.1.16.7    Buyer is not a First Solar Competitor (as defined in the MIPSA).
5.1.16.8    The sale to Buyer of the Assigned Interests will not violate any of the restrictions set forth in Schedule 5.1.16.8, and each statement set forth in the Buyer LLCA Certification, when delivered, is true and correct in all respects.
5.2    No Further Representations. Except for the representations and warranties expressly set forth in Article 4 of this Agreement, Seller expressly disclaims any representations or warranties of any kind, express or implied, relating to Seller, the Assigned Interests, the Sunlight Companies, the Projects or the transactions contemplated hereby. Without limiting the generality of the foregoing, and except for the representations and warranties expressly set forth in Article 4 of this Agreement and representations and warranties of the Seller in the Transaction Documents, Buyer acknowledges and agrees in particular as follows: (a) the Assigned Interests (and indirectly, interests in each Sunlight Company and Project), are being acquired, “as is, where is” on the Closing Date, and in their respective conditions on the Closing Date “with all faults”; (b) Buyer is relying on its own examination of the Assigned Interests, the Sunlight Companies and the Projects and no representations or warranties, whether express or implied, are given as to (i) Liabilities, development, construction or operation of the Sunlight Companies, including the Projects, (ii) the title, condition, value or quality of the Assigned Interests or the business, condition (financial or otherwise) or prospects of the Sunlight Companies, (iii) the risks or other incidents of ownership of the Assigned Interests and, indirectly, the Sunlight Companies, (iv) the Projects and the continued operation and maintenance thereof and any part thereof and (v) the merchantability, usage, suitability or fitness for any particular purpose with respect to the Sunlight Companies, the Projects, or any part thereof, or as to the absence of any defects therein, whether latent or patent; (c) no information or material provided by or communication made by Seller or any of its Representatives shall constitute, create or otherwise cause to exist any representation or warranty by Seller; and (d) prior to the Closing Date, Seller was a passive investor in the Company and accordingly Seller’s representations and warranties herein qualified as to Seller’s Knowledge are made (i) in respect of any information that Managing Member has disclosed to Seller, (ii) subject to any such information required by any Contract, or requested by Seller, to be disclosed by Managing Member and not so disclosed and (iii) in respect of any information that Seller independently obtained, or that Seller acquired or obtained in writing from any other members of the Company, any counterparties to the Material Contracts, or any other Persons involved with the Projects.
ARTICLE 6
COVENANTS

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

6.1    Covenants of All Parties. Each Party shall (a) subject to Section 1.2(j), use Commercially Reasonable Efforts to cause the Closing conditions set forth in Article 3 of this Agreement to be satisfied as soon as possible; provided, however, neither Party shall have any obligation to expend material funds or assume any material liabilities in connection with the foregoing, and (b) coordinate and cooperate with the other Party in providing such information and supplying such assistance as may be reasonably requested by such other Party in connection with the foregoing. Without limiting the generality of the foregoing, but subject to Section 1.2(j), or any other provision of this Agreement regarding approvals, each Party shall use Commercially Reasonable Efforts to obtain all authorizations, consents, orders, and approvals of, and to give all notices to and make all filings with, all Governmental Persons (including those pertaining to the Governmental Approvals) and third parties that may be or become necessary for its performance of its obligations under this Agreement and shall cooperate fully with the other Parties in promptly seeking to obtain all such authorizations, consents, orders, and approvals, giving such notices, and making such filings; provided, however, neither Party shall have any obligation to expend material funds or assume any material liabilities in connection with the foregoing.
6.2    Covenants of Seller.
6.2.1    Pre-Closing Period Actions. Subject to Section 6.2.2 and the constraints and limitations of applicable Organizational Documents and Law, and except as contemplated by this Agreement, during the Pre-Closing Period, Seller shall not exercise its voting rights as a member of the Company to approve or otherwise consent to (or, if necessary, affirmatively veto) the taking of any of the following actions by any Sunlight Company, in each case, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed:
(a)    redeem or otherwise acquire any equity ownership interests or issue any equity ownership interests or any option, warrant or right relating thereto;
(b)    sell, lease, license, assign or transfer (including, without limitation, transfers to Seller or any Affiliate) any material Project assets or any Leased Real Property;
(c)    merge or consolidate with any other entity;
(d)    incur any material Indebtedness;
(e)    except in the ordinary course of business, make any loans or advances to, or guarantees for the benefit of, any Persons;
(f)    subject any portion of the assets of the Sunlight Companies to any Lien (other than Permitted Liens or Encumbrances);
(g)    except in the ordinary course of business, amend, modify or supplement in any material respect or terminate any Material Contract;

35
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(h)    issue, sell or transfer any equity interests of any Sunlight Company, any securities convertible, exchangeable or exercisable into equity interests of such Sunlight Company, or warrants, options or other rights to acquire equity interests of such Sunlight Company;
(i)    acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or collection of assets constituting all or substantially all of a business or business unit; or
(j)    change or authorize any material change in its Organizational Documents.
6.2.2    Qualifications on Conduct. Prior to Closing, Seller may exercise its voting right under the Company LLCA to cause any Sunlight Company to take (or not take, as the case may be) any of the actions described in Section 6.2.1 above if reasonably necessary under emergency circumstances (or if required (or prohibited, as the case may be) pursuant to applicable Law), and provided Buyer is notified as soon thereafter as practicable.
6.2.3    Books and Records; Project Costs. Seller shall, reasonably promptly after the Closing, provide to Buyer all of the Books and Records of each Sunlight Company, including copies of each Governmental Approval for such Sunlight Company, that are in the possession of Seller as of the Closing Date; provided, that Seller shall be entitled to retain copies of such Books and Records delivered to Buyer pursuant to this Section 6.2.3. Seller and Buyer shall each bear fifty percent (50%) of any reasonable third-party costs and expenses in connection with providing such information. However, nothing in this Section shall obligate Seller to disclose any of its income Tax Returns.
6.2.4    Reimbursement of Certain Expenses. Seller and Buyer shall each pay or reimburse each Sunlight Company, NextEra Desert Sunlight Holdings, LLC, Summit Solar Desert Sunlight LLC, Sumitomo Corporation and their respective Affiliates for fifty percent (50%) of all reasonable costs and expenses incurred by such entities in connection with the consummation of the transactions contemplated hereunder and the admission of Buyer as a member of the Company, on or before the tenth (10th) day after the receipt by such Party of the Company’s or such entity’s invoices for the amount due.
6.3    Transfers. For so long as any Amended and Restated Seller Cash Grant Guarantee remains in effect, Buyer shall not transfer any of the Assigned Interests without Seller’s and GECC’s prior written consent; provided, that, for the avoidance of doubt such consent shall not be required with respect to any proposed transfer by Buyer where each Amended and Restated Seller Cash Grant Guarantee will be terminated and released as of the effective date of such proposed transfer.

36
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

6.4    Tax Matters; Cash Grants.
6.4.1    Cooperation. Seller shall, subject to the constraints and limitations of the Company LLCA and applicable Law, grant to Buyer (or its designees) access at all reasonable times to all of the material information and Books and Records relating to each Sunlight Company within the possession of Seller that are not otherwise delivered to Buyer pursuant to Section 6.2.3 (including work papers and correspondence with Taxing Authorities), and shall afford Buyer (or its designees) the right (at Buyer’s expense) to take extracts therefrom and to make copies thereof to the extent reasonably necessary to permit Buyer (or its designees) to prepare Tax Returns. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, and for the avoidance of doubt, Seller shall not be responsible for, and Buyer shall be solely responsible for and shall assume, all costs and expenses associated with obtaining such access.
6.4.2    Transfer Taxes. All sales, use, transfer, goods and services, real property transfer, value added, recording, gains, documentary, bulk sales, stock transfer, stamp duty, excise, gross receipts and other similar taxes, duties, fees and charges (“Transfer Taxes”), if any, arising out of or in connection with the purchase of the Assigned Interests shall be borne by Buyer. Buyer shall file all required Tax Returns and other documentation with respect to such Transfer Taxes within the time and manner required by applicable Law and, if required by applicable Law, the non-filing party will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation by the filing party.
6.4.3    Cash Grant Disputes. Buyer shall promptly advise Seller of any oral or written correspondence with Treasury or any other Governmental Person with respect to the Cash Grant for each Project. Buyer shall use Commercially Reasonable Efforts to cause Seller to maintain the same control rights with respect to any Cash Grant controversy that Seller had under the terms of the Company LLCA prior to the sale of the Assigned Interests to Buyer.
6.5    Further Assurances. From time to time after the Closing, upon the request of a Party and without further consideration, the other Party shall execute and deliver to the requesting Party such documents and take such action as the requesting Party reasonably requests to consummate more effectively the intent and purpose of the Parties under this Agreement and the transactions contemplated hereby.

ARTICLE 7
INDEMNIFICATION AND REMEDIES
7.1    General Indemnity.
7.1.1    General. To the fullest extent permitted by applicable Law, (a) Seller shall defend, indemnify and hold harmless Buyer, and Buyer shall defend, indemnify and hold harmless Seller (the applicable indemnifying party, the “Indemnitor”), including, in

37
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

the case of each non-indemnifying Party, such Party’s Affiliates and their respective Representatives, successors and assigns (each, an “Indemnified Party,” with each Party and its respective group of Indemnified Parties being referred to collectively as an “Indemnified Group”) from and against any Loss suffered or incurred by any Indemnified Party to the extent arising out of, or resulting from (i) the inaccuracy or breach of any representation or warranty of the Indemnitor contained in the Transaction Documents or the bring-down certificates provided at Closing pursuant to Section 3.3.8 or Section 3.4.8 or (ii) the breach or default by the Indemnitor of any covenant or agreement of such Indemnitor contained in the Transaction Documents, (b) to the extent not otherwise paid by GECC under any Amended and Restated Seller Cash Grant Guarantee, Seller shall indemnify Buyer for any payment obligations of Buyer under the Buyer 1603 Cash Grant Recapture Indemnity Agreements (which obligations shall bear interest at the Prime Rate plus [***] percent ([***]%) per annum from the date of payment by Buyer until the date of reimbursement by Seller), but excluding any payment obligations arising as a result of a Buyer Cash Grant Event, (c) Buyer shall indemnify GECC for any payment obligations of GECC under any Amended and Restated Seller Cash Grant Guarantee that arise as a result of a Buyer Cash Grant Event (which obligations shall bear interest at the Prime Rate plus [***] percent ([***]%) per annum from the date of payment by GECC until the date of reimbursement by Buyer), (d) (i) Buyer shall indemnify Seller for any Loss suffered or incurred to the extent directly arising out of the Assigned Agreements on or after the Closing Date, except to the extent arising out of any Retained Rights and Obligations and (ii) Seller shall indemnify Buyer for any Loss suffered or incurred to the extent directly arising out of any Retained Obligations, and (e) Buyer shall defend, indemnify and hold harmless Seller, Seller Parent and each of their Affiliates and their respective Representatives, successors and assigns from any Loss suffered or incurred by any such Person solely to the extent arising out of, or resulting from claims relating to (i) a Buyer Cash Grant Event or (ii) the breach or default by the Buyer of any covenant, agreement or representation and warranty of the Buyer contained in this Agreement or the Company LLCA Amendment, in each case only to the extent such Loss suffered or incurred results from a claim made by a beneficiary under any Seller Parent Transfer Indemnity and without duplication of any liability under clause (a)(i) above (the “General Indemnity”). Notwithstanding the foregoing, no Indemnified Party shall be entitled to any indemnification hereunder in respect of any Loss to the extent caused by the fraud, negligence, willful misconduct or failure to perform material obligations under the Transaction Documents of such Indemnified Party or any Person who is a member of its Indemnified Group.
7.1.2    Limitations on General Indemnity.
7.1.2.1    Timing of Claim. Notwithstanding the provisions of Section 7.1.1 above, no Indemnified Party shall be entitled to make any claim for indemnification as provided in Section 7.1.1(a)(i) unless such claim shall have been made in writing no later than twelve (12) months after the Closing Date, other than for breaches of (a) those representations made in Sections 4.1.1, 4.1.2, 4.1.3, 4.1.7 (the “Seller Fundamental Representations”) and Sections 5.1.1, 5.1.2, 5.1.3, 5.1.12 and 5.1.16 (the “Buyer Fundamental Representations” and

38
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

together with the Seller Fundamental Representations, the “Fundamental Representations”), as to which a claim may be made at any time prior to the expiration of the applicable statute of limitations; and (b) the Tax Representations of Seller and Buyer in this Agreement, as to which a claim may be made no later than sixty (60) days after the expiration of the applicable statute of limitations (taking into account applicable waivers and extensions). Notwithstanding the provisions of Section 7.1.1 above, Buyer shall not be entitled to make any claim for indemnification as provided in Section 7.1.1(d)(ii) in respect of Other EPC Payments unless such claim shall have been made in writing no later than the date on which the bonus payment obligations owed by any Sunlight Company to First Solar Electric (California), Inc. under the EPC Contracts are paid in full.
7.1.2.2    Deductible Amount for General Indemnity. Except for claims relating to a breach of Fundamental Representations, an Indemnified Party shall not be entitled to make any claim for indemnification under Section 7.1.1(a)(i) above with respect to the inaccuracy of any representation or warranty unless the aggregate amount of all Losses incurred by such Indemnified Party from claims arising out of, or resulting from Section 7.1.1(a)(i) exceeds an amount equal to [***] percent ([***]%) of the Purchase Price (the “Deductible Amount”), in which event an Indemnitor shall be required to indemnify the Indemnified Party only for such Losses thereof in excess of such Deductible Amount. For the avoidance of doubt, the Deductible Amounts shall not apply to any claims for indemnification under any subsection or clause of Section 7.1.1 other than Section 7.1.1(a)(i) thereof.
7.1.2.3    Overall Limitation on Liability of Parties for General Indemnity. Notwithstanding any other provision of this Agreement or any other Transaction Document, following the Closing, the aggregate Liability of the Parties under the General Indemnity or otherwise arising out of or relating to this Agreement (other than any claims relating to the Retained Obligations or for failure of a Party to pay an amount due under the Transaction Documents), and the other Transaction Documents (but excluding the Cash Grant Letter Agreement) from any and all causes (whether based in contract, tort (including negligence), strict liability, law or equity, or any other cause of action), shall not exceed [***] percent ([***]%) of the Purchase Price, except that (a) the aggregate Liability of Seller or Buyer shall not exceed [***] if such Liability arises from its breach of any of its Fundamental Representations, Tax Representations or any covenant of Seller and Buyer in this Agreement relating to Taxes, (b) the aggregate Liability of Buyer shall not be subject to any such limitations under this Section 7.1.2.3 if such Liability arises from Buyer’s obligations under Section 7.1.1(c), Section 7.1.1(d)(i), or Section 7.1.1(e), and (c) the aggregate Liability of Seller shall not be subject to any such limitations under this Section 7.1.2.3 if such Liability arises from Seller’s obligations under Section 7.1.1(b) or Section 7.1.1(d)(ii).
7.2    Payment of Claims.
7.2.1    Claim Procedure. If an Indemnified Party learns of an actual or potential indemnity claim (other than a claim by a third Person) for which such Indemnified Party may seek indemnification under Section 7.1, such Indemnified Party shall, reasonably promptly after becoming aware of such claim, notify the Indemnitor thereof in writing, specifying the nature of and specific basis for such claim and the actual or, if reasonably

39
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

practicable, the estimated amount of such claim to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such indemnity claim) (such notice, a “Claim Notice”); provided, that the failure of an Indemnified Party to give timely notice shall not affect its rights to indemnification under Section 7.1, except to the extent that the Indemnitor has been actually and materially prejudiced by such failure. Within ten (10) days following receipt of the applicable Claim Notice, the Indemnitor shall notify such Indemnified Party in writing if the Indemnitor disputes that all or a portion of such indemnity claim is subject to indemnification hereunder, specifying the amount, if applicable, so disputed, and otherwise the Indemnitor shall be deemed to have agreed that any undisputed portion of such indemnity claim is subject to indemnification hereunder. Any such indemnity claim that the Indemnitor has agreed, or has been deemed to have agreed, is subject to indemnification hereunder shall be paid in accordance with Section 7.2.2. With respect to any disputed indemnity claim, after final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall have arrived at a mutually binding agreement with respect to each separate matter indemnified by the Indemnitor, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by the Indemnitor with respect to such matter, and such amount shall be paid as provided in Section 7.2.2.
7.2.2    Timing for Payment. Except for third party indemnity claims paid in accordance with Section 7.4.4, all indemnity claims shall be paid as follows: (a) if the Indemnitor is Buyer, by payment by Buyer of the sums so owing to the Indemnified Party in immediately available funds within twenty (20) days after the date of receipt of the corresponding claims under Section 7.1.1 and (b) if the Indemnitor is Seller, by payment by Seller of the sums so owing to the Indemnified Party in immediately available funds within twenty (20) days after the date of receipt of the corresponding claims under Section 7.1.1.
7.3    Other Limitations on Indemnities.
7.3.1    Mitigation and Limitation of Claims.
7.3.1.1    Reasonable Steps to Mitigate. Each Indemnified Party shall use Commercially Reasonable Efforts to mitigate all Losses relating to a claim, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity, and shall provide such evidence and documentation of the nature and extent of the claim as may be reasonably requested by the Indemnitor.
7.3.1.2    Subsequent Recoveries. If the amount of any Indemnified Party’s Loss, at any time subsequent to an Indemnitor’s making of a payment under this Article 7, is reduced by recovery, settlement, Tax refund or otherwise under or pursuant to any applicable insurance coverage, or pursuant to any applicable claim, recovery, settlement, or payment by or against any other Person, without duplication of any amount already reducing such Loss pursuant to clause (b) of the definition of “Loss” (collectively, “Recoveries”), the

40
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

amount of such Recoveries shall be repaid by such Indemnified Party to such Indemnitor within fifteen (15) days after receipt thereof (or credit therefor) by such Indemnified Party, up to the aggregate amount of (i) the payments made by such Indemnitor to such Indemnified Party plus (ii) any costs or expenses incurred by such Indemnitor in connection with its indemnification obligations with respect thereto.
7.3.2    Exclusive Remedy. Except as provided in the next sentence, following the Closing, the indemnification provisions of this Article 7 shall be the sole and exclusive remedy of each Party (including Indemnified Parties) against another Party (a) for any breach of any Party’s representations, warranties, covenants or agreements contained in this Agreement and (b) otherwise with respect to the Transaction Documents, the Projects or the transactions contemplated hereby. The only exceptions to the foregoing sole and exclusive remedy are claims for non-monetary relief with respect to the enforcement of Section 9.8. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it or any of its Affiliates may have against the other Party hereunder or under applicable Law with respect to the matters described in clauses (a) and (b) above.
7.3.3    Change in Laws; Omissions by Request. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, Seller shall not be liable for any indemnification claim in respect of any damage, loss, cost or expense to the extent that such claim would not have arisen (or the amount of the claim would not have been increased) but for (a) a change in applicable Law or Legal Requirements made after the date hereof; or (b) an act or omission made or taken by Seller pursuant to the written request, consent or approval of Buyer.
7.4    Procedure for Indemnification With Respect to Third-Party Claims.
7.4.1    Notice of Claim. If any legal proceedings shall be instituted or any claim or demand shall be asserted by any third Person (which, for the avoidance of doubt, means any Person other than a Party or a Representative of a Party) in respect of which indemnification may be sought by any Indemnified Party under Section 7.1, such Indemnified Party shall, within twenty (20) days of the actual receipt thereof by a Representative, cause written notice of such legal proceedings or the assertion of such claim or demand to be forwarded to the Indemnitor, specifying the nature of such legal proceedings, claim or demand and the amount or the estimated amount thereof to the extent then determinable, which estimate shall not be binding upon the Indemnified Party; provided, that the failure of an Indemnified Party to give timely notice shall not affect its rights to indemnification under Section 7.1, except to the extent that the Indemnitor has been actually and materially prejudiced by such failure.
7.4.2    Conduct of Claim. Subject to the constraints and limitations of the Company LLCA or the Company LLCA Amendment, as applicable, the Indemnitor shall have the right, at its option and at its own expense, to be represented by counsel of its choice and to participate in, or take control of, the defense, negotiation and/or settlement

41
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

of any proceeding, claim or demand that relates to any amounts indemnifiable or potentially indemnifiable under Section 7.1; provided, that the Indemnified Party may participate in any such proceeding with counsel of its choice, which shall be at its own expense, unless (a) the Indemnitor chooses counsel not reasonably acceptable to Indemnified Party, (b) the Indemnitor does not pursue with reasonable diligence such defense, negotiation or settlement, or (c) in the reasonable opinion of such Indemnified Party and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnified Party or a conflict of interest between such Indemnified Party and the Indemnitor. The Indemnitor and the Indemnified Party shall cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.
7.4.3    Settlement. The Indemnified Party shall have a right to notice of any settlement, and the Indemnitor shall not execute or otherwise agree to any consent decree that (a) provides for other than monetary payment without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed or (b) does not include as an unconditional term thereof the giving of a release from all Liability with respect to each claim made by each claimant or plaintiff against each Indemnified Party that is subject to the third-party claim, without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim; provided, that in such event it shall waive any right to indemnity therefor by the Indemnitor. If the Indemnitor elects not to defend or settle such proceeding, claim or demand and the Indemnified Party defends, settles or otherwise deals with any such proceeding, claim or demand directly, the Indemnified Party shall provide fifteen (15) days’ advance written notice of any settlement to the Indemnitor and shall act reasonably and in accordance with the Indemnified Party’s good faith business judgment.
7.4.4    Payment of Third-Party Claims. After final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall have arrived at a mutually binding agreement with respect to each separate matter indemnified by the Indemnitor, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by the Indemnitor with respect to such matter, and such amount shall be paid in immediately available funds within twenty (20) days after the date of receipt of such notice.
7.4.5    Access to Information. If any claim is made by a third party against an Indemnified Party, the Indemnified Party shall use Commercially Reasonable Efforts to make available to the Indemnitor those partners, members, officers and employees whose assistance, testimony or presence is necessary to assist the Indemnitor in evaluating and in defending such claims; provided, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the business of the

42
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Indemnified Party, and any out of pocket expenses incurred by any Indemnified Party in connection therewith shall be included in such Indemnified Party’s Losses.
7.4.6    Subrogation. Upon payment of a Loss by an Indemnitor to an Indemnified Party pursuant to this Article 7 for any claim made pursuant to Section 7.1 (other than any such payment relating to Taxes), such Indemnitor, without any further action, shall be subrogated to any and all claims and defenses that such Indemnified Party or any member of its Indemnified Group may have against third parties relating to such Loss, but only to the extent of the amount paid to such Indemnified Party or any member of its Indemnified Group by such Indemnitor in respect of such Loss, and such Indemnified Party and the members of its Indemnified Group shall use Commercially Reasonable Efforts to cooperate with such Indemnitor, at the expense of such Indemnitor in order to enable such Indemnitor to pursue such claims.
7.5    Treatment of Payments. The Parties shall treat all payments made by Seller to or for the benefit of Buyer and all payments by Buyer to or for the benefit of Seller under any indemnity provision of this Agreement as an adjustment to the Purchase Price for federal income tax purposes.
7.6    Waiver of Breaches. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, Seller shall not be liable under this Article 7 for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement if (i) Seller had notified Buyer of such inaccuracy or breach prior to the Closing or (ii) Buyer had notified Seller of such inaccuracy or breach prior to the Closing.

ARTICLE 8
TERMINATION
8.1    Termination. This Agreement may be terminated at any time prior to the Closing only as follows:
(a)    By mutual written agreement of Seller and Buyer.
(b)    By Buyer or Seller by written notice to the other Party if the Closing shall not have occurred on or before July 31, 2015 (such date, the “Expiration Date”); provided, however, that if the Closing is delayed beyond the Expiration Date due to Seller’s failure to satisfy a condition precedent wholly within its control, the Expiration Date shall be, at Buyer’s sole discretion, extended on a day-for-day basis until such time as Seller satisfies or Buyer waives such condition precedent; provided, further, that if the Closing is delayed beyond the Expiration Date due to Buyer’s failure to satisfy a condition precedent wholly within its control, the Expiration Date shall be, at Seller’s sole discretion, extended on a day-for-day basis until such time as Buyer satisfies or Seller waives such condition precedent.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(c)    By Seller upon written notice to Buyer if Buyer shall have breached in any material respect any of its covenants contained in this Agreement, but (except in the case of a failure by Buyer to pay the Purchase Price or Working Capital Amount when due) only if (i) Seller have first given written notice to Buyer identifying such breach, and (ii) Buyer has not cured or remedied such breach (including, where payment of compensation would reasonably be considered an adequate remedy, the payment of such adequate compensation) within thirty (30) days of receipt of such notice.
(d)    By Buyer upon written notice to Seller if Seller shall have breached in any material respect any of its covenants contained in this Agreement, but only if (i) Buyer shall have first given written notice to Seller identifying such breach, and (ii) Seller has not cured or remedied such breach (including, where payment of compensation could reasonably be considered an adequate remedy, the payment of such adequate compensation) within thirty (30) days of receipt of such notice.
(e)    By Buyer or Seller upon ten (10) Business Days’ prior written notice to the other Party in the event that (i) as provided in Section 1.2(j), Buyer or Seller, as applicable, rejects any modification, amendment and/or new condition required or imposed upon any Party with respect to the forms of Exhibits attached to this Agreement, (ii) any Seller Parent Transfer Indemnity that may be required to be delivered by Seller Parent is not in form and substance acceptable to Buyer or Seller in their respective sole discretion, or (iii) Buyer has determined, as provided in Section 3.5.4, not to provide any additional certifications in the Buyer LLCA Certification.
8.2    Effect of Termination. In the event of a termination of this Agreement as provided in Section 8.1, this Agreement shall cease to have force and effect, and there shall be no further Liability or obligation on the part of Seller or Buyer, except that (a) the provisions of Article 1, Article 7, Article 8 and Article 9 shall continue to apply following any such termination, and (b) each Party shall continue to be liable for any breach by such Party of its covenants contained in this Agreement occurring prior to such termination.
ARTICLE 9

MISCELLANEOUS
9.1    Notices. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be sent by facsimile or other electronic transmission, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to the other Party at the address set forth below:
(a)    If to Buyer, to it at:

NRG Yield Operating LLC
211 Carnegie Center
Princeton New Jersey 08540

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Attn: Office of the General Counsel
Fax: 609.524.4589
Email: ogc@nrgyield.com

(b)    If to Seller, to it at:

EFS Desert Sun, LLC
c/o GE Energy Financial Services, Inc.
800 Long Ridge Road
Stamford, CT 06927
Attention: Portfolio Manager – EFS Desert Sun, LLC
Facsimile: (203) 357-4890
With a copy (which shall not constitute notice) to:

Chadbourne & Parke LLP
1301 Avenue of the Americas
New York, NY 10019
Attention: Paul L. Weber
Telephone: (212) 408-5344
Facsimile: (646) 710-5344
Email: pweber@chadbourne.com
Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party. Without limiting any other means by which a Party may be able to prove that a notice has been received by another Party, all notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed by first class certified mail, receipt requested; (iii) when received, if sent by facsimile or other electronic transmission, if received prior to 5:00 p.m., recipient’s time, on a Business Day, or on the next Business Day, if received later than 5:00 p.m., recipient’s time, and (iv) on the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. In any case hereunder in which a Party is required or permitted to respond to a notice from the other Party within a specified period, such period shall run from the date on which the notice was deemed duly given as above provided, and the response shall be considered to be timely given if given as above provided by the last day of the period provided for such response.
9.2    Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, of the Parties with respect to the subject matter hereof. No oral representations or modifications concerning this instrument nor any course of dealing between or among any Persons having any interest in this Agreement shall be of any force or effect unless contained in a subsequent written modification signed by the Party to be charged.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

This Agreement may be amended, modified or waived only by a written instrument executed by the Parties.
9.3    Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by, the Parties and their respective successors and permitted assigns. This Agreement or any right hereunder may not be assigned by any Party without the prior written consent of the other Party.
9.4    Currency Matters; Set-Off. Dollars shall be the currency of account in the case of all obligations arising under or relating to this Agreement. All payments to be made by each Party under this Agreement shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
9.5    Governing Law. This Agreement, and any instrument or agreement required hereunder (to the extent not otherwise expressly provided for therein), shall be governed by, and construed under, the laws of the State of New York, without reference to conflicts of laws rules, except for Section 5.1401 of the New York General Obligations Law.
9.6    Consent to Jurisdiction; Waiver of Jury Trial. The Parties agree that any Action by or against any Party (or its Affiliates or designees) with respect to or arising out of this Agreement or any other Transaction Document shall be brought exclusively in the State or Federal Courts located in the borough of Manhattan, State of New York, as the Party instituting such Action may elect, except that actions to enforce an interim or final arbitration award may be filed in any court having jurisdiction. By execution and delivery of this Agreement, each Party (for itself, its Affiliates and its designees) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of such courts and the appellate courts therefrom, and waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding. The Parties irrevocably consent to the service of process in any such Action or proceeding by the mailing of copies thereof by registered or certified mail, first class postage prepaid to the addresses set forth in Section 9.1, or in any other manner permitted by Law. In all cases, to the extent permitted by Law, each of the Parties hereto irrevocably waives its right to a jury trial with respect to any and all Actions, claims and disputes in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby.
9.7    Expenses. Regardless of whether the transactions contemplated by this Agreement are consummated, each Party shall bear responsibility for its own costs and expenses in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby or thereby, including the fees and expenses of its legal counsel and other consultants and advisors in connection with this Agreement and the other Transaction Documents, except as may be otherwise provided herein.
9.8    Confidential Information. Section 15.10 of the Company LLCA as in effect immediately prior to Closing shall be deemed incorporated herein with respect to public announcements and the disclosure of information hereunder. For the purposes of Section 15.10 of the Company LLCA, the Transaction Documents (including this Agreement), the information

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

contained therein and any information provided by Seller or Buyer pursuant thereto shall be deemed to be information furnished under the Company LLCA.
9.9    Joint Effort. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall be construed without prejudice or preference to either Party.
9.10    Waiver of Consequential Damages. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, in no event shall any Party or its Affiliates, or their respective Representatives, be liable hereunder at any time for consequential, indirect, special or punitive loss or damage of the other Party or any of its Affiliates, whether in contract, tort (including negligence), strict liability or otherwise, and each Party hereby expressly releases the other Party, its Affiliates, and their respective Representatives, successors and assigns therefrom. For the avoidance of doubt, the loss or reduction of federal income tax benefits associated with Buyer’s interest in the Company shall not constitute consequential or indirect damages.
9.11    Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.
9.12    Severability. The invalidity under Law of one or more phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the validity of the remaining portions of this Agreement so long as the material purposes of this Agreement can be determined and effectuated.
9.13    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one agreement.
9.14    Third Parties. Except as otherwise expressly provided in this Agreement, nothing contained in this Agreement shall be construed to create any right in, duty to, standard of care with respect to, or any Liability to any Person who is not a party to this Agreement.
9.15    No Waiver. Any failure of a Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the pendency of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provision.
9.16    Delivery by Facsimile or PDF. Each of this Agreement and the other Transaction Documents, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, the other Party shall re-execute original forms thereof and deliver them to the other Party. No Party shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature was

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

transmitted or communicated through such means as a defense to the formation of a Contract and each Party forever waives any such defense.
(Signature pages follow)

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

SELLER
EFS DESERT SUN, LLC, a Delaware limited liability company
By: EFS Desert Sun Holdings, LLC, its managing member
By: EFS Renewables Holdings, LLC, its managing member

By: /s/ Walter Smith
Name: Walter Smith
Title: Vice President

[Purchase and Sale Agreement]

49
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

BUYER
NRG YIELD OPERATING LLC,
a Delaware limited liability company
By: /s/ Kirkland B. Andrews
Name: Kirkland B. Andrews
Title: EVP and Chief Financial Officer

[Purchase and Sale Agreement]

50
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A to the Purchase and Sale Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into this June [●], 2015 (the “Effective Date”) by and between EFS DESERT SUN, LLC, a Delaware limited liability company (“Assignor”), and NRG YIELD OPERATING LLC, a Delaware limited liability company (the “Assignee”), and acknowledged by FIRST SOLAR DEVELOPMENT, INC. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Second A&R LLC Agreement, or if not defined therein, the Purchase and Sale Agreement (each as defined below).

WHEREAS, simultaneously with this Agreement, the Assignee is entering into that certain Second Amended and Restated Limited Liability Company Agreement of Desert Sunlight Investment Holdings, LLC (the “Second A&R LLC Agreement”) with NextEra Desert Sunlight Holdings, LLC and Summit Solar Desert Sunlight, LLC; and

WHEREAS, the Assignor has agreed to grant, convey, transfer, assign and deliver to the Assignee, and the Assignee has agreed to accept and assume, except as provided for herein, all of the rights, duties and obligations of the Assignor with respect to its Class B Membership Interests in Desert Sunlight Investment Holdings, LLC (the “Company”), pursuant to that certain Purchase and Sale Agreement, dated as of June 17, 2015, between the Assignor and the Assignee (the “Purchase and Sale Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.    Assignment of Interests. The Assignor hereby irrevocably grants, conveys, transfers, assigns, and delivers unto the Assignee, free and clear of all Liens (as defined in the Master Agreements), fifty percent (50%) of the Class B Membership Interests, which constitutes one hundred percent (100%) of the Assignor’s Membership Interest in the Company (the “Assigned Interest”), and delegates any and all duties, obligations, responsibilities, claims, demands and other commitments in connection with the Assigned Interest and, to the extent relating to the Assigned Interest, the Second A&R LLC Agreement, the Investment Agreement, and the agreements set forth in Part I of Exhibit A (such agreements in Part I of Exhibit A, the “Assigned Agreements”), as applicable, unto the Assignee, but in each case only to the extent any of such duties, obligations, responsibilities, claims, demands and other commitments in connection with the Assigned Interest and the Assigned Agreements arise on or after the Effective Date (other than any such duties, obligations, responsibilities, claims, demands and other commitments under Section 8.3(a)(iii) of the MIPSA (as defined in Exhibit A hereto) that the Assignor assigns and delegates to the Assignee in full without regard to the time they arose or arise), except for (a) the duties, obligations, responsibilities, claims, demands and other commitments of the Assignor described in Part II of Exhibit A hereto (such obligations in Part II of Exhibit A, collectively, the “Retained Obligations”) and (b) the Excluded Cash Grant Interests (as such term is defined in the Cash Grant Letter Agreement, the “Excluded Cash Grant Interests” and, together with the Retained Obligations, the “Retained Rights and Obligations”). The Assignor hereby confirms that any Retained Rights and Obligations shall not be reduced by

1
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

the transactions hereunder. Notwithstanding the foregoing and without limiting the assignment and delegation provided in this Section 1, the Assignor shall remain obligated under Section 9.6 of the MIPSA and shall be bound by and have the rights of a Party (as defined in the MIPSA) under Sections 9.1, 9.2, 9.4, 9.5, 9.6, 9.7, 9.9, 9.10, 9.11, 9.12, 9.17 and 9.18 of the MIPSA with respect to the Assignor’s obligations under Section 9.6 of the MIPSA and its Retained Obligations described in paragraphs 1 and 2 of Part II of Exhibit A hereto.

2.    Acceptance of Assigned Interests. The Assignee hereby accepts and assumes the Assigned Interest and all associated rights and obligations under the Assigned Agreements (but excluding the Retained Rights and Obligations). From the date hereof, subject to the terms of the Second A&R LLC Agreement, the Assignee agrees to perform and be bound by all the terms, conditions and covenants of the Assignor and assumes the duties and obligations (but excluding the duties, obligations, responsibilities, claims, demands and other commitments that are part of the Retained Rights and Obligations) of the Assignor with respect to the Assigned Interest (including under the Assigned Agreements).

3.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

4.    Further Assurances. The Assignor agrees to execute, acknowledge and deliver, as appropriate, any and all such other and additional instruments, notices, and other documents and to perform such other acts as may be reasonably necessary more fully to assure the Assignee, its successors and assigns, all of the rights and interests hereby sold, assigned, conveyed and transferred or intended to be so sold, assigned, conveyed and transferred.

5.    Counterparts and Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. The headings used in this Agreement have been inserted for convenience of reference only and do not define, limit, interpret or constitute a part of this Agreement.

(Signatures on following page)

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, each of the Assignor and the Assignee has caused this Agreement to be executed and delivered by one of its duly authorized officers as of the date first above written.

EFS DESERT SUN, LLC,
as Assignor

By: _____________________________
Name:
Title:

NRG YIELD OPERATING LLC,
as Assignee

By: _____________________________
Name:
Title:

Acknowledged as to the Assignor’s confirmation in Section 1:

FIRST SOLAR DEVELOPMENT, INC.

By: _____________________________
Name:
Title:

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A

PART I
Assigned Agreements

1.
Seller Guaranty, dated September 29, 2011, by First Solar, Inc. to EFS Desert Sun, LLC and NextEra Desert Sunlight Holdings, LLC, as partially assigned by EFS Desert Sun, LLC to Summit Solar Desert Sunlight, LLC, pursuant to the Assignment and Assumption Agreement, dated as of September 27, 2012, by and among EFS Desert Sun, LLC and Summit Solar Desert Sunlight, LLC.

2.
[Agreement Regarding Distributions, dated as of October 6, 2011, among NextEra Desert Sunlight Holdings, LLC, EFS Desert Sun, LLC, Desert Sunlight Investment Holdings, LLC, Citibank, N.A., Goldman Sachs Lending Partners LLC and J. Aron & Company, and the Letter Agreement Regarding Agreement Regarding Distributions delivered pursuant thereto, dated as of September 27, 2012, among Summit Solar Desert Sunlight, LLC, NextEra Desert Sunlight Holdings, LLC, EFS Desert Sun, LLC, Desert Sunlight Investment Holdings, LLC, Citibank, N.A., Goldman Sachs Lending Partners LLC and J. Aron & Company.]

3.
Membership Interest Purchase and Sale Agreement, dated as of September 29, 2011, among First Solar Development, Inc., EFS Desert Sun, LLC and NextEra Desert Sunlight Holdings, LLC, updated by the Desert Sunlight MIPSA Purchase Price Adjustment Letter, dated as of April 27, 2012 from First Solar Development, Inc. and accepted and agreed by EFS Desert Sun, LLC and NextEra Desert Sunlight Holdings, LLC, as partially assigned by EFS Desert Sun, LLC to Summit Solar Desert Sunlight, LLC, pursuant to the Assignment and Assumption Agreement, dated as of September 27, 2012, by and among EFS Desert Sun, LLC and Summit Solar Desert Sunlight, LLC (the “MIPSA”).

PART II
Retained Obligations

1.
Any obligations or liabilities, actual or contingent, of the Assignor under Section 8.3(a)(i) of the MIPSA resulting from or arising out of any inaccuracy or breach of any representation or warranty made by the Assignor in the MIPSA Agreement or any Ancillary Agreement (as defined in the MIPSA).

2.
Any obligations or liabilities, actual or contingent, under Section 8.3(a)(ii) of the MIPSA arising out of a breach by the Assignor prior to the Effective Date of any covenant or agreement contained in the MIPSA or any Ancillary Agreement (as defined in the MIPSA).

3.	Twenty five percent (25%) of the amount by which the actual out-of-pocket costs paid by the Sunlight Companies to repair the damage to the Projects caused by

4
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

that certain tornado casualty event affecting the Projects that occurred on or about April 21, 2015 exceed the sum of (a) any insurance deductible amount paid or accrued prior to the Effective Date or (b) any insurance proceeds received by the Sunlight Companies, as determined when all such insurance proceeds are received.

4.
Liabilities and obligations resulting from or arising out of: (a) the incident described in the Event Notification and Investigation Report dated June 26, 2013 issued by First Solar Electric (California), Inc., which report is attached hereto as Exhibit B, and (b) the incident described in the Borrower’s Officer Certificates dated August 27, 2013 issued to Deutsche Bank Trust Company Americas, in its capacity as the Master Administrative Agent under the Master Agreements, which certificates are attached hereto as Exhibit C.

5.
Twenty-five percent (25%) of any bonus payment obligations owed by any Sunlight Company to First Solar Electric (California), Inc., under the EPC Contracts including without limitation such bonus payments required in connection with “Total Bonus Payments” on the “Bonus True-Up Date” (as such terms are defined under the EPC Contracts).

6.
Twenty-five percent (25%) of any payment obligations determined to be due and owing after the Effective Date by any Sunlight Company to First Solar Electric (California), Inc. under the EPC Contracts (other than any bonus payment obligations) in respect of any work or services performed by First Solar Electric (California), Inc. under the EPC Contract or payments or charges in respect of the EPC Contract (but excluding payment obligation with respect to the completion of the Punchlist items which are covered by the Punchlist Holdback); provided that the aggregate amount of liabilities retained by the Assignor under this paragraph 6 shall not exceed $2,500,000 (such payment obligations, the “Other EPC Payments”).

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit B
Report
(See attached)

6
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit C
Officer Certificates
(See attached)

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit B to the Purchase and Sale Agreement

CASH GRANT RECAPTURE INDEMNITY AGREEMENT
This CASH GRANT RECAPTURE INDEMNITY AGREEMENT, dated as of June ___, 2015 (this “Agreement”), is made and entered into by NRG YIELD OPERATING LLC, a Delaware limited liability company (“NRG Member”) in favor of DESERT SUNLIGHT 250, LLC, a Delaware limited liability company (“Borrower”), DESERT SUNLIGHT HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), DESERT SUNLIGHT INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (“Holdings Parent”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”). The Collateral Agent, the other Secured Parties, Borrower, Holdings and Holdings Parent are sometimes collectively referred to herein as the “Beneficiaries” and each, individually, as a “Beneficiary”. Borrower, Holdings and Holdings Parent are sometimes collectively referred to herein as the “Sunlight Entities” and each, individually, as a “Sunlight Entity”.
RECITALS
A.    On the date hereof, NRG Member shall have purchased 25% of the Equity Interests in Holdings Parent from EFS Desert Sun, LLC.
B.    Holdings Parent directly owns 100% of the Equity Interests in Holdings, and Holdings directly owns 100% of the Equity Interests in Borrower.
C.    Borrower owns, operates and maintains the Project.
D.    In order to finance the development, design, engineering, construction, commissioning, operation and maintenance of the Project, Borrower has entered into that certain Master Agreement, dated as of September 29, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Master Agreement”), by and among Borrower, DOE, the Master Administrative Agent, the Collateral Agent, the Intercreditor Agent, the A-1 Administrative Agent, the A-2 Administrative Agent, the A-3 Administrative Agent, the LC Facility Administrative Agent, the SPV Trustee, the other Agents party thereto and the LC Issuing Banks and Lenders party thereto, pursuant to which, among other things, the Lenders and the LC Issuing Banks have made loans and other financial accommodations to, and for the benefit of, Borrower.
E.    In connection with the execution of the Master Agreement, Borrower, Holdings, DOE, the Facility Administrative Agents, the Master Administrative Agent, the Collateral Agent, the Intercreditor Agent, the LC Issuing Banks, the Lenders and each Interest Rate Hedge Counterparty have entered into that certain Collateral Agency and Intercreditor Agreement, dated as of September 29, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).
F.    It is a condition precedent to the transfer of Equity Interests under the Master Agreement that NRG Member shall have executed this Agreement.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

G.    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NRG Member agrees as follows:
SECTION 1.Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Master Agreement. As used in this Agreement, the following terms shall have the following meanings:
“1603 Grant” means any payment for specified energy property in lieu of tax credits under Section 1603 of the Recovery Act or any successor provision with respect to the Project.
“1603 Grant Application” means an application filed by Borrower, as an applicant, for a 1603 Grant.
“1603 Grant Audit” means an audit or examination by Treasury of the 1603 Grant Application that results in either a 1603 Grant Shortfall Liability or a 1603 Grant Recapture Liability.
“1603 Grant Code and Guidance” means (a) Section 1603 of the Recovery Act and (b) guidance issued on July 9, 2009 (as updated from time to time thereafter), by the Treasury for payment for specified energy property in lieu of tax credits under the Recovery Act and any clarification, addition or supplement thereto issued by the Treasury or any other Governmental Authority, including any similar guidance concerning a refundable tax credit that replaces the 1603 Grant program (but only to the extent specifically applicable to the 1603 Grant).
“1603 Grant Indemnity Trigger” means (a) Borrower’s disposal to a Disqualified Person of “specified energy property” (as defined in Section 1603(d) of the Recovery Act) with respect to which any 1603 Grant is received, (b) any voluntary cessation of use of “specified energy property” or voluntary change in the purpose for which “specified energy property” is used, or (c) any direct or indirect transfer by NRG Member of its Equity Interests or its profit interests in Borrower to a Disqualified Person, but only the extent that, with respect to the foregoing clauses (a), (b) and (c), at the time of such disposal, cessation, change or transfer, NRG Member was an indirect or beneficial owner of Borrower.
“1603 Grant Placed in Service Date” means, with respect to any portion of the Project, the date on which such portion of the Project is considered to be placed in service for purposes of the 1603 Grant Code and Guidance, which dates the parties hereto acknowledge and agree were as follows: with respect to Block no. 12, December 28, 2013, with respect to Block no. 13, January 22, 2014, with respect to Block no. 14, April 2, 2014, with respect to Block no. 15, September 29, 2014, with respect to Block no. 16, December 19, 2013, with respect to Block no. 17, December 19, 2013, with respect to Block no. 18, September 29, 2014, with respect to Block no. 19, November 5, 2014, and with respect to Block no. 20, December 19, 2013; for purposes of this definition, “Block” shall have the meaning set forth in the PV Power Plant EPC Contract.
“1603 Grant Recapture Liability” means any loss, liability, payment or other obligation of Borrower arising out of, resulting from or attributable to all or any portion of a 1603 Grant received by or for the benefit of Borrower in respect of the Project being “recaptured” or disallowed by the Treasury because of a 1603 Grant Indemnity Trigger including any interest and penalties related thereto as described in the 1603 Grant Code and Guidance.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“1603 Grant Recapture Period” means, with respect to any portion of the Project, the period from the 1603 Grant Placed in Service Date for such portion of the Project until the fifth anniversary thereof unless the 1603 Grant Code and Guidance extends the applicable vesting period.
“1603 Grant Shortfall Liability” means an amount equal to the amount of the outstanding A-3 Loans on the A-3 Loan Maturity Date (after giving effect to any repayments and prepayments thereof on or prior to such date), (such amount, the “1603 Grant Shortfall”), as the same shall be reduced by any 1603 Grant Proceeds received by Borrower after the A-3 Loan Maturity Date; provided, however, that the 1603 Grant Shortfall Liability shall not include any amount of the 1603 Grant Shortfall that is a result of a determination by any Governmental Authority that any component of the Project is ineligible for (or subject to a reduction of) the 1603 Grant because any such component was not placed in service or was placed in service after the deadline prescribed in the 1603 Grant Code and Guidance.
“Additional Member” has the meaning assigned to such term in Section 15.
“Agreement” has the meaning assigned to such term in the preamble to this Agreement.
“Applicable Percentage” means, (a) in respect of any Losses indemnified by NRG Member under this Agreement other than Losses for which its Applicable Percentage is 100%, at any date of determination, a ratio (expressed as a percentage) of (i) the Equity Interests of Holdings Parent held by NRG Member to (ii) all Equity Interests of Holdings Parent; provided that, for purposes of determining any Applicable Percentage, the Equity Interests of Holdings Parent held by NRG Member shall be calculated without giving effect to any transfer, sale or other disposition of Equity Interests of Holdings Parent other than Permitted Transfers and (b) in respect of any Losses arising out of, resulting from or attributable to (i) a 1603 Grant Indemnity Trigger of the type set forth in clause (c) of the definition thereof or (ii) any misstatements, misrepresentations or inaccuracies, in each case as to matters of fact, in respect of NRG Member or any direct or indirect owner of NRG Member made by Borrower in any 1603 Grant Application, 100%.
“Beneficiary” and “Beneficiaries” have the respective meanings assigned to such terms in the preamble to this Agreement.
“Borrower” has the meaning assigned to such term in the preamble to this Agreement.
“Claim” has the meaning assigned to such term in Section 2(b).
“Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Holdings” has the meaning assigned to such term in the preamble to this Agreement.
“Holdings Parent” has the meaning assigned to such term in the preamble to this Agreement.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Intercreditor Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“Losses” has the meaning assigned to such term in Section 2(a).
“Master Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“Member” means each Person that directly owns any Equity Interest in Holdings Parent.
“NRG Member” has the meaning assigned to such term in the preamble to this Agreement.
“Proceeding” has the meaning assigned to such term in Section 2(c).
“Process Agent” has the meaning assigned to such term in Section 5(c).
“Sunlight Entity” and “Sunlight Entities” have the respective meanings assigned to such terms in the preamble to this Agreement.
“Termination Date” has the meaning assigned to such term in Section 12.
SECTION 2.    Indemnity.
(a)    NRG Member hereby agrees to indemnify and hold harmless each Beneficiary from and against its Applicable Percentage of (i) any and all 1603 Grant Recapture Liabilities, (ii) any 1603 Grant Shortfall Liability, (iii) any losses, liabilities, payments or other obligations incurred by such Person arising out of, resulting from or attributable to a 1603 Grant Audit, and (iv) any losses, liabilities, payments or other obligations incurred by such Person arising out of, resulting from or attributable to any misstatements, misrepresentations or inaccuracies, in each case of a factual nature, of Borrower made in any 1603 Grant Application (items (i), (ii), (iii) and (iv) collectively, but without duplication, “Losses”) and, with respect to items (i) and (iii) (to the extent the 1603 Grant Audit results in a 1603 Grant Recapture Liability), in an aggregate amount not to exceed the amount of 1603 Grant actually received by Borrower. NRG Member’s obligations under this Section 2(a) with respect to Losses related to 1603 Grant Shortfall Liabilities shall be limited to the payment of its Applicable Percentage of the outstanding principal of and interest on the A-3 Loans at the time any payment in respect thereof is made and any such payment shall be applied solely to the repayment of such principal and interest. Losses shall exclude any indirect, consequential, punitive, special or incidental damages. All amounts paid by NRG Member pursuant to this Agreement shall constitute contributions of equity or loans to Holdings Parent, which shall in turn constitute contributions of equity by Holdings Parent to Holdings and by Holdings to Borrower; provided that the foregoing equity contributions by Holdings Parent or Holdings, as applicable, may be made in the form of loans from Holdings Parent to Holdings, as permitted by Section 6.1(i) of the Master Agreement, and loans from Holdings to Borrower, as permitted by Section 6.1(h) of the Master Agreement, and if any such loans are made, the proceeds of such loans shall constitute contributions of equity and the NRG Member shall be deemed to have made a contribution of equity in the amount of any such proceeds.

4
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(b)    For the avoidance of doubt, NRG Member shall have no obligations under this Agreement in respect of Losses arising out of, resulting from or attributable to (i) the exercise by the Collateral Agent and the Secured Parties of their remedies under the Financing Documents, including without limitation, foreclosure or (ii) the actions or identity of any direct or indirect owner of Equity Interests in Borrower other than NRG Member or direct or indirect owners of NRG Member. The NRG Member or any of its Affiliates may, in good faith and by appropriate proceedings, diligently contest any Losses hereunder (and defer payment during such contest) and the Beneficiaries shall permit the NRG Member, at its sole cost and expense, to direct and control such proceedings. If any Beneficiary recovers or otherwise receives a refund or credit against other liabilities of any 1603 Grant Recapture Liabilities in respect of which NRG Member paid a Loss hereunder, the Beneficiaries, as applicable, shall, within 10 Business Days of receipt (or receipt of notice of such a credit), pay over to NRG Member the amount so recovered, refunded, or credited, along with any interest or similar amounts paid thereon.
(c)    If the Treasury or any other Governmental Authority shall make any claim, commence any audit, investigation or other action (a “Proceeding”) or otherwise seek to impose any liability that could give rise to a Loss subject to indemnification under this Section 2 (a “Claim”), NRG Member (if it has knowledge of such Claim) and each Sunlight Entity with knowledge of such Claim shall promptly notify the Beneficiaries (and, in the case of such notice by a Sunlight Entity, NRG Member), in writing of such Claim; provided, however, that the failure by NRG Member or such Sunlight Entity to so notify any Beneficiary (or, in the case of any such failure by a Sunlight Entity, NRG Member) shall not relieve NRG Member from any liability which it may have under this Section 2. NRG Member shall, without duplication and subject to Section 2(a), provide reimbursement or pay for any and all Losses no later than 30 days after receiving demand therefor. Each Beneficiary shall be entitled to make demand upon NRG Member at any time upon the incurrence of any Loss. Any demand by a Beneficiary for indemnification of any Loss shall be made in writing to NRG Member, shall specify the nature and the amount of the Loss and shall be conclusive as thereto absent manifest error. All payments to be made by NRG Member pursuant to Section 2(a)(ii) shall be made directly to the 1603 Grant Suspense Account and all other payments to be made by NRG Member under this Section 2 shall be made directly to the Revenue Account, or to such other account as the indemnified Beneficiary shall direct by notice to Borrower and NRG Member.
(d)    The obligations of NRG Member under this Section 2 are absolute and unconditional, irrespective of the value, genuineness, validity or enforceability of any Financing Document or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of, or security for, any of the Obligations, and, to the fullest extent permitted by law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of their undertakings hereunder, it being the intent of this Section 2(d) that the obligations of NRG Member hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of one or more of the following shall not alter or impair the liability of NRG Member hereunder which shall remain absolute and unconditional as described above:
(i)    at any time or from time to time, without notice to NRG Member, the time for any performance of, or compliance with, any of the Obligations or any of the

5
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

obligations of the Financing Parties under any other Financing Document shall be extended, or such performance or compliance shall be waived;
(ii)    any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Financing Documents, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations;
(iii)    any of the acts mentioned in any of the provisions of any Financing Document or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iv)    any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Financing Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, in each case whether or not in accordance with the terms hereof or such Financing Document or any agreement relating to such other guaranty or security;
(v)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations or any of the obligations of any Sunlight Entity under any other Financing Document shall be modified, waived, supplemented or amended in any respect, or shall at any time be found to be illegal, invalid or unenforceable in any respect, or any right under any Financing Document or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any of the obligations of any Sunlight Entity under any other Financing Document or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(vi)    any lien or security interest granted to, or in favor of, the Collateral Agent or any other Secured Party or any party to a Financing Document as security for any of the Obligations (including without limitation Liens intended to be created by the Security Documents) or any of the obligations of any Sunlight Entity under any other Financing Document shall fail to be perfected or shall be released;
(vii)    the performance or failure to perform by NRG Member of its obligations hereunder or by any Member or any other Borrower Party of its obligations under any other agreement, or by the condition (financial, legal or otherwise), affairs, status, nature or actions of any Sunlight Entity;
(viii)    subject to Section 15, any change in ownership of any Sunlight Entity;
(ix)    the voluntary or involuntary liquidation, dissolution, sale of assets, marshaling of assets and liabilities, receivership, conservatorship, custodianship,

6
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, readjustment or similar proceeding affecting any Person;
(x)    any defenses, set offs or counterclaims which NRG Member or any Sunlight Entity may allege or assert against any Beneficiary in respect of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; or
(xi)    any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of NRG Member as an obligor under this Agreement.
(e)    NRG Member hereby expressly waives, for the benefit of the Beneficiaries, diligence, presentment, demand of payment, protest and all notices whatsoever (other than any notices required under this Agreement) and any requirement that the Collateral Agent or any other Secured Party or any party to a Financing Document exhaust any right, power or remedy or proceed against any Sunlight Entity under this Agreement, any other Financing Document or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations or any of the obligations of any Sunlight Entity under any other Financing Document, or pursue any other remedy in the power of the Collateral Agent or such other Secured Party whatsoever. NRG Member hereby further expressly waives, for the benefit of the Beneficiaries, (i) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Sunlight Entity or any Member including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Sunlight Entity or any Member from any cause other than payment in full of the Obligations, (ii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (iii) any defense based upon any Beneficiary’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith, (iv) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of NRG Member’s obligations hereunder, (B) any rights to set offs, recoupments and counterclaims, and (C) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto, (v) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, under the other Financing Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to any Sunlight Entity and any right to consent to any thereof, and (vi) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
(f)    The obligations of NRG Member under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of NRG Member under this Agreement is rescinded or must be otherwise restored by any Sunlight Entity or the Collateral Agent to NRG Member as a result of any proceedings in bankruptcy, and

7
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

NRG Member agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including reasonable and documented fees and expenses of counsel) incurred by such Secured Party in connection with such rescission or restoration. This Section 2(f) shall survive the termination of this Agreement.
(g)    This Agreement is a primary obligation of NRG Member and not merely a contract for surety.
SECTION 3.    Representations, Warranties and Covenants. NRG Member represents and warrants to each Beneficiary that, as of the date of this Agreement:
(a)    It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
(b)    It has the power and authority, and the legal right, to make, deliver and perform this Agreement and to consummate the transactions contemplated thereby. It has taken all necessary organizational (including partnership) action to authorize the execution, delivery and performance of this Agreement and to consummate the transactions contemplated thereby. This Agreement constitutes a legal, valid and binding obligation of NRG Member, enforceable against NRG Member in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement will not violate any law applicable to NRG Member or any constitutive document or contractual obligation of NRG Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any law or any such contractual obligation, except, other than in the case of the constitutive documents, as could not reasonably be expected to have a material adverse effect on the ability of NRG Member to perform its obligations hereunder.
(c)    No material action, consent or approval of, material registration or filing with, material notice to, or any other material action by, any Governmental Authority is or will be required in connection with the due execution, delivery and performance by NRG Member of this Agreement.
(d)    It has not sold or transferred, and shall not sell or transfer, in each case directly or indirectly, any of its voting or economic interest in the Loan Parties to anyone but a Permitted Equity Transferee by means of a Permitted Transfer.
SECTION 4.    GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of such States that would permit the application of the laws of a jurisdiction other than such State.
SECTION 5.    Consent to Jurisdiction; Waiver of Immunity.
(a)    Each of the parties hereto irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter

8
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

under or arising out of or in connection with this Agreement or the transactions contemplated thereby may be brought in or removed to the courts of the United States of America for the Southern District of New York or the District of Columbia, or, to the extent that such courts are not available or decline to accept jurisdiction over such legal action or proceeding, the State of New York, in and for the County of New York in respect of any actions brought against it as a defendant in any action or proceeding arising out of this Agreement, and hereby expressly and irrevocably accepts and submits to the exclusive jurisdiction of each such court with respect to any such action, suit or proceeding. Each of the parties hereto hereby waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.
(b)    Each of the parties hereto hereby irrevocably agrees that any and all legal process may be served in any such action, suit or proceeding brought in any of the aforementioned courts by delivery of such process in the manner provided in Section 8, and such service shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of the parties hereto agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. Nothing herein shall be deemed to limit the ability of any party hereto to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any other party hereto or bring actions, suits or proceedings against any other party hereto in such other jurisdictions, and in such manner, as may be permitted by applicable law.
(c)    NRG Member and each Sunlight Entity hereby irrevocably appoints [CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10019], as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York in connection with this Agreement (the “Process Agent”). If for any reason the Process Agent shall cease to act as such for NRG Member or any Sunlight Entity, NRG Member or such Sunlight Entity, as the case may be, hereby agrees to designate a new agent in New York City on the terms and for the purposes of this Section 5 reasonably satisfactory to the Beneficiaries. Such service may be made by mailing or delivering a copy of such process to NRG Member or such Sunlight Entity, as the case may be, in care of the Process Agent at the Process Agent's above address, and NRG Member and each Sunlight Entity hereby irrevocably authorize and direct the Process Agent to accept such service on its behalf. As an alternative method of service, NRG Member and each Sunlight Entity also irrevocably consents to the service of any and all process in any such action or proceeding by the air mailing of copies of such process to NRG Member or such Sunlight Entity, as the case may be, at its then effective notice address pursuant to Section 8. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document in the courts of any jurisdiction.
SECTION 6.    Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND,

9
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
SECTION 7.    Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by NRG Member, each Sunlight Entity and Collateral Agent (acting at the direction of the Master Administrative Agent). Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 8.    Addresses for Notices. All notices and other communications provided for hereunder shall be (i) in writing and (ii) sent by facsimile, overnight courier (if for inland delivery) or international courier (if for overseas delivery) (with a copy, which shall not constitute notice for the purposes of this Agreement, by electronic mail) to a party hereto at its address and contact number specified in below, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto:
(a)    NRG Member:
NRG Yield Operating LLC
211 Carnegie Center
Princeton, New Jersey 08540
Attention:    Office of the General Counsel
Facsimile:    (609) 524-4589
Email:        ogc@nrgyield.com

(b)    Borrower:
Desert Sunlight 250, LLC
c/o NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408-0428
Attention:    Business Manager
Telephone:    (561) 304-5942
Facsimile:    (561) 691-7309
E-mail:    Tyler.Hardin@nexteraenergy.com

(c)    Holdings:

10
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Desert Sunlight Holdings, LLC
c/o NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408-0428
Attention:    Business Manager
Telephone:    (561) 304-5942
Facsimile:    (561) 691-7309
E-mail:    Tyler.Hardin@nexteraenergy.com
(d)    Holdings Parent:
Desert Sunlight Investment Holdings, LLC
c/o NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408-0428
Attention:    Business Manager
Telephone:    (561) 304-5942
Facsimile:    (561) 691-7309
E-mail:    Tyler.Hardin@nexteraenergy.com

(e)    Collateral Agent:
Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor, MS NYC60-2710
New York, NY 10005
Attention:    Project Finance, Project Desert Sunlight
Facsimile:    (732) 578-4636
All notices and communications shall be effective when received by the addressee thereof during business hours on a Business Day in such Person’s location as indicated by such Person’s address in paragraphs (a) to (e) above, or at such other address as is designated by such Person in a written notice to the other parties hereto.
SECTION 9.    No Waiver; Remedies. No failure or delay on the part of any Sunlight Entity or any Beneficiary in exercising any right, power or privilege hereunder or under this Agreement and no course of dealing between any Sunlight Entity or any Beneficiary, or any of their Affiliates, on the one hand, and NRG Member on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on NRG Member in any case shall entitle NRG Member to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Sunlight Entity or any Beneficiary to any other or further action in any circumstances without notice or demand.
SECTION 10.    Severability. Any provision of this Agreement held to be invalid, illegal

11
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 11.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 12.    Termination. Notwithstanding anything herein to the contrary, this Agreement shall immediately and automatically terminate, and be of no further force and effect, upon the earlier of (a) the occurrence of the Discharge Date and (b) expiration of the 1603 Grant Recapture Period (such earlier date, the “Termination Date”); provided that the foregoing shall not limit the obligations of NRG Member under this Agreement with respect to any claim asserted prior to the Termination Date.
SECTION 13.    Entire Agreement. This Agreement, together with the other Financing Documents, constitute the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement or understanding, the terms, conditions and provisions of this Agreement shall prevail.
SECTION 14.    Benefit; Successors and Permitted Assigns.
(a)    This Agreement is intended solely for the benefit of and is enforceable by the parties hereto and their respective successors or assigns and is not for the benefit of or enforceable by any other Person. This Agreement shall be binding upon NRG Member and its successors and permitted assigns and shall inure to the benefit of the successors and permitted assigns of the Beneficiaries.
(b)    This Agreement and all obligations of NRG Member hereunder to the Beneficiaries shall not be assignable by NRG Member in whole or in part without the prior written consent of the Beneficiaries and each of the Lenders.
(c)    NRG Member hereby consents to the assignment by each Sunlight Entity of all its right, title and interest in, to and under this Agreement to the Collateral Agent as collateral security for any and all obligations of the Sunlight Entities under the Financing Documents. Each Sunlight Entity hereby acknowledges the right of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default under the Financing Agreement, to exercise and enforce all rights of each Sunlight Entity to effect any payments from NRG Member due and payable in accordance with the terms of this Agreement.
SECTION 15.    Additional Members. From time to time subsequent to the date hereof, in connection with a Permitted Transfer in accordance with the terms of the Financing Documents, additional Persons may become parties to a 1603 Grant Recapture Indemnity Agreement (each,

12
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

an “Additional Member”). Upon execution and delivery of any such 1603 Grant Recapture Indemnity Agreement by all parties thereto, and delivery of an executed copy thereof to NRG Member and the Collateral Agent, notice of which is hereby waived by each Sunlight Entity, the transferring Member shall not have any obligations under this Agreement solely to the extent such obligations arise after the effective date of such Permitted Transfer, except to the extent that such transferring Member retains any direct or indirect Equity Interests in any Sunlight Entity.
[Signature pages follow]

13
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized representatives thereunto duly authorized as of the date first above written.

NRG YIELD OPERATING LLC By:____________________________ Name: Title:

14
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

DESERT SUNLIGHT 250, LLC By:____________________________ Name: Title:
DESERT SUNLIGHT HOLDINGS, LLC By:____________________________ Name: Title:
DESERT SUNLIGHT INVESTMENT HOLDINGS, LLC By:____________________________ Name: Title:

15
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By:________________________
Name:
Title:

By:________________________
Name:
Title:

16
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit C to the Purchase and Sale Agreement

CASH GRANT RECAPTURE INDEMNITY AGREEMENT
This CASH GRANT RECAPTURE INDEMNITY AGREEMENT, dated as of June ___, 2015 (this “Agreement”), is made and entered into by NRG YIELD OPERATING LLC, a Delaware limited liability company (“NRG Member”) in favor of DESERT SUNLIGHT 300, LLC, a Delaware limited liability company (“Borrower”), DESERT SUNLIGHT HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), DESERT SUNLIGHT INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (“Holdings Parent”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”). The Collateral Agent, the other Secured Parties, Borrower, Holdings and Holdings Parent are sometimes collectively referred to herein as the “Beneficiaries” and each, individually, as a “Beneficiary”. Borrower, Holdings and Holdings Parent are sometimes collectively referred to herein as the “Sunlight Entities” and each, individually, as a “Sunlight Entity”.
RECITALS
A.    On the date hereof, NRG Member shall have purchased 25% of the Equity Interests in Holdings Parent from EFS Desert Sun, LLC.
B.    Holdings Parent directly owns 100% of the Equity Interests in Holdings, and Holdings directly owns 100% of the Equity Interests in Borrower.
C.    Borrower owns, operates and maintains the Project.
D.    In order to finance the development, design, engineering, construction, commissioning, operation and maintenance of the Project, Borrower has entered into that certain Master Agreement, dated as of September 29, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Master Agreement”), by and among Borrower, DOE, the Master Administrative Agent, the Collateral Agent, the Intercreditor Agent, the A-1 Administrative Agent, the A-2 Administrative Agent, the A-3 Administrative Agent, the LC Facility Administrative Agent, the SPV Trustee, the other Agents party thereto and the LC Issuing Banks and Lenders party thereto, pursuant to which, among other things, the Lenders and the LC Issuing Banks have made loans and other financial accommodations to, and for the benefit of, Borrower.
E.    In connection with the execution of the Master Agreement, Borrower, Holdings, DOE, the Facility Administrative Agents, the Master Administrative Agent, the Collateral Agent, the Intercreditor Agent, the LC Issuing Banks, the Lenders and each Interest Rate Hedge Counterparty have entered into that certain Collateral Agency and Intercreditor Agreement, dated as of September 29, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).
F.    It is a condition precedent to the transfer of Equity Interests under the Master Agreement that NRG Member shall have executed this Agreement.

1
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

G.    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NRG Member agrees as follows:
SECTION 1.Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Master Agreement. As used in this Agreement, the following terms shall have the following meanings:
“1603 Grant” means any payment for specified energy property in lieu of tax credits under Section 1603 of the Recovery Act or any successor provision with respect to the Project.
“1603 Grant Application” means an application filed by Borrower, as an applicant, for a 1603 Grant.
“1603 Grant Audit” means an audit or examination by Treasury of the 1603 Grant Application that results in either a 1603 Grant Shortfall Liability or a 1603 Grant Recapture Liability.
“1603 Grant Code and Guidance” means (a) Section 1603 of the Recovery Act and (b) guidance issued on July 9, 2009 (as updated from time to time thereafter), by the Treasury for payment for specified energy property in lieu of tax credits under the Recovery Act and any clarification, addition or supplement thereto issued by the Treasury or any other Governmental Authority, including any similar guidance concerning a refundable tax credit that replaces the 1603 Grant program (but only to the extent specifically applicable to the 1603 Grant).
“1603 Grant Indemnity Trigger” means (a) Borrower’s disposal to a Disqualified Person of “specified energy property” (as defined in Section 1603(d) of the Recovery Act) with respect to which any 1603 Grant is received, (b) any voluntary cessation of use of “specified energy property” or voluntary change in the purpose for which “specified energy property” is used, or (c) any direct or indirect transfer by NRG Member of its Equity Interests or its profit interests in Borrower to a Disqualified Person, but only the extent that, with respect to the foregoing clauses (a), (b) and (c), at the time of such disposal, cessation, change or transfer, NRG Member was an indirect or beneficial owner of Borrower.
“1603 Grant Placed in Service Date” means, with respect to any portion of the Project, the date on which such portion of the Project is considered to be placed in service for purposes of the 1603 Grant Code and Guidance, which dates the parties hereto acknowledge and agree were as follows: with respect to Block no. 1, December 19, 2013, with respect to Block no. 2, December 19, 2013, with respect to Block no. 3, December 28, 2013, with respect to Block no. 4, December 28, 2013, with respect to Block no. 5, September 29, 2014, with respect to Block no. 6, September 29, 2014, with respect to Block no. 7, September 29, 2014, with respect to Block no. 8, September 29, 2014, with respect to Block no. 9, September 29, 2014, with respect to Block no. 10, December 19, 2013 and with respect to Block no. 11, December 19, 2013; for purposes of this definition, “Block” shall have the meaning set forth in the PV Power Plant EPC Contract.
“1603 Grant Recapture Liability” means any loss, liability, payment or other obligation of Borrower arising out of, resulting from or attributable to all or any portion of a 1603 Grant received by or for the benefit of Borrower in respect of the Project being “recaptured” or

2
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

disallowed by the Treasury because of a 1603 Grant Indemnity Trigger including any interest and penalties related thereto as described in the 1603 Grant Code and Guidance.
“1603 Grant Recapture Period” means, with respect to any portion of the Project, the period from the 1603 Grant Placed in Service Date for such portion of the Project until the fifth anniversary thereof unless the 1603 Grant Code and Guidance extends the applicable vesting period.
“1603 Grant Shortfall Liability” means an amount equal to the amount of the outstanding A-3 Loans on the A-3 Loan Maturity Date (after giving effect to any repayments and prepayments thereof on or prior to such date), (such amount, the “1603 Grant Shortfall”), as the same shall be reduced by any 1603 Grant Proceeds received by Borrower after the A-3 Loan Maturity Date; provided, however, that the 1603 Grant Shortfall Liability shall not include any amount of the 1603 Grant Shortfall that is a result of a determination by any Governmental Authority that any component of the Project is ineligible for (or subject to a reduction of) the 1603 Grant because any such component was not placed in service or was placed in service after the deadline prescribed in the 1603 Grant Code and Guidance.
“Additional Member” has the meaning assigned to such term in Section 15.
“Agreement” has the meaning assigned to such term in the preamble to this Agreement.
“Applicable Percentage” means, (a) in respect of any Losses indemnified by NRG Member under this Agreement other than Losses for which its Applicable Percentage is 100%, at any date of determination, a ratio (expressed as a percentage) of (i) the Equity Interests of Holdings Parent held by NRG Member to (ii) all Equity Interests of Holdings Parent; provided that, for purposes of determining any Applicable Percentage, the Equity Interests of Holdings Parent held by NRG Member shall be calculated without giving effect to any transfer, sale or other disposition of Equity Interests of Holdings Parent other than Permitted Transfers and (b) in respect of any Losses arising out of, resulting from or attributable to (i) a 1603 Grant Indemnity Trigger of the type set forth in clause (c) of the definition thereof or (ii) any misstatements, misrepresentations or inaccuracies, in each case as to matters of fact, in respect of NRG Member or any direct or indirect owner of NRG Member made by Borrower in any 1603 Grant Application, 100%.
“Beneficiary” and “Beneficiaries” have the respective meanings assigned to such terms in the preamble to this Agreement.
“Borrower” has the meaning assigned to such term in the preamble to this Agreement.
“Claim” has the meaning assigned to such term in Section 2(b).
“Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

3
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Holdings Parent” has the meaning assigned to such term in the preamble to this Agreement.
“Intercreditor Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“Losses” has the meaning assigned to such term in Section 2(a).
“Master Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“Member” means each Person that directly owns any Equity Interest in Holdings Parent.
“NRG Member” has the meaning assigned to such term in the preamble to this Agreement.
“Proceeding” has the meaning assigned to such term in Section 2(c).
“Process Agent” has the meaning assigned to such term in Section 5(c).
“Sunlight Entity” and “Sunlight Entities” have the respective meanings assigned to such terms in the preamble to this Agreement.
“Termination Date” has the meaning assigned to such term in Section 12.
SECTION 2.    Indemnity.
(a)    NRG Member hereby agrees to indemnify and hold harmless each Beneficiary from and against its Applicable Percentage of (i) any and all 1603 Grant Recapture Liabilities, (ii) any 1603 Grant Shortfall Liability, (iii) any losses, liabilities, payments or other obligations incurred by such Person arising out of, resulting from or attributable to a 1603 Grant Audit, and (iv) any losses, liabilities, payments or other obligations incurred by such Person arising out of, resulting from or attributable to any misstatements, misrepresentations or inaccuracies, in each case of a factual nature, of Borrower made in any 1603 Grant Application (items (i), (ii), (iii) and (iv) collectively, but without duplication, “Losses”) and, with respect to items (i) and (iii) (to the extent the 1603 Grant Audit results in a 1603 Grant Recapture Liability), in an aggregate amount not to exceed the amount of 1603 Grant actually received by Borrower. NRG Member’s obligations under this Section 2(a) with respect to Losses related to 1603 Grant Shortfall Liabilities shall be limited to the payment of its Applicable Percentage of the outstanding principal of and interest on the A-3 Loans at the time any payment in respect thereof is made and any such payment shall be applied solely to the repayment of such principal and interest. Losses shall exclude any indirect, consequential, punitive, special or incidental damages. All amounts paid by NRG Member pursuant to this Agreement shall constitute contributions of equity or loans to Holdings Parent, which shall in turn constitute contributions of equity by Holdings Parent to Holdings and by Holdings to Borrower; provided that the foregoing equity contributions by Holdings Parent or Holdings, as applicable, may be made in the form of loans from Holdings Parent to Holdings, as permitted by Section 6.1(i) of the Master Agreement, and loans from Holdings to Borrower, as permitted by Section 6.1(h) of the Master

4
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Agreement, and if any such loans are made, the proceeds of such loans shall constitute contributions of equity and the NRG Member shall be deemed to have made a contribution of equity in the amount of any such proceeds.
(b)    For the avoidance of doubt, NRG Member shall have no obligations under this Agreement in respect of Losses arising out of, resulting from or attributable to (i) the exercise by the Collateral Agent and the Secured Parties of their remedies under the Financing Documents, including without limitation, foreclosure or (ii) the actions or identity of any direct or indirect owner of Equity Interests in Borrower other than NRG Member or direct or indirect owners of NRG Member. The NRG Member or any of its Affiliates may, in good faith and by appropriate proceedings, diligently contest any Losses hereunder (and defer payment during such contest) and the Beneficiaries shall permit the NRG Member, at its sole cost and expense, to direct and control such proceedings. If any Beneficiary recovers or otherwise receives a refund or credit against other liabilities of any 1603 Grant Recapture Liabilities in respect of which NRG Member paid a Loss hereunder, the Beneficiaries, as applicable, shall, within 10 Business Days of receipt (or receipt of notice of such a credit), pay over to NRG Member the amount so recovered, refunded, or credited, along with any interest or similar amounts paid thereon.
(c)    If the Treasury or any other Governmental Authority shall make any claim, commence any audit, investigation or other action (a “Proceeding”) or otherwise seek to impose any liability that could give rise to a Loss subject to indemnification under this Section 2 (a “Claim”), NRG Member (if it has knowledge of such Claim) and each Sunlight Entity with knowledge of such Claim shall promptly notify the Beneficiaries (and, in the case of such notice by a Sunlight Entity, NRG Member), in writing of such Claim; provided, however, that the failure by NRG Member or such Sunlight Entity to so notify any Beneficiary (or, in the case of any such failure by a Sunlight Entity, NRG Member) shall not relieve NRG Member from any liability which it may have under this Section 2. NRG Member shall, without duplication and subject to Section 2(a), provide reimbursement or pay for any and all Losses no later than 30 days after receiving demand therefor. Each Beneficiary shall be entitled to make demand upon NRG Member at any time upon the incurrence of any Loss. Any demand by a Beneficiary for indemnification of any Loss shall be made in writing to NRG Member, shall specify the nature and the amount of the Loss and shall be conclusive as thereto absent manifest error. All payments to be made by NRG Member pursuant to Section 2(a)(ii) shall be made directly to the 1603 Grant Suspense Account and all other payments to be made by NRG Member under this Section 2 shall be made directly to the Revenue Account, or to such other account as the indemnified Beneficiary shall direct by notice to Borrower and NRG Member.
(d)    The obligations of NRG Member under this Section 2 are absolute and unconditional, irrespective of the value, genuineness, validity or enforceability of any Financing Document or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of, or security for, any of the Obligations, and, to the fullest extent permitted by law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of their undertakings hereunder, it being the intent of this Section 2(d) that the obligations of NRG Member hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of one or more of the following shall not alter or

5
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

impair the liability of NRG Member hereunder which shall remain absolute and unconditional as described above:
(i)    at any time or from time to time, without notice to NRG Member, the time for any performance of, or compliance with, any of the Obligations or any of the obligations of the Financing Parties under any other Financing Document shall be extended, or such performance or compliance shall be waived;
(ii)    any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Financing Documents, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations;
(iii)    any of the acts mentioned in any of the provisions of any Financing Document or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iv)    any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Financing Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, in each case whether or not in accordance with the terms hereof or such Financing Document or any agreement relating to such other guaranty or security;
(v)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations or any of the obligations of any Sunlight Entity under any other Financing Document shall be modified, waived, supplemented or amended in any respect, or shall at any time be found to be illegal, invalid or unenforceable in any respect, or any right under any Financing Document or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any of the obligations of any Sunlight Entity under any other Financing Document or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(vi)    any lien or security interest granted to, or in favor of, the Collateral Agent or any other Secured Party or any party to a Financing Document as security for any of the Obligations (including without limitation Liens intended to be created by the Security Documents) or any of the obligations of any Sunlight Entity under any other Financing Document shall fail to be perfected or shall be released;
(vii)    the performance or failure to perform by NRG Member of its obligations hereunder or by any Member or any other Borrower Party of its obligations under any other agreement, or by the condition (financial, legal or otherwise), affairs, status, nature or actions of any Sunlight Entity;

6
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(viii)    subject to Section 15, any change in ownership of any Sunlight Entity;
(ix)    the voluntary or involuntary liquidation, dissolution, sale of assets, marshaling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, readjustment or similar proceeding affecting any Person;
(x)    any defenses, set offs or counterclaims which NRG Member or any Sunlight Entity may allege or assert against any Beneficiary in respect of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; or
(xi)    any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of NRG Member as an obligor under this Agreement.
(e)    NRG Member hereby expressly waives, for the benefit of the Beneficiaries, diligence, presentment, demand of payment, protest and all notices whatsoever (other than any notices required under this Agreement) and any requirement that the Collateral Agent or any other Secured Party or any party to a Financing Document exhaust any right, power or remedy or proceed against any Sunlight Entity under this Agreement, any other Financing Document or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations or any of the obligations of any Sunlight Entity under any other Financing Document, or pursue any other remedy in the power of the Collateral Agent or such other Secured Party whatsoever. NRG Member hereby further expressly waives, for the benefit of the Beneficiaries, (i) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Sunlight Entity or any Member including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Sunlight Entity or any Member from any cause other than payment in full of the Obligations, (ii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (iii) any defense based upon any Beneficiary’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith, (iv) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of NRG Member’s obligations hereunder, (B) any rights to set offs, recoupments and counterclaims, and (C) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto, (v) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, under the other Financing Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to any Sunlight Entity and any right to consent to any thereof, and (vi) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(f)    The obligations of NRG Member under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of NRG Member under this Agreement is rescinded or must be otherwise restored by any Sunlight Entity or the Collateral Agent to NRG Member as a result of any proceedings in bankruptcy, and NRG Member agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including reasonable and documented fees and expenses of counsel) incurred by such Secured Party in connection with such rescission or restoration. This Section 2(f) shall survive the termination of this Agreement.
(g)    This Agreement is a primary obligation of NRG Member and not merely a contract for surety.
SECTION 3.    Representations, Warranties and Covenants. NRG Member represents and warrants to each Beneficiary that, as of the date of this Agreement:
(a)    It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
(b)    It has the power and authority, and the legal right, to make, deliver and perform this Agreement and to consummate the transactions contemplated thereby. It has taken all necessary organizational (including partnership) action to authorize the execution, delivery and performance of this Agreement and to consummate the transactions contemplated thereby. This Agreement constitutes a legal, valid and binding obligation of NRG Member, enforceable against NRG Member in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement will not violate any law applicable to NRG Member or any constitutive document or contractual obligation of NRG Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any law or any such contractual obligation, except, other than in the case of the constitutive documents, as could not reasonably be expected to have a material adverse effect on the ability of NRG Member to perform its obligations hereunder.
(c)    No material action, consent or approval of, material registration or filing with, material notice to, or any other material action by, any Governmental Authority is or will be required in connection with the due execution, delivery and performance by NRG Member of this Agreement.
(d)    It has not sold or transferred, and shall not sell or transfer, in each case directly or indirectly, any of its voting or economic interest in the Loan Parties to anyone but a Permitted Equity Transferee by means of a Permitted Transfer.
SECTION 4.    GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of such States that would permit the application of the laws of a jurisdiction other than such State.

8
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SECTION 5.    Consent to Jurisdiction; Waiver of Immunity.
(a)    Each of the parties hereto irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the transactions contemplated thereby may be brought in or removed to the courts of the United States of America for the Southern District of New York or the District of Columbia, or, to the extent that such courts are not available or decline to accept jurisdiction over such legal action or proceeding, the State of New York, in and for the County of New York in respect of any actions brought against it as a defendant in any action or proceeding arising out of this Agreement, and hereby expressly and irrevocably accepts and submits to the exclusive jurisdiction of each such court with respect to any such action, suit or proceeding. Each of the parties hereto hereby waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.
(b)    Each of the parties hereto hereby irrevocably agrees that any and all legal process may be served in any such action, suit or proceeding brought in any of the aforementioned courts by delivery of such process in the manner provided in Section 8, and such service shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of the parties hereto agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. Nothing herein shall be deemed to limit the ability of any party hereto to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any other party hereto or bring actions, suits or proceedings against any other party hereto in such other jurisdictions, and in such manner, as may be permitted by applicable law.
(c)    NRG Member and each Sunlight Entity hereby irrevocably appoints [CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10019], as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York in connection with this Agreement (the “Process Agent”). If for any reason the Process Agent shall cease to act as such for NRG Member or any Sunlight Entity, NRG Member or such Sunlight Entity, as the case may be, hereby agrees to designate a new agent in New York City on the terms and for the purposes of this Section 5 reasonably satisfactory to the Beneficiaries. Such service may be made by mailing or delivering a copy of such process to NRG Member or such Sunlight Entity, as the case may be, in care of the Process Agent at the Process Agent's above address, and NRG Member and each Sunlight Entity hereby irrevocably authorize and direct the Process Agent to accept such service on its behalf. As an alternative method of service, NRG Member and each Sunlight Entity also irrevocably consents to the service of any and all process in any such action or proceeding by the air mailing of copies of such process to NRG Member or such Sunlight Entity, as the case may be, at its then effective notice address pursuant to Section 8. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or

9
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

proceeding relating to this Agreement or any other Financing Document in the courts of any jurisdiction.
SECTION 6.    Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
SECTION 7.    Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by NRG Member, each Sunlight Entity and Collateral Agent (acting at the direction of the Master Administrative Agent). Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 8.    Addresses for Notices. All notices and other communications provided for hereunder shall be (i) in writing and (ii) sent by facsimile, overnight courier (if for inland delivery) or international courier (if for overseas delivery) (with a copy, which shall not constitute notice for the purposes of this Agreement, by electronic mail) to a party hereto at its address and contact number specified in below, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto:
(a)    NRG Member:
NRG Yield Operating LLC
211 Carnegie Center
Princeton, New Jersey 08540
Attention:    Office of the General Counsel
Facsimile:    (609) 524-4589
Email:        ogc@nrgyield.com

(b)    Borrower:
Desert Sunlight 300, LLC
c/o NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408-0428
Attention:    Business Manager
Telephone:    (561) 304-5942
Facsimile:    (561) 691-7309

10
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

E-mail:    Tyler.Hardin@nexteraenergy.com

(c)    Holdings:
Desert Sunlight Holdings, LLC
c/o NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408-0428
Attention:    Business Manager
Telephone:    (561) 304-5942
Facsimile:    (561) 691-7309
E-mail:    Tyler.Hardin@nexteraenergy.com
(d)    Holdings Parent:
Desert Sunlight Investment Holdings, LLC
c/o NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408-0428
Attention:    Business Manager
Telephone:    (561) 304-5942
Facsimile:    (561) 691-7309
E-mail:    Tyler.Hardin@nexteraenergy.com

(e)    Collateral Agent:
Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor, MS NYC60-2710
New York, NY 10005
Attention:    Project Finance, Project Desert Sunlight
Facsimile:    (732) 578-4636
All notices and communications shall be effective when received by the addressee thereof during business hours on a Business Day in such Person’s location as indicated by such Person’s address in paragraphs (a) to (e) above, or at such other address as is designated by such Person in a written notice to the other parties hereto.
SECTION 9.    No Waiver; Remedies. No failure or delay on the part of any Sunlight Entity or any Beneficiary in exercising any right, power or privilege hereunder or under this Agreement and no course of dealing between any Sunlight Entity or any Beneficiary, or any of their Affiliates, on the one hand, and NRG Member on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on NRG Member in any

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

case shall entitle NRG Member to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Sunlight Entity or any Beneficiary to any other or further action in any circumstances without notice or demand.
SECTION 10.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 11.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 12.    Termination. Notwithstanding anything herein to the contrary, this Agreement shall immediately and automatically terminate, and be of no further force and effect, upon the earlier of (a) the occurrence of the Discharge Date and (b) expiration of the 1603 Grant Recapture Period (such earlier date, the “Termination Date”); provided that the foregoing shall not limit the obligations of NRG Member under this Agreement with respect to any claim asserted prior to the Termination Date.
SECTION 13.    Entire Agreement. This Agreement, together with the other Financing Documents, constitute the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement or understanding, the terms, conditions and provisions of this Agreement shall prevail.
SECTION 14.    Benefit; Successors and Permitted Assigns.
(a)    This Agreement is intended solely for the benefit of and is enforceable by the parties hereto and their respective successors or assigns and is not for the benefit of or enforceable by any other Person. This Agreement shall be binding upon NRG Member and its successors and permitted assigns and shall inure to the benefit of the successors and permitted assigns of the Beneficiaries.
(b)    This Agreement and all obligations of NRG Member hereunder to the Beneficiaries shall not be assignable by NRG Member in whole or in part without the prior written consent of the Beneficiaries and each of the Lenders.
(c)    NRG Member hereby consents to the assignment by each Sunlight Entity of all its right, title and interest in, to and under this Agreement to the Collateral Agent as collateral security for any and all obligations of the Sunlight Entities under the Financing Documents. Each Sunlight Entity hereby acknowledges the right of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default under the Financing

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Agreement, to exercise and enforce all rights of each Sunlight Entity to effect any payments from NRG Member due and payable in accordance with the terms of this Agreement.
SECTION 15.    Additional Members. From time to time subsequent to the date hereof, in connection with a Permitted Transfer in accordance with the terms of the Financing Documents, additional Persons may become parties to a 1603 Grant Recapture Indemnity Agreement (each, an “Additional Member”). Upon execution and delivery of any such 1603 Grant Recapture Indemnity Agreement by all parties thereto, and delivery of an executed copy thereof to NRG Member and the Collateral Agent, notice of which is hereby waived by each Sunlight Entity, the transferring Member shall not have any obligations under this Agreement solely to the extent such obligations arise after the effective date of such Permitted Transfer, except to the extent that such transferring Member retains any direct or indirect Equity Interests in any Sunlight Entity.
[Signature pages follow]

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized representatives thereunto duly authorized as of the date first above written.

NRG YIELD OPERATING LLC By:____________________________ Name: Title:

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

DESERT SUNLIGHT 300, LLC By:____________________________ Name: Title:
DESERT SUNLIGHT HOLDINGS, LLC By:____________________________ Name: Title:
DESERT SUNLIGHT INVESTMENT HOLDINGS, LLC By:____________________________ Name: Title:

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By:________________________
Name:
Title:

By:________________________
Name:
Title:

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit D to the Purchase and Sale Agreement
AMENDED AND RESTATED GUARANTY AGREEMENT
This Amended and Restated Guaranty Agreement (this "Guaranty") is made as of June ___, 2015, by General Electric Capital Corporation, a Delaware corporation (the "Guarantor"), to and for the benefit of Deutsche Bank Trust Company Americas, as collateral agent for the Secured Parties referred to in the Master Agreement as defined below (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent" and a "Beneficiary"), Desert Sunlight 250, LLC, a Delaware limited liability company ("Borrower" and a "Beneficiary"), Desert Sunlight Holdings, LLC, a Delaware limited liability company ("Holdings" and a "Beneficiary"), and Desert Sunlight Investment Holdings, LLC, a Delaware limited liability company ("Holdings Parent" and a "Beneficiary" and, together with the Collateral Agent, Borrower, and Holdings, the "Beneficiaries"). Each capitalized term used but not defined herein shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Master Agreement defined below.
RECITALS
WHEREAS reference is made to the Master Agreement, dated as of September 29, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Master Agreement"), among Borrower, Holdings, DOE, the Master Administrative Agent, the Collateral Agent, the A-1 Administrative Agent, the A-2 Administrative Agent, the A-3 Administrative Agent, the LC Facility Administrative Agent, the SPV Trustee, the other Agents party thereto and the LC Issuing Banks and Lenders party thereto;
WHEREAS, the Guarantor made that certain Guaranty Agreement, dated as of September 29, 2011 (the "Original Guaranty"), for the benefit of the Beneficiaries, guaranteeing the obligations of EFS Desert Sun LLC ("EFS") under the Equity Contribution Agreement and the Cash Grant Recapture Indemnity Agreement (as such terms are defined in the Original Guaranty);
WHEREAS NRG Yield Operating LLC, a Delaware limited liability company (the "NRG Member") is concurrently (a) acquiring twenty five percent (25%) of the Equity Interests in Holdings Parent as of the date hereof from EFS (the "Purchase") and (b) entering into that certain Cash Grant Recapture Indemnity Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "NRG Cash Grant Recapture Indemnity Agreement"), made and entered into by NRG Member in favor of Borrower, Holdings, Holdings Parent and the Collateral Agent;
WHEREAS the Guarantor and the Beneficiaries wish to amend and restate the Original Guaranty in its entirety; and
WHERAS the Guarantor will obtain benefits from the Purchase and the execution, delivery and performance of the NRG Cash Grant Recapture Indemnity Agreement, and it is a

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

condition to the occurrence of the Purchase under the Master Agreement that the Guarantor execute and deliver to the Beneficiaries this Guaranty.
NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained in the NRG Cash Grant Recapture Indemnity Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.Representations and Warranties. The Guarantor represents and warrants that (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and it has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Guaranty and to consummate the transactions contemplated hereby; (b) the execution, delivery and performance of this Guaranty and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the Guarantor's part and do not contravene any provision of its Organizational Documents or any law, regulation or contractual restriction binding on it or its assets, and no other proceedings on its part are necessary to authorize this Guaranty or to consummate the transactions contemplated hereby; (c) this Guaranty has been duly executed and delivered by the Guarantor; and (d) this Guaranty constitutes the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.
2.Guaranty. From and after the date hereof until the termination of this Guaranty in accordance with Section 10 hereof, the Guarantor hereby irrevocably and unconditionally guarantees to the Beneficiaries, and each Beneficiary's respective successors and permitted assigns, the full and prompt payment when due of: (a) all of the funding, contribution, indemnity and payment obligations of the NRG Member described in Section 2 of the NRG Cash Grant Recapture Indemnity Agreement (the "NRG Cash Grant Obligations") and (b) any payment or other obligation of Borrower arising out of all or any portion of a 1603 Grant received by or for the benefit of Borrower in respect of the Project being “recaptured” or disallowed by the Treasury because of (i) any direct or indirect transfer by EFS Desert Sun, LLC, a Delaware limited liability company ("GE Member") of its Equity Interests in Borrower to a Disqualified Person, but only to the extent that at the time of such transfer, GE Member was an indirect or beneficial owner of Borrower and (ii) any misstatements, misrepresentations or inaccuracies, in each case as to matters of fact, in respect of GE Member or any direct or indirect owner of GE Member made by Borrower in any 1603 Grant Application ("GE Cash Grant Obligations", and together with the NRG Cash Grant Obligations, the "Cash Grant Obligations"), in each case when the same shall become due and payable, whether at maturity, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the NRG Cash Grant Recapture Indemnity Agreement; provided, however, that (A) the Guarantor shall not be liable to make any payment until twenty Business Days following receipt by the Guarantor of written notice from any Beneficiary that payment of an amount is due thereunder (a "Demand Notice") and (B) no Beneficiary may deliver any Demand Notice or otherwise make

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

any demand or claim against Guarantor under this Guaranty without first having demanded payment from the NRG Member in respect of the NRG Cash Grant Obligations.
Any Beneficiary may deliver a Demand Notice under this Guaranty. The Guarantor shall make payments under this Guaranty to an account as specified in Section 2(c) of the NRG Cash Grant Recapture Indemnity Agreement (or as otherwise provided in the NRG Cash Grant Recapture Indemnity Agreement).
With respect to any claim, action or proceeding against the Guarantor in connection with this Guaranty, Guarantor shall be entitled to assert only those defenses, claims, setoffs and other rights which the NRG Member would be able to assert if such claim, action or proceeding were to be asserted or instituted against the NRG Member based upon the NRG Cash Grant Recapture Indemnity Agreement (such defenses, claims, setoffs and other rights, the "NRG Member Rights").
3.    Consent to Certain Actions. (a) The Guarantor hereby acknowledges and agrees that the following actions may be undertaken from time to time without notice to the Guarantor and such actions shall not release, impair, or otherwise affect this Guaranty:
(i)    any other Transaction Document may be amended in accordance with its terms to amend or modify any terms therein; and
(ii)    the Collateral Agent may grant any waiver or consent in respect of any Cash Grant Obligation.
(b)    The Guarantor hereby acknowledges and agrees that the following actions may be undertaken from time to time with Guarantor's prior written consent, and upon such consent such actions shall not release, impair, or otherwise affect this Guaranty: (i) the NRG Cash Grant Recapture Indemnity Agreement may be amended in accordance with its terms to amend, modify, increase or decrease the Cash Grant Obligations or to change the time of payment of the Cash Grant Obligations, the terms thereof, or of any payment thereof, or to amend or modify any other terms of the NRG Cash Grant Recapture Indemnity Agreement and (ii) the Beneficiaries and the NRG Member may compromise or settle any unpaid Cash Grant Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under the NRG Cash Grant Recapture Indemnity Agreement.
4.     Waiver. The Guarantor hereby waives all suretyship defenses and the defenses under this Guaranty of promptness, diligence, presentment, demand for payment, protest, notice of dishonor, notice of default, notice of acceptance, notice of intent to accelerate, notice of acceleration, notice of the incurring of the Cash Grant Obligations created under or pursuant to the NRG Cash Grant Recapture Indemnity Agreement and all other notices, demands or conditions whatsoever, except as otherwise required or provided for herein but nothing contained herein shall be construed as a waiver by the Guarantor of the NRG Member Rights. Except to the extent provided in Section 10, this Guaranty is a continuing, absolute, irrevocable and unconditional guaranty by the Guarantor of the Cash Grant Obligations. The Guarantor's

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

obligations hereunder shall remain in full force and effect, shall not be affected, impaired, reduced or modified, and the Guarantor shall have no right to terminate this Guaranty or to be released, relieved or discharged, in whole or in part, from its payment of the Cash Grant Obligations by reason of the following, all of which the Guarantor hereby waives (except as otherwise provided for herein): (a) any bankruptcy, reorganization, dissolution or insolvency under any law of the NRG Member or any Borrower Party, or by any action of a trustee in any such proceeding; (b) any amendment, supplement or modification to, waiver, consent, adjustment, compromise, release, delay or failure to exercise any right, remedy, power or privilege under or in respect of the NRG Cash Grant Recapture Indemnity Agreement or the Cash Grant Obligations, in each case solely to the extent that Guarantor has provided prior written consent for such event; (c) any merger or consolidation of the NRG Member or any Borrower Party into or with any other Person or change in form of organization, name, membership or ownership of the NRG Member or any other Person; (d) any lack of genuineness, validity, regularity, legality, enforceability or value of the NRG Cash Grant Recapture Indemnity Agreement or the Cash Grant Obligations or any other Transaction Document or the lack of authority of the NRG Member or any other Person to enter into the NRG Cash Grant Recapture Indemnity Agreement; or (e) to the extent permitted by Legal Requirements, any other event, circumstance, act or omission whatsoever which might constitute a legal or equitable discharge of a surety or guarantor.
5.     Subordination; Subrogation. The Guarantor shall be subrogated to all rights of the Beneficiaries in respect of any amounts paid by Guarantor pursuant to the provisions of this Guaranty; provided, however, that notwithstanding anything to the contrary contained in this Guaranty or in the NRG Cash Grant Recapture Indemnity Agreement, and notwithstanding any payment or payments made by the Guarantor hereunder or any right of set-off of the Guarantor against any Beneficiary, the Guarantor hereby subordinates to the Beneficiaries such right of subrogation or any collateral security, guarantee or right of offset held by any Beneficiary for the payment of the Cash Grant Obligations, until, in any such case, all of the Cash Grant Obligations are indefeasibly paid in full. After the date hereof, if any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Cash Grant Obligations shall not have been indefeasibly satisfied and discharged in full, such amount shall forthwith upon receipt by the Guarantor, be transferred to an account as specified in Section 2(c) of the NRG Cash Grant Recapture Indemnity Agreement (or as otherwise provided in the NRG Cash Grant Recapture Indemnity Agreement), to be applied against the Cash Grant Obligations; provided that in the event of any such transfer, the obligation of Borrower to the Guarantor with respect to subrogation that would otherwise have been satisfied shall remain outstanding.
6.    Liability of Guarantor. The Guarantor agrees that this Guaranty is a guaranty of payment and not merely a guaranty of collection. Except as set forth in Section 2, the liability of the Guarantor under this Guaranty shall not be conditional or contingent upon the pursuit of any remedy against the NRG Member or any requirement that any Beneficiary exhaust any right, power or remedy or proceed against any other Person prior to any action against the Guarantor under the terms hereof.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

7.    Reinstatement of Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (or any portion thereof) of any of the Cash Grant Obligations is rescinded or must otherwise be returned or restored by any Beneficiary for any reason, including, without limitation, upon the insolvency, bankruptcy, liquidation, reorganization or dissolution of any Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Person or any substantial part of such Person's property, all as though such payment had not been made.
8.No Exclusive Remedy. No delay or omission on the part of any Beneficiary, or its successors or permitted assigns, in the exercise of, or failure to exercise, any right or remedy shall operate as a waiver thereof, a waiver of any other rights or remedies or a release of the Guarantor from any obligations hereunder and no single or partial remedy shall preclude any further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights and remedies provided by law or otherwise to enforce this Guaranty or the Cash Grant Obligations.
9.Continuing Guaranty. Subject to Section 10 hereof, this Guaranty is a continuing guaranty and (a) shall be binding upon the Guarantor and its successors and permitted assigns and (b) shall inure to the benefit of and be enforceable by each Beneficiary and its successors and permitted assigns.
10.Termination. Notwithstanding any provision hereof to the contrary, subject to Section 7 hereof and subject to the proviso below, all obligations of the Guarantor under Section 2 of this Guaranty shall terminate automatically upon the earlier to occur of (a) the date when NRG Member no longer holds Equity Interests in Holdings Parent and (b) the date when all Cash Grant Obligations shall have been indefeasibly paid in full, in each case without further action on the part of the Guarantor or the Beneficiaries, and thereafter shall have no force and effect; provided, however, that if prior to such date any Beneficiary shall have made one or more demands of the Guarantor under this Guaranty in writing, this Guaranty shall survive solely with respect to those demands until final resolution of such demands and payment in full of all amounts required to be paid hereunder, if any, in respect thereof. Subject to Section 7 hereof, this Guaranty shall also terminate on the Discharge Date.
11.Amendment; Waiver. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by the Guarantor and the Beneficiaries, and no waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Beneficiaries. No waiver shall operate as a waiver of, or estoppel with respect to, any prior or subsequent failure to comply with the provision waived or any other provision of this Guaranty.
12.Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty.
13.Captions. The captions in this Guaranty have been inserted only for convenience of reference and do not modify, explain, enlarge or restrict any of the provisions hereof.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

14.Notices. All notices, requests, demands and other communications under this Guaranty, and copies of all notices to NRG Member under the NRG Cash Grant Recapture Indemnity Agreement (as and to the extent provided in such agreement), must be in writing and must be delivered in person or sent by certified mail, postage prepaid, by overnight delivery, and properly addressed as follows:
If to the Guarantor:
General Electric Capital Corporation
201 High Ridge Road
Stamford, CT 06927 9400
Facsimile: (203) 585 1196
Attention: Senior Vice President-Corporate
Treasury and Global Funding Operation

with copies to:

EFS Desert Sun, LLC
c/o GE Energy Financial Services, Inc.
800 Long Ridge Road
Stamford, CT 06927
Attention: Portfolio Manager – EFS Desert Sun, LLC
Facsimile: (203) 357-4890

NRG Yield Operating LLC
211 Carnegie Center
Princeton New Jersey 08540
Attn: Office of the General Counsel
Fax: 609.524.4589

If to the Collateral Agent:

Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor, MS NYC60-2710
New York, NY 10005
Attention:    Project Finance, Project Desert Sunlight
Facsimile:    (732) 578-4636

If to Borrower, Holdings or Holdings Parent:
Desert Sunlight 250, LLC
c/o NextEra Energy Resources, LLC
700 Universe Boulevard

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Juno Beach, FL 33408-0428
Attention:    Business Manager
Telephone:    (561) 304-5942
Facsimile:    (561) 691-7309

The Guarantor and any Beneficiary may from time to time change its address for the purpose of notices thereto by a similar notice specifying a new address, but no such change shall be effective until it is actually received by the Person sought to be charged with its contents. Notices which are addressed as provided in this Section 14 given in person or by overnight delivery or mail shall be effective upon receipt.
15.Attorney's Cost. The Guarantor agrees to pay all reasonable attorney's fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by any Beneficiary in the enforcement of this Guaranty or the Cash Grant Obligations without duplication of any incurrence or payment of such costs and expenses.
16.No Set-Off. By acceptance of this Guaranty, each Beneficiary shall be deemed to have waived any right to set-off, combine, consolidate or otherwise appropriate and apply (a) any assets of the Guarantor at any time held by such Beneficiary or (b) any indebtedness or other liabilities at any time owing by such Beneficiary to the Guarantor or the NRG Member, as the case may be, against, or on account of, any obligations or liabilities owed by the Guarantor to such Beneficiary under this Guaranty, as applicable.
17.No Third Party Beneficiaries. Nothing in this Guaranty, whether express or implied, is intended to confer any rights or remedies on any Persons other than the Guarantor, the Beneficiaries, the Secured Parties and their respective permitted successors and assigns, nor is anything herein intended to relieve or discharge the obligation or liability of any third Persons to the Guarantor, the Beneficiaries or the Secured Parties, nor give any third Persons any right of subrogation or action against the Guarantor, the Beneficiaries or the Secured Parties.
18.Construction of Agreement. This Guaranty shall be construed without regard to the identity of the Person who drafted the various provisions hereof. Each and every provision of this Guaranty shall be construed as though the parties hereto participated equally in the drafting of the same. Consequently, the Guarantor and the Beneficiaries acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Guaranty.
19.Governing Law; Jurisdiction. This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such States that would permit the applicable of the laws of a jurisdiction other than such State. The Guarantor and each Beneficiary hereby irrevocably consent and agree that any legal action, suit or proceeding brought in connection with this Guaranty may be brought in any Federal or State of New York court located in the Borough of Manhattan, the City of New York (including the Supreme Court of the State of New York sitting in New York County and the United States District Court of the

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Southern District of New York), and any appellate court from any thereof in any action or proceeding arising out of this Guaranty, and hereby expressly and irrevocably accept and submit to the exclusive jurisdiction of each such court with respect to any such action, suit or proceeding. The Guarantor and each Beneficiary hereby waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.
20.Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.
21.Excluded Parties List. Upon the Collateral Agent's request, for so long as the NRG Member is a Member and on or prior to the date of termination of this Guaranty in accordance with Section 10, the Guarantor shall deliver to DOE a certificate of an authorized officer of Guarantor stating that the Guarantor is not listed on the U.S. Government's Excluded Parties List System (EPLS), established pursuant to 9.404 of the Federal Acquisition Regulations.
22.Letter of Credit Replacement. This Guaranty may be replaced at any time with an irrevocable standby letter of credit denominated in Dollars and issued in favor of the Beneficiaries by an Acceptable Bank in a stated amount equal to the sum of the portion of any 1603 Grant Proceeds received by Borrower that remain subject to recapture. On the effective date of such letter of credit, this Guaranty shall, subject to Section 7 hereof, terminate and be of no further force and effect.

23.Amendment and Restatement. This Guaranty amends and restates in its entirety the Original Guaranty. All rights, benefits, duties, liabilities and obligations of the parties to the Original Guaranty are hereby amended, restated and superseded in their entirety according to the terms and provisions set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed this Guaranty as of the first date written above.

GUARANTOR:
GENERAL ELECTRIC CAPITAL CORPORATION, as the Guarantor
By:
Name:
Title:

Desert Sunlight - Amended and Restated Cash Grant Guaranty Agreement (250)

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

ACCEPTED AND AGREED:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
in its capacity as the Collateral Agent

By:___________________________
Name
Title:

By:___________________________
Name
Title:

Desert Sunlight - Amended and Restated Cash Grant Guaranty Agreement (250)

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

DESERT SUNLIGHT 250, LLC
By:___________________________
Name
Title:

DESERT SUNLIGHT HOLDINGS, LLC
By:___________________________
Name
Title:

DESERT SUNLIGHT INVESTMENT HOLDINGS, LLC
By:___________________________
Name
Title:

Desert Sunlight - Amended and Restated Cash Grant Guaranty Agreement (250)

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit E to the Purchase and Sale Agreement
AMENDED AND RESTATED GUARANTY AGREEMENT
This Amended and Restated Guaranty Agreement (this "Guaranty") is made as of June ___, 2015, by General Electric Capital Corporation, a Delaware corporation (the "Guarantor"), to and for the benefit of Deutsche Bank Trust Company Americas, as collateral agent for the Secured Parties referred to in the Master Agreement as defined below (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent" and a "Beneficiary"), Desert Sunlight 300, LLC, a Delaware limited liability company ("Borrower" and a "Beneficiary"), Desert Sunlight Holdings, LLC, a Delaware limited liability company ("Holdings" and a "Beneficiary"), and Desert Sunlight Investment Holdings, LLC, a Delaware limited liability company ("Holdings Parent" and a "Beneficiary" and, together with the Collateral Agent, Borrower, and Holdings, the "Beneficiaries"). Each capitalized term used but not defined herein shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Master Agreement defined below.
RECITALS
WHEREAS reference is made to the Master Agreement, dated as of September 29, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Master Agreement"), among Borrower, Holdings, DOE, the Master Administrative Agent, the Collateral Agent, the A-1 Administrative Agent, the A-2 Administrative Agent, the A-3 Administrative Agent, the LC Facility Administrative Agent, the SPV Trustee, the other Agents party thereto and the LC Issuing Banks and Lenders party thereto;
WHEREAS, the Guarantor made that certain Guaranty Agreement, dated as of September 29, 2011 (the "Original Guaranty"), for the benefit of the Beneficiaries, guaranteeing the obligations of EFS Desert Sun LLC ("EFS") under the Equity Contribution Agreement and the Cash Grant Recapture Indemnity Agreement (as such terms are defined in the Original Guaranty);
WHEREAS NRG Yield Operating LLC, a Delaware limited liability company (the "NRG Member") is concurrently (a) acquiring twenty five percent (25%) of the Equity Interests in Holdings Parent as of the date hereof from EFS (the "Purchase") and (b) entering into that certain Cash Grant Recapture Indemnity Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "NRG Cash Grant Recapture Indemnity Agreement"), made and entered into by NRG Member in favor of Borrower, Holdings, Holdings Parent and the Collateral Agent;
WHEREAS the Guarantor and the Beneficiaries wish to amend and restate the Original Guaranty in its entirety; and
WHERAS the Guarantor will obtain benefits from the Purchase and the execution, delivery and performance of the NRG Cash Grant Recapture Indemnity Agreement, and it is a

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

condition to the occurrence of the Purchase under the Master Agreement that the Guarantor execute and deliver to the Beneficiaries this Guaranty.
NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained in the NRG Cash Grant Recapture Indemnity Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.Representations and Warranties. The Guarantor represents and warrants that (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and it has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Guaranty and to consummate the transactions contemplated hereby; (b) the execution, delivery and performance of this Guaranty and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the Guarantor's part and do not contravene any provision of its Organizational Documents or any law, regulation or contractual restriction binding on it or its assets, and no other proceedings on its part are necessary to authorize this Guaranty or to consummate the transactions contemplated hereby; (c) this Guaranty has been duly executed and delivered by the Guarantor; and (d) this Guaranty constitutes the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.
2.Guaranty. From and after the date hereof until the termination of this Guaranty in accordance with Section 10 hereof, the Guarantor hereby irrevocably and unconditionally guarantees to the Beneficiaries, and each Beneficiary's respective successors and permitted assigns, the full and prompt payment when due of: (a) all of the funding, contribution, indemnity and payment obligations of the NRG Member described in Section 2 of the NRG Cash Grant Recapture Indemnity Agreement (the "NRG Cash Grant Obligations") and (b) any payment or other obligation of Borrower arising out of all or any portion of a 1603 Grant received by or for the benefit of Borrower in respect of the Project being “recaptured” or disallowed by the Treasury because of (i) any direct or indirect transfer by EFS Desert Sun, LLC, a Delaware limited liability company ("GE Member") of its Equity Interests in Borrower to a Disqualified Person, but only to the extent that at the time of such transfer, GE Member was an indirect or beneficial owner of Borrower and (ii) any misstatements, misrepresentations or inaccuracies, in each case as to matters of fact, in respect of GE Member or any direct or indirect owner of GE Member made by Borrower in any 1603 Grant Application ("GE Cash Grant Obligations", and together with the NRG Cash Grant Obligations, the "Cash Grant Obligations"), in each case when the same shall become due and payable, whether at maturity, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the NRG Cash Grant Recapture Indemnity Agreement; provided, however, that (A) the Guarantor shall not be liable to make any payment until twenty Business Days following receipt by the Guarantor of written notice from any Beneficiary that payment of an amount is due thereunder (a "Demand Notice") and (B) no Beneficiary may deliver any Demand Notice or otherwise make

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any demand or claim against Guarantor under this Guaranty without first having demanded payment from the NRG Member in respect of the NRG Cash Grant Obligations.
Any Beneficiary may deliver a Demand Notice under this Guaranty. The Guarantor shall make payments under this Guaranty to an account as specified in Section 2(c) of the NRG Cash Grant Recapture Indemnity Agreement (or as otherwise provided in the NRG Cash Grant Recapture Indemnity Agreement).
With respect to any claim, action or proceeding against the Guarantor in connection with this Guaranty, Guarantor shall be entitled to assert only those defenses, claims, setoffs and other rights which the NRG Member would be able to assert if such claim, action or proceeding were to be asserted or instituted against the NRG Member based upon the NRG Cash Grant Recapture Indemnity Agreement (such defenses, claims, setoffs and other rights, the "NRG Member Rights").
3.    Consent to Certain Actions. (a) The Guarantor hereby acknowledges and agrees that the following actions may be undertaken from time to time without notice to the Guarantor and such actions shall not release, impair, or otherwise affect this Guaranty:
(i)    any other Transaction Document may be amended in accordance with its terms to amend or modify any terms therein; and
(ii)    the Collateral Agent may grant any waiver or consent in respect of any Cash Grant Obligation.
(b)    The Guarantor hereby acknowledges and agrees that the following actions may be undertaken from time to time with Guarantor's prior written consent, and upon such consent such actions shall not release, impair, or otherwise affect this Guaranty: (i) the NRG Cash Grant Recapture Indemnity Agreement may be amended in accordance with its terms to amend, modify, increase or decrease the Cash Grant Obligations or to change the time of payment of the Cash Grant Obligations, the terms thereof, or of any payment thereof, or to amend or modify any other terms of the NRG Cash Grant Recapture Indemnity Agreement and (ii) the Beneficiaries and the NRG Member may compromise or settle any unpaid Cash Grant Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under the NRG Cash Grant Recapture Indemnity Agreement.
4.     Waiver. The Guarantor hereby waives all suretyship defenses and the defenses under this Guaranty of promptness, diligence, presentment, demand for payment, protest, notice of dishonor, notice of default, notice of acceptance, notice of intent to accelerate, notice of acceleration, notice of the incurring of the Cash Grant Obligations created under or pursuant to the NRG Cash Grant Recapture Indemnity Agreement and all other notices, demands or conditions whatsoever, except as otherwise required or provided for herein but nothing contained herein shall be construed as a waiver by the Guarantor of the NRG Member Rights. Except to the extent provided in Section 10, this Guaranty is a continuing, absolute, irrevocable and unconditional guaranty by the Guarantor of the Cash Grant Obligations. The Guarantor's obligations hereunder shall remain in full force and effect, shall not be affected, impaired,

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reduced or modified, and the Guarantor shall have no right to terminate this Guaranty or to be released, relieved or discharged, in whole or in part, from its payment of the Cash Grant Obligations by reason of the following, all of which the Guarantor hereby waives (except as otherwise provided for herein): (a) any bankruptcy, reorganization, dissolution or insolvency under any law of the NRG Member or any Borrower Party, or by any action of a trustee in any such proceeding; (b) any amendment, supplement or modification to, waiver, consent, adjustment, compromise, release, delay or failure to exercise any right, remedy, power or privilege under or in respect of the NRG Cash Grant Recapture Indemnity Agreement or the Cash Grant Obligations, in each case solely to the extent that Guarantor has provided prior written consent for such event; (c) any merger or consolidation of the NRG Member or any Borrower Party into or with any other Person or change in form of organization, name, membership or ownership of the NRG Member or any other Person; (d) any lack of genuineness, validity, regularity, legality, enforceability or value of the NRG Cash Grant Recapture Indemnity Agreement or the Cash Grant Obligations or any other Transaction Document or the lack of authority of the NRG Member or any other Person to enter into the NRG Cash Grant Recapture Indemnity Agreement; or (e) to the extent permitted by Legal Requirements, any other event, circumstance, act or omission whatsoever which might constitute a legal or equitable discharge of a surety or guarantor.
5.     Subordination; Subrogation. The Guarantor shall be subrogated to all rights of the Beneficiaries in respect of any amounts paid by Guarantor pursuant to the provisions of this Guaranty; provided, however, that notwithstanding anything to the contrary contained in this Guaranty or in the NRG Cash Grant Recapture Indemnity Agreement, and notwithstanding any payment or payments made by the Guarantor hereunder or any right of set-off of the Guarantor against any Beneficiary, the Guarantor hereby subordinates to the Beneficiaries such right of subrogation or any collateral security, guarantee or right of offset held by any Beneficiary for the payment of the Cash Grant Obligations, until, in any such case, all of the Cash Grant Obligations are indefeasibly paid in full. After the date hereof, if any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Cash Grant Obligations shall not have been indefeasibly satisfied and discharged in full, such amount shall forthwith upon receipt by the Guarantor, be transferred to an account as specified in Section 2(c) of the NRG Cash Grant Recapture Indemnity Agreement (or as otherwise provided in the NRG Cash Grant Recapture Indemnity Agreement), to be applied against the Cash Grant Obligations; provided that in the event of any such transfer, the obligation of Borrower to the Guarantor with respect to subrogation that would otherwise have been satisfied shall remain outstanding.
6.    Liability of Guarantor. The Guarantor agrees that this Guaranty is a guaranty of payment and not merely a guaranty of collection. Except as set forth in Section 2, the liability of the Guarantor under this Guaranty shall not be conditional or contingent upon the pursuit of any remedy against the NRG Member or any requirement that any Beneficiary exhaust any right, power or remedy or proceed against any other Person prior to any action against the Guarantor under the terms hereof.
7.    Reinstatement of Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (or any portion thereof) of any of the

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Cash Grant Obligations is rescinded or must otherwise be returned or restored by any Beneficiary for any reason, including, without limitation, upon the insolvency, bankruptcy, liquidation, reorganization or dissolution of any Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Person or any substantial part of such Person's property, all as though such payment had not been made.
8.No Exclusive Remedy. No delay or omission on the part of any Beneficiary, or its successors or permitted assigns, in the exercise of, or failure to exercise, any right or remedy shall operate as a waiver thereof, a waiver of any other rights or remedies or a release of the Guarantor from any obligations hereunder and no single or partial remedy shall preclude any further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights and remedies provided by law or otherwise to enforce this Guaranty or the Cash Grant Obligations.
9.Continuing Guaranty. Subject to Section 10 hereof, this Guaranty is a continuing guaranty and (a) shall be binding upon the Guarantor and its successors and permitted assigns and (b) shall inure to the benefit of and be enforceable by each Beneficiary and its successors and permitted assigns.
10.Termination. Notwithstanding any provision hereof to the contrary, subject to Section 7 hereof and subject to the proviso below, all obligations of the Guarantor under Section 2 of this Guaranty shall terminate automatically upon the earlier to occur of (a) the date when NRG Member no longer holds Equity Interests in Holdings Parent and (b) the date when all Cash Grant Obligations shall have been indefeasibly paid in full, in each case without further action on the part of the Guarantor or the Beneficiaries, and thereafter shall have no force and effect; provided, however, that if prior to such date any Beneficiary shall have made one or more demands of the Guarantor under this Guaranty in writing, this Guaranty shall survive solely with respect to those demands until final resolution of such demands and payment in full of all amounts required to be paid hereunder, if any, in respect thereof. Subject to Section 7 hereof, this Guaranty shall also terminate on the Discharge Date.
11.Amendment; Waiver. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by the Guarantor and the Beneficiaries, and no waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Beneficiaries. No waiver shall operate as a waiver of, or estoppel with respect to, any prior or subsequent failure to comply with the provision waived or any other provision of this Guaranty.
12.Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty.
13.Captions. The captions in this Guaranty have been inserted only for convenience of reference and do not modify, explain, enlarge or restrict any of the provisions hereof.
14.Notices. All notices, requests, demands and other communications under this Guaranty, and copies of all notices to NRG Member under the NRG Cash Grant Recapture

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Indemnity Agreement (as and to the extent provided in such agreement), must be in writing and must be delivered in person or sent by certified mail, postage prepaid, by overnight delivery, and properly addressed as follows:
If to the Guarantor:
General Electric Capital Corporation
201 High Ridge Road
Stamford, CT 06927 9400
Facsimile: (203) 585 1196
Attention: Senior Vice President-Corporate
Treasury and Global Funding Operation

with copies to:

EFS Desert Sun, LLC
c/o GE Energy Financial Services, Inc.
800 Long Ridge Road
Stamford, CT 06927
Attention: Portfolio Manager – EFS Desert Sun, LLC
Facsimile: (203) 357-4890

NRG Yield Operating LLC
211 Carnegie Center
Princeton New Jersey 08540
Attn: Office of the General Counsel
Fax: 609.524.4589

If to the Collateral Agent:

Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor, MS NYC60-2710
New York, NY 10005
Attention:    Project Finance, Project Desert Sunlight
Facsimile:    (732) 578-4636

If to Borrower, Holdings or Holdings Parent:
Desert Sunlight 300, LLC
c/o NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, FL 33408-0428
Attention:    Business Manager
Telephone:    (561) 304-5942
Facsimile:    (561) 691-7309

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

The Guarantor and any Beneficiary may from time to time change its address for the purpose of notices thereto by a similar notice specifying a new address, but no such change shall be effective until it is actually received by the Person sought to be charged with its contents. Notices which are addressed as provided in this Section 14 given in person or by overnight delivery or mail shall be effective upon receipt.
15.Attorney's Cost. The Guarantor agrees to pay all reasonable attorney's fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by any Beneficiary in the enforcement of this Guaranty or the Cash Grant Obligations without duplication of any incurrence or payment of such costs and expenses.
16.No Set-Off. By acceptance of this Guaranty, each Beneficiary shall be deemed to have waived any right to set-off, combine, consolidate or otherwise appropriate and apply (a) any assets of the Guarantor at any time held by such Beneficiary or (b) any indebtedness or other liabilities at any time owing by such Beneficiary to the Guarantor or the NRG Member, as the case may be, against, or on account of, any obligations or liabilities owed by the Guarantor to such Beneficiary under this Guaranty, as applicable.
17.No Third Party Beneficiaries. Nothing in this Guaranty, whether express or implied, is intended to confer any rights or remedies on any Persons other than the Guarantor, the Beneficiaries, the Secured Parties and their respective permitted successors and assigns, nor is anything herein intended to relieve or discharge the obligation or liability of any third Persons to the Guarantor, the Beneficiaries or the Secured Parties, nor give any third Persons any right of subrogation or action against the Guarantor, the Beneficiaries or the Secured Parties.
18.Construction of Agreement. This Guaranty shall be construed without regard to the identity of the Person who drafted the various provisions hereof. Each and every provision of this Guaranty shall be construed as though the parties hereto participated equally in the drafting of the same. Consequently, the Guarantor and the Beneficiaries acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Guaranty.
19.Governing Law; Jurisdiction. This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such States that would permit the applicable of the laws of a jurisdiction other than such State. The Guarantor and each Beneficiary hereby irrevocably consent and agree that any legal action, suit or proceeding brought in connection with this Guaranty may be brought in any Federal or State of New York court located in the Borough of Manhattan, the City of New York (including the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York), and any appellate court from any thereof in any action or proceeding arising out of this Guaranty, and hereby expressly and irrevocably accept and submit to the exclusive jurisdiction of each such court with respect to any such action, suit or proceeding. The Guarantor and each Beneficiary hereby waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings,

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brought in any such court and hereby further waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.
20.Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.
21.Excluded Parties List. Upon the Collateral Agent's request, for so long as the NRG Member is a Member and on or prior to the date of termination of this Guaranty in accordance with Section 10, the Guarantor shall deliver to DOE a certificate of an authorized officer of Guarantor stating that the Guarantor is not listed on the U.S. Government's Excluded Parties List System (EPLS), established pursuant to 9.404 of the Federal Acquisition Regulations.
22.Letter of Credit Replacement. This Guaranty may be replaced at any time with an irrevocable standby letter of credit denominated in Dollars and issued in favor of the Beneficiaries by an Acceptable Bank in a stated amount equal to the sum of the portion of any 1603 Grant Proceeds received by Borrower that remain subject to recapture. On the effective date of such letter of credit, this Guaranty shall, subject to Section 7 hereof, terminate and be of no further force and effect.

23.Amendment and Restatement. This Guaranty amends and restates in its entirety the Original Guaranty. All rights, benefits, duties, liabilities and obligations of the parties to the Original Guaranty are hereby amended, restated and superseded in their entirety according to the terms and provisions set forth herein.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed this Guaranty as of the first date written above.

GUARANTOR:
GENERAL ELECTRIC CAPITAL CORPORATION, as the Guarantor
By:
Name:
Title:

Desert Sunlight - Amended and Restated Cash Grant Guaranty Agreement (300)

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ACCEPTED AND AGREED:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
in its capacity as the Collateral Agent

By:___________________________
Name
Title:

By:___________________________
Name
Title:

Desert Sunlight - Amended and Restated Cash Grant Guaranty Agreement (300)

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DESERT SUNLIGHT 300, LLC
By:___________________________
Name
Title:

DESERT SUNLIGHT HOLDINGS, LLC
By:___________________________
Name
Title:

DESERT SUNLIGHT INVESTMENT HOLDINGS, LLC
By:___________________________
Name
Title:

Desert Sunlight - Amended and Restated Cash Grant Guaranty Agreement (300)

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Exhibit F to the Purchase and Sale Agreement

[Intentionally Omitted]

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Exhibit G to the Purchase and Sale Agreement
Form of Cash Grant Letter Agreement
EFS Desert Sun, LLC
c/o GE Energy Financial Services, Inc.
800 Long Ridge Road
Stamford, CT 06927
Desert Sunlight Investment Holdings, LLC
c/o NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408-0428
NextEra Desert Sunlight Holdings, LLC
c/o NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408
Summit Solar Desert Sunlight, LLC
c/o Summit Solar Americas, Inc.
600 Third Avenue
New York, NY 10016
NRG Yield Operating LLC
211 Carnegie Center
Princeton New Jersey 08540
Attn: Office of the General Counsel

Dear Sirs and Madams,
THIS CASH GRANT LETTER AGREEMENT (this “Agreement”), dated as of June [•], 2015 (the “Effective Date”), is entered into by and among Desert Sunlight Investment Holdings, LLC, a Delaware limited liability company (the “Company”), EFS Desert Sun, LLC, a Delaware limited liability company (“EFS Desert Sun”), NextEra Desert Sunlight Holdings, LLC, a Delaware limited liability company (the “NextEra Member”), Summit Solar Desert Sunlight, LLC, a Delaware limited liability company (the “Sumitomo Member”) and NRG Yield Operating LLC, a Delaware limited liability company (the “Purchaser”, collectively with the Company, the NextEra Member, EFS Desert Sun and the Sumitomo Member, the “Parties”).
RECITALS
A.    The Company owns one hundred percent (100%) of the issued and outstanding membership interests of Desert Sunlight Holdings, LLC (“DS Holdings”), which owns one hundred percent (100%) of the issued and outstanding membership interests of Desert Sunlight 250, LLC (“Sunlight 250”) and Desert Sunlight 300, LLC (“Sunlight 300”, and together with Sunlight 250, DS Holdings and the Company, the “Sunlight Companies”), each of which

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respectively owns, operates and maintains the 250 MW solar PV electric generating facility located in and near Desert Center, California (the “Desert Sunlight 250 Project”) and the 300 MW solar PV electric generating facility located in and near Desert Center, California (the “Desert Sunlight 300 Project”, collectively with the Desert Sunlight 250 Project, the “Projects”).
B.    The Sunlight Companies filed multiple applications for a cash grant in lieu of the investment tax credit under Section 48 of the Internal Revenue Code under the terms of Section 1603 of the American Recovery and Reinvestment Act of 2009 (the “Cash Grant”) with the United States Treasury (“Treasury”). To date, Treasury has paid to the Sunlight Companies one or more Cash Grant payments in an aggregate amount of $360,468,007, which is less than the $572,628,661 aggregate amount requested on the Cash Grant applications (after applying sequestration at an assumed rate of 7.3%), resulting in a shortfall of $212,160,654 (the “Cash Grant Shortfall”). The Company intends to exercise remedies available to the Sunlight Companies to recover the Cash Grant Shortfall, including pursuing ongoing negotiations with Treasury and, if necessary, commencing and pursuing a cause of action in any appropriate judicial or administrative venue (the “Cash Grant Proceeding”).
C.    Pursuant to the Assignment and Assumption Agreement dated as of the Effective Date entered into by and between EFS Desert Sun and the Purchaser (the “Assignment Agreement”), EFS Desert Sun sold one hundred percent (100%) of its Class B membership interests in the Company to the Purchaser (the “Sale”) and delegated to the Purchaser all its duties, obligations, responsibilities, claims, demands and other commitments in connection with such membership interests in each case solely to the extent arising on or after the Effective Date, except for (a) the Retained Obligations (as such term is defined in the Assignment Agreement) and (b) all of EFS Desert Sun’s rights to any future distributions of Cash Grant proceeds (“Specified Cash Grant Proceeds”) and all of its rights and obligations in respect of notices, participations, consents and disputes with respect to any Cash Grant Proceeding, as described further in this Agreement (the interests transferred to the Purchaser, the “Assigned Interests”) and the interests retained by EFS Desert Sun with respect to the Specified Cash Grant Proceeds and any Cash Grant Proceeding, as described further in this Agreement, collectively, the “Excluded Cash Grant Interests”).
D.    Pursuant to the Second Amended and Restated Limited Liability Company Agreement for Desert Sunlight Investment Holdings, LLC, dated as of the Effective Date, entered into by and among the NextEra Member, the Sumitomo Member and the Purchaser (the “Second Amended and Restated LLCA”), the Purchaser was admitted as a Member, after which, the NextEra Member owns one hundred percent (100%) of the outstanding Class A membership interests in the Company, the Sumitomo Member owns fifty percent (50%) of the outstanding Class B membership interests in the Company and the Purchaser owns fifty percent (50%) of the outstanding Class B Interests in the Company, other than the Excluded Cash Grant Interests and the Retained Obligations. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Second Amended and Restated LLCA.
NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

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ARTICLE I
SALE AND CAPITAL ACCOUNT BALANCES
1.1    The Parties hereby acknowledge and agree that following the Sale, EFS Desert Sun has retained the Excluded Cash Grant Interests and Retained Obligations and the Purchaser has acquired the Assigned Interests which exclude the Excluded Cash Grant Interests and Retained Obligations. The Parties further acknowledge and agree that the Excluded Cash Grant Interests retained by EFS Desert Sun provide EFS Desert Sun with all of the rights under the Second Amended and Restated LLCA with respect to the Cash Grant to the full extent that EFS Desert Sun had such rights prior to the Sale. Additionally, the Parties acknowledge and agree that EFS Desert Sun rather than the Purchaser is solely responsible for the performance of any obligations under the Second Amended and Restated LLCA with respect to the Excluded Cash Grant Interests and the Retained Obligations.
1.2    The Parties agree that, consistent with Section 3.3 of the Second Amended and Restated LLCA, immediately following the Sale, the Purchaser’s initial Capital Account shall equal the balance of EFS Desert Sun’s Capital Account immediately prior to the Sale and EFS Desert Sun’s Capital Account shall be zero.
ARTICLE II

ALLOCATIONS AND DISTRIBUTIONS WITH RESPECT TO THE CASH GRANT
2.1    Following the Sale, the Parties agree that notwithstanding Section 6.1 of the Second Amended and Restated LLCA (a) all Net Profit (including any tax-exempt income and taxable interest income) arising from the Company’s receipt of the Specified Cash Grant Proceeds and indemnity payments received by the Company pursuant to Article V or Article VI shall be allocated to EFS Desert Sun rather than to the Purchaser and (b) twenty five percent (25%) of all Net Loss arising with respect to the Cash Grant Proceeding Expenses (as defined in Article VI) shall be allocated to EFS Desert Sun rather than to the Purchaser.
2.2    Following the Sale, the Parties agree that notwithstanding Section 6.7 of the Second Amended and Restated LLCA, upon receipt by the Sunlight Companies of any Cash Grant proceeds (including any interest with respect thereto) with respect to the Projects, all distributions of Distributable Cash that otherwise would have been distributable to the Purchaser shall not be distributed to the Purchaser (and the Purchaser agrees it shall have no interest therein) and shall instead be distributed to EFS Desert Sun until EFS Desert Sun has received aggregate distributions under this Section 2.2 equal to twenty five percent (25%) of the Cash Grant proceeds (including any interest with respect thereto) received by the Sunlight Companies after the Sale.
2.3    In the event that the Purchaser receives any distributions that should have been paid to EFS Desert Sun pursuant to Section 2.2, the Purchaser shall hold such amounts in trust for EFS Desert Sun and shall promptly pay such amounts to EFS Desert Sun.

3
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE III

TAX TREATMENT
3.1    Following the Sale, the Parties agree to treat EFS Desert Sun as a partner for federal and state income tax purposes until the later of (i) final resolution of the Cash Grant Proceeding and (ii) after all the distributions and allocations contemplated by this Agreement have been satisfied in full.
3.2    The Parties agree to the extent permitted by applicable law to file the Company’s Tax Returns pursuant to Section 10.4 of the Second Amended and Restated LLCA in a manner consistent with the tax treatment described in this Agreement, and the Tax Matters Member shall cause the Company to issue a Schedule K-1 to EFS Desert Sun, for each taxable year that EFS Desert Sun is treated as a partner, reflecting the allocations and distributions to EFS Desert Sun as described in this Agreement. The Parties agree that they will not take any position on their tax returns that is inconsistent with the tax treatment described in this Agreement unless required by applicable law.
3.3    EFS Desert Sun shall have all notice, participation and consultation rights as specified in Section 10.7 of the Second Amended and Restated LLCA solely with respect to any tax matters that may affect the allocations of Net Profit and Net Loss to EFS Desert Sun contemplated by the Parties under this Agreement.
ARTICLE IV

CASH GRANT CONTEST RIGHTS
The rights and obligations retained by EFS Desert Sun with respect to the Excluded Cash Grant Interests shall include, without limitation, the rights and obligations in respect of notices, participation, consents and disputes specified in Section 4.8, Section 10.9 and Article 13 of the Second Amended and Restated LLCA and the consent rights specified in Section 5.6.2.1(d), Section 5.6.2.2(o) and Section 5.6.2.2(q) of the Second Amended and Restated LLCA, in each case, only insofar as such rights relate to claims, actions or proceedings in respect of the Specified Cash Grant Proceeds. EFS Desert Sun’s rights with respect to the Excluded Cash Grant Interests are exclusive to it and the Purchaser will not take any action that would interfere with or otherwise impair the exercise of those rights by EFS Desert Sun.
ARTICLE V

CASH GRANT INDEMNITY CLAIMS
To the extent all or any portion of the Cash Grant Shortfall (and any interest with respect thereto) is not received as a result of any action or misrepresentation by any Member, EFS Desert Sun or any other Person, the Parties agree that the Company shall pursue all available claims and remedies against such Member, EFS Desert Sun or any other Person, as applicable, under any indemnification agreements with respect to the Cash Grant to which such Person or its guarantors may be party and upon receipt of any proceeds from such indemnity claims, such

4
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

proceeds shall be distributed to EFS Desert Sun and the Members in the same manner that Cash Grant proceeds would have been distributed to EFS Desert Sun and the Members under Section 6.7 of the Second Amended and Restated LLCA, as modified by Section 2.2. Net Profit, if any, from the receipt of such indemnity proceeds shall be allocated to EFS Desert Sun and the Members in accordance with Section 6.1 of the Second Amended and Restated LLCA, as modified by Section 2.1.
ARTICLE VI

CASH GRANT PROCEEDING EXPENSES
6.1    At least [ten (10)] Business Days prior to each quarterly distribution under Section 6.7 of the Second Amended and Restated LLCA, the Managing Member shall provide EFS Desert Sun with a report summarizing the total out of pocket expenses incurred subsequent to the date hereof by the Sunlight Companies with respect to the pursuit of claims and remedies with respect to the Cash Grant Proceedings and pursuant to Article V and the defense of any claim against a Sunlight Company that could result in 1603 Grant Recapture Liability (collectively, the “Cash Grant Proceeding Expenses”). Upon the request of any Member or EFS Desert Sun, the Managing Member shall provide such Member or EFS Desert Sun with reasonable documentation supporting such expenditures.
6.2    At least [two (2)] Business Days prior to any quarterly distribution under Section 6.7 of the Second Amended and Restated LLCA, EFS Desert Sun shall make a capital contribution to the Company in an amount equal to (a) twenty five percent (25%) of the aggregate Cash Grant Proceeding Expenses incurred to date minus (b) the aggregate amount of capital contributions by EFS Desert Sun pursuant to this Section 6.2; provided, however, that if the capital contribution amount due for any quarterly period is less than $[50,000], such capital contribution will be deferred until the capital contribution amount is at least equal to $[50,000]; provided further, that a final capital contribution shall be made for any amounts owing below $[50,000] upon the conclusion of any Cash Grant Proceeding. Notwithstanding Section 6.7 of the Second Amended and Restated LLCA, the capital contributions received by the Company from EFS Desert Sun pursuant to this Section 6.2 will be specially distributed to the Purchaser.
6.3    The Managing Member shall pursue any indemnification right of the Sunlight Companies against any Person with respect to any Cash Grant Proceeding Expenses and, upon receipt of any proceeds from such indemnity claims, such proceeds shall be distributed to EFS Desert Sun and the Members in the same manner that Cash Grant proceeds would have been distributed to EFS Desert Sun and the Members under Section 6.7 of the Second Amended and Restated LLCA, as modified by Section 2.2. Net Profit, if any, from the receipt of such indemnity proceeds shall be allocated to EFS Desert Sun and the Members in accordance with Section 6.1 of the Second Amended and Restated LLCA, as modified by Section 2.1.
6.4    Notwithstanding the foregoing provisions of this Article VI, nothing in this Agreement shall limit the liabilities of EFS Desert Sun or GECC for EFS Desert Sun under any of the Financing Documents, the Project Agreements or other Contracts,

5
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

including the First Solar MIPSA, the Investment Agreement, the First Amended Agreement, the Equity Contribution Agreements, the Special Termination Payment Indemnity and Payment Agreements, and the Cash Grant Recapture Indemnity Agreements.

ARTICLE VII

MISCELLANEOUS
7.1    Any notice, demand, consent, authorization, election, offer, approval, request, or other communication (each such action, a “Notice”) required or permitted under this Agreement must be in writing and shall be deemed to have been duly given and received (a) on the date of service, if a Business Day, when served personally or sent by facsimile transmission to the party to whom Notice is to be given, otherwise on the next Business Day, or (b) on the fourth (4th) day after mailing, if mailed by first class registered or certified mail if mailed nationally, or by registered airmail if mailed internationally, postage prepaid, and addressed to the party to whom Notice is to be given at the address set forth below or at the most recent address specified by Notice given to the other party hereto, or (c) on the next Business Day if sent by a nationally or internationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt:

To NextEra Member:
NextEra Desert Sunlight Holdings, LLC
c/o NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408
Attention: Vice President of Development- Matthew Handel
Facsimile: (561) 691-7307

with a copy to:	NextEra Energy Resources, LLC 700 Universe Boulevard Juno Beach, Florida 33408 Attention: Vice President and General Counsel Facsimile: (561) 691-2988

To Sumitomo Member:	Summit Solar Desert Sunlight, LLC c/o Summit Solar Americas, Inc. 600 Third Avenue New York, NY 10016 Attention: Teruyuki Miyazaki Facsimile: 212-207-0820

6
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

with a copy to:	Lewis Farberman, Esq. Sumitomo Corp of America 600 Third Avenue New York, NY 10016 Facsimile: 212-207-0823
To Purchaser:         NRG Yield Operating LLC
211 Carnegie Center
Princeton New Jersey 08540
Attn: Office of the General Counsel
Fax: 609.524.4589
Email: ogc@nrgyield.com

If to EFS Desert Sun:	EFS Desert Sun, LLC c/o GE Energy Financial Services, Inc. 800 Long Ridge Road Stamford, CT 06927 Attention: Portfolio Manager – EFS Desert Sun, LLC Facsimile: (203) 357-4890

with a copy to:
Chadbourne & Parke LLP
1301 Avenue of the Americas
New York, NY 10019
Attention: Paul L. Weber
Telephone: (212) 408-5344
Facsimile: (646) 710-5344
Email: pweber@chadbourne.com

If to the Company:	Desert Sunlight Investment Holdings, LLC c/o NextEra Energy Resources, LLC 700 Universe Boulevard Juno Beach, Florida 33408-0428
The Parties recognize that irreparable injury will result from a material breach of any provision of this Agreement and that money damages may be inadequate to fully remedy the injury. Accordingly, in the event of a material breach or threatened material breach of one or more of the provisions of this Agreement, any Party who may be injured (in addition to any other remedies that may be available to that Party) shall be entitled to seek one or more preliminary or permanent orders (a) restraining and enjoining any act that would constitute a material breach or (b) compelling the performance of any obligation that, if not performed, would constitute a material breach.
7.2    This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, of the parties with respect to the subject matter hereof. No oral representations or modifications concerning this instrument nor any course of dealing between or among any persons having any interest in this Agreement shall be

7
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

of any force or effect unless contained in a subsequent written modification signed by the party to be charged. This Agreement may be amended, modified or waived only by a written instrument executed by the Parties. The Members hereby agree not to amend, modify or supplement the Second Amended and Restated LLCA in a manner that would adversely affect EFS Desert Sun’s rights under this Agreement.
7.3    This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Parties hereto agree that any action by or against any party with respect to or arising out of this Agreement shall be brought exclusively in the State or Federal Courts located in the borough of Manhattan, State of New York, as the party instituting such action may elect, except that actions to enforce an interim or final arbitration award may be filed in any court having jurisdiction. By execution and delivery of this Agreement, each Party irrevocably and unconditionally consents and submits to the exclusive jurisdiction of such courts and the appellate courts therefrom, and waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding. The Parties hereto irrevocably consent to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, first class postage prepaid to the addresses set forth in Section 7.1, or in any other manner permitted by law. In all cases, to the extent permitted by applicable law, each of the Parties hereto irrevocably waives its right to a jury trial with respect to any and all actions, claims and disputes in connection with this Agreement or the transactions contemplated hereby or thereby.
7.4    This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. Any counterparts delivered by facsimile machine or electronic transmission in portable document format (pdf) shall have the same binding legal effect as if it were the original signed version thereof delivered in person.
7.5    This Agreement is binding upon and inures to the benefit of, the Parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and assigns (including, without limitation, as Members under the Second Amended and Restated LLCA). In the event that any Member shall assign or otherwise Transfer (used in this Agreement as such term is defined in the Second Amended and Restated LLCA) all or any part of its Membership Interests it shall simultaneously therewith cause the assignee or transferee thereof to become a Party to this Agreement (and each of the other Parties agree to enter into such agreement or instrument of joinder as shall be necessary to cause such person to be a party hereto). Purchaser shall not Transfer any of its Membership Interests without the prior written consent of EFS Desert Sun and GECC if any Amended and Restated Seller Cash Grant Guaranty (as such term is defined in the Purchase and Sale Agreement, dated as of June 17, 2015, between Purchaser and EFS Desert Sun) is to remain in effect and will not be terminated and released in connection with such Transfer. Any attempted Transfer in violation of this Section 7.5 shall be null and void and of no effect whatsoever.
(Signature pages follow)

8
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Please confirm your agreement with the foregoing by signing and returning one copy of this Agreement to each of the undersigned, whereupon it shall become a binding agreement and the Parties agree that this Agreement shall be treated as incorporated in Section 2.2 of the Second Amended and Restated LLCA as a source of the relationship among the Company’s Members and EFS Desert Sun.

Sincerely,
EFS DESERT SUN
EFS DESERT SUN, LLC, a Delaware limited liability company
By: EFS Desert Sun Holdings, LLC, its managing member
By: EFS Renewables Holdings, LLC, its managing member

By:
Name:
Title:

[Cash Grant Letter Agreement]

9
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

ACCEPTED and AGREED:

COMPANY
DESERT SUNLIGHT INVESTMENT HOLDINGS, LLC,
a Delaware limited liability company
By:
Name:
Title:

[Cash Grant Letter Agreement]

10
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

ACCEPTED and AGREED:

NEXTERA MEMBER
NEXTERA DESERT SUNLIGHT HOLDINGS, LLC,
a Delaware limited liability company
By:
Name:
Title:

[Cash Grant Letter Agreement]

11
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

ACCEPTED and AGREED:

SUMITOMO MEMBER
SUMMIT SOLAR DESERT SUNLIGHT HOLDINGS, LLC,
a Delaware limited liability company
By:
Name:
Title:

12
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

ACCEPTED and AGREED:

PURCHASER
NRG YIELD OPERATING LLC,
a Delaware limited liability company
By:
Name:
Title:

[Cash Grant Letter Agreement]

13
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

            Exhibit H to the Purchase and Sale Agreement

Form of Company LLCA Amendment

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
FOR
DESERT SUNLIGHT INVESTMENT HOLDINGS, LLC,
A DELAWARE LIMITED LIABILITY COMPANY
Dated as of June ___, 2015
THE MEMBERSHIP INTERESTS OF THE COMPANY UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE MEMBERSHIP INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH IN ARTICLE 7 OF THIS AGREEMENT.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

TABLE OF CONTENTS
Section     Page

Article 1 DEFINITIONS		4
1.1	Defined Terms	4
1.2	Construction	4
1.3	Accounting Terms	5

Article 2 THE COMPANY		5
2.1	Formation of Limited Liability Company	5
2.2	Agreement, Effect of Inconsistencies with Act	6
2.3	Name	6
2.4	Term	6
2.5	Office and Agent	6
2.6	Addresses of the Members	7
2.7	Purpose and Business of the Company	7
2.8	No State Law Partnership	7
2.9	Units; Certificates of Membership Interest; Applicability of Article 7 of UCC	7

Article 3 CAPITAL CONTRIBUTIONS		7
3.1	Initial Capital Contributions; Cash Grant Indemnity Capital Contributions	7
3.2	Additional Capital Contribution	9
3.3	Capital Accounts	11
3.4	No Interest	12
3.5	Working Capital Loans	12
3.6	Failure to Make Required Additional Capital Contributions	13

Article 4 MEMBERS		14
4.1	Limited Liability	14
4.2	Additional Members	14
4.3	Withdrawals or Resignations	14
4.4	Loans and Other Business Transactions	15
4.5	Provision of Services By Members	15
4.6	Members Are Not Agents	15
4.7	Consent Rights	15
4.8	Meetings of the Members	15

i

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

4.9	Prohibition Against Partition	17
4.10	No Appraisal Rights	17
4.11	Cash Grant	17
4.12	Cash Grant Disqualified Person	17
4.13	Termination Decisions	18
4.14	Actions With Respect to Financing Documents	18

Article 5 MANAGEMENT AND CONTROL OF THE COMPANY		18
5.1	Designation of the Managing Member	18
5.2	General Powers of the Managing Member	24
5.3	Additional Powers of the Managing Member	24
5.4	Duties of the Managing Member	24
5.5	Tax Matters Member	25
5.6	Budget; Limitations on the Managing Member	25
5.7	Standards of Conduct of the Managing Member	30
5.8	Outside Activities	31
5.9	Reimbursement	31
5.10	Members Participation in Company	32
5.11	Environmental Health & Safety Obligations	32

Article 6 ALLOCATIONS OF NET PROFITS AND NET LOSSES AND DISTRIBUTIONS		33
6.1	Allocations of Net Profit and Net Loss	33
6.2	Special Allocations	33
6.3	Tax Allocations; Code Section 704(c)	35
6.4	Reserved	35
6.5	Reserved	35
6.6	Allocation of Net Profits and Losses and Distributions in Respect of a Transferred Interest	35
6.7	Distributions of Distributable Cash by the Company and Grant Proceeds	35
6.8	Form of Distribution	36
6.9	Reserved	36
6.10	Amounts Withheld	36

Article 7 TRANSFERS		37
7.1	Transfers	37
7.2	Effective Date of Transfers	42

Article 8 ADVERSE ACTS		43
8.l	Remedies	43
8.2	Adverse member Buyout Closing	44
8.3	Remedies Not Exclusive	46

Article 9 DISSOLUTION AND WINDING UP		46
9.1	Right to Cause Dissolution; Events of Dissolution	46
9.2	Certificate of Cancellation	46
9.3	Winding Up	46

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

9.4	Distributions in Kind	46
9.5	Order of Payment Upon Dissolution	47
9.6	No Deficit Restoration Requirement	47
9.7	Limitations on Payments Made in Dissolution	47

9.8	Certificate of Cancellation	47

Article 10 ACCOUNTING, RECORDS, REPORTING BY MANAGING MEMBER		47
10.1	Books and Records	47
10.2	Delivery to Members and Inspection	48
10.3	Financial Statements and Reports	50
10.4	Filing	51
10.5	Bank Accounts	52
10.6	Accounting Decisions and Reliance on Others	52
10.7	Tax Matters for the Company Handled by the Managing Member and the Tax Matters Member	52
10.8	Tax Elections	55
10.9	Cash Grant Procedures	56

Article 11 INDEMNIFICATION AND INSURANCE		58
11.1	Indemnification of Agents	58
11.2	Insurance	58

Article 12 REPRESENTATIONS, WARRANTIES AND COVENANTS		58
12.1	Representations and Warranties of the NextEra Member	58
12.2	Representations and Warranties of the NRG Member	59
12.3	Representations and Warranties of the Sumitomo Member	59

Article 13 DISPUTE RESOLUTION		59
13.1	Senior Management Negotiations	59
13.2	Arbitration	60
13.3	Continued Performance	62
13.4	Major Decisions, Fundamental Decisions or Termination Decisions	62

Article 14 SEPARATENESS REQUIREMENTS; INDEPENDENT MANAGERS		62
14.1	Separateness Requirements	62
14.2	Independent Managers	64

Article 15 GENERAL PROVISIONS		64
15.1	Further Assurances	64
15.2	Notifications	65
15.3	Specific Performance	66
15.4	Complete Agreement; Amendments	66
15.5	Governing Law	66
15.6	Section Titles	66

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

15.7	Binding Provisions	66
15.8	Separability of Provisions	66
15.9	Counterparts	66
15.10	Non-Disclosure	67

15.11	No Third Party Beneficiary Rights	68
15.12	Waiver	68
15.13	Amendment and Restatement	68

List of Exhibits

EXHIBIT A	- Defined Terms

EXHIBIT B	- Capital Budget and Current Operating Budget
List of Schedules

SCHEDULE I	- Members, Percentage Interests and Units Acquired from Initial Capital Contributions; Pre-Approved Additional Capital Contributions

SCHEDULE II	- Financing Documents and Project Agreements

SCHEDULE III	- Obligations Payable from Mandatory Additional Capital Contributions

SCHEDULE IV	- Actions with Respect to Financing Documents

SCHEDULE V	- Additional Insurance Requirements

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
FOR
DESERT SUNLIGHT INVESTMENT HOLDINGS, LLC
A DELAWARE LIMITED LIABILITY COMPANY
This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is dated as of June ___, 2015 (the “Second Amendment Date”) and made and entered into by and among NextEra Desert Sunlight Holdings, LLC, a Delaware limited liability company (the “NextEra Member”), as the current Class A Member and the current Managing Member; NRG Yield Operating LLC, a Delaware limited liability company (the “NRG Member”), as a Class B Member; and Summit Solar Desert Sunlight, LLC, a Delaware limited liability company (the “Sumitomo Member”), as a Class B Member. This Agreement amends and restates the Amended and Restated Limited Liability Company Agreement (the “First Amended Agreement”), dated as of September 27, 2012 (the “First Amendment Date”), by and among the NextEra Member, EFS Desert Sun, LLC (“EFS Desert Sun”) and the Sumitomo Member.
RECITALS
1.On September 8, 2011 (the “Formation Date”), the Certificate of Formation for Desert Sunlight Investment Holdings, LLC (the “Company”), a limited liability company organized under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., was filed with the Delaware Secretary of State by Cherie A. Hanley as an authorized person under the Act (the “Authorized Person”). The NextEra Member and EFS Desert Sun entered into the Limited Liability Company Agreement (the “Original Agreement”), dated as of September 29, 2011 (the “Original Effective Date”).

2.First Solar Development, Inc., a Delaware corporation (“FS Development”), the NextEra Member and EFS Desert Sun entered into that certain Membership Interest Purchase and Sale Agreement, dated as of September 29, 2011 (the “Original MIPSA”), pursuant to which the NextEra Member and EFS Desert Sun purchased from FS Development fifty percent (50%) of the Membership Interests in Desert Sunlight Holdings, LLC (“DS Holdings”). The Original MIPSA was updated by the Desert Sunlight MIPSA Purchase Price Adjustment Letter, dated as of April 27, 2012 (the “Adjustment Letter”), from FS Development and accepted and agreed by EFS Desert Sun and the NextEra Member. EFS Desert Sun and the Sumitomo Member entered into that certain Transfer Agreement, dated as of the First Amendment Date (the “Transfer Agreement”), whereby EFS Desert Sun assigned to the Sumitomo Member one-half of certain of its rights and obligations under the MIPSA. Concurrently herewith, EFS Desert Sun and the NRG Member are entering into that certain Assignment and Assumption Agreement dated as of the Second Amendment Date (the “Assignment Agreement”) pursuant to which EFS Desert Sun will assign to the NRG Member all of its remaining rights and obligations under the Original MIPSA but solely to the extent arising on or after the Effective Date (the Original MIPSA, as so modified by the Adjustment Letter, the Transfer Agreement, and the Assignment

Agreement, the “MIPSA”), and EFS Desert Sun will retain the Retained Rights and Obligations (as defined in the Assignment Agreement).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

3.The Guarantor of the NextEra Member, the NextEra Member, General Electric Capital Corporation, a Delaware corporation (“GECC”) and EFS Desert Sun entered into that certain Investment Agreement, dated as of September 29, 2011 (the “Original Investment Agreement”), as amended by that certain First Amendment to Investment Agreement, dated as of April 25, 2012, as further amended by that certain Second Amendment to Investment Agreement and Joinder, dated as of the First Amendment Date, whereby the Guarantor of the Sumitomo Member and the Sumitomo Member became a party to the Investment Agreement (the “Amended Investment Agreement”), and as further amended by that certain Third Amendment and Joinder to the Investment Agreement, dated as of the Second Amendment Date, whereby the NRG Member became a party to the Investment Agreement (the Amended Investment Agreement, as so amended, the “Investment Agreement”).

4.Pursuant to the Original Investment Agreement, immediately following the Closing (a) the NextEra Member entered into the NextEra Member Contribution Agreement pursuant to which the NextEra Member contributed its fifty percent (50%) share of the membership interests in DS Holdings to the Company in exchange for a fifty percent (50%) share of the Membership Interests in the Company and became the Class A Member of Company holding 7,222,803 Class A Units and (b) EFS Desert Sun entered into the EFS Desert Sun Contribution Agreement pursuant to which EFS Desert Sun contributed its fifty percent (50%) share of the membership interests in DS Holdings to the Company in exchange for a fifty percent (50%) share of the Membership Interests in the Company and became the Class B Member of the Company holding 7,222,803 Class B Units. Prior to the First Amendment Date, (i) the amount of such Class A Units held by the NextEra Member was adjusted to 8,251,051.97 Class A Units and the amount of such Class B Units held by EFS Desert Sun was adjusted to 8,251,051.97 Class B Units, in each case pursuant to Sections 2.2(h) and 5.8 of the MIPSA, and (ii) the NextEra Member made Required Additional Capital Contributions in the aggregate amount of $94,012,414.47 that resulted in the acquisition by the NextEra Member of an additional 94,012,414.47 Class A Units and EFS Desert Sun made Required Additional Capital Contributions in the aggregate amount of $94,012,414.47 that resulted in the acquisition by EFS Desert Sun of an additional 94,012,414.47 Class B Units. Accordingly, as of immediately prior to the First Amendment Date, the NextEra Member held 102,263,466.44 Class A Units and EFS Desert Sun held 102,263,466.44 Class B Units.

5.Pursuant to the Transfer Agreement, EFS Desert Sun sold and transferred 51,131,733.22 Class B Units, equaling 50% of the Class B Units outstanding as of the First Amendment Date and 25% of the total Membership Interests in the Company outstanding as of the First Amendment Date, to the Sumitomo Member. As of the First Amendment Date, the NextEra Member held 102,263,466.44 Class A Units, EFS Desert Sun held 51,131,733.22 Class B Units and the Sumitomo Member held 51,131,733.22 Class B Units, and the NextEra Member, EFS Desert Sun and the Sumitomo Member were the sole Members of the Company.

6.Prior to the execution of the Original Agreement, (a) the NextEra Member entered into the NextEra Equity Contribution Agreements, pursuant to which the NextEra Member made Pre-Approved Additional Capital Contributions to the Company on and after the First

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Amendment Date that resulted in the acquisition by the NextEra Member of certain additional Class A Units in the aggregate as of immediately prior to the Second Amendment Date, and (b) EFS Desert Sun entered into the EFS Desert Sun Equity Contribution Agreements, pursuant to which EFS Desert Sun made Pre-Approved Additional Capital Contributions to the Company on and after the First Amendment Date that resulted in the acquisition by EFS Desert Sun of certain additional Class B Units in the aggregate as of immediately prior to the Second Amendment Date.

7.On the First Amendment Date, the Sumitomo Member entered into the Sumitomo Equity Contribution Agreements, pursuant to which the Sumitomo Member made Pre-Approved Additional Capital Contributions to the Company that resulted in the acquisition by the Sumitomo Member of certain additional Class B Units in the aggregate as of immediately prior to the Second Amendment Date.

8.Accordingly, as of immediately prior to the Second Amendment Date, the NextEra Member held [_____] Class A Units, EFS Desert Sun held [_____] Class B Units and the Sumitomo Member held [_____] Class B Units, and the NextEra Member, EFS Desert Sun and the Sumitomo Member were the sole Members of the Company. Pursuant to the Assignment Agreement, EFS Desert Sun sold and transferred [_____] Class B Units, 50% of the Class B Units outstanding as of the Second Amendment Date and 25% of the total Membership Interests in the Company outstanding as of the Second Amendment Date, to the NRG Member. As of the Second Amendment Date, the NextEra Member held [_____] Class A Units, the NRG Member held [_____] Class B Units and the Sumitomo Member held [_____] Class B Units, and the NextEra Member, the NRG Member and the Sumitomo Member were the sole Members of the Company.

9.The NextEra Member, the Sumitomo Member, EFS Desert Sun, the Company and the NRG Member have entered into the Cash Grant Letter Agreement as, pursuant to which the parties thereto agree to the allocation of certain rights and obligations with respect to the Excluded Cash Grant Interests (as such term is defined therein).

10.The NextEra Member, EFS Desert Sun and the Sumitomo Member entered into the First Amended Agreement on the First Amendment Date. Pursuant to the Assignment Agreement, EFS Desert Sun is transferring all of its Class B Units (and all of the rights and obligations associated therewith arising from and after the date of the Assignment Agreement other than the Retained Rights and Obligations (as defined in the Assignment Agreement)) and the NRG Member is acquiring all of such Class B Units (and the rights and obligations associated therewith arising from and after the date of the Assignment Agreement other than the Retained Rights and Obligations (as defined in the Assignment Agreement)), and the NRG Member wishes to be admitted as a Member of the Company. The NextEra Member and the Sumitomo Member now wish to amend and restate the First Amended Agreement in its entirety and the NextEra Member, the Sumitomo Member and the NRG Member wish to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

are hereby acknowledged, the parties hereto agree, effective as of the Second Amendment Date, that:

A.
the NextEra Member shall continue as a Member of the Company and shall be the holder of the Class A Membership Interests as of the Second Amendment Date in the total amount of Class A Units set forth on Schedule I, which constitute all of the outstanding Class A Membership Interests as of the Second Amendment Date;

B.
the Sumitomo Member shall continue as a Member of the Company and shall be the holder of the Class B Membership Interests as of the Second Amendment Date in the total amount of Class B Units set forth on Schedule I, which constitute fifty percent (50%) of the outstanding Class B Membership Interests as of the Second Amendment Date; and

C.
the NRG Member shall be admitted as a Member of the Company and shall be the holder of the Class B Membership Interests as of the Second Amendment Date in the total amount of Class B Units set forth on Schedule I, which constitute fifty percent (50%) of the outstanding Class B Membership Interests as of the Second Amendment Date;

D.
EFS Desert Sun shall no longer be a Member of the Company, all of the Membership Interests previously held by EFS Desert Sun shall have been previously Transferred by the transactions described in Recitals hereto, and, except as otherwise provided herein or in the Cash Grant Letter Agreement, EFS Desert Sun shall have no rights, obligations, duties, obligations, responsibilities, claims, demands or other commitments under this Agreement or in connection with membership in the Company; and

E.	the NextEra Member, the Sumitomo Member and the NRG Member are the sole Members of the Company as of the Second Amendment Date.

ARTICLE 1
DEFINITIONS

1.1    Defined Terms. Except as otherwise specified, when used in this Agreement, capitalized terms shall have the meanings set forth in Exhibit A or if not defined in this Agreement, the meaning specified in the Act.
1.2    Construction. Unless the context clearly requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) words used or defined in the singular include the plural and vice versa; (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) references to Exhibits and Schedules refer to the Exhibits and Schedules attached to this Agreement, each of which is made a part hereof for all purposes; (e) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law and any rules and regulations promulgated thereunder; (f) terms defined in this Agreement are used throughout this Agreement and in any Exhibits and Schedules hereto as so defined; (g) references to money refer to legal currency of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

the United States of America; (h) the words “includes” or “including” shall mean “including without limitation;” (i) the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular Article or Section in which such words appear unless otherwise specified; (j) all references to a particular entity shall include a reference to such entity’s successors and permitted assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (k) references to any agreement, document or instrument shall mean a reference to such agreement, document or instrument as the same may be amended, modified, supplemented or replaced from time to time; (l) the word “or” will have the inclusive meaning represented by the phrase “and/or;” (m) “shall” and “will” mean “must”, and shall and will have equal force and effect and express an obligation; and (n) “writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing in a visible form.
1.3    Accounting Terms. As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, will have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document will control.
ARTICLE 2
THE COMPANY

2.1    Formation of Limited Liability Company. The Authorized Person filed the Certificate of Formation with the Delaware Secretary of State on the Formation Date and formed the Company as a limited liability company pursuant to the Act. Upon execution of the Original Agreement by the NextEra Member and EFS Desert Sun, the powers of the Authorized Person ceased and the NextEra Member and EFS Desert Sun became the sole Members of the Company as of the Original Effective Date. Upon execution of the First Amended Agreement by the NextEra Member, EFS Desert Sun and the Sumitomo Member, the Sumitomo Member became a Member of the Company such that, as of the First Amendment Date, the sole Members or holders of any equity interest in the Company were the NextEra Member, EFS Desert Sun and the Sumitomo Member. Upon execution of the Assignment Agreement, EFS Desert Sun assigned to the NRG Member all of its remaining Class B Membership Interests, including all rights and obligations associated therewith arising from and after the date of the Assignment Agreement except the Retained Rights and Obligations (as defined in the Assignment Agreement), and EFS Desert Sun has retained the Retained Rights and Obligations (as defined in the Assignment Agreement) and all rights and obligations under this Agreement prior to the date of the Assignment Agreement. Upon execution of this Agreement by the NextEra Member, the Sumitomo Member and the NRG Member, the NRG Member shall become a Member of the Company such that, as of the Second Amendment Date, the sole Members or holders of all of the equity interest in the Company are the NextEra Member, the Sumitomo Member and the NRG Member. The rights and obligations of the Members will be as provided in the Act, except as otherwise expressly provided herein. The Managing Member will from time to time execute or cause to be executed all such certificates, instruments and other documents, or, subject to Section

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

5.6.2, cause to be done all such filings as the Managing Member or the requisite Members may deem necessary or appropriate to operate, continue, or terminate the Company as a limited liability company under the laws of the State of Delaware and such other states where such qualification is necessary or desirable.
2.2    Agreement, Effect of Inconsistencies with Act. The Members agree to the terms and conditions of this Agreement, as such terms and conditions may from time to time be amended, supplemented or restated in accordance with its terms. The Members intend that this Agreement, the MIPSA, the Investment Agreement, the Cash Grant Letter Agreement and the Cash Grant Recapture Indemnity Agreements shall be the sole source of the relationship among the Members (in their capacity as Members), and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Treasury Regulations or rules pertaining to the Cash Grant or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different from, the provisions of the Act or any other applicable Law. For clarification, the prior sentence is not meant to encompass any rights that the Members may have under the MIPSA, the Transfer Agreement, the Assignment Agreement and the agreements related thereto, all of which shall survive in accordance with their terms. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make such provision effective under the Act. If the Act is subsequently amended or interpreted in such a way as to validate a provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.
2.3    Name. The name of the Company is “Desert Sunlight Investment Holdings, LLC.” The business of the Company may be conducted under that name or, upon compliance with applicable Laws, any other name that the Managing Member, with the Consent of the Class A Majority and Class B Majority as provided in Section 5.6.2.1(k), deems appropriate or advisable. The Managing Member shall cause to be filed any fictitious name certificates and similar filings, and any amendments thereto, that the Managing Member considers appropriate or advisable in connection with its conduct of business under another name pursuant to the preceding sentence.
2.4    Term. The Company shall have perpetual existence until it is dissolved and its affairs wound up in accordance with this Agreement and the Act.
2.5    Office and Agent. The address of the registered office of Company required by the Act to be maintained in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, DE 19801, or such other office (which need not be a place of business of Company) as the Managing Member may designate in the manner provided by Law. The name of Company’s registered agent for service of process in the State of Delaware shall be The Corporation Trust Company at the aforementioned address, or such other Person as the Managing Member may from time to time hereafter designate in the manner provided by Law.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

2.6    Addresses of the Members. The respective addresses of the Members are set forth in Section 15.2. For purposes of Section 15.2, a Member may change its address by giving Notice thereof to the Managing Member in accordance with Section 15.2.
2.7    Purpose and Business of the Company. The purpose of the Company is to acquire, construct, install, hold, own, protect, finance, manage, operate and maintain the Projects and to engage in such other activities reasonably related to and in furtherance of the foregoing business as (subject to Section 5.6.2) in the reasonable opinion of the Managing Member may be necessary, advisable, or appropriate. In order to carry out its purpose, the Company shall have and may exercise all powers now or hereafter conferred on limited liability companies by the Act and other Laws of the State of Delaware, and shall have the authority to do any and all things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purpose, and for the protection and benefit of the Company and its Members.
2.8    No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than tax purposes under the Code and any state, municipal or other income tax law or regulation, and this Agreement may not be construed to suggest otherwise.
2.9    Units; Certificates of Membership Interest; Applicability of Article 8 of UCC. Membership Interests shall be represented by Units, divided into Class A Units (in the case of Class A Membership Interests) and Class B Units (in the case of Class B Membership Interests). Each whole Unit shall represent a Capital Contribution in the amount of one dollar ($1), and fractional Units shall represent Capital Contributions in the amount of the corresponding fraction of one dollar ($1). The Membership Interests represented by Class A Units and Class B Units shall have the respective rights, powers and preferences ascribed to Class A Units and Class B Units in this Agreement. The class of Membership Interest of the Members and the number of Units held or to be held by each Member as of the Second Amendment Date is as provided in Schedule I. The Members hereby specify, acknowledge and agree that all Units (and the Membership Interests represented thereby) are securities governed by Article 8 and all other provisions of the Uniform Commercial Code, and pursuant to the terms of Section 8-103(c) of the Uniform Commercial Code, such interests shall be “securities” for all purposes under such Article 8 and under all other provisions of the Uniform Commercial Code. Such Membership Interests are not evidenced by certificates, and will remain not evidenced by certificates. The Company is not authorized to issue certificated interests. The Company will keep a register of the Membership Interests of the Members, in which it will record all Transfers of such Membership Interests.
ARTICLE 3
CAPITAL CONTRIBUTIONS

3.1    Initial Capital Contributions; Cash Grant Indemnity Capital Contributions.
3.1.1    On the Original Effective Date, the NextEra Member and EFS Desert Sun each made Capital Contributions to the Company equal to the fair market value of their

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

respective membership interests in DS Holdings pursuant to their respective Contribution Agreements. The fair market value of the Capital Contributions was equal to each of the Members’ respective payments to FS Development under the MIPSA (i.e., the NextEra Member of the NextEra Purchase Price, as defined in the MIPSA, and EFS Desert Sun of the GE Purchase Price, as defined in the MIPSA). The NextEra Member received one Class A Unit for each one dollar ($1) of the NextEra Purchase Price paid and EFS Desert Sun received one Class B Unit for each one dollar ($1) of the GE Purchase Price paid. The full amount of all such payments that were made in accordance with the MIPSA are referred to as the “Initial Capital Contributions”. The NextEra Member and EFS Desert Sun each received a credit to its Capital Account in the amount equal to the number of Units received by it in connection with its Initial Capital Contributions and in connection with its Additional Capital Contributions made on and after the Original Effective Date up to the First Amendment Date, in each case multiplied by one dollar ($1). On the First Amendment Date, EFS Desert Sun transferred, assigned and sold 50% of its Class B Membership Interests to the Sumitomo Member, and 50% of the balance in the capital account that was at the time EFS Desert Sun’s Capital Account was transferred to the Sumitomo Member. The NextEra Member, EFS Desert Sun and the Sumitomo Member each received a credit to its Capital Account in the amount equal to the Additional Capital Contributions made on and after the First Amendment Date up to the Second Amendment Date. On the Second Amendment Date, EFS Desert Sun shall have transferred, assigned and sold the entirety of its remaining Class B Membership Interests to the NRG Member, and the entire remaining balance in the capital account that was EFS Desert Sun’s Capital Account immediately prior to the Second Amendment Date shall have been transferred to the NRG Member.
3.1.2    Payments made by or on behalf of a Member to the Beneficiaries (as defined in the Cash Grant Recapture Indemnity Agreements) pursuant to the terms of the Cash Grant Recapture Indemnity Agreements (including pursuant to any related Cash Grant Recapture Support Agreement) with respect to Cash Grant Recapture Indemnity Agreements Qualifying Losses shall be deemed to be Additional Capital Contributions made to the Company by such Member, a further contribution by the Company to DS Holdings, and a further contribution by DS Holdings to the Subsidiaries in the applicable amounts and, in the case of 1603 Grant Recapture Liabilities included in such Cash Grant Recapture Indemnity Agreements Qualifying Losses, a payment by the applicable Subsidiary or Subsidiaries to the Treasury; provided, that if any demand for payment of Cash Grant Recapture Indemnity Agreements Qualifying Losses is made pursuant to the Cash Grant Recapture Indemnity Agreements, unless and until all the Members have paid (including payments made by any Guarantor of a Member pursuant to any related Cash Grant Recapture Support Agreement) a pro rata share (based upon the relative Percentage Interests of such Members) of such Cash Grant Recapture Indemnity Agreements Qualifying Losses, the payments made by the Members (or such Guarantors) shall be deemed loans that have been made by the applicable Members whose obligations are being funded pursuant to the Cash Grant Recapture Indemnity Agreements on the same terms and conditions as loans are or were made in lieu of Pre-Approved Required Additional Capital Contributions or Mandatory Additional Capital Contributions pursuant to Section 3.2.4. As a result of such contributions, the Capital Account of such Member shall be adjusted in the same manner as applies for other Additional Capital Contributions in accordance with Section 3.2.5 and, if such Member is a Class A Member, such Member will receive Class A Units based upon the amount of the payments made or deemed made by such Class A Member and, if such Member is a Class

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

B Member, such Member will receive Class B Units based upon the amount of the payments made or deemed made by such Class B Member. For the avoidance of doubt, any payment made by a Member pursuant to the Cash Grant Recapture Indemnity Agreements that is not a payment for Cash Grant Recapture Indemnity Agreements Qualifying Losses shall not be considered an Additional Capital Contribution for purposes of this Agreement and shall be treated as an indemnity payment applicable to losses of the Company, DS Holdings and the Subsidiaries, as the case may be, arising from the event giving rise to such payment.

3.2    Additional Capital Contribution.
3.2.1    No Member shall be required to make any Additional Capital Contributions except as provided in Section 3.2.2 and in Section 3.2.3.
3.2.2    The Members shall be required to make additional Capital Contributions in an amount equal to the Pre-Approved Additional Capital Contributions for each Member. Such Pre-Approved Additional Capital Contributions shall be made in the manner, in the amounts and at the times set forth in the applicable Equity Contribution Agreements to which each such Member is a party. The Managing Member is authorized to issue on behalf of the Company and each Subsidiary the Contribution Requests (as defined in the Equity Contribution Agreements) at the times and in the manner required by Section 2.01(a)(ii) of the Equity Contribution Agreements. Payments made under any of the Residual Sponsor Equity Guaranty Agreements shall be deemed to be Pre-Approved Additional Capital Contributions made to the Company by the applicable Member that is Affiliated with the Guarantor that made such payment. If a payment is due and made under a Residual Sponsor Equity Guaranty Agreement by a Guarantor that is Affiliated with a Member and any of the other Members has not also had payments made in a proportionate amount (based on such Member’s Percentage Interest) under a Residual Sponsor Equity Guaranty Agreement from such other Member’s Affiliated Guarantor, then each of such other Members shall be obligated within three (3) Business Days after Notice from the Managing Member to either (a) cause its Affiliated Guarantor to make such payment or (b) fund a Pre-Approved Additional Capital Contribution in either case in the proportionate amount (based on such Member’s Percentage Interest) to the deemed Pre-Approved Additional Capital Contributions made to the Company by such other Member(s). The amount of any Pre-Approved Additional Capital Contribution may not, when aggregated with all prior Pre-Approved Additional Capital Contributions (including those made pursuant to the Equity Contribution Agreements to which each such Member is a party and those deemed made by a Member pursuant to the Residual Sponsor Equity Guaranty Agreement to which the Guarantor of such Member is a party), exceed the committed amount of the Pre-Approved Additional Capital Contributions for each such Member pursuant to the first sentence of this Section 3.2.2. The proceeds of the Pre-Approved Additional Capital Contributions will be advanced by the Company to DS Holdings and by DS Holdings to the Subsidiaries as provided in the applicable Equity Contribution Agreements or as otherwise provided in the Residual Sponsor Equity Guaranty Agreements. Such Pre-Approved Additional Capital Contributions will be funded or deemed funded as an equity contribution (or loan as provided in Section 3.2.4) to the Company, then by the Company as an equity contribution to DS Holdings, then by DS Holdings as equity contributions to the Subsidiaries. If a Pre-Approved Additional Capital Contribution is required to be made by a Class A Member, except as otherwise provided in Section 3.2.4, when such Pre-Approved Additional Capital Contribution is made or deemed made the Class A Member shall

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

receive additional Class A Units based upon the amount of the Pre-Approved Additional Capital Contributions made or deemed made by such Class A Member, at the rate of one (1) Class A Unit (or fractions thereof) for each one dollar ($1) of Pre-Approved Additional Capital Contributions (or fractions thereof) made or deemed made. If a Pre-Approved Additional Capital Contribution is required to be made by a Class B Member, except as otherwise provided in Section 3.2.4, when such Pre-Approved Additional Capital Contribution is made or deemed made the Class B Member shall receive additional Class B Units based upon the amount of the Pre-Approved Additional Capital Contributions made or deemed made by such Class B Member, at the rate of one (1) Class B Unit (or fractions thereof) for each one dollar ($1) of Pre-Approved Additional Capital Contributions (or fractions thereof) made or deemed made.
3.2.3    In the event that the Company, DS Holdings or any Subsidiary has incurred any of the obligations of the type that are described in Schedule III that cannot be paid from the Company’s, DS Holdings’ or such Subsidiary’s revenues, the Members shall, subject to the proviso in the next succeeding sentence, be required to make additional Capital Contributions in an amount equal to the Mandatory Additional Capital Contributions for each Member. The Managing Member shall reasonably determine when any Mandatory Additional Capital Contribution is required and the aggregate amount thereof (which may not, when aggregated with all prior Mandatory Additional Capital Contributions, exceed the aggregate amount set forth in the definition thereof); provided, that the Managing Member shall not be entitled to issue a Notice requesting a Mandatory Additional Capital Contribution after the date that is sixty (60) days following the Operations Commencement Date. Such Mandatory Additional Capital Contributions shall be made by each Member within ten (10) Business Days after receipt by the Members of a Notice from the Managing Member (together with reasonable documentation supporting the need for such Mandatory Additional Capital Contributions) in an amount that is equal to the amount of the total applicable Mandatory Additional Capital Contribution reasonably determined to be required by the Managing Member multiplied by such Member’s Percentage Interest as of the date of delivery of the Notice of the Mandatory Additional Capital Contribution. The Mandatory Additional Capital Contribution shall be funded in the manner specified in such Notice from the Managing Member. The proceeds of any Mandatory Additional Capital Contribution will be funded as an equity contribution (or loan as provided in Section 3.2.4) to the Company, and if required to pay obligations of DS Holdings, then by the Company as an equity contribution to DS Holdings, and if required to pay obligations of any of the Subsidiaries, then by DS Holdings as equity contributions to the Subsidiaries in such amounts as the Managing Member reasonably determines is required for such Subsidiaries to satisfy the obligations for which such Mandatory Additional Capital Contributions were contributed. If a Mandatory Additional Capital Contribution is required to be made by a Class A Member, except as otherwise provided in Section 3.2.4 when such Mandatory Additional Capital Contribution is made the Class A Member shall receive additional Class A Units based upon the amount of the Mandatory Additional Capital Contributions made by such Class A Member, at the rate of one (1) Class A Unit (or fractions thereof) for each one dollar ($1) of Mandatory Additional Capital Contributions (or fractions thereof) made. If a Mandatory Additional Capital Contribution is required to be made by a Class B Member, except as otherwise provided in Section 3.2.4 when such Mandatory Additional Capital Contribution is made the Class B Member shall receive additional Class B Units based upon the amount of the Mandatory Additional Capital Contributions made by such Class B Member, at the rate of one (1) Class B

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Unit (or fractions thereof) for each one dollar ($1) of Mandatory Additional Capital Contributions (or fractions thereof) made.
3.2.4    Notwithstanding any provision of Section 3.2.2 or Section 3.2.3 to the contrary, if any Pre-Approved Additional Capital Contribution or Mandatory Additional Capital Contribution is made or deemed made, unless and until all Members have fully made or are deemed to have made their respective allocable shares of such Pre-Approved Additional Capital Contributions or Mandatory Additional Capital Contribution, as the case may be, the payments made or deemed made by or on behalf of the funding Members shall be deemed loans that have been made by the applicable funding Members to the Company. Such loans shall bear interest at the Applicable Rate and the principal and accrued and unpaid interest thereon shall be paid solely from Distributable Cash and shall be deemed to have been funded subject to any requirements for subordination set forth in the Financing Documents. Notwithstanding any provision of this Agreement to the contrary, after any loan has been made in lieu of a Pre-Approved Additional Capital Contribution or Mandatory Additional Capital Contribution or if any loan has been deemed to have been made pursuant to Section 3.1.2 as a result of a Member’s funding obligations pursuant to the Cash Grant Recapture Indemnity Agreements or pursuant to Section 3.2.2 as a result of Members funding obligations pursuant to the Residual Sponsor Equity Guaranty Agreements, any distributions of Distributable Cash to Members shall be first applied (but subject to prior application to repay any then outstanding Working Capital Loans as provided in Section 3.5), as a payment to each Member that is deemed to have made a loan or loans in lieu of a Pre-Approved Additional Capital Contribution or Mandatory Additional Capital Contribution or a deemed loan pursuant to Section 3.1.2 as a result of Members funding obligations pursuant to the Cash Grant Recapture Indemnity Agreements or pursuant to Section 3.2.2 as a result of Members funding obligations pursuant to the Residual Sponsor Equity Guaranty Agreements, pro-rata based upon the unpaid principal balances of each such Member’s loans, before any other distributions of Distributable Cash to the Members may be made.
3.2.5    Except as otherwise provided in Section 3.2.4, each Member shall receive a credit to its Capital Account in the amount of any Additional Capital Contributions that it makes or is deemed to have made.
3.2.6    For federal income tax purposes, the NextEra Member agrees to treat the transactions which occurred on the Original Effective Date as follows: (i) the purchase by EFS Desert Sun and the NextEra Member of an undivided interest in each of the assets, and an assumption by EFS Desert Sun and the NextEra Member of each of the liabilities, of Desert Sunlight 250 and Desert Sunlight 300 and (ii) the contribution by EFS Desert Sun and the NextEra Member of their respective undivided interest in each of the assets of Desert Sunlight 250 and Desert Sunlight 300 to the Company under Section 721 of the Code and an assumption by the Company of each of the liabilities of Desert Sunlight 250 and Desert Sunlight 300.
3.3    Capital Accounts. The Company shall establish and maintain an individual Capital Account for each Member in accordance with Regulations Section 1.704-1(b)(2)(iv). If a Member Transfers all or a part of its Membership Interest in accordance with this Agreement, such Member’s Capital Account attributable to the Transferred Membership Interest shall carry over to the new owner of such Membership Interest pursuant to Regulations Section 1.704 1(b)(2)(iv)(1).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

3.4    No Interest. No Member shall be entitled to receive any interest on its Capital Contributions.
3.5    Working Capital Loans.
3.5.1    In the event that the Company, DS Holdings or any Subsidiary has any working capital, maintenance, capital expenditure or other needs that are necessary to be addressed in order for the Projects to be operated or maintained in accordance with Prudent Industry Practices and that cannot be paid for from the Company’s, DS Holdings’ or such Subsidiary’s revenues or that are not permitted to be paid for from the Pre-Approved Additional Capital Contributions or from Mandatory Additional Capital Contributions because the Thirty Million Dollars ($30,000,000) limit thereof has been reached or because the Operations Commencement Date has occurred, each Member may make (but will have no obligation to make), and any third party lender or lenders may make (subject to the first right of the Members to make such Working Capital Loans as hereinafter provided), loans to the Company, DS Holdings or any of the Subsidiaries when and as needed (as reasonably determined by the Managing Member and without any requirement for Consent or other action by any other Members except when required pursuant to Section 5.6.2.1(b)), for such needs of the Company, DS Holdings or any of the Subsidiaries (“Working Capital Loans”), in each case solely in accordance with the provisions of this Section 3.5.1. If the Managing Member reasonably determines that a Working Capital Loan should be made, the Managing Member shall give Notice to the Members of the aggregate amount of the Working Capital Loan that is required and the maximum principal amount of such Working Capital Loan that the Managing Member is willing to advance. Each Member shall give Notice to the Managing Member within ten (10) Business Days after receipt of such Notice specifying whether it has elected to make a Working Capital Loan and the maximum principal amount of such Working Capital Loan that it is willing to advance (and any failure to give such Notice within such ten (10) Business Day period shall be deemed to constitute a determination not to make such election). If more than one of the Members chooses to make Working Capital Loans, each such Member shall have a right (but not an obligation) to advance a pro rata share thereof based upon the relative Percentage Interests of such Members choosing to advance such Working Capital Loans. If the Members are not willing to fully fund the required Working Capital Loans, then the Managing Member shall have the right to seek to have the unfunded portion of such Working Capital Loans funded by a third party lender or lenders. No Working Capital Loan made pursuant to this Section 3.5.1 will entitle the funding Member to additional Units or change the allocable shares of Net Profit or Net Loss as provided in Article 6 of this Agreement or distributive shares of Distributable Cash of any Member as provided in Section 6.7 of this Agreement.
3.5.2    All such Working Capital Loans made by the Managing Member will (A) be unsecured loans, (B) be repaid quarterly out of the Distributable Cash available for distributions to Members, pro rata based upon the unpaid principal balances of each such Member’s or third party lender’s or lenders’ loans together with interest accrued thereon at the Working Capital Loan Rate, before any distributions of Distributable Cash to the Members may be made, with such payments to be applied first to accrued and unpaid interest and then to unpaid principal, (C) not contain any events of default, and (D) during the Covered Period shall be subordinate and junior to other indebtedness and obligations of the Company under the Financing Documents to the extent required thereunder. All Working Capital Loans from any

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

third party lender or lenders shall be subordinate and junior to other indebtedness and obligations of the Company under the Financing Documents to the extent required thereunder and repayable in accordance with their terms as permitted by the terms, conditions or provisions of the documents entered into by the Company, DS Holdings, or the Subsidiaries with respect to any Project Financing.
3.6    Failure to Make Required Additional Capital Contributions. If a Member does not make any Required Additional Capital Contribution when and as required from it pursuant to this Agreement, that Member (the “Non-Complying Member”) shall be in default under this Agreement. In addition to each Complying Member’s (as defined below) right to cease any or all funding obligations that it may have hereunder (except as may otherwise be required under the Equity Contribution Agreements), each of the Complying Members may also pursue their rights under Article 8 and Article 13 and may also elect to exercise any of its rights set forth in Section 3.6.1.
3.6.1    Each Member that has fully funded its Required Additional Capital Contribution (each, a “Complying Member”) shall have the right, but not the obligation, to advance all or any portion of any such unfunded Required Additional Capital Contribution (the “Unfunded Portion”) to the Company and to treat the advance made by such Complying Member(s) as loans by the Complying Member(s) to the Non-Complying Member. If more than one of the Complying Member(s) choose to advance the Unfunded Portion to the Company, each such Complying Member shall have a right to advance a pro rata share thereof based upon the relative Percentage Interests of the Complying Member(s) choosing to advance the Unfunded Portion to the Company.
3.6.2    The terms and conditions of any loan made pursuant to Section 3.6.1 shall be as follows:
3.6.2.1    such loan shall bear interest at the Applicable Rate;
3.6.2.2    interest shall be paid to the Complying Member by the Non-Complying Member monthly in arrears on the first day of each month on the unpaid principal balance of such loan;
3.6.2.3    the Complying Member(s) shall have the right to accelerate the maturity of their respective loans if the interest is not paid within ten (10) days after the due date;
3.6.2.4    the principal of, and the accrued but unpaid interest on, such loan shall be due and payable on the next date after the making of such loan on which distributions of Distributable Cash pursuant to Section 6.7 are made or extended by the Complying Member(s), in their respective sole discretion, before maturity;
3.6.2.5    the Non-Complying Member shall pay all costs and expenses, including reasonable attorney’s fees, incurred by the Complying Member(s) in collecting the principal of, and interest on, such loan; and
3.6.2.6    until the principal of, and interest on, such loans have been repaid in full, any Distributable Cash and any other distribution or return of capital to the Members which

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

would otherwise have been made to the Non-Complying Member shall be made pro rata to the Complying Members that have made loans pursuant to Section 3.6.1 based on the principal balances of their respective loans and applied to the payment of such loan, first to accrued and unpaid interest, and then to unpaid principal.
3.6.3    If requested by a Complying Member, a Non-Complying Member will execute and deliver to the Complying Member a promissory note to document the loan described in Section 3.6.1.
3.6.4    The failure of the Non-Complying Member to make such Required Additional Capital Contribution shall constitute an Adverse Act notwithstanding any election by the Complying Member to fulfill the obligations of a Non-Complying Member pursuant to Section 3.6.1.
3.6.5    Notwithstanding anything in this Agreement, the funding Members of any loan shall have the right to consult with California tax counsel, at the Company’s expense, to determine if the loans could reasonably be expected to trigger a Change in Ownership. If such Members’ receive a written opinion from counsel at a level of “more likely than not” that such loans will trigger a Change in Ownership, then the terms of the loans shall be modified as reasonably necessary to ensure that issuance of the loans will not trigger a Change in Ownership.

ARTICLE 4
MEMBERS

4.1    Limited Liability. Except as otherwise provided by Law, no Member shall be personally liable for any debt, obligation, or liability of the Company, DS Holdings or any Subsidiary, whether that liability or obligation arises in contract, tort, or otherwise. Except as expressly provided in this Agreement, a Member shall not be liable, responsible, or accountable, in damages or otherwise, to any other Member or to the Company, DS Holdings or any Subsidiary for any act performed by the Member (in its capacity as a Member only and not as the Managing Member) with respect to the Company, DS Holdings or any Subsidiary matters unless such act constitutes fraud, willful misconduct, a knowing material violation of Law, a material breach of any representation, warranty or covenant contained in this Agreement, or an Adverse Act.
4.2    Additional Members. The Managing Member may admit to the Company additional Members in accordance with Article 7. Any additional Members shall obtain Membership Interests and will participate in the management (subject to the provisions of Section 5.1 with respect to the Managing Member), Net Profits, Net Losses, and distributions of the Company on the same basis as the Transferor of its Membership Interests in accordance with the Percentage Interests of such Transferor acquired by the applicable additional Member.
4.3    Withdrawals or Resignations. No Member may withdraw or resign from the Company, provided, that a Member that Transfers its entire Membership Interest in a Transfer that is permitted under Article 7 shall cease being a Member hereunder upon the effective time of the Transfer.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

4.4    Loans and Other Business Transactions. In addition to Working Capital Loans and loans to the Company made pursuant to Section 3.2.4, any Member may, at any time, make a loan to the Company in any amount and on those terms approved in accordance with Section 5.6.2.1(b). Members and their Affiliates may also transact other business with the Company with the approval of the Managing Member (subject to Section 5.7.2) and, in doing so, they shall have the same rights and be subject to the same obligations arising out of any such business transaction as would be enjoyed by and imposed upon any Person not a Member engaged in a similar business transaction with the Company.
4.5    Provision of Services By Members. No Member shall be required to perform services for the Company, DS Holdings or any Subsidiary solely by virtue of being a Member. Except as provided in Section 5.1.4, Section 5.9 and Section 7.1.3.19, unless approved in the Budget or otherwise by the Consent of the Class A Majority and Class B Majority no Member shall be entitled to compensation for services performed for the Company, DS Holdings or any Subsidiary, reimbursement for expenses incurred, or advances of funds made (except as expressly provided hereunder with respect to loans made to the Company pursuant to this Agreement).
4.6    Members Are Not Agents. Pursuant to Section 5.1 and Section 5.2 and subject to Section 5.6.2, the management of the Company, DS Holdings and the Subsidiaries is vested in the Managing Member. The other Members shall have no power to participate in the management of the Company, DS Holdings or any Subsidiary except as expressly authorized by this Agreement or the Certificate and except as expressly provided for by the Act. No Member other than the Managing Member is or shall be deemed to be an agent of the Company, DS Holdings or any Subsidiary nor does any such Member, unless expressly and duly authorized in writing to do so by the Managing Member or, with respect to Major Decisions, Fundamental Decisions or Termination Decisions in accordance with the provisions of Section 5.6.2, have any power or authority to bind or act on behalf of the Company, DS Holdings or any Subsidiary in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.
4.7    Consent Rights. Except as expressly provided in this Agreement or the Act, Members shall have no voting, approval or consent rights. Major Decisions, Fundamental Decisions and Termination Decisions require the Consent of Members and, in the case of Termination Decisions, the Consents of the Independent Managers, in each case as provided in Section 5.6.2. Such Consent may be obtained at a meeting of the Members, or by a consent executed by the requisite Members and, in the case of a Termination Decision, by the Independent Managers. Whenever the Consent of the Members is required for any Major Decision, Fundamental Decision or Termination Decision, prior Notice of the proposed Major Decision, Fundamental Decision or Termination Decision will be sent to each Member, unless Notice is waived by such Member in writing.
4.8    Meetings of the Members.
4.8.1    Date, Time and Place of Meetings of Members. Meetings of Members may be held at such date, time and place within or without the State of Delaware as the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Managing Member or the Class A Majority and Class B Majority may fix from time to time. No annual or regular meetings of the Members are required.
4.8.2    Power to Call Meetings. Meetings of the Members may be called by the Managing Member or a Class A Majority or Class B Majority, for the purpose of addressing any matters on which the Members may consent.
4.8.3    Notice of Meeting. Notice of a meeting of Members shall be sent or otherwise given to each Member in accordance with Section 4.8.4 not less than seven (7) days before the date of the meeting. The Notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at this meeting unless agreed to by an affirmative consent of a Class A Majority and a Class B Majority. Upon a request to the Managing Member by any Person(s) entitled to call a meeting of the Members, the Managing Member shall immediately cause Notice to be given to the Members entitled to consent that a meeting will be held at a time requested by the Person(s) calling the meeting, not less than three (3) days after the receipt of the request.
4.8.4    Manner of Giving Notice. Notice of a meeting of Members shall be given in accordance with Section 15.2.
4.8.5    Validity of Action. Except as otherwise provided in this Agreement, including with respect to Major Decisions, Fundamental Decisions and Termination Decisions and with respect to the selection of a replacement Managing Member provided in Section 5.1, all actions and decisions of the Members at any meeting will require the unanimous consent of the Members.
4.8.6    Quorum. At a meeting at which a Major Decision, Fundamental Decision or Termination Decision is to be considered or with respect to the selection of a replacement Managing Member provided in Section 5.1, the presence in person or by proxy of a Class A Majority and a Class B Majority shall constitute a quorum at a meeting of the Members; provided, that in the case of the selection of a replacement Managing Member as provided in Section 5.1 the presence of the Members of the class that are not required to Consent to the replacement is not required for a quorum; provided, further, that the presence of any Member that has had its consent rights suspended pursuant to Section 8.1.1 shall not be required for a quorum.
4.8.7    Adjourned Meeting; Notice. Any Members’ meeting, whether or not a quorum is present, may be adjourned to another time or place by the consent of the Members represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting. When any meeting of Members is adjourned to another time or place, Notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is subsequently fixed. At any adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.
4.8.8    Waiver of Notice or Consent. The actions taken at any meeting of Members, however called and Noticed, and wherever held, have the same validity as if taken at a

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

meeting duly held after regular call and Notice, if a quorum is present either in person or by proxy, and if either before or after the meeting, each of the Members entitled to consent, who was not present in person or by proxy, signs a written waiver of Notice or consents to the holding of the meeting or approves the minutes of the meeting. All such waivers, consents or approvals shall be filed with the Company records or made a part of the meeting. Attendance of a Person at a meeting shall constitute proper Notice of that meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of Notice.
4.8.9    Action by Written Consent without a Meeting. Any action that may be taken at a meeting of Members may be taken without a meeting if a consent in writing setting forth the action so taken is signed and delivered to the Company within sixty (60) days of the record date for that action by Members having not less than the minimum percentage that would be necessary to authorize or take that action at a meeting at which all Members entitled to consent on that action at a meeting were present and consented. All such consents shall be filed with the Managing Member and shall be maintained in the Company records.
4.8.10    Telephone Meetings. Members may participate in any Members’ meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting.
4.8.11    Proxies. Every Member entitled to consent on a matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Person and filed with the Managing Member prior to the time that the consent is taken. The use of proxies in connection with this Article 4 will be governed in the same manner as corporations formed under the General Corporation Law of Delaware.
4.9    Prohibition Against Partition. Each Member irrevocably waives any and all rights the Member may have to maintain an action for partition with respect to any property of the Company.
4.10    No Appraisal Rights. The Members agree that no appraisal rights with respect to its Membership Interests, either express or implied, shall be available to any Member and all Members hereby specifically waive any appraisal rights available under law or equity.
4.11    Cash Grant. Each Member represents to each other Member and the Company that it is not a Cash Grant Disqualified Person and it shall not, and shall cause its Affiliates not to, take any action that results in such Member becoming a Cash Grant Disqualified Person during the Recapture Period. Furthermore, each Member hereby covenants to the Company and each other Member that it shall not claim any tax credit under Section 48 of the Code in respect of either of the Projects unless and until this Agreement is amended to permit the Members to make such election pursuant to Section 10.8.3 hereof.
4.12    Cash Grant Disqualified Person. Each Member hereby covenants to the Company and each other Member that it will not become a Cash Grant Disqualified Person during the Recapture Period.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

4.13    Termination Decisions. Notwithstanding any other term or provision of this Agreement, to the extent permitted by applicable Law, during the Covered Period the Members shall not without the Consent of both of the Independent Managers (i) Consent to a Termination Decision or (ii) Consent to the amendment or modification of any of the provisions of this Section 4.13, Section 5.6.2.3 or Article 14.
4.14    Actions With Respect to Financing Documents. The Managing Member will cause the Company, DS Holdings and the Subsidiaries to take the actions, and the Members will take the actions, described in Schedule IV with respect to the Financing Documents.
ARTICLE 5
MANAGEMENT AND CONTROL OF THE COMPANY

5.1    Designation of the Managing Member. Subject to the provisions of Section 5.6.2 hereof and except as otherwise expressly provided in this Agreement, the day-to-day management of the Company’s business and responsibility, including the exercise of management responsibilities as the sole member of DS Holdings, the direction of DS Holdings in the exercise of management responsibilities as the sole member of each of the Subsidiaries, and the implementation of the requisite Members’ Major Decisions, Fundamental Decisions or Termination Decisions approved in accordance with Section 5.6.2 and the supervision of the performance of the EH&S Program by the Operator with respect to the Projects, shall be vested in a Managing Member designated by the Members as hereinafter provided in this Section 5.1. The Members confirm and ratify the designation of the NextEra Member as the initial Managing Member, and the NextEra Member hereby accepts and agrees to be bound by the terms and conditions of this Agreement. In the event that the NextEra Member (or any successor Managing Member) ceases to be the Managing Member of the Company as provided in this Agreement, a successor Managing Member shall be designated by the Class A Majority and Class B Majority. Each successor Managing Member shall execute an instrument accepting and agreeing to the terms and conditions of this Agreement pertaining to the rights and duties of the Managing Member. Notwithstanding any provisions of this Agreement to the contrary, if after giving effect to any Transfer the NextEra Member ceases to own at least fifty percent (50%) of the Class A Units, then, at the option of the Class A Majority (determined based upon the Class A Units to be held by the Class A Members after giving effect to such Transfer) and Class B Majority, the NextEra Member shall be removed as the Managing Member and a successor Managing Member shall be designated by such Class A Majority and Class B Majority upon such Transfer becoming effective as provided in Section 7.2.
5.1.1    The Managing Member shall have all powers described in this Section 5.1, Section 5.2 and Section 5.3. The Managing Member, to the extent of its powers, is an agent of the Company for the purpose of the Company’s business, and the actions of the Managing Member taken in accordance with its powers shall bind the Company, DS Holdings and the Subsidiaries, provided, that the Managing Member shall not have the power to take any action to legally bind the Company, or to direct DS Holdings or any Subsidiary to take any action to legally bind DS Holdings or any Subsidiary, with respect to any matter that constitutes a Major Decision, Fundamental Decision or Termination Decision unless such Major Decision, Fundamental Decision or Termination Decision has been approved in accordance with Section 5.6.2 hereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

5.1.2    The Managing Member shall devote such time to the business and affairs of the Company, DS Holdings and the Subsidiaries as it deems reasonably necessary to carry out the duties of the Managing Member as set forth in this Agreement and the Managing Member may not delegate any of its duties hereunder to any Member or other Person except as expressly permitted by this Agreement without the Consent of the Class A Majority and Class B Majority; provided, that the Managing Member shall have the right to have any of the duties of the Managing Member performed by one or more Affiliates of the Managing Member and to contract for the performance of such duties as provided in Section 5.1.3. The Members acknowledge that during the Covered Period certain of the management and administrative responsibilities with respect to the businesses of DS Holdings and the Subsidiaries will be performed by an Affiliate of the Managing Member pursuant to the Administrative Services Agreements and, to the extent that there is any conflict or overlap between this Agreement and such Administrative Services Agreements, the provisions of this Agreement shall be controlling. Any such delegation of performance obligations shall not relieve the Managing Member of its obligation to carry out the services to be performed by the Managing Member under this Agreement.
5.1.3    The Managing Member may not enter into any contract for services to be performed by it as Managing Member unless it has obtained the Consent of the Class A Majority and Class B Majority and payment for the applicable costs and expenses to be incurred under such contract have been approved as part of the Budget that has been approved by the Class A Majority and Class B Majority pursuant to Section 5.6.1; provided, that without obtaining the Consent of the Class A Majority and Class B Majority the Managing Member (i) subject to Section 5.7.2, shall have the right to enter into any contract for services to be performed by it as Managing Member with one or more Affiliates of the Managing Member if the applicable costs and expenses to be incurred under such contract have been approved as part of the Budget and (ii) may contract with any Approved Accounting Firm to provide services. Any such contact entered into shall not relieve the Managing Member of its obligation to carry out the services to be performed by the Managing Member under this Agreement.
5.1.4    With the approval of the Class A Majority and Class B Majority, the Company shall pay quarterly to the Managing Member, as compensation for its services in the management and administration of the Company, DS Holdings and the Subsidiaries a fee (the “Management Fee”). The NextEra Member, the Sumitomo Member and the NRG Member, who currently comprise the Class A Majority and Class B Majority, hereby acknowledge and ratify that (a) the current Management Fee is the sum of [Six Hundred Thousand Dollars ($600,000)] for each Fiscal Year (with such fee to be pro-rated for any Fiscal Year that is not a full Fiscal Year), subject to increase as hereinafter provided, and (b) the Management Fee shall as of December 31, 2015 and as of the end of each twelve-month period thereafter be subject to Escalation; provided, that the amount of the Management Fee paid hereunder shall be reduced in each quarter by the aggregate amount that has been paid with respect to such quarter (or paid with respect to any prior quarter to the extent not already applied to reduce the Management Fee hereunder) to the Affiliate of the Managing Member as fees (excluding therefrom for purposes of such reduction any amounts received in reimbursement of costs and expenses) pursuant to the Administrative Services Agreements. No increase to the Management Fee shall be made (other than pursuant to the Escalation described above) without the Consent of the Class A Majority and Class B Majority or unless such increased Management Fee (other than pursuant to the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Escalation described above) has been included in the applicable Budget approved pursuant to Section 5.6.1. One-fourth of the annual Management Fee shall be payable to the Managing Member quarterly in advance as of the first day of each quarter. The Management Fee shall be treated as an expense of the Company that shall be deducted in computing the Distributable Cash and shall not be deemed to constitute a distributive share of Net Profit or a distribution or return of capital to the Managing Member.
5.1.5    Unless otherwise approved by the Class A Majority and Class B Majority, the Management Fee shall be the sole compensation payable to the Managing Member for its services as the Managing Member for the Company and for its direction of the management of DS Holdings and the Subsidiaries; provided, that the Managing Member shall be entitled to reimbursement for any and all reasonable out-of-pocket expenses in accordance with the approved Budget (and for amounts not exceeding such amount by more than ten percent (10%) of the amount approved in the Budget) that it may incur in the performance of its duties as the Managing Member as provided in Section 5.9.
5.1.6    The Managing Member may be removed with or without cause by the Class A Majority and Class B Majority. In addition, the Members shall have the right to seek to remove the Managing Member for cause in accordance with the following procedures:
5.1.6.1    If the Managing Member is a Class A Member and a Class B Majority has determined in good faith (as evidenced by a Consent of a Class B Majority) that a Removal Event has occurred and is continuing, then a Class B Member acting on behalf of such Class B Majority may give the Managing Member Notice of such determination, which Notice shall describe in reasonable detail the Removal Event that such Member believes has occurred;
5.1.6.2    If the Managing Member is a Class B Member and a Class A Majority has determined in good faith (as evidenced by a Consent of a Class A Majority) that a Removal Event has occurred and is continuing, then a Class A Member acting on behalf of such Class A Majority may give the Managing Member Notice of such determination, which Notice shall describe in reasonable detail the Removal Event that such Member believes has occurred;
5.1.6.3    Within fifteen (15) days following the Managing Member’s receipt of a Notice pursuant to Section 5.1.6.1 or Section 5.1.6.2, as applicable, the Managing Member shall give Notice to the Members included in the applicable Class A Majority or the applicable Class B Majority, as the case may be, either (a) that it disagrees with the determination by such Members that a Removal Event has occurred and is continuing, (b) to the extent a cure is permitted by this Section 5.1.6.3, that it is taking action to cure such Removal Event or (c) that it agrees to be removed as Managing Member in accordance with Section 5.1.7 hereof. In the event that the Managing Member has responded in the manner set forth in clause (b) above, the Managing Member shall, subject to the last sentence of this Section 5.1.6.3, have a period of thirty (30) days following the date of the Managing Member’s Notice to such Members to seek to cure the Removal Event; provided, that subject to the last sentence of this Section 5.1.6.3, if such Removal Event is curable but cannot be cured by the payment by the Managing Member of money and cannot with due diligence be cured within such thirty (30) day period, and the Managing Member has promptly commenced and continues to prosecute with diligence appropriate action designed to cure such Removal Event, such thirty (30) day period shall be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

extended for such longer period (not to exceed sixty (60) days following the expiration of the original cure period unless a longer cure period is required and such further extension would not result in a material adverse impact on the Company, DS Holdings and the Subsidiaries, the Members or the Projects; provided, that such further extension shall not exceed one hundred twenty (120) days in the aggregate) as shall be reasonably necessary to complete such curative action and, if the event giving rise to such Removal Event has resulted in the occurrence of a Default (as defined in the Master Agreements and regardless whether the Default has become an Event of Default) under any of the Financing Documents the cure periods hereunder shall only apply so long as (x) the Managing Member allows a representative of the class of Units of which the Managing Member is not a party (which representative shall be designated by Notice to the Managing Member by the Class A Majority (if the Managing Member owns Class B Units) or the Class B Majority (if the Managing Member owns Class A Units) to participate in meetings and negotiations with the Master Administrative Agent, the DOE or the Collateral Agent (as such terms are defined in the Master Agreements) and the financing parties represented by the Master Administrative Agent relating to the cure or potential cure of such Default and (y) the Master Administrative Agent, the DOE and the Collateral Agent and the financing parties represented by the Master Administrative Agent, as applicable, are participating in the negotiation or implementation of a cure plan relating to such Default. If the Removal Event has not been timely cured, then the applicable Members that are seeking to remove the Managing Member may remove the Managing Member pursuant to Section 5.1.7 by Notice to the Managing Member given at any time within sixty (60) days following the expiration of any cure period unless, within two (2) Business Days after the Managing Member receives such Notice, the Managing Member notifies the applicable Members that it reasonably believes that such Removal Event has been timely cured and submits the issue to dispute resolution as provided in Section 5.1.6.4. If the applicable Members fail to give such Notice within such sixty (60) day period, then the Managing Member may not be removed based upon the occurrence of the applicable Removal Event. Notwithstanding the foregoing, the Managing Member shall not have a period to cure a Removal Event following the expiration of the initial fifteen (15) day period following Notice to the Managing Member described in this Section 5.1.6.3 in the following circumstances:
(a)    If the Removal Event arises from a Transfer by the Managing Member or an Affiliate of the Managing Member to a Cash Grant Disqualified Person except to the extent that such Transfer constitutes a Permitted Transfer pursuant to Section 7.1.4.6;
(b)    If the Removal Event arises from a failure of the Managing Member to make a payment (other than a payment that is being disputed in good faith pursuant to the provisions of this Agreement) to the Members that is due pursuant to the provisions of this Agreement or a previously disputed payment within the period ending with the date that is the earlier of (i) five (5) Business Days following the determination pursuant to Article 13 of the amount of the disputed payment that is due or (ii) the date set by any settlement of the dispute or an arbitration award pursuant to Article 13 when such payment should be made; or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(c)    If the Removal Event arises from the occurrence of an Adverse Act and the Managing Member is an Adverse Member.
5.1.6.4    If the Managing Member reasonably disagrees with the determination by such Members that a Removal Event has occurred and is continuing as provided in clause (a) of the first sentence of Section 5.1.6.3 or if the Managing Member has sought to effect a cure as provided in clause (b) of the first sentence of Section 5.1.6.3 and reasonably believes that such Removal Event has been timely cured, then the matter shall be submitted to senior management of the Managing Member and the applicable Members that are seeking to remove the Managing Member. If such senior management is unable to resolve whether either to remove or retain the Managing Member within fifteen (15) days (which resolution must be approved by the applicable Class A Majority or Class B Majority that Consented to the removal of the Managing Member pursuant to Section 5.1.6.1 or Section 5.1.6.2, as applicable), the issue of removal of the Managing Member shall be made the subject of arbitration conducted in the manner described in Article 13.
5.1.7    Except as otherwise expressly provided in Section 5.1.6.4, any removal of the Managing Member shall become effective on such date as may be specified by the Member(s) permitted to remove the Managing Member (after giving effect to any applicable cure permitted by Section 5.1.6.3) or as determined pursuant to arbitration conducted in the manner described in Section 13.2, provided, that such removal shall not become effective unless consent to the replacement of such Managing Member is obtained if required pursuant to Section 8.26 of the Master Agreements. Should a Managing Member that is removed from that role remain a Member, such Member shall, subject to Article 8, continue to participate in the Company as a Member and shall share in the Net Profits, Net Losses and Distributable Cash in the same ratios, as provided in this Agreement, as were applicable to such Member before its removal as Managing Member.
5.1.8    A Managing Member may not resign from its position as Managing Member unless (i) it has given Notice to all of the Members of such resignation not less than thirty (30) days’ prior to the proposed effective date of such resignation, (ii) consent to the replacement of such Managing Member is obtained if required pursuant to Section 8.26 of the Master Agreements, and (iii) if, at the time of such Notice the Managing Member is the holder of the majority of Units of the class of which it is a Member, such resignation has been approved by the unanimous Consent of the other Members, which Consent shall not be unreasonably withheld, conditioned or delayed.
5.1.9    Except as provided in Section 5.1.9.2, neither the Managing Member nor any officer, member, manager, employee or agent of the Managing Member shall be liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company, DS Holdings or any of the Subsidiaries for any act performed by the Managing Member or any such officer, member, manager, employee or agent with respect to matters of the Company, DS Holdings or any of the Subsidiaries.
5.1.9.1    The Company shall indemnify the Managing Member and its officers, members, managers, employees and agents for all any and all Claims arising or resulting from any act performed by the Managing Member or any such officer, employee or agent with respect

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

to matters of the Company, DS Holdings or any of the Subsidiaries; provided, that the Company shall not be obligated to indemnify such persons with respect to Claims arising out of the Managing Member’s fraud, willful misconduct or gross negligence except, to the extent that such Claims are covered by insurance, from the proceeds of such insurance.
5.1.9.2    Notwithstanding any provision of this Agreement to the contrary, the sole remedies of the Members for a breach by the Managing Member of its duties as Managing Member (and not in its capacity as a Member) hereunder (including a failure of the Managing Member to comply with the standards of conduct set forth in Section 5.7) shall be as follows:
(a)    If a Removal Event has occurred and is continuing, the Managing Member may be removed as the Managing Member as provided in Section 5.1.6; and
(b)    The Managing Member shall also be responsible for and subject to liability to the Members, the Company, DS Holdings and the Subsidiaries as follows:

(i)
for any and all Claims that any of them have incurred or are subject to as a result of the occurrence of any Removal Event after giving effect to any applicable cure and dispute rights of the Managing Member under Section 5.1.6.3 and Section 5.1.6.4 (other than a Removal Event described in clause (iii) of the definition of Removal Event); provided, that except for Claims incurred as a result of the occurrence of a Removal Event (other than a Removal Event described in clause (iii) of the definition of Removal Event) arising from the fraud or willful misconduct of the Managing Member, the amount of Claims for which the Managing Member may be responsible or liable for under this Agreement shall not exceed the aggregate sum of Five Million Dollars ($5,000,000); provided, further, that the foregoing limitation on liability of the Managing Member shall not relieve the Managing Member of its obligations to make payments to the Members that are not disputed in good faith (or to make payments that have been disputed to the extent such payments are thereafter determined to be due to the Members pursuant to the provisions of Article 13) when and as the same become due to the Members pursuant to the provisions of this Agreement; and

(ii)
for any and all Claims that any or all of them have incurred or are subject to as a result of the Managing Member taking any action (other than, for the avoidance of doubt, an action that is described in the penultimate sentence of the definition of Removal Event) that is grossly negligent after Claims resulting from such gross negligence in an aggregate amount of Four Million Dollars ($4,000,000) have been incurred by any of them; provided, that when the amount of such Claims has reached such amount,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Managing Member shall be responsible and subject to liability pursuant to this Section 5.1.9.2(b)(ii) for the amounts in excess of Four Million Dollars ($4,000,000) but not for any amounts of incurred Claims at or below such amount.
5.2    General Powers of the Managing Member. Except as otherwise specifically provided in this Agreement, including in Section 5.6.2, the Managing Member shall have full, exclusive and complete discretion, right, power, and authority to manage, control and make or direct all decisions affecting the business and affairs of the Company, DS Holdings and the Subsidiaries and to do or cause to be done any and all acts, at the expense of the Company in accordance with the approved Budget (and as otherwise permitted for amounts in excess thereof pursuant to Section 5.6.1 or Section 5.6.2.1(a)) or from the proceeds of Mandatory Additional Capital Contributions or Working Capital Loans, in each case on the terms provided herein, reasonably deemed by the Managing Member to be necessary or appropriate to effectuate the purposes and objectives of the Company as set forth in this Agreement or as determined by the requisite Members hereunder, provided, that the Managing Member shall not have the power to take any action to legally bind the Company, DS Holdings or any Subsidiary with respect to any matter that constitutes a Major Decision, Fundamental Decision or Termination Decision unless such Major Decision, Fundamental Decision or Termination Decision has been approved in accordance with Section 5.6.2 hereof.
Without limiting the foregoing, subject to Section 5.6.2, the Managing Member shall have the authority to exercise any and all of the powers and authority on behalf of the Company as the sole member of DS Holdings and of each of the sole members of each of the Subsidiaries, either directly or acting through the Company or any such member.
5.3    Additional Powers of the Managing Member. Except as limited by the Act, applicable Law and this Agreement, with respect to all of its obligations, powers and responsibilities under this Agreement, the Managing Member is authorized to execute and deliver, for and on behalf of the Company, DS Holdings or any of the Subsidiaries, such notes and other evidences of indebtedness, contracts, agreements, deeds of trust and other security instruments and agreements as it reasonably deems proper, all on such terms and conditions as it reasonably deems proper.
5.4    Duties of the Managing Member.
5.4.1    Devotion of Time. The Managing Member shall devote such time to the business and affairs of the Company, DS Holdings and the Subsidiaries as is reasonably necessary to carry out the duties of the Managing Member as set forth in this Agreement; provided, that neither the Managing Member nor any of its members, managers, officers or employees shall be expected to devote their full time to the performance of such duties unless necessary from time to time for the proper performance of the Managing Member’s duties hereunder.
5.4.2    Preparation of Budget. On an annual basis, commencing during the first Fiscal Year following the Operations Commencement Date, the Managing Member shall cause an annual capital and operating budget, as well as an operating plan, for the Company, DS

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Holdings and the Subsidiaries to be prepared by the date that is sixty (60) days prior to the beginning of each Fiscal Year (if such date is a Business Day, or if not then the following Business Day) for which the budget shall be applied and shall deliver a copy of such budget to the Members by such date for approval by the Class A Majority and Class B Majority as provided in Section 5.6.2.1(a). The proposed annual budget and operating plan for the Company, DS Holdings and the Subsidiaries shall include all items as are required from time to time by the Class A Majority and Class B Majority. The Members agree that the capital budget for the construction, installation and placing in service of the Projects and the operating budget for the period from the Original Effective Date through the first Fiscal Year following the Operations Commencement Date are attached hereto as Exhibit B and shall be controlling until the next annual capital and operating budget and operating plan have been approved by the Class A Majority and Class B Majority as provided in Section 5.6.2.1(a).

5.5    Tax Matters Member. The Managing Member shall be the Tax Matters Member and shall, subject to the limitations on the authority of the Tax Matters Member as provided herein, have all the powers and duties expressly conferred on the tax matters partner by the Code, as well as those powers and duties as are necessary and proper for the exercise of the tax matters partner’s powers and duties under the Code and applicable Law.
5.6    Budget; Limitations on the Managing Member.
5.6.1    Budget. On an annual basis, commencing with respect to the second Fiscal Year following the Operations Commencement Date, pursuant to Section 5.4.2 the Managing Member is required to cause an annual capital and operating budget, as well as an operating plan, for the Company, DS Holdings, and the Subsidiaries to be prepared prior to October 1 of each year preceding the Fiscal Year for which the budget shall be applied and shall deliver a copy of such budget to the Members by October 1 of each year for approval by the Class A Majority and Class B Majority as provided in Section 5.6.2.1(a). If an annual capital and operating budget and all items in a budget (each a “Budget Item”) have not been approved in accordance with Section 5.6.2.1(a) on or before the commencement of the Fiscal Year for which such Budget pertains (any such Budget Item that has not been approved in accordance with Section 5.6.2.1(a) is hereinafter referred to as a “Disputed Item”), then until such Disputed Item is resolved and approved in accordance with Section 5.6.2.1(a) the Managing Member shall be specifically authorized to make expenditures for items covered by such Disputed Item in an amount that does not exceed the amount of the Disputed Item as in the approved budget for the preceding Fiscal Year, plus an increased amount that reflects any increase in the GDP-IPD for the period from the first day of the preceding Fiscal Year to the first day of the current Fiscal Year; provided, that the Managing Member shall be authorized to make expenditures for items covered by such Disputed Item in excess of such amounts necessary to prevent or mitigate an emergency situation or if such expenditures are not for items included in the Budget and are made from the proceeds of Working Capital Loans. The foregoing shall not be deemed to restrict the Managing Member’s authority to make expenditures for other Budget Items that have been approved previously in accordance with Section 5.6.2.1(a) for the next Fiscal Year
5.6.2    Limitations on the Managing Member.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

5.6.2.1    Notwithstanding any other provision of this Agreement other than Section 13.4 (but subject, where applicable, to Section 14.2), the Managing Member shall not have the authority to cause, and shall not take or omit to take any action that would permit the Company, DS Holdings, or any Subsidiary to take, any of the following actions without the Consent of the Class A Majority and Class B Majority (each such action, a “Major Decision”):
(a)    approve any capital or operating budgets or plans of the Company, DS Holdings, or any of the Subsidiaries (including amendments thereto) or permit any such entity to make or incur any expenditures exceeding the then current approved Budget by more than ten percent (10%) in the aggregate, without taking into account any expenditures paid for with Working Capital Loans except to the extent such expenditures are included in the approved Budget;
(b)    except for the loans and other extensions of credit pursuant to the Financing Documents, Working Capital Loans in an amount at any one time outstanding equal to or less than the Working Capital Loan Limit and loans to the Company made pursuant to Section 3.1.2 or Section 3.2.4, borrow money or otherwise incur any indebtedness in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000);
(c)    except as required by the Financing Documents, transfer, assign, pledge, mortgage or grant a security interest or other lien or encumbrance in any of the assets of the Company, DS Holdings or any of the Subsidiaries including membership interests of any of the Subsidiaries;
(d)    commence, settle, compromise, waive or abandon any claim, action or proceeding to which the Company, DS Holdings or any Subsidiary is a party, confess a judgment against the Company, DS Holdings or any Subsidiary, or initiate any legal proceedings or arbitration on behalf of the Company, DS Holdings or any Subsidiary, in any case involving an amount in controversy in excess of One Million Dollars ($1,000,000) (or in the case of a claim, action or proceeding against an Affiliate of a Member of the Company, in any amount), or involving any remedy or relief other than the payment of monetary damages;
(e)    (i) agree to any material amendment, modification or extension of any of the Transactions Documents, Additional Project Documents or Permits, (ii) cancel, suspend, renew, replace or terminate any Transactions Documents, Additional Project Documents or Permits, (iii) assign, release or relinquish the rights or obligations of any party to any Transaction Document or Additional Project Document, or (iv) enter into any Additional Project Document; provided, that Managing Member may terminate the O&M Agreements as of any of the dates set forth in the O&M Agreements that permit termination by the applicable Subsidiary for its convenience without the Consent of the Class A Majority and Class B Majority and enter into replacement O&M Agreements with an Affiliate of the Managing Member; provided, further, that such termination may only occur if upon such termination the Managing Member will cause the Subsidiaries to enter into replacement O&M Agreements that have been approved by the prior

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Consent of the Class A Majority and Class B Majority and of any Person required to approve such replacement O&M Agreements under the Financing Documents, and such termination for convenience without the approval of the Class A Majority and Class B Majority may only occur one time;
(f)    establish any operating, capital or other reserves for the Company, DS Holdings, or any Subsidiary in the aggregate at any time held up to Two Million Dollars ($2,000,000) in addition (but without duplication) to those (1) expressly included in the approved Budget or required pursuant to the terms, conditions or provisions of the Financing Documents or such other documents, or (2) necessary to prevent or mitigate an emergency situation;
(g)    make any material changes to the Required Insurance Coverage;
(h)    make any repayment (except pursuant to scheduled maturities), voluntary prepayment or redemption of, or any refinancing or other related material modification of the terms of, any indebtedness of the Company, DS Holdings or any of the Subsidiaries except for loans described in Section 3.2.4, Working Capital Loans and indebtedness incurred with the Consent of the Class A Majority and Class B Majority pursuant to Section 5.6.2.1(b);
(i)    knowingly and voluntarily take any action that would result in a material breach of any of the Project Agreements or an event of default under any of the Financing Documents;
(j)    allow any Member to directly Transfer all or any part of its Membership Interests, or knowingly and voluntarily allow all or any portion of any ownership interest in a Member to be Transferred by such Member’s Owners, that is not expressly authorized by this Agreement or admit a new Member to the Company or any Subsidiary except as expressly authorized by this Agreement;
(k)    conduct business under any name other than as set forth in Section 2.3; or
(l)    select or replace the independent auditor or accountants for the Company, DS Holdings or any of the Subsidiaries with any firm that is not an Approved Accounting Firm.
5.6.2.2    Notwithstanding any other provision of this Agreement (but subject, where applicable, to Section 14.2), the Managing Member shall not have the authority to cause, and shall not take or omit to take any action that would permit the Company, DS Holdings, or any Subsidiary to take, any of the following actions without the Consent of the Class A Supermajority and the Class B Supermajority (each such action, a “Fundamental Decision”):
(a)    merge or consolidate the Company, DS Holdings, or any Subsidiary with any other Person, convert the Company, DS Holdings or any Subsidiary to any other form of business organization permitted by the Act, or acquire any ownership interest in any Person;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(b)    sell, lease or otherwise dispose of to any Person, in a transaction or series of transactions, (i) any of the membership interests in DS Holdings or any Subsidiary or (ii) any assets of the Company, DS Holdings or any Subsidiary having an aggregate value that is in excess of Two Million Dollars ($2,000,000) in any transaction or related series of transactions (or assets of any value that are not obsolete, not worn out or are used or useful in the operation or maintenance of the Projects), other than pursuant to any mortgage, pledge, or grant of a security interest under the Financing Documents;
(c)    change the purpose of the Company, DS Holdings or any Subsidiary to or engage in any business or action that is other than as set forth in the first sentence of Section 2.7 or acquire any assets related to any business that is not consistent with such purpose;
(d)    guarantee any indebtedness or obligation of any Person other than permitted indebtedness or obligations of a Subsidiary;
(e)    allow any Member to possess any assets of the Company, DS Holdings or any of the Subsidiaries, or assign rights in specific assets of the Company, DS Holdings or any of the Subsidiaries to any Member;
(f)    issue, create, authorize, designate or sell or cause to be issued, created, authorized, designated or sold any additional Membership Interests, other ownership or security interests, or any rights, options, warrants or other securities convertible or exchangeable for any ownership interest in the Company, DS Holdings, or any Subsidiary, except as otherwise specifically set forth in this Agreement (including the issuance of additional Units with respect to the Initial Capital Contributions and the Required Additional Capital Contributions);
(g)    take any action that would require that any Member increase its Capital Contribution to an amount in excess of the aggregate amount of such Member’s Initial Capital Contribution and the Required Additional Capital Contributions;
(h)    alter or modify any of the terms, powers or other special rights of the Members, the Company, DS Holdings or any of the Subsidiaries except as otherwise specifically set forth in this Agreement;
(i)    cause the Company, DS Holdings, or any Subsidiary to purchase or redeem any Membership Interest or other ownership interest except as otherwise specifically set forth in this Agreement;
(j)    amend the Certificate or this Agreement or any of the organizational documents of DS Holdings or any Subsidiary except for corrective amendments fixing immaterial errors, including the transposition of numbers and the like, or as may be required to effect the admission of any Person entitled to be admitted to the Company as a Member pursuant to the provisions of this Agreement or to effect any Transfers of Membership Interests that are allowed or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

provided for in this Agreement, including pursuant to Section 7.1.3 or Section 7.1.4 hereof;
(k)    make or take any election or action that would adversely affect the eligibility of any Project for the accelerated depreciation contemplated in the Closing Date Model, including the receipt, transfer or acceptance of any government grants, tax-exempt financing, subsidized energy financing or other federal tax credits within the meaning of Section 45(b)(3) of the Code;
(l)    allocate insurance proceeds received by the Company, DS Holdings or any Subsidiary after the obligations incurred under the Financing Documents are repaid in full;
(m)    except as expressly provided in this Agreement, make any distribution to any Member;
(n)    elect that the Company be treated as other than a partnership for federal income tax purposes;
(o)    engage in any act that, if taken, could reasonably be expected to cause a recapture or disallowance of all or any portion of the Cash Grant;
(p)    voluntarily remove any portion of any Project from service if such action would reasonably be expected to result in a 1603 Grant Recapture Liability;
(q)    make any material amendment to any filed Cash Grant Application;
(r)    change its methods of accounting as in effect on the Original Effective Date;
(s)    permit the Company, DS Holdings or any Subsidiary to enter into any agreement to sell power which is a financially settled contract without the physical delivery of power produced by the Projects or any agreement to sell power that is classified as a SFAS 133 Derivative (ASC815); or
(t)    at any time during the Recapture Period, cause the Company, DS Holdings or any Subsidiary to become a Cash Grant Disqualified Person.
5.6.2.3    Notwithstanding any other provision of this Agreement, the Managing Member shall not have the authority to cause the Company, DS Holdings or any Subsidiary to take any of the following actions without the Consent of the Class A Supermajority and Class B Supermajority and, during the Covered Period, the Consent of each of the Independent Managers (each such action, a “Termination Decision”):
(a)    elect to terminate or dissolve or wind up the Company, DS Holdings or any Subsidiary; or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(b)    institute proceedings for the Company, DS Holdings or any Subsidiary to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company, DS Holdings or any Subsidiary, or file a petition or cause a Subsidiary to file a petition with respect to the Company, DS Holdings or any such Subsidiary or consent to a petition with respect to the Company, DS Holdings or any Subsidiary seeking reorganization or relief under any applicable Federal or state laws relating to bankruptcy or insolvency, or appoint or consent to the appointment of a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official) of the Company, DS Holdings or any Subsidiary or a substantial part of their respective properties, or make any assignment for the benefit of creditors, or except as required by law, admit in writing the inability to pay its debts generally as they become due, or take any action as a limited liability company in furtherance of any such action.
5.7    Standards of Conduct of the Managing Member.
5.7.1    To the fullest extent permitted by the Act, the Managing Member shall not have any duties, including any fiduciary duties, other than those expressly provided in this Agreement. Subject to Section 5.7.4, the Managing Member shall perform its duties hereunder in accordance with the following standards:
5.7.1.1    the Managing Member shall discharge its duties and obligations to the Company, DS Holdings, the Subsidiaries, and the other Members, and exercise any rights under this Agreement, consistently with the obligations of good faith and fair dealing and Prudent Industry Practices; and
5.7.1.2    without limiting the Managing Member’s obligations of good faith and fair dealing, in the conduct of the Company’s, DS Holding’s and the Subsidiaries’ business and affairs, the Managing Member shall not engage in fraud, willful misconduct or a knowing violation of Law.
5.7.2    Without limiting the foregoing provisions of Section 5.6.2.1(e) and this Section 5.7, the Managing Member agrees that it will act in a commercially reasonable manner when it enters into contracts (which shall be arm’s length) on behalf of the Company, DS Holdings or any Subsidiary with a Member or an Affiliate of a Member for the purchase or sale of services and goods; provided, that any contract approved in accordance with Section 5.6.2.1(e) shall be conclusively deemed to have been entered into by the Managing Member in compliance with the requirements of this Section 5.7; provided, further, that if (i) an Affiliate of the Managing Member is in breach or default of its obligations under any contract with the Company, DS Holdings or any Subsidiary (including any replacement contract for any of the O&M Agreements that an Affiliate may hereafter enter into with one or both of the Subsidiaries) and such Affiliate has failed to correct such breach or default within any applicable cure period that applies to such breach or default such that the Company, DS Holdings or any Subsidiary, as the case may be, has the contractual right to terminate such contract as a result of such uncured breach or default (excluding, for the avoidance of doubt, any contractual right of the Company, DS Holdings or any Subsidiary to terminate for convenience or otherwise without fault by such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Affiliate) and (ii) the Managing Member has not taken the actions required to terminate the contract as hereinafter provided, then upon receipt of a written direction from the Class B Majority (if the Managing Member is a Class A Member) or a written direction from the Class A Majority (if the Managing Member is a Class B Member) and subject to the receipt of any consents or approvals required under the Financing Documents, the Managing Member shall promptly take such actions as are permitted under the contract to terminate the contract with such Affiliate. If any such contract to be terminated is for services required for the operation and maintenance of the Projects or the management of the Company, DS Holdings or any of the Subsidiaries, any such termination made at the direction of the Class A Majority or the Class B Majority shall be implemented in a manner that allows for the replacement of the service provider pursuant to a replacement contract without any material interruption of such services and the receipt of any required approvals for such replacement contract under the Financing Documents and, for purposes of a replacement pursuant to this Section 5.7.2 (notwithstanding the provisions of Section 5.6.2.1(e) to the contrary), only the Consent to the execution of such replacement contract from the Members holding not less than a majority of the Units then outstanding that are not held by Members that are Affiliated with the Person that defaulted under the prior contract shall be required.
5.7.3    Any such affiliated contact entered into shall not relieve the Managing Member of its obligation to carry out the services to be performed by the Managing Member under this Agreement.
5.7.4    Nothing contained in this Section 5.7 shall be deemed to limit or restrict the rights or obligations of the Managing Member or any other Member otherwise set forth in this Agreement.

5.8    Outside Activities. Nothing in this Agreement shall be deemed to restrict in any way the rights of any Member, including the Managing Member, or of any other Person whether or not an Affiliate of any Member, to conduct any other business or activity whatsoever, and no Member shall be accountable to the Company, DS Holdings or any Subsidiary or to any other Member with respect to that business or activity even if the business or activity owns and/or operates property within the same or any other geographic area or competes with the Company’s, DS Holding’s or any Subsidiary’s business. The organization of the Company, DS Holdings and the Subsidiaries shall be without prejudice to the Members’ respective rights (or the rights of any other Person whether or not an Affiliate of any Member) to maintain, expand, or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights the Member might otherwise have to share or participate in such other interests, activities, assets or profits of any other Member or of any other Person in any way affiliated with any Member, whether or not an Affiliate of any Member.
5.9    Reimbursement. The Managing Member shall be entitled to reimbursement for any and all reasonable out-of-pocket expenses approved in the Budget (and for amounts not exceeding such amount by more than ten percent (10%) of the amount approved in the Budget) and incurred by it in connection with the performance of its duties as the Managing Member pursuant to this Agreement, including legal, consultant, accounting and other professional fees so incurred by the Managing Member. Except as provided in Section 5.10, no other Member shall be entitled to reimbursement for any out-of-pocket expenses incurred by it on behalf of the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Company, DS Holdings or any Subsidiary. Any such reimbursements shall be treated as an expense of the Company that shall be deducted in computing the Distributable Cash and shall not be deemed to constitute a distributive share of Net Profits or a distribution or return of capital to the Members.
5.10    Members Participation in Company. Each Member shall devote such time to the business and affairs of the Company as is reasonably necessary to carry out the duties of the Members as set forth in this Agreement. Unless approved in the Budget or otherwise by the Class A Majority and Class B Majority, no Member (other than the Managing Member as provided in Section 5.1.4 and Section 5.9) shall be entitled to compensation hereunder, except that the Members shall be entitled for reimbursement of reasonable travel and other reasonable out-of-pocket expenses incurred in connection with such Member’s attendance at meetings.
5.11    Environmental Health & Safety Obligations.
5.11.1    Environmental Health & Safety Program. The Managing Member shall, and shall cause the Company, DS Holdings and the Subsidiaries to, consult and collaborate with the Operator to prepare a formal, comprehensive written environmental health and safety program for the Subsidiaries (the “EH&S Program”), as soon as practicable, including regular review and evaluations, aimed at ensuring that the operations of the Subsidiaries and the Projects are conducted in compliance with all applicable Environmental Laws. At a minimum, the EH&S Program shall include: (i) identification of environmental concerns (including material changes in applicable law) associated with all Environmental Laws applicable to the operations of the Subsidiaries and the Projects; (ii) adoption and implementation of an environmental management system to assess and control the environmental impact of the operations of the Subsidiaries and the Projects; and (iii) implementation of periodic environmental health and safety audits conducted either internally or by independent consultants with documented corrective action responding to such audits. The Managing Member shall, and shall cause the Company, DS Holdings and the Subsidiaries to, also seek to have the EH&S Program prepared by the Operator include a requirement that the Operator deliver to the Members the following within forty-five (45) days after the end of each fiscal quarter of the Company and the end of each Fiscal Year a description and the status of (i) any environmental remediation activities then being conducted by any Subsidiary, (ii) any required filings or submittals of reports to any Governmental Entity to address compliance with applicable Environmental Laws by any Subsidiary, (iii) responses to any identified environmental concerns, (iv) any citizen complaints related to any Subsidiary, and (v) any regulatory proceedings related to any Subsidiary.
5.11.2    Managing Member Responsibilities. The Managing Member shall, promptly after the Managing Member receives written notice thereof from the Operator, notify the Members in writing of any inspection by any Governmental Entity, notice of violations issued by any such entities, any pending administrative or judicial proceeding, any third party lawsuit, a material Release of Hazardous Materials (each as defined in the Master Agreements), a material change in Environmental Law or any claim or violation identified by the Operator with respect to any Subsidiary, to the extent any such inspection, notice, proceeding, lawsuit, Release, change in law, claim or violation relate to compliance by any Subsidiary with applicable Environmental Laws and could reasonably be expected to result in a fine, penalty, loss or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

damage to the Company, DS Holdings or any Subsidiary of Twenty-Five Thousand Dollars ($25,000) or more.

ARTICLE 6
ALLOCATIONS OF NET PROFITS AND NET LOSSES AND DISTRIBUTIONS

6.1    Allocations of Net Profit and Net Loss.
6.1.1    Net Loss. Net Loss shall be allocated to the Members in proportion to their Percentage Interests. Notwithstanding the previous sentence, loss allocations to a Member shall be made only to the extent that such loss allocations will not create a deficit balance in such Member’s Adjusted Capital Account. Any loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of losses under this Section 6.1.1). Any loss reallocated under this Section 6.1.1 shall be taken into account in computing subsequent allocations of income and losses pursuant to this Article 6, so that the net amount of any item so allocated and the income and losses allocated to each Member pursuant to this Article 6, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Article 6 if no reallocation of losses had occurred under this Section 6.1.1.
6.1.2    Net Profit. Except as provided in Section 6.1.1, Net Profit shall be allocated to the Members in proportion to their Percentage Interests.
6.1.3    Order of Application. The provisions of this Section 6.1 are to be applied after the application of the provisions of Section 6.2 and Section 6.3.

6.2    Special Allocations. Notwithstanding Section 6.1:
6.2.1    Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain in the manner provided in Section 1.704-2 of the Regulations. Allocations pursuant to this Section 6.2.1 shall be made in proportion to the amounts required to be allocated to each Member under this Section 6.2.1. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This Section 6.2.1 is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
6.2.2    Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt. If there is a net decrease in Company Minimum Gain attributable to a Member Nonrecourse Debt, during any Fiscal Year, each member who has a share of the Company Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Member’s share of the net decrease in Company Minimum Gain attributable to such Member Nonrecourse Debt in the manner provided in Section 1.704-2 of the Regulations. Allocations pursuant to this Section 6.2.2 shall be made in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

proportion to the amounts required to be allocated to each Member under this Section 6.2.2. The items to be so allocated shall be determined in accordance with Regulations Section 1.704‑2(i)(4). This Section 6.2.2 is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
6.2.3    Nonrecourse Deductions. Any nonrecourse deductions (as defined in Regulations Section 1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Percentage Interests.
6.2.4    Member Nonrecourse Deductions. Those items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures that are attributable to Member Nonrecourse Debt for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Regulations Section 1.704-2(i).
6.2.5    Qualified Income Offset. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in such Member’s Adjusted Capital Account, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. Any special allocations of items of income and gain pursuant to this Section 6.2.5 shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article 6 so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Article 6, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 6.2.5 if such unexpected adjustments, allocations, or distributions had not occurred.
6.2.6    Curative Allocations. The allocations set forth in Sections 6.2.1 through 6.2.5 above (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Profit and Net Loss or make Company distributions. Accordingly, notwithstanding the other provisions of this Article 6 but subject to the Regulatory Allocations, the Managing Member is hereby directed to reallocate items of income, gain, deduction and loss among the Members so as to eliminate the effect of the Regulatory Allocations and thereby to cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Net Profit and Net Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Managing Member anticipates that this will be accomplished if permitted by Law by specially allocating other Net Profit and Net Loss (and such other items on income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. The Managing Member shall have discretion to accomplish this result in any reasonable manner. In addition, if in any Fiscal Year or other period there is a decrease in Company Minimum Gain or in Member Nonrecourse Debt, and application of the minimum gain chargeback requirements contained in Section 6.2.1 or Section 6.2.2 would cause

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

a distortion in the economic arrangement among the Members, the Managing Member may, if the Managing Member does not expect that the Company will have sufficient other income to correct such distortions and with consent of the Class A Majority and Class B Majority, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirements.
6.3    Tax Allocations; Code Section 704(c). All allocations of tax items of Company income, gain, deductions and losses for each Fiscal Year will be allocated in the same proportions as the allocations of Book items of Company income, gain, deductions and losses were made for such Fiscal Year pursuant to Section 6.1 and Section 6.2. Notwithstanding the previous sentence, if, as a result of contributions of property by a Member to the Company or an adjustment to the Book Values of Company assets pursuant to this Agreement, there exists a variation between the adjusted basis of an item of Company property for federal income tax purposes and as determined under the definition of Book Value, allocations of income, gain, loss, and deduction will be allocated among the Members so as to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value using the remedial method pursuant to Treasury Regulation Section 1.704-3(d). Allocations pursuant to this Section 6.3 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of income, gain, deductions or losses or distributions pursuant to any other provision of this Agreement.
6.4    Reserved.

6.5    Reserved.
6.6    Allocation of Net Profits and Losses and Distributions in Respect of a Transferred Interest. If any Economic Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, Net Profit or Net Loss for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member or Assignee based upon its respective Economic Interest at the close of such day. For purposes of this Section 6.6, an Economic Interest shall be deemed to be held by the transferor thereof on the day of the transfer.
6.7    Distributions of Distributable Cash by the Company and Grant Proceeds.
6.7.1    Subject to applicable Law and except as provided in Section 3.1.2, Section 3.2.4, Section 3.5.2 and Section 3.6.2.6, the Managing Member shall distribute all Distributable Cash to the Members quarterly, which distributions shall be to the Members in proportion to their Percentage Interests except as otherwise provided in Section 6.7.2 and Section 8.1.2. All such distributions shall be made only to the Persons who, according to the books and records of the Company, are the holders of record of the Economic Interests in respect of which such distributions are made on the actual date of distribution. Subject to applicable Law, neither the Company nor any Member (including the Managing Member) shall incur any liability for

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

making distributions in accordance with this Section 6.7. The Managing Member shall cause (i) the Subsidiaries to distribute to DS Holdings, (ii) DS Holdings to distribute to the Company and (iii) the Company to distribute to the Members in proportion to their Percentage Interests, all 1603 Grant Proceeds (as defined in the Master Agreements) that are permitted to be distributed by the Subsidiaries pursuant to Section 4.8.5(b)(ii) of each of the 250 Depositary Agreement and the 300 Depositary Agreement (each as defined in the Master Agreements) promptly following satisfaction of the requirements for such distribution thereunder.
6.7.2    If, and to the extent that, the Financing Documents permit the use of letters of credit in lieu of cash to fund all or any portion of any of the reserve accounts created thereunder, each Member shall have the right to provide a letter of credit to replace a portion of the cash required to be maintained in any such reserve account and permitted to be so replaced, which portion may be up to the amount determined by multiplying the total amount required to be maintained in such reserve account and permitted to be so replaced by such Member’s Percentage Interest. To the extent that the deposit by a Member of a letter of credit is made to replace cash in any such reserve account, the depositing Member shall be entitled to receive a distribution from the cash returned to the applicable Subsidiary as a result of the delivery of its letter of credit when, and to the extent that, such cash becomes available to the Managing Member for distribution as part of Distributable Cash, and such amount shall not be subject to the requirements for proportionate distributions set forth in Section 6.7.1. Any Transferee of all or a portion of such Member’s Membership Interests shall not be permitted to replace all or any portion of the cash required in the applicable reserve account with respect to which the Transferor provided a letter of credit. If the applicable letter of credit expires without being fully drawn, the Member that provided such letter of credit shall promptly issue a new letter of credit that satisfies the requirements under the Financing Documents or deposit cash into the applicable reserve account in an amount equal to the stated amount of the expired letter of credit.
6.8 Form of Distribution. A Member, regardless of the nature of the Member’s Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. Except as provided in Section 9.4, no Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members and no Member may be compelled to accept a distribution of any asset in kind.
6.9 Reserved
6.10 Amounts Withheld. All amounts required to be withheld pursuant to the Code or any provision of any state or local tax Law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article 6 for all purposes under this Agreement. The Tax Matters Member is authorized, after first notifying the affected Member and permitting the Member to contest the applicability of such taxes, to withhold from distributions, or, with respect to allocations, to allocate to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to Code or any provision of any other federal, state or local Law, and shall allocate any such amounts to the Members with respect to which such amount was withheld. Each Member agrees to furnish the Company with any

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of any withholding obligation it may have.
ARTICLE 7
TRANSFERS
7.1    Transfers.
7.1.1    Transfers of Membership Interests may be effected only in strict compliance with this Article 7. To the fullest extent permitted by applicable Law, any attempted Transfer in violation of this Article 7 shall be null and void and of no effect whatsoever and neither the Managing Member nor the Company will recognize such attempted Transfer. If a transferring Member (“Transferor”) of a Membership Interest does not comply with the requirements of this Article 7, the transferee thereof (the “Purported Transferee”) will not be recognized as a Member by the Company or the Managing Member, will have no right to act as a Member (and no purported rights or interest of such Purported Transferee will be considered in the determination of any Consent required of any of the Members) and such Purported Transferee will not be entitled to receive from the Company the distributions or allocations to which the transferring Member would have been entitled with respect to such Membership Interest pursuant to this Agreement.
7.1.2    Except as provided in Section 7.1.3 and Section 7.1.4, no Member shall Transfer all or any portion of that Member’s Membership Interests or rights and obligations as such hereunder, or allow all or any portion of any Interest in Member to be Transferred by Member’s Owners, unless such Transfer has been approved by the Consent of the Class A Majority and the Consent of the Class B Majority.
7.1.3    Except as provided in Section 7.1.4 or unless such Transfer has been approved by the Consent of the Class A Majority and the Consent of the Class B Majority, and subject in all instances to the limitations set forth in Section 7.1.5, Members may Transfer their respective Membership Interests or rights and obligations as such hereunder only if, at the time such Transfer is to take effect:
7.1.3.1    all consents, approvals and filings required to be obtained or made in connection with the Transfer have been obtained or made and are in full force and effect;
7.1.3.2    unless the proposed Transferee is a Transferee pursuant to Section 7.1.4.1 below, the proposed Transferee (i) has met the requirements under the applicable Equity Contribution Agreements to become a Qualifying Transferee Member (as defined in the Equity Contribution Agreements) upon consummation of the Transfer, (ii) has entered into the required Additional Equity Contribution Agreement(s) pursuant to which such proposed Transferee will be obligated to make Pre-Approved Additional Capital Contributions in an amount equal to a pro rata share of the Transferor’s obligation to make such Pre-Approved Additional Capital Contributions based upon the Percentage Interest to be acquired by the proposed Transferee, (iii) has provided the credit support required under such Additional Equity Contribution Agreement(s) in the form of Acceptable Member Credit Support (as defined in the Equity Contribution Agreements), (iv) has provided a Residual Sponsor Equity Guaranty Agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

from a Creditworthy Person with respect to its Pre-Approved Additional Capital Contributions in an amount equal to a pro rata share of the Transferor’s obligation to make such Pre-Approved Additional Capital Contributions based upon the Percentage Interest to be acquired by the proposed Transferee and which shall be in form and substance substantially similar to the Residual Sponsor Equity Guaranty Agreement executed by the Transferor, and (v) has caused a Creditworthy Person to assume the obligations of the Sponsor (as defined in the Investment Agreement) that is Affiliated with the Transferor as required under Section 6.8 of the Investment Agreement;
7.1.3.3    the Transfer does not violate any material agreement binding on the Transferor, the proposed Transferee or their respective assets;
7.1.3.4    such Transfer does not cause the Company (i) to terminate for federal income tax purposes under Code Section 708(b)(1)(B) or (ii) to be liable for documentary transfer taxes, in each case, unless the Transferor indemnifies the remaining Members against any adverse tax consequences (including documentary transfer taxes) in accordance with Section 7.1.7;
7.1.3.5    such Transfer will not result in the Company being treated as a publicly traded partnership taxable as a corporation;
7.1.3.6    such Transfer will not affect the eligibility of the Company, DS Holdings or the Subsidiaries for the Cash Grants or otherwise result in a reduction of the projected amounts of the Cash Grants;
7.1.3.7    such Transfer will not cause the Company to be classified as an entity other than a partnership or disregarded entity for tax purposes;
7.1.3.8    such Transfer will not cause any portion of the Project to be subject to alternative depreciation under Section 168(g) of the Code or to be “tax-exempt use property”;
7.1.3.9    the Transferor and the proposed Transferee execute such instruments of transfer and assignment and such other instruments as are reasonably satisfactory in form and substance to the Managing Member to effectuate the Transfer;
7.1.3.10    the Transferor is in compliance with all of its obligations under this Agreement (including Section 7.1.7 below), the Equity Contribution Agreements to which it is a party and the Cash Grant Recapture Indemnity Agreement to which it is a party and the Guarantor that has entered into the related Cash Grant Recapture Support Agreement with respect to the obligations of the Transferor under its Cash Grant Recapture Indemnity Agreement is in compliance with its obligations thereunder;
7.1.3.11    the Transferor delivers at its own cost a legal opinion or certification (in form and substance reasonably acceptable to the Managing Member) opining or certifying that such Transfer does not violate any federal or state securities laws or other applicable federal or state laws or any applicable court order;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

7.1.3.12    the proposed Transferee is a “United States person” within the meaning of Code Section 7701(a)(30);
7.1.3.13    if such Transfer occurs during the Recapture Period, the proposed Transferee (A) is not a Cash Grant Disqualified Person, (B) has provided a Cash Grant Recapture Indemnity Agreement in form and substance substantially similar to the Cash Grant Recapture Indemnity Agreement executed by the Transferor and (C) is a Creditworthy Person (or has its obligations under the Cash Grant Recapture Indemnity Agreement supported by a Creditworthy Person pursuant to a Cash Grant Recapture Support Agreement, that with respect to such obligations, is substantially similar to the Cash Grant Recapture Support Agreement executed by the Transferor) or shall otherwise be reasonably acceptable to each non-transferring party that is party to a Cash Grant Recapture Indemnity Agreement; provided, that clauses (B) and (C) shall not apply to a Transfer by a Member if the Guarantor of such Member remains obligated under the Cash Grant Recapture Support Agreement entered into by such Guarantor;
7.1.3.14    such Transfer does not result in a Change in Ownership, Change of Control (regardless of whether the Master Agreements are then in effect; provided, that if the Master Agreements are not in effect any consent that would have otherwise been required had the Master Agreements been in effect shall instead be required from the Class A Majority and the Class B Majority, such consent not to be unreasonably withheld, conditioned or delayed), PPA Change in Control, a Cash Grant Loss or 1603 Grant Recapture Liability;
7.1.3.15    [Reserved];
7.1.3.16    [Reserved];
7.1.3.17    with respect to a Transfer of either Class A Membership Interests or Class B Membership Interests, the Transfer will not result in there being more than six (6) Class A Members or six (6) Class B Members, as the case may be, or be to a proposed Transferee that, after giving effect to such Transfer, has a Percentage Interest of less than five percent (5%) of the Percentage Interests;
7.1.3.18    with respect to a Transfer of either Class A Membership Interests or Class B Membership Interests, (a) the proposed Transferee shall have delivered to the Managing Member (i) a certificate from an authorized representative of the proposed Transferee which certifies as to itself only that the Transfer to the proposed Transferee will not on the effective date thereof violate any of the restrictions set forth in Section 7.1.3 or in Section 7.1.5 and confirming the statement in paragraph 4(a) of Schedule IV and (ii) a Compliance Confirmation (as defined in paragraph 4(b) of Schedule IV) and (b) the Transferor shall have delivered to the Managing Member a certificate from an authorized representative of the Transferor which certifies as to itself only that the Transfer to the proposed Transferee will not on the effective date thereof violate any of the restrictions set forth in Section 7.1.3.1, Section 7.1.3.3 or Section 7.1.3.4; and
7.1.3.19    if the Transferor is not then the Managing Member, the Transferor shall have reimbursed the Managing Member for any and all reasonable out-of-pocket expenses that it may have incurred in connection with the Transfer.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

7.1.4    Notwithstanding the provisions of Section 7.1.2 or Section 7.1.3, and subject in all instances to the limitations set forth in Section 7.1.5, the following Transfers may be made without the approval or Consent of any Member and the restrictions set forth in Section 7.1.2 and Section 7.1.3, will not apply to the following (each, a “Permitted Transfer”); provided, that, with respect only to a direct Transfer by a Member of all or a portion of its Membership Interests, to the extent applicable the provisions of Section 7.1.3.1 through Section 7.1.3.13 will apply:
7.1.4.1    (i) the grant of a security interest or interests by a Class A Member or Class B Member in the Class A Membership Interests or the Class B Membership Interests, as the case may be, and any foreclosure pursuant to the Financing Documents upon such security interest or interests in the Class A Membership Interests or the Class B Membership Interests or (ii) the grant of a security interest or interests by a Class A Member or Class B Member in the Class A Membership Interests or the Class B Membership Interests, as the case may be, to a lender of the Class A Member or any Affiliate thereof or to a lender of the Class B Member or any Affiliate thereof, as the case may be, and any foreclosure upon such security interest or interests in the Class A Membership Interests or the Class B Membership Interests by any such lender; provided, that the grant of any such security interest or foreclosure thereon does not violate any of the provisions of Section 7.1.3; provided, further, that during the Covered Period, grants of a security interest or interests in the Class A Membership Interests or the Class B Membership Interests, as the case may be, shall only be allowed if, and to the extent, permitted pursuant to the Financing Documents;
7.1.4.2    subject to compliance with Section 7.1.3.4 through Section 7.1.3.8 and Section 7.1.3.13, Transfers of Class A Membership Interests of the NextEra Member (or an Affiliate of the NextEra Member in the case of a Transfer of an indirect interest in the NextEra Member) between the NextEra Member (or an Affiliate of the NextEra Member in the case of a Transfer of an indirect interest in the NextEra Member) and any Affiliate of the NextEra Member;
7.1.4.3    subject to compliance with Section 7.1.3.4 through Section 7.1.3.8 and Section 7.1.3.13, Transfers of Class B Membership Interests of the NRG Member (or an Affiliate of the NRG Member in the case of a Transfer of an indirect interest in the NRG Member) between the NRG Member (or an Affiliate of the NRG Member in the case of a Transfer of an indirect interest in the NRG Member) and any Affiliate of the NRG Member;
7.1.4.4    subject to compliance with Section 7.1.3.4 through Section 7.1.3.8 and Section 7.1.3.13, Transfers of Class B Membership Interests of the Sumitomo Member (or an Affiliate of the Sumitomo Member in the case of a Transfer of an indirect interest in the Sumitomo Member) between the Sumitomo Member (or an Affiliate of the Sumitomo Member in the case of a Transfer of an indirect interest in Sumitomo Member) and any Affiliate of the Sumitomo Member;
7.1.4.5    Transfers to any liquidating trust established in connection with the liquidation, dissolution and winding up of such Member or Member’s Owners for purposes of holding the assets of such Member or Member’s Owners for the benefit of the former partners, members or equity holders thereof; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

7.1.4.6    subject to compliance with Section 7.1.3.4 through Section 7.1.3.8, Section 7.1.3.13 and Section 7.1.5, any change of control, merger or consolidation by a Member’s ultimate parent or by any direct or indirect subsidiary of a Member’s ultimate parent (other than a subsidiary that has as its only significant assets a direct or indirect interest in the Company).
7.1.5    Notwithstanding any provision of this Article 7 to the contrary, no Transfer of a Member’s Membership Interest or any portion thereof, any Interest in Member by such Member’s Owners, or rights and obligations under this Agreement will be allowed (and any such purported Transfer shall be null and void) if such Transfer or the actions to be taken in connection with that Transfer would:
7.1.5.1    result in a violation of any applicable Law by the Company, DS Holdings, any Subsidiary, a Transferor or a proposed Transferee;
7.1.5.2    cause the termination or dissolution of the Company, DS Holdings, or any Subsidiary;
7.1.5.3    cause the Company, DS Holdings, or any Subsidiary to be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code or cause any such Membership Interests to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(2) of the Code, including an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations;
7.1.5.4    result in a default under, breach of any material obligation contained in, or cause the failure of a material condition contained in, Section 8.26 of the Master Agreements or in any term or provision of any amendment or modification of any Transaction Document or of any Additional Project Document that is entered into after the Original Effective Date with the Consent of the Class A Majority and the Class B Majority;
7.1.5.5    result in a violation by the Company, DS Holdings or any Subsidiary of the Securities Act or any other applicable securities Laws;
7.1.5.6    require the Company, DS Holdings or any Subsidiary to register as an investment company under the Investment Company Act;
7.1.5.7    require the Company, DS Holdings, or any Subsidiary to register as an investment adviser under the Investment Advisers Act;
7.1.5.8    result in a Change in Ownership, Change of Control, PPA Change in Control, Cash Grant Loss or 1603 Grant Recapture Liability, except for a Permitted Transfer described in Section 7.1.4.6; provided, that if any Permitted Transfer described in Section 7.1.4.6 results in a Change in Ownership, Change of Control, PPA Change in Control, Cash Grant Loss, 1603 Grant Recapture Liability or the occurrence of any of the circumstances described in Section 7.1.3.4, then each Member that had an Affiliate involved in such Permitted Transfer shall indemnify and hold the other Members harmless from any Losses arising from such Change in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Ownership, Change of Control, PPA Change in Control, Cash Grant Loss, 1603 Grant Recapture Liability or the occurrence of any of the circumstances described in Section 7.1.3.4, as provided in Section 7.1.6; or
7.1.5.9    with respect only to a direct Transfer by a Member of all or a portion of its Membership Interests, result in a Transfer to any Person who has been convicted of any money-laundering or other corrupt or illegal activity in any jurisdiction.
7.1.6    Each Member shall defend and indemnify (on an After-Tax Basis) the Company, DS Holdings, each of the Subsidiaries, the Managing Member, the other Members, and any Affiliate thereof and their respective officers, directors, employees, accountants, counsel, consultants, advisors, agents, trustees, and other representatives, successors and permitted assigns against, and shall hold them harmless from, any and all losses, damages, claims (including third-party claims), charges, liabilities (whether accrued, absolute, contingent, asserted, matured, unmatured, secured or unsecured), actions, suits, proceedings, interest, penalties, taxes, costs and expenses (including reasonable legal, consultant, accounting and other professional fees, and reasonable fees and costs incurred in enforcing its rights under this Section 7.1.6) (collectively, “Losses”) resulting from, arising out of, or incurred by any such Person in connection with, or otherwise with respect to or by reason of, (i) any Transfer of any Interest in Member by any of such Member’s Owners that results in a Change in Ownership, Change of Control, PPA Change in Control, Cash Grant Loss, 1603 Grant Recapture Liability or the occurrence of any of the circumstances described in Section 7.1.3.4 or (ii) any breach by such Member of Section 4.11 or Section 4.12.
This Section 7.1.6 shall survive any amendment or termination of this Agreement with respect to any event occurring prior to such amendment or termination.
7.1.7    In each instance of a Transfer (including a Permitted Transfer) that requires the Transferor to indemnify the Persons described in Section 7.1.3.4 or Section 7.1.6, prior to and at the time the proposed Transfer is effective, the indemnitor shall be a Creditworthy Person or shall provide (i) a guaranty in form and substance reasonably acceptable to the other Members from a Person that is a Creditworthy Person, (ii) an irrevocable standby letter of credit issued by a bank having a Required Rating and in form and substance reasonably acceptable to the Managing Member (or, if the indemnitor is the Managing Member or an Affiliate thereof, the Members of the other class holding more than fifty percent (50%) of the Units of such class), or (iii) cash collateral; provided, that, in the case of either clause (ii) or clause (iii) of this Section 7.1.7, the letter of credit or cash collateral, as the case may be, shall be in an amount equal to the anticipated amount of such indemnity in such amount as may be determined in good faith by the Managing Member (or, if the indemnitor is the Managing Member or an Affiliate thereof, the Members of the other class holding more than fifty percent (50%) of the Units of such class).
7.2    Effective Date of Transfers. Any Transfer of a Membership Interest by a Member permitted by Section 7.1 shall be effective as of the date following the date upon which the requirements of Section 7.1 have been met; provided, however, that the Transfers provided for in the Transfer Agreement were effective on the First Amendment Date; and provided, further, that the Transfers provided for in the Assignment Agreement shall be effective on the Second Amendment Date. The Managing Member shall provide the Members with Notice of such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Transfer as promptly as possible after the requirements of Section 7.1 have been met. Any Transferee shall take subject to the restrictions on Transfer imposed by this Agreement.
ARTICLE 8
ADVERSE ACTS

8.1    Remedies. Upon receipt of Notice from a non-Adverse Member that an Adverse Act has occurred, an Adverse Member shall have (a) five (5) days (or such shorter period, if any, that is the cure period applicable to an Event of Default (as defined in the Financing Documents) arising from the occurrence of an Adverse Act described in clause (iii) of the definition thereof) to cure an Adverse Act described in clause (iii) of the definition thereof and (b) thirty (30) days to cure an Adverse Act described in clause (iv) of the definition thereof. No cure period shall apply for an Adverse Act described in clause (i) or (ii) of the definition thereof. After the expiration of any applicable cure period, the non-Adverse Member(s) may, in its or their sole discretion, by Notice given to the Adverse Member (with a copy to the Managing Member) elect one or more of the following remedies:
8.1.1    during the continuance of the Adverse Act the Adverse Member will have all of its consent rights under this Agreement and applicable Law, in its capacity as a Member or otherwise, suspended and, if the Adverse Member is the Managing Member, the non-Adverse Member or one of the non-Adverse Members will become the Managing Member at the election of the Class B Majority if a Class A Member is the Managing Member or the Class A Majority if a Class B Member is the Managing Member;
8.1.2    during the continuance of the Adverse Act, the Adverse Member shall not be entitled to receive any Distributable Cash or distributions of property from the Company, DS Holdings or any Subsidiary and, subject to the first priority rights pursuant to Section 3.6.2.6 of any Complying Member(s) that have made loans to the Adverse Member to fund any unfunded Required Additional Capital Contributions to receive distributions of Distributable Cash that otherwise would have been made to the Adverse Member in order to repay the principal and accrued interest on such loans, the non-Adverse Member(s) will be entitled to receive and retain all Distributable Cash or distributions of property that otherwise would have been made to the Adverse Member, but the Adverse Member shall continue to be liable for its obligations as a Member under this Agreement; or
8.1.3    the non-Adverse Member(s) shall have the right, exercisable in its or their sole and absolute discretion for the period that the Adverse Act continues, to purchase all (or if more than one of the non-Adverse Member(s) choose to purchase such Adverse Member’s Membership Interest in the Company, a pro rata share thereof based upon the Percentage Interests of the non-Adverse Member(s) choosing to purchase such Adverse Member’s Membership Interest in the Company) of the Adverse Member’s Membership Interest in the Company (a “Buyout Option”) subject to the first priority rights pursuant to Section 3.6.2.6 of any Complying Member(s) that have made loans to the Adverse Member to fund any unfunded Required Additional Capital Contributions to receive distributions of Distributable Cash that otherwise would have been made to the Adverse Member in order to repay the principal and accrued interest on such loans; provided, that if a non-Adverse Member cannot satisfy the requirements of Article 7 in order to permit the Transfer of such Adverse Member’s Membership

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Interest in the Company to such non-Adverse Member, then such non-Adverse Member shall have the right to designate another Person to acquire such Adverse Member’s Membership Interest in the Company which can satisfy such requirements and, provided, further, that the Buyout Option may not be exercised in a manner that would result in a Change in Ownership or a Change of Control or a Cash Grant Loss or 1603 Grant Recapture Liability. The purchase price for the Adverse Member’s Membership Interest in the Company (the “Buyout Purchase Price”) shall be equal to (i) seventy-five percent (75%) (except that the Buyout Purchase Price shall be one-hundred percent (100%) with respect to any Adverse Act that occurs as a result of a Bankruptcy of the Adverse Member) of the aggregate fair market value of the Units held by the Adverse Member, determined as follows, less (ii) the unpaid principal balance and any accrued and unpaid interest of any indebtedness secured by a security interest in such Units as of the time of the payment of the Buyout Purchase Price, and less (iii) the costs incurred by the Company in obtaining the appraisal from the Approved Accounting Firm as described below:
(a)    one of the Approved Accounting Firms shall be selected with the Consent of the Class A Majority and the Class B Majority (determined in each case without the participation of the Adverse Member as provided in Section 8.1.1) to conduct an appraisal of the Units held by the Adverse Member to determine the fair market value thereof; provided, that if the Class A Majority and the Class B Majority are unable to agree upon the firm to conduct the appraisal from among the Approved Accounting Firms within thirty (30) days after a Notice from the Member then acting as the Managing Member as provided in Section 8.1.1, the Member then acting as the Managing Member as provided in Section 8.1.1 shall request that the Approved Accounting Firm that performs the auditing services for the Company, DS Holdings and the Subsidiaries select the Approved Accounting Firm to conduct the appraisal;
(b)    the Approved Accounting Firm selected to conduct the appraisal shall complete the appraisal of the Units at the expense of the Company within sixty (60) days following its selection and shall provide a written appraisal report to each of the Members stating as of the date of such report the fair market value of each of the Units held by the Adverse Member and the aggregate fair market value of such Units; and
(c)    each Member agrees that such determination of the fair market value of each of the Units held by the Adverse Member and the aggregate fair market value of such Units shall be conclusive and binding on each of the Members, including the Adverse Member.

8.2    Adverse Member Buyout Closing. The closing of such transaction (the “Adverse Member Buyout Closing”) shall occur at a time and place designated by the non-Adverse Member(s) (or any designee thereof) on a date that is at least thirty (30) days after the date on which the Buyout Option is exercised.
8.2.1    At the Adverse Member Buyout Closing the non-Adverse Member(s) (or any designee thereof) shall deliver to the Adverse Member:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

8.2.1.1    the amount of its share of the Buyout Purchase Price in immediately available funds; and
8.2.1.2    a release(s) and indemnity(ies) of the Adverse Member from the non-Adverse Member(s) (or any designee thereof) allocable share of any and all guaranty(ies) with respect to which the Adverse Member may have guaranteed debts, obligations or liabilities of the Company.
8.2.2    At the Adverse Member Buyout Closing the Adverse Member shall deliver to the non-Adverse Member(s) (or any designee thereof):
8.2.2.1    a duly exercised assignment of the share of the Adverse Member’s Membership Interest in the Company to be acquired by each non-Adverse Member(s) (or any designee thereof);
8.2.2.2    a certificate, dated as of the date of the Adverse Member Buyout Closing, containing a representation and warranty that on the date of the Adverse Member Buyout Closing the Adverse Member has transferred, or caused to be transferred, to the non-Adverse Member(s) good and marketable title to such Membership Interest, free and clear of all claims, equities, liens, charges and encumbrances; and
8.2.2.3    any other documents or agreements required by this Agreement or necessary to effectuate the transfer.
8.2.3    Upon the occurrence of an Adverse Member Buyout Closing the following provisions shall apply to the Adverse Member (now a “Terminated Member”):
8.2.3.1    The Terminated Member shall cease to be a Member immediately upon the occurrence of the Adverse Member Buyout Closing;
8.2.3.2    The Terminated Member shall no longer be entitled to receive any distributions (including liquidating distributions) or allocations from the Company except as directed in Section 6.5, and it shall not be entitled to exercise any consent rights or to receive any further information (or access to information) from the Company (other than any required tax information);
8.2.3.3    The Terminated Member must pay to the Company all amounts owed to the Company by such Terminated Member and the Terminated Member shall remain obligated for all liabilities it may have under this Agreement or otherwise with respect to the Company that accrue prior to the Adverse Member Buyout Closing and such Terminated Member shall be obligated to repay pursuant to Section 3.6.2 any loans made by the Complying Member(s) pursuant to Section 3.6.1 to the Terminated Member to fund any unfunded Required Additional Capital Contributions.
8.2.3.4    The Membership Interest, including the Capital Account balance attributable thereto, of the Terminated Member shall be allocated to the non-Adverse Member(s) that purchased the Terminated Member’s Membership Interest pro rata based upon the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Percentage Interests of such non-Adverse Member(s) in the proportion of the total Buyout Purchase Price paid by each non-Adverse Member.
8.3    Remedies Not Exclusive. Notwithstanding the foregoing, the remedies provided in this Article 8 are cumulative and are not exclusive, and the Company and the non-Adverse Member(s) shall be entitled to all other remedies available at law or equity.

ARTICLE 9
DISSOLUTION AND WINDING UP

9.1    Right to Cause Dissolution; Events of Dissolution.
9.1.1    Notwithstanding any agreement herein to the contrary, except as provided in Section 9.1.2, no Member shall have the right, and each Member hereby agrees not, to cause the winding up of, or to dissolve, terminate or liquidate the Company, or to petition a court for the winding up, dissolution, termination or liquidation of the Company. The Company shall not be dissolved by the admission of additional Members or substitute Members in accordance with the terms of this Agreement. To the extent permitted by Law, neither the withdrawal nor the termination of a Member (other than the last remaining Member) shall cause the dissolution or winding up of the Company.
9.1.2    The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following: (a) the happening of an event of dissolution specified in the Certificate, (b) the Consent of all of the Members, (c) the occurrence of a Dissolution Event and the failure of the remaining Members to consent to continue the business of the Company within ninety (90) days after the occurrence of such an event or (d) the entry of a decree of judicial dissolution pursuant to § 18-802 of the Act; provided, that during the Covered Period, the Company shall not be dissolved without the Consent of the Independent Managers. Notwithstanding any other provision of this Agreement, the occurrence or continuation of a Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

9.2    Certificate of Cancellation. As soon as possible following the occurrence of any of the events specified in Section 9.1.2, the Managing Member shall promptly execute a Certificate of Cancellation in such form as shall be prescribed by the Delaware Secretary of State and file the Certificate of Cancellation as required by the Act.
9.3    Winding Up. If the Company is dissolved, the Managing Member shall wind up the Company’s affairs. On winding up of the Company, the assets of the Company shall be distributed, first to creditors of the Company, including Interest Holders who are creditors, in satisfaction of the liabilities of the Company, and then to the Interest Holders in accordance with Section 9.5 below.
9.4    Distributions in Kind. Prior to distributing any non-cash asset to one or more Members, such asset shall first be valued at its fair market value to determine the Net Profit or Net Loss that would have resulted if such asset were sold for such value, such Net Profit or Net Loss shall then be allocated pursuant to Article 6, and the Members’ Capital Accounts shall be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Managing Member or, if any Member objects, by an independent appraiser recognized as an expert in valuing the type of asset involved, which expert shall be selected by the Managing Member or liquidating trustee and approved by the Members.
9.5    Order of Payment Upon Dissolution. After determining that all known debts and liabilities of the Company, including debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for in accordance with the Act, the remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances after taking into account income and loss allocations for the Company’s taxable year during which liquidation occurs (including Net Profit or Net Loss on any non-cash asset distributed), and thereafter pro rata in accordance with their Percentage Interests. Such liquidating distributions shall be made by the end of the Company’s taxable year in which the Company is liquidated or, if later, within ninety (90) days after the date of such liquidation.
9.6    No Deficit Restoration Requirement. At no time shall a Member with a negative balance in its Capital Account have any obligation to the Company or to any other Member to restore the negative balance.
9.7    Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely to the assets of the Company for the return of his or her positive Capital Account balance and shall have no recourse for his or her Capital Contribution and/or share of Net Profits (upon dissolution or otherwise) against the Managing Member or any other Member.
9.8    Certificate of Cancellation. The Managing Member shall cause to be filed in the office of, and on a form prescribed by, the Delaware Secretary of State, a Certificate of Cancellation of the Certificate upon the completion of the winding up of the affairs of the Company.

ARTICLE 10
ACCOUNTING, RECORDS, REPORTING BY MANAGING MEMBER

10.1    Books and Records. The Managing Member shall maintain the books and records of the Company, DS Holdings and the Subsidiaries in which shall be entered all income, expenditures, assets, and liabilities of the Company, DS Holdings and the Subsidiaries. The books of account of the Company, DS Holdings and the Subsidiaries shall be (i) maintained on the basis of a Fiscal Year, (ii) maintained on an accrual basis in accordance with GAAP, and when the application of GAAP involves the election of equally acceptable alternatives the Managing Member shall submit the alternatives to the Members for review and, if the Class A Supermajority and Class B Supermajority is able to approve an alternative, the Managing Member shall apply the alternative approved by the Class A Supermajority and Class B Supermajority, (iii) audited by the Approved Accounting Firm at the end of each Fiscal Year and (iv) with respect to material accounting matter decisions, including book depreciable life,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

construction capitalization policy and the allocation methodology for GAAP net income among the Members, maintained in conformity with those methodologies set forth in the Closing Date Model. Notwithstanding the preceding sentence, all GAAP items of the Company, DS Holdings and the Subsidiaries gain or loss (determined in accordance with GAAP) resulting from mark-to-market effects and changes in fair value due to not electing cash flow hedge accounting or failing to meet such annual or quarterly requirements for cash flow hedge accounting as provided in the Statement of Financial Accounting Standards No. 133 issued by the Financial Accounting Standards Board with respect to derivatives contracts to which the Company, DS Holdings or any Subsidiary is a party shall be allocated equally to the Members. The Managing Member shall keep at its principal office all of the following:
10.1.1    a current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Assignee;
10.1.2    a copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;
10.1.3    copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;
10.1.4    a copy of this Agreement and any and all amendments hereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed;
10.1.5    copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years; and
10.1.6    the Company’s books and records for at least the current and past six (6) Fiscal Years.
10.2    Delivery to Members and Inspection.
10.2.1    Upon the request of any Member or Assignee for purposes reasonably related to the interest of that Person as a Member or Assignee, the Managing Member shall promptly deliver to the requesting Member or Assignee, at the expense of the Company, a copy of the information required to be maintained under Section 10.1.1, Section 10.1.2 and Section 10.1.3, and a copy of this Agreement.
10.2.2    Each Member and each Assignee, at its own expense (except that copies of the information required to be maintained under Section 10.1.1, Section 10.1.2 and Section 10.1.3 shall be provided at the Company’s expense), has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member or Assignee, as the case may be, to:
10.2.2.1    inspect and copy during normal business hours any of the Company records described in Section 10.1.1 through Section 10.1.6; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

10.2.2.2    obtain from the Managing Member, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year.
10.2.3    Any request, inspection or copying by a Member or Assignee under this Section 10.2 may be made by that Person or that Person’s agent or attorney.
10.2.4    The Managing Member shall promptly furnish to a Member a copy of any amendment to the Certificate or this Agreement executed by the Managing Member pursuant to a power of attorney from the Members.
10.2.5    The Managing Member shall (a) if requested by a Notice from a Member to the Managing Member prior to the Substantial Completion Date under an EPC Contract, to the extent permitted by the applicable EPC Contract, appoint any individual or individuals designated by the Member in such Notice to be a representative or representatives of Desert Sunlight 250 and Desert Sunlight 300 for purposes of Section 7.4, Article 11 and Section 12.4.2 of each EPC Contract and instruct the Owner Representative under the applicable EPC Contract to forward to such representative or representatives notices of commissioning related activities and tests to be performed by the Contractor received by the Owner Representative pursuant to each EPC Contract, including Block Capacity Tests, Capacity Tests, Adjusted Energy Performance Tests and Monthly Demonstrations, and shall give consideration to such representative’s or representatives’ schedule(s) to the extent reasonably practicable; and (b) from and after the Substantial Completion Date under an EPC Contract, allow representatives of the Member identified to the Managing Member in a Notice from such Member to reasonably inspect and observe the ongoing operations at the applicable Project, in each case with such observations and inspections to be arranged at reasonable times and with reasonable advance notice and subject to compliance with any safety requirements that would apply to a Subsidiary for such an observation or inspection under any applicable Project Agreement and entry into any confidentiality undertakings required to protect confidential information at the same level as a Subsidiary is required to under any applicable Project Agreement; provided, that in each case described in clauses (a) and (b) above (i) any individual designated by a Member to be a representative shall in no event be considered an “Owner Representative” under an EPC Contract, (ii) such Member and the Guarantor for such Member have each certified in writing to the Managing Member that each of the individuals to be so designated pursuant to clause (a) above or that is so identified pursuant to clause (b) above is not a Representative of a First Solar Competitor or of a Vendor Competitor (as defined in the O&M Agreements) or, if such individual is a Representative of a First Solar Competitor or of a Vendor Competitor, such First Solar Competitor or Vendor Competitor has satisfied each of the requirements to be an Eligible First Solar Competitor or an Eligible Vendor Competitor (as defined in the O&M Agreements), as the case may be, (iii) such Member and the Guarantor for such Member have agreed in the applicable Notice or otherwise to jointly and severally indemnify and hold each Subsidiary harmless from any liability to the Contractor arising from the certification described in clause (ii) of this proviso being untrue or any liability that is described in Section 23.2(c)(1) or Section 23.2(d) of each of the EPC Contracts or in Section 13.01(d)(1) or Section 13.01(e) of each of the O&M Agreements, as applicable, arising from the actions or inactions of any of such individuals, (iv) neither the Managing Member nor the Owner Representative shall be obligated to schedule any test or meeting in order to accommodate the schedule of a representative designated by a

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Member, and (v) neither the Managing Member nor the Owner Representative shall be liable to a Member for any delay or failure to provide a notice referenced in clause (a) above, so long as such delay or failure was not willful and in bad faith. Terms used in this paragraph and not otherwise defined herein shall have their meaning as given in each EPC Contract.

10.3    Financial Statements and Reports. The Managing Member, at the Company’s expense in accordance with the approved Budget, shall provide or cause to be provided the following to the Members:
10.3.1    as soon as available but no later than fifty-five (55) days after the close of the first, second and third quarterly periods of its Fiscal Year and seventy-five (75) days after the end of each Fiscal Year, quarterly (and year-to-date) financial statements of the Company, DS Holdings and the Subsidiaries prepared by or at the direction of the Managing Member to include a balance sheet, statement of equity, statement of changes in members’ capital, an income and expense statement and a statement of cash flows, all prepared in accordance with GAAP, setting forth, in each case, in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, if any;
10.3.2    as soon as available but no later than April 15th following the end of the previous Fiscal Year, audited financial reports, including the detailed balance sheet of the Company, DS Holdings and the Subsidiaries as of the end of the preceding Fiscal Year and related statements of income, cash flow and Members’ capital, accompanied by an opinion of the Company’s independent public accountants stating that the financial statements for the Company, DS Holdings and the Subsidiaries have been prepared according to GAAP;
10.3.3    as soon as practicable after the end of each Fiscal Year but in all cases by each May 1st, reports containing at least the following information: Form K-1 or any similar form as may be required by the Code or the Internal Revenue Service, as well as any similar form that may be required by any state or local taxing authority, and such other information regarding the business of the Company, DS Holdings and the Subsidiaries as may be necessary to enable the Company and each Member to prepare its federal, state and local tax returns;
10.3.4    as soon as practicable after the end of each Fiscal Year but in all cases by each February 28th, an estimate of the income and loss to be reported on the Form K-1 described in Section 10.3.3;
10.3.5    within forty-five (45) days after the end of each calendar month, deliver to the Company, for the Company to promptly deliver to the Members, a report in form acceptable to the Members that shows system availability and net production during such month and budgeted versus actual revenues and expenditures on a monthly basis and a year-to-date basis;
10.3.6    upon request of any Member, the Managing Member shall deliver to that Member copies of all material documents and contracts held by the Managing Member and related to the Company, DS Holdings or any Subsidiary as such Member shall have reasonably requested;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

10.3.7    without duplication, on the date required to be delivered pursuant to the Master Agreements, all reports, statements and other information required to be provided pursuant to Section 5.1 of the Master Agreements (whether or not such Master Agreements are in effect, but if the Master Agreements are no longer in effect, only to the extent such requirements continue to be applicable); and
10.3.8    without duplication, if requested by a Notice from a Member to the Managing Member the Managing Member shall promptly furnish to a designated individual Representative of each Member any and all material Notices, reports, statements and other information delivered to Desert Sunlight 250 and Desert Sunlight 300 by the Contractor, the Operator, or the Administrative Services Provider, as applicable, pursuant to the terms of the EPC Contracts, the O&M Agreements, or the Administrative Services Agreements, as applicable; provided, that (a) neither the Managing Member nor the Owner Representative shall be liable to a Member for any delay or failure to provide a notice referenced above, so long as such delay or failure was not willful and in bad faith, and (b) prior to furnishing any such information pursuant to the terms of the EPC Contracts or the O&M Agreements (i) such Member and the Guarantor for such Member have each certified in writing to the Managing Member that each of the individuals to be furnished such information is not a Representative of a First Solar Competitor or of a Vendor Competitor (as defined in the O&M Agreements), as applicable, or, if such individual is a Representative of a First Solar Competitor or of a Vendor Competitor, as applicable, such First Solar Competitor or Vendor Competitor has satisfied each of the requirements to be an Eligible First Solar Competitor (as defined in the EPC Contracts) or an Eligible Vendor Competitor (as defined in the O&M Agreements), as the case may be, and (ii) such Member and the Guarantor for such Member have agreed in the applicable Notice or otherwise to jointly and severally indemnify and hold each Subsidiary harmless from any liability to the Contractor arising from the certification described in clause (i) of this proviso being untrue or any liability that is described in Section 23.2(c)(1) or Section 23.2(d) of each of the EPC Contracts or in Section 13.01(d)(1) or Section 13.01(e) of each of the O&M Agreements, as applicable, arising from the actions or inactions of any of such individual. Terms used in this paragraph and not otherwise defined herein shall have their meaning as given in each EPC Contract.
10.4    Filing. At the Company’s expense, the Tax Matters Member shall cause the Company to retain an Approved Accounting Firm to prepare the necessary federal and state income Tax Returns for the Company. Each Member shall provide such information, if any, as may be required by the Company for purposes of preparing such Tax Returns. The Tax Matters Member, at the Company’s expense, shall cause the income Tax Returns for the Company to be prepared consistently with the assumptions in the Closing Date Model, unless the Tax Matters Member determines based on the advice of a nationally recognized law firm or the Approved Accounting Firm engaged to prepare such income Tax Return that such income Tax Return would not be “more likely than not” correct; provided, however, that Section 10.8.9 shall apply unless there is not substantial authority to take such position as determined by the Approved Accounting Firm engaged to prepare such income Tax Return; provided further that if a Member provides an opinion from a nationally recognized law firm or an Approved Accounting Firm that such income Tax Return would be “more likely than not correct”, or in the case of Section 10.8.9 that there is substantial authority, then such income Tax Return shall be prepared consistently with the Closing Date Model and Section 10.8.9, as applicable. At least forty five (45) days

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

prior to the date on which the federal and state Tax Returns are due to be filed (taking into account any applicable extension periods), the Tax Matters Member shall deliver to the other Members for their review a copy of the Company’s federal and state Tax Returns in the form proposed to be filed for each Fiscal Year. The other Members shall provide comments to the Tax Matters Member within fifteen (15) Business Days after any such Tax Return has been delivered to the Members. If no comments are received by the Tax Matters Member within such fifteen (15) Business Day period, the Tax Matters Member may file such Tax Return in the form previously delivered to the Members. If the Tax Matters Member disagrees with any of the comments received, then the Tax Matters Member shall consult in good faith with each of the Members holding a majority of the Class A Membership Interests or Class B Membership Interests, as applicable, to resolve such dispute. If such Members cannot agree, such dispute shall be resolved pursuant to the procedures outlined in Article 13. If the Tax Matters Member is not permitted to further extend the filing deadline for a Tax Return and is waiting for final resolution of a dispute pursuant to the preceding sentence, then the Tax Matters Member may file such Tax Return in the form proposed by the Tax Matters Member; provided, however, that such Tax Matters Member must cause such Tax Return to be amended in accordance with the final resolution received pursuant to Article 13. The Tax Matters Member, in Consultation with the other Members, may extend the time for filing any such Tax Returns as provided for under applicable statutes. Any Form 1065 or Schedule K-1 will not be filed any later than the due date with one extension. If the Tax Matters Member is required by any applicable Laws to execute or file any document and fails, after demand, to do so within a reasonable period of time or refuses to do so, any other Member may prepare, execute and file such document appropriately. If a Member notifies the Tax Matters Member that any real property Taxes with respect to the Project were assessed against or invoiced to such Member, then the Tax Matters Member will cause the Company to pay such Taxes in full and in a timely manner. The Tax Matters Member, at the Company’s expense and in Consultation with the other Members, shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate and all reports required to be filed by the Company with those entities under the Act or then current applicable Laws.
10.5    Bank Accounts. The Managing Member shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.
10.6    Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managing Member.
10.7    Tax Matters for the Company Handled by the Managing Member and the Tax Matters Member.
10.7.1    Each other Member may provide the Secretary of Treasury with notice that it is a “notice partner” under Section 6223 of the Code, and the Tax Matters Member shall notify the Internal Revenue Service that each of the NRG Member and the Sumitomo Member (and, if the NextEra Member is not then the Tax Matters Member, the NextEra Member) is a notice partner within the meaning of Code Section 6231. The NextEra Member shall remain as the Tax Matters Member so long as it remains the Managing Member. If for any reason the Tax

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Matters Member can no longer serve in that capacity, a new Tax Matters Member shall be designated by the Managing Member with the Consent of the Class A Majority and the Class B Majority. The Tax Matters Member is subject to removal if a Class A Supermajority (if the Tax Matters Member is a Class B Member) or Class B Supermajority (if the Tax Matters Member is a Class A Member) elect to remove the Tax Matters Member for fraud or willful misconduct and appoint a replacement.
10.7.2    The Tax Matters Member shall, in the overall best interest of the Company, at the Company’s expense and in Consultation with the other Members, represent the Company in connection with all tax examinations of the Company’s affairs by tax authorities, including resulting judicial and administrative proceedings, and shall direct the defense of any such claims to the extent that such claims relate to the adjustment of Company items at the Company level, except that the strategy to be taken in connection with any such defense and the selection of counsel shall be approved by Consent of the Class A Majority and Consent of the Class B Majority. The Tax Matters Member shall cause the Company to retain and to pay the fees and expenses of counsel approved as described in the preceding sentence and to pay the fees and expenses of other advisors chosen by the Tax Matters Member in Consultation with the other Members. The Tax Matters Member shall promptly deliver to each Member a copy of all notices, communications, reports and writings received by the Company from the Internal Revenue Service or other Government Entity that could reasonably be expected to result in an adjustment of Company items, shall promptly advise each Member of the substance of any conversations with the Internal Revenue Service or other Government Entity in connection therewith and shall keep the Members advised of all developments with respect to any proposed adjustments that come to its attention. In addition, the Tax Matters Member shall provide each Member with a draft copy of any correspondence or filing to be submitted by the Company in connection with any administrative or judicial proceedings relating to the determination of Company items at the Company level reasonably in advance of such submission; provided, however, that the Tax Matters Member shall not be required to obtain consent (i.e., pursuant to the comment procedure below) of the other Members with respect to matters that in the judgment of the Tax Matters Member are not substantial or not material. The other Members shall provide comments to the Tax Matters Member within ten (10) Business Days after any such correspondence or filing has been delivered to the Members. If no comments are received by the Tax Matters Member within such period then the Tax Matters Member may submit such correspondence or filing previously delivered to the Members. If the Tax Matters Member disagrees with any of the comments received, then the Tax Matters Member shall consult in good faith with each of the Members holding a majority of the Class A Membership Interests or Class B Membership Interests, as applicable, to resolve such dispute. If such Members cannot agree, such dispute shall be resolved pursuant to the procedures outlined in Article 13. The Tax Matters Member will provide each Member with notice reasonably in advance of any meetings or conferences with respect to any administrative or judicial proceedings relating to the determination of Company items at the Company level (including any meetings or conferences with counsel or advisors to the Company with respect to such proceedings) and each Member shall have the right to participate, at its sole cost and expense, in any such meetings or conferences; provided, however, that any Member owning a majority of the Class A Membership Interests or the Class B Membership Interests shall have the right to participate at the Company’s expense.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

10.7.3    The Tax Matters Member shall not, without the consent of the Class A Majority and Class B Majority, such consent not to be unreasonably withheld, conditioned or delayed, (i) commence a judicial action (including filing a petition as contemplated in Section 6226(a) or Section 6228 of the Code) with respect to a federal income tax matter or appeal any adverse determination of a judicial tribunal; (ii) intervene in any action as contemplated by Section 6226(b) of the Code; (iii) file any request contemplated in Section 6227(b) of the Code; (iv) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of Code; or (v) enter into a settlement agreement with the Internal Revenue Service which purports to bind the Members. Any cost or expense incurred by the Tax Matters Member in connection with its duties as the Tax Matters Member shall be paid by the Company.
10.7.4    If for any reason the Internal Revenue Service disregards the elections made by the Company pursuant to Section 10.8 and commences any audit or proceeding in which it makes a claim, or proposes to make a claim, against any Member that could reasonably be expected to result in the disallowance or adjustment of any items of income, gain, loss, deduction or credit allocated to such Member by the Company, then such Member shall promptly advise the other Members of the same, and such Member, in Consultation with the other Members, shall use commercially reasonable efforts to convert the portion of such audit or proceeding that relates to such items into a Company level proceeding consistent with the Company’s election pursuant to Section 10.8.
10.7.5    If any Member intends to file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of any such partnership item of the Company, or to file a petition under Sections 6226, 6228 or other sections of the Code with respect to any such partnership item or any other tax matter involving the Company, such Member shall, at least thirty (30) days prior to any such filing, notify the other Members of such intent, which notification must include a reasonable description of the contemplated action and the reasons for such action; provided, however, that this Section 10.7.5 shall not relieve such Member’s obligation to use all commercially reasonable efforts to convert a Member level proceeding into a Company level proceeding as provided in Section 10.7.4.
10.7.6    In the event that any of the Members notifies the Tax Matters Member of its intention to represent itself, or to obtain independent counsel and other advisors to represent it, in connection with any examination, proposed adjustment or proceeding, the Tax Matters Member agrees (i) to supply such other Member and its counsel and other advisors, as the case may be, with copies of all written communication received by the Tax Matters Member with respect thereto, together with such other information as they may reasonably request in connection therewith, and (ii) to cooperate with such other Member and its counsel and other advisors, as the case may be, in connection with such other Member’s separate representation, to the extent reasonably practicable and at the sole cost and expense of such other Member.
10.7.7    Unless otherwise expressly provided herein, wherever in this Agreement the Tax Matters Member is empowered to make a decision or determination, take an action, consent, vote, or provide any approval, in doing so, the Tax Matters Member shall use its reasonable discretion and shall take into account the tax objectives of such other Member(s), if known.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

10.8    Tax Elections.
10.8.1    Section 754 Election. In the event of a distribution of Company property or a transfer of all or any part of the interests of any Member, the Company shall elect, where applicable, pursuant to Section 754 of the Code, to adjust the basis of the Company property. Each Member will furnish the Company all information necessary to give effect to such election.
10.8.2    Partnership Election. The Members intend that the Company will be taxed as a partnership for United States federal, state and local income tax purposes. The Tax Matters Member will accordingly not elect to classify the Company as other than a partnership for federal income tax purposes under Section 7701 of the Code and the applicable Regulations. The Members agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute and agree not to elect for the Company to be treated as a corporation, or an association taxable as a corporation, under the Code or any similar state statute.
10.8.3    Cash Grant. In the event the Cash Grant is denied or is not otherwise available, the Members agree to cause the Company to elect to receive the investment tax credit under Code Section 48 in lieu of the Cash Grant. In connection with an election to receive the investment tax credit, the Members agree to negotiate in good faith and execute appropriate amendments to this Agreement, enter into any additional agreements and take all such additional actions as may be reasonably necessary to give effect to such election.
10.8.4    Calendar Year. The Company shall, to the extent permitted under Section 706 of the Code, adopt the calendar year as the Company’s fiscal year.
10.8.5    Accrual Method. The Company shall adopt the accrual method of accounting.
10.8.6    Depreciation Election. The Company shall make no election to forego any available bonus depreciation available to the Company and otherwise elect to depreciate the Project using the most accelerated method of depreciation currently available under the Code.
10.8.7    Amortization. The Company shall elect to amortize the expenses incurred in organizing the Company ratably over a 60-month period as provided in Section 709 of the Code.
10.8.8    Capitalization of all Expenses. With respect to the portion of the facilities included in the Projects that have not been placed in service for purposes of Section 168 of the Code and the Cash Grant, and for which an application for a Cash Grant has not been filed, the Company shall elect to capitalize all expenses eligible for capitalization pursuant to Section 266 of the Code.
10.8.9    Domestic Production Gross Receipts. The receipt or accrual of the Cash Grant will be treated as “domestic production gross receipts” in accordance with Treasury Regulation Section 1.199-3(i)(1)(iii).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

10.8.10    Other Elections. The Company shall, if approved in writing by Members representing a Class A Majority and a Class B Majority, make any other election the Tax Matters Member may deem appropriate.
10.9    Cash Grant Procedures.
10.9.1    Cash Grant Application. The Tax Matters Member shall:
10.9.1.1    (i) file a Preliminary Cash Grant Application no later than September 30, 2012, or such later date permitted by the Cash Grant Guidance (the “Cash Grant Filing Deadline”), for each Project Segment for which an application has not yet been submitted pursuant to (ii) as of the Cash Grant Filing Deadline and (ii) as soon as practicable following the applicable placed-in service date of each of the Project Segments, prepare an application, in Consultation with the other Members, for the Cash Grant for such Project Segment in a manner consistent with the Cash Grant Guidance (such applications and Preliminary Cash Grant Applications are hereinafter referred to as the “Cash Grant Application”); provided that, no later than twenty (20) Business Days in advance of submitting the Cash Grant Application to the Treasury, the Tax Matters Member shall provide copies of such draft Cash Grant Application to each other Member for its review. The other Members shall provide comments to the Tax Matters Member within ten (10) Business Days after any such draft Cash Grant Application has been delivered to the Members. If no comments are received by the Tax Matters Member within such ten (10) Business Day period, the Tax Matters Member may file such Cash Grant Application in the form previously delivered to the Members. If the Tax Matters Member disagrees with any of the comments received, then the Tax Matters Member shall consult in good faith with each of the Members holding a majority of the Class A Membership Interests or Class B Membership Interests, as applicable, to resolve such dispute. If such Members cannot agree, such dispute shall be resolved pursuant to the procedures outlined in Article 13;
10.9.1.2    As soon as practicable following the receipt of each Member’s comments to the draft Cash Grant Application and the application of Section 10.9.1.1, the Tax Matters Member shall prepare and deliver to each other Member for its review and comment an updated draft Cash Grant Application for the Project in a manner consistent with the Cash Grant Guidance. Each Member shall promptly provide the Tax Matters Member with any comments to such updated draft Cash Grant Application and each Member shall cooperate to resolve any disagreements with respect to the Cash Grant Application pursuant to Section 10.9.1.1. Each Member shall keep each other Member reasonably informed of changes made to the draft Cash Grant Application following the submission of any comments pursuant to this Section 10.9.1.2;
10.9.1.3    within two (2) Business Days after the other Members approve the Cash Grant Application, file the approved Cash Grant Application with Treasury; provided, that the factual information and statements contained in the filed Cash Grant Application including amounts relating to the costs incurred with respect to the Project shall be true, correct and complete in all material respects; and
10.9.1.4    timely make each filing required with respect to the Cash Grant after the date of receipt thereof in accordance with the Cash Grant Guidance (including the annual report to the Treasury in connection therewith) and respond to all requests for information and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

make any related filings deemed necessary or advisable in connection with the Grant; provided, that with respect to any material filing the Tax Matters Member shall first provide a draft of the filing to each other Member for its review and shall take into consideration any comments provided by each Member within five (5) Business Days of the date on which the draft filing was provided to such Member, and provided, further, if any Member does not approve of the form of such filing, the remedies stated in Section 10.9.1.1 above are applicable.
10.9.2    Contact with Treasury. Each of the Members shall, as soon as practicable, provide to the Tax Matters Member all written responses, requests and other information it receives from Treasury relating to the Cash Grant Applications or a Cash Grant, including any requests for supplemental information and any notice of award, including the amount thereof. Each Member shall, as soon as practicable, advise each other Member of any oral contact it receives from Treasury relating to the Cash Grant. Each Member shall not initiate any discussion or conferences with or have any substantive conversations with Treasury regarding a Cash Grant, any Cash Grant Application or any Cash Grant reporting requirements, including in connection with any disputes regarding the amount of the Cash Grant or repayment of the Cash Grant, without first offering the other Members the right to participate in such discussions, conferences or conversations.
10.9.3    Cooperation. The Members shall provide reasonable assistance to the Tax Matters Member in the filing of the Cash Grant Applications, the submission of any supplemental information and other reasonable efforts by the Tax Matters Member to obtain the Cash Grant for each Project Segment and to comply with the Cash Grant reporting requirements, including the provision of any requested information about the Members and their Affiliates, if and to the extent required.
10.9.4    Litigation of Disputes. Upon the occurrence of a Recapture Event, the Tax Matters Member shall have the right to appeal or contest such Recapture Event in any administrative proceeding or other forum for litigation before Treasury or such other Governmental Entity or court, subject to the consent of the Class A Majority and Class B Majority, such consent not be unreasonably withheld, conditioned or delayed. If the Tax Matters Member elects to so appeal or contest a Recapture Event, the Tax Matters Members shall conduct such appeal or contest, cooperate in good faith with the other Members and take all such actions as the other Members holding a majority of the Class A Membership Interests or Class B Membership Interest shall reasonably request in connection with the Tax Matters Member’s efforts to appeal such Recapture Event. If the Members holding a majority of the Class A Membership Interests or a majority of the Class B Membership Interests disagree with any submission or otherwise with the manner in which the Tax Matters Member intends to conduct such appeal or contest in an administrative proceeding or other forum for litigation, such Members will consult in good faith with the Tax Matters Member to resolve their differences pursuant to Article 13, and the Tax Matters Member will not proceed with such submission or conduct of the appeal or contest without the consent of the Class A Majority and the Class B Majority, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Tax Matters Member shall have no right to execute a closing agreement or other settlement agreement adjudicating or delaying resolution of any matter that relates to the Cash Grant Application or an appeal without the prior written consent the Class A Majority and Class B Majority, not to be unreasonably withheld, conditioned or delayed.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE 11
INDEMNIFICATION AND INSURANCE

11.1    Indemnification of Agents. The Company shall defend and indemnify (on an After-Tax Basis) the Managing Member and the Independent Managers, if any, and may indemnify any other Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such Person is or was the Managing Member, an Independent Manager or an officer, employee or other agent of the Company or that, being or having been such Managing Member, Member, Affiliate of a Member, officer, employee or agent of the Company, such Person is or was serving at the request of the Company as a manager or other agent of a Subsidiary (all such persons being referred to hereinafter as an “Agent”), to the fullest extent permitted by applicable Law in effect on the date hereof and to such greater extent as applicable Law may hereafter from time to time permit. The Managing Member shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Managing Member reasonably deems appropriate in its business judgment.
11.2    Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is an Agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as an Agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 11.1 of this Agreement or under applicable Law. Unless otherwise approved pursuant to Section 5.6.2.1(g), the Managing Member agrees to cause the Company, DS Holdings and the Subsidiaries to maintain the Required Insurance Coverage. If any of the Required Insurance Coverage or other policies or insurance obtained by the Managing Member for any or all of the Members, the Company, DS Holdings or any Subsidiary under a Sponsor Insurance Program and, notwithstanding any provision of this Agreement to the contrary, the Managing Member shall be entitled to reimburse its Affiliates for the reasonable costs and expenses relating to the procurement and maintenance of such policies to the extent coverage is provided thereunder to any or all of the Members, the Company, DS Holdings or any Subsidiary in accordance with the approved Budget.

ARTICLE 12
REPRESENTATIONS, WARRANTIES AND COVENANTS
12.1    Representations and Warranties of the NextEra Member. The NextEra Member hereby represents and warrants that:
12.1.1    it is duly formed, validly existing and in good standing under the jurisdiction of its formation, with full power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized the execution, delivery and performance of this Agreement;
12.1.2    it has validly executed this Agreement, and upon delivery this Agreement shall be a binding obligation of it, enforceable against it in accordance with its terms; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

12.1.3    its entry into this Agreement and the performance of its obligations hereunder will not require the approval of any governmental body or regulatory authority and will not violate, conflict with, or cause a default under any of its organizational documents, any contractual covenant or restriction by which it is bound, or any applicable Law.
12.2    Representations and Warranties of the NRG Member. The NRG Member hereby represents and warrants that:
12.2.1    it is duly formed, validly existing and in good standing under the jurisdiction of its formation, with full power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized the execution, delivery and performance of this Agreement;
12.2.2    it has validly executed this Agreement, and upon delivery this Agreement shall be a binding obligation of it, enforceable against it in accordance with its terms; and
12.2.3    its entry into this Agreement and the performance of its obligations hereunder will not require the approval of any governmental body or regulatory authority and will not violate, conflict with, or cause a default under any of its organizational documents, any contractual covenant or restriction by which it is bound, or any applicable Law.

12.3    Representations and Warranties of the Sumitomo Member. The Sumitomo Member hereby represents and warrants that:
12.3.1    it is duly formed, validly existing and in good standing under the jurisdiction of its formation, with full power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized the execution, delivery and performance of this Agreement;
12.3.2    it has validly executed this Agreement, and upon delivery this Agreement shall be a binding obligation of it, enforceable against it in accordance with its terms; and
12.3.3    its entry into this Agreement and the performance of its obligations hereunder will not require the approval of any governmental body or regulatory authority and will not violate, conflict with, or cause a default under any of its organizational documents, any contractual covenant or restriction by which it is bound, or any applicable Law.

ARTICLE 13
DISPUTE RESOLUTION

13.1    Senior Management Negotiations. Any dispute between the parties under this Agreement shall be referred to senior representatives of each of the parties designated by such party, for resolution on an informal basis as promptly as practicable. In the event the designated senior representatives of the parties are unable to resolve the dispute within thirty (30) days of the date Notice of the dispute is received by one of the parties from the other, or such other

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

period as the parties may jointly agree upon, such dispute shall be submitted to arbitration and resolved in accordance with the arbitration procedure set forth herein.
13.2    Arbitration.
13.2.1    Any dispute between or among the Members arising under this Agreement that has not been resolved pursuant to Section 13.1 shall be resolved exclusively by binding arbitration among the Members pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “Arbitration Rules”). Arbitration shall be administered by the American Arbitration Association (“AAA”). Any Member (the “Initiating Party”) may institute arbitration proceedings at any time by delivering Notice demanding arbitration to the other Members in the manner described in Section 15.2. Such Notice shall designate an independent Person whom the Initiating Party selects to act as an arbitrator. Within fifteen (15) days after receipt of a Notice demanding arbitration containing the name of an arbitrator, the other Members shall designate a second Person to serve as an independent arbitrator. Within fifteen (15) days thereafter, the two appointed arbitrators shall select a third arbitrator (who shall be experienced in advising third parties with respect to the area in dispute). If the other Members shall fail to make such appointment within the initial fifteen (15) day period after the demand for arbitration is received, the first designated arbitrator shall request that the AAA designate the second arbitrator, and within fifteen (15) days thereafter, the two appointed arbitrators shall select such third arbitrator. If the two designated arbitrators shall fail to select a third arbitrator within the fifteen (15) day period, the third arbitrator shall be designated by the AAA. In the event that the non-Initiating Party is comprised of more than one Member, the designation of an arbitrator for such non-Initiating Party shall require the consent of the majority of Members constituting such non-Initiating Party. Persons selected as arbitrators shall be experienced in the area of dispute and shall not be, or have previously been, an employee, officer, director, member partner, representative, consultant or relative of the Member making the designation. The parties shall use prudent business judgment when selecting an arbitrator, taking into account such factors as cost, availability and experience.
13.2.2    The arbitrators shall afford each of the disputing parties an opportunity to be heard and, except as otherwise provided herein, the arbitration shall be conducted in accordance with the procedures set forth in the Arbitration Rules. In determining any question, matter or dispute before them, the arbitrators shall apply the provisions of this Agreement without varying therefrom in any respect. They shall not have the power to add to, modify or change any of the provisions of this Agreement. Except as may be agreed upon by the Members or ordered by the arbitrators, discovery shall be limited to the depositions of a designated representative for each Member (“Designated Representative”) with the most knowledge of the matter in dispute and any experts that will provide testimony, reports and/or opinions at the hearing. The Initiating Party shall provide the name(s) of its Designated Representative(s) and any experts within forty-five (45) days after the last arbitrator has been selected and make them available for deposition no later than thirty (30) days prior to the hearing. Each non-Initiating Party shall provide the name(s) of its Designated Representative(s) and any experts within sixty (60) days after the last arbitrator has been selected and make them available for deposition no later than fifteen (15) days prior to the hearing. Such depositions shall be limited to one day of not more than 7 hours on the record per deposition. The Members shall exchange witness lists and copies of any exhibits that they intend to utilize in their direct presentations at any hearing

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

before the arbitrators at least five (5) days prior to such hearing, along with any other information or documents specifically requested by the arbitrators prior to the hearing. The respective Members shall exercise all commercially reasonable efforts in good faith to cause a hearing to be held within ninety (90) days after the date upon which the last arbitrator is appointed and to conclude all hearings within thirty (30) days after the first hearing date. The arbitrators shall only grant any such Member’s request for postponement of the hearing upon a showing of good cause as determined by the arbitrators. Within thirty (30) days of the last hearing date, the arbitrators shall issue a written decision setting forth their analysis and ruling. The arbitrators shall determine in what proportion such Members shall bear the fees and expenses of the arbitrators or whether one Member is responsible for all such fees and expenses. Each such Member shall bear the fees and expenses of its own counsel, expert witnesses and other consultants. All arbitration proceedings shall be held in New York, New York and shall be subject to the choice of law provisions set forth in Section 15.5.
13.2.3    If the dispute involves a Major Decision (other than a Major Decision described in Section 5.6.2.1(c), Section 5.6.2.1(e) (but only with respect to Material Transaction Document Decisions), Section 5.6.2.1(i), Section 5.6.2.1(j) or Section 5.6.2.1(k)) as provided in Section 13.4, the following additional procedures shall be followed in conducting the arbitration hearings. At least ten (10) Business Days before the arbitration hearing, (i) the Managing Member and the Class B Majority shall each designate a representative to act during the arbitration hearings on their behalf and (ii) the representatives of the Managing Member and the Class B Majority shall exchange and provide to the arbitrators a written statement of their respective positions on the Major Decision and the outcome that they believe to be appropriate with respect to the Major Decision. At any time prior to the close of the arbitration hearing, each representative remains free to provide to the other representative and the arbitrators revised written position statements, which shall supersede all prior position statements of the applicable representative. Within one (1) Business Day after the close of the arbitration hearing, the representatives shall exchange a final written position statement with respect to the applicable Major Decision. In rendering the arbitration award, the arbitrators will select between the representatives’ last position statement, choosing the position that the arbitrators find to be in the best interests of (a) the Projects and (b) the Company, DS Holdings and the Subsidiaries (taken as a whole) and which position is without bias against any of the Members.
13.2.4    The Members acknowledge and agree that any arbitral award shall be final, binding and conclusive upon the Members and may be confirmed or embodied in any order of any court having jurisdiction.
13.2.5    Service of any matters referenced in this Article 13 shall be given in the manner described in Section 15.2 or as permitted by the rules of the American Arbitration Association.
13.2.6    Notwithstanding anything to the contrary contained in this Article 13, if, due to a material breach or threatened material breach or default or threatened default or the occurrence of a Removal Event, a Member is suffering irreparable harm for which monetary damages are inadequate, such Member may petition a court of competent jurisdiction for injunctive relief or specific performance in order to maintain the status quo during the pendency of any arbitration proceeding.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

13.3    Continued Performance. During the continuation of any dispute arising under this Agreement, so long as the dispute resolution procedure for resolution of such dispute is continued by both parties in good faith, the parties shall continue to perform their respective obligations under this Agreement including prompt and timely payment of all amounts due hereunder other than specific payments or portions thereof subject to the dispute, until a final non-appealable resolution is reached.
13.4    Major Decisions, Fundamental Decisions or Termination Decisions. For the avoidance of doubt, except as provided in the next sentence, a failure of the appropriate Members to Consent to any matter that is the subject of a Major Decision, Fundamental Decision or Termination Decision shall not be subject to the provisions of this Article 13. At any time when (a) the NextEra Member is the Managing Member and (b) neither the Sumitomo Member nor the NRG Member hold Class B Units that are at least equal to the Class B Majority, if the Managing Member has requested by Notice to the Members the Consent to a Major Decision and the Managing Member has received the Consent of the Class A Majority for such Major Decision but has not received the Consent of the Class B Majority within a period of ten (10) Business Days after the date of such Notice, then the Managing Member shall have the right to seek a determination of the Major Decision as a dispute that is subject to the provisions of this Article 13; provided, that the Major Decisions described in Section 5.6.2.1(c), Section 5.6.2.1(e) (but only with respect to Material Transaction Document Decisions), Section 5.6.2.1(i), Section 5.6.2.1(j) and Section 5.6.2.1(k), shall not be subject to the requirements of this sentence. If such dispute is not resolved prior to the initiation of arbitration in accordance with Section 13.2.1, in addition to the procedures provided for in Section 13.2.2, the special procedures for dispute resolution described in Section 13.2.3 shall be utilized in the arbitration proceedings. If a determination is made with respect to a Major Decision in an arbitration award pursuant to Section 13.2 then, notwithstanding any term or provision of this Agreement to the contrary, the Managing Member shall be entitled to take any actions provided for in the arbitration award with respect to the applicable Major Decision without any further Consent of the Class A Majority or the Class B Majority.

ARTICLE 14
SEPARATENESS REQUIREMENTS; INDEPENDENT MANAGERS

14.1    Separateness Requirements. Notwithstanding anything to the contrary contained herein, except as contemplated or permitted by the Financing Documents, during the Covered Period each Member agrees that the Company shall do all things necessary to maintain its existence as a limited liability company separate and apart from the Members, DS Holdings and the Subsidiaries and their respective Affiliates (each, a “Related Party”), including the following:
14.1.1    maintain at least two Independent Managers;
14.1.2    have stationery and other business forms separate from those of any other Related Party;
14.1.3    be at all times adequately capitalized in light of its contemplated business;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

14.1.4    provide at all times for its own operating expenses and liabilities from its own funds;
14.1.5    maintain its assets, funds and transactions separate from those of any other Related Party, reflecting such assets and transactions in financial statements separate and distinct from those of any such other Related Party (except that the Company’s, DS Holdings and the Subsidiaries’ financial statements may be consolidated with the financial statements of any Member, any Sponsor or any other direct or indirect equity owner of the Company, DS Holdings or any of the Subsidiaries), and evidencing such assets and transactions by appropriate entries in books and records separate and distinct from those of any other Related Party;
14.1.6    hold itself out to the public under its own name as a legal entity separate and distinct from any such other Related Party and any other Person and shall correct any misunderstanding regarding its separate entity status of which it has knowledge;
14.1.7    hold regular duly noticed meetings, or obtain appropriate consents, of Members or other analogous governing body, and make and retain minutes of such meetings, as are necessary or appropriate to authorize all of Company’s actions required by law to be authorized by its governing body;
14.1.8    not engage in any transaction with any other Related Party, except as permitted by the Financing Documents or this Agreement;
14.1.9    not maintain any joint account with any other Related Party or become liable as a guarantor or otherwise with respect to any debt or contractual obligation of any other Related Party;
14.1.10    not direct or participate in the management of any other Related Party (other than in the case of DS Holdings and the Subsidiaries;
14.1.11    not make any payment or distribution of assets with respect to any obligation of any other Related Party (other than as contemplated by the DS Holdings Depositary Agreement (as defined in the Master Agreements or any other Financing Document) or grant an adverse claim on any of its assets to secure any obligation of any such other Related Party (other than to DS Holdings or to any of the Subsidiaries);
14.1.12    not make loans or advances or otherwise extend credit to any such other Related Party (other than to DS Holdings or to any of the Subsidiaries);
14.1.13    not hold itself out as having agreed to pay, or as being liable (primarily or secondarily) for, any obligations of any such other Related Party, except with respect to the Common Facilities (as defined in the EPC Contracts) joint purchasing of supplies;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

14.1.14    have all business transactions that are entered into by it with any of its Affiliates be on arms-length, commercially reasonable terms and have such business transactions approved in accordance with this Agreement; and
14.1.15    not acquire obligations or securities of its Members, except as provided in the Transaction Documents.
14.2    Independent Managers. During the Covered Period: (i) the Company shall have two Independent Managers; (ii) an Independent Manager may not be removed other than by the Managing Member for cause; and (iii) if an Independent Manager should resign or be removed, the Managing Member shall appoint another Person as Independent Manager as promptly as possible; provided that, during any interim period when the Company does not have (but is required under this Section 14.2 to have) an Independent Manager the Company shall not take any action expressly requiring the Consent of the Independent Managers under Section 5.6.2.3 of this Agreement or under this Section 14.2. The Company shall not, during the Covered Period, without the Consent of each of the Independent Managers (i) merge, consolidate or sell substantially all of the assets of the Company, except as permitted under the Financing Documents, (ii) enter into any contract (including any indemnification agreement) or transaction with any Member or any Affiliate of any Member other than as expressly provided for or contemplated by this Agreement, including pursuant to Section 3.5, Section 4.4, Section 4.5, Section 5.1.2, Section 5.1.3, Section 5.1.4, Section 5.6.2.1(e) and Section 5.10), (iii) amend or modify the Certificate or the provisions of Section 2.7 of this Agreement, (iv) permit DS Holdings or any Subsidiary to incur, assume or otherwise become obligated for any indebtedness except as permitted by the Financing Documents, or (v) create or permitting to exist any Lien on any property of DS Holdings or any Subsidiary except pursuant to or as permitted under the Financing Documents. To the extent permitted by applicable Law, an Independent Manager shall not be allowed to voluntarily resign until such time as a replacement has been selected and taken office. In connection with any consent or other act or omission to consent or other act by an Independent Manager under this Agreement or otherwise, the Independent Managers shall each owe a fiduciary duty to the Members solely to the extent required by the Act and other applicable Law and shall also owe a fiduciary duty to the Company as whole, including the creditors of the Company. All right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise the rights specifically set forth in this Agreement. To the extent permitted by Law, the Independent Managers shall not be liable, responsible or accountable for damages or otherwise to the Company or the Members for any act or omission in a manner reasonably believed by the Independent Managers to be within the scope of the authority granted to them by this Agreement. No Independent Member shall at any time serve as trustee in bankruptcy for any Affiliate of the Company. The current Independent Managers are [Victor A. Duva and Jennifer A. Schwartz].
ARTICLE 15
GENERAL PROVISIONS

15.1    Further Assurances. Each Member shall execute all certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Managing

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Member deems appropriate to comply with the requirements of Law for the formation and operation of the Company and to comply with any Laws relating to the acquisition, operation, or holding of the property of the Company or the Subsidiaries.
15.2    Notifications. Any notice, demand, consent, authorization, election, offer, approval, request, or other communication (each such action, a “Notice”) required or permitted under this Agreement must be in writing and shall be deemed to have been duly given and received (i) on the date of service, if a Business Day, when served personally or sent by facsimile transmission to the party to whom Notice is to be given, otherwise on the next Business Day, or (ii) on the fourth (4th) day after mailing, if mailed by first class registered or certified mail if mailed nationally, or by registered airmail if mailed internationally, postage prepaid, and addressed to the party to whom Notice is to be given at the address set forth below or at the most recent address specified by Notice given to the other party hereto, or (iii) on the next Business Day if sent by a nationally or internationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt:

To NextEra Member:
NextEra Desert Sunlight Holdings, LLC
c/o NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408
Attention: Vice President of Development- Matthew Handel
Facsimile: (561) 691-7307

with a copy to:	NextEra Energy Resources, LLC 700 Universe Boulevard Juno Beach, Florida 33408 Attention: Vice President and General Counsel Facsimile: (561) 691-2988

To Sumitomo Member:	Summit Solar Desert Sunlight, LLC c/o Summit Solar Americas, Inc. 600 Third Avenue New York, NY 10016 Attention: Teruyuki Miyazaki Facsimile: 212-207-0820

with a copy to:	Lewis Farberman, Esq. Sumitomo Corp of America 600 Third Avenue New York, NY 10016 Facsimile: 212-207-0823

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

To NRG Member:	NRG Yield Operating LLC 211 Carnegie Center Princeton, New Jersey 08540 Attention: Office of the General Counsel Facsimile: 609-524-4589 Email: ogc@nrgyield.com
15.3    Specific Performance. The parties recognize that irreparable injury will result from a material breach of any provision of this Agreement and that money damages may be inadequate to fully remedy the injury. Accordingly, in the event of a material breach or threatened material breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies that may be available to that party) shall be entitled to seek one or more preliminary or permanent orders (i) restraining and enjoining any act that would constitute a material breach or (ii) compelling the performance of any obligation that, if not performed, would constitute a material breach.
15.4    Complete Agreement; Amendments. This Agreement, the MIPSA, the Investment Agreement, the Cash Grant Recapture Indemnity Agreements, the Cash Grant Letter Agreement and the Equity Contribution Agreements constitute the complete and exclusive statement of the agreement among the Members as of the date hereof relating to their rights as a Member. Such agreements supersede all prior written and oral statements, including any prior representation, statement, condition, or warranty relating to their rights as a Member. For clarification, this Section 15.4 is not meant to encompass any rights that the Members may have under the MIPSA, the Transfer Agreement, the Assignment Agreement and the agreements related thereto, all of which shall survive in accordance with their terms. Subject to the requirements of Section 4.13, this Agreement may not be amended except as provided in Section 5.6.2.2(j); provided, that no amendment shall be permitted without the unanimous consent of all of the Members to (i) Article 7, (ii) Section 6.7.1 or (iii) the definition of Distributable Cash.
15.5    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware.
15.6    Section Titles. The headings herein are inserted as a matter of convenience only and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.
15.7    Binding Provisions. This Agreement is binding upon, and to the limited extent specifically provided herein, inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and assigns.
15.8    Separability of Provisions. Each provision of this Agreement shall be considered separable; if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future Law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.
15.9    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counter-part.
15.10    Non-Disclosure.
15.10.1    Each Member hereto agrees that it will, and will cause its officers, managers, other personnel and authorized representatives to, hold in strict confidence all Confidential Information disclosed by the other Members and will ensure that such other Persons do not disclose such information to others without the prior consent of the Members hereto to which such Confidential Information relates (the “Affected Party”); provided, that each Member hereto may disclose such data and information (i) to its counsel and public accountants or any Governmental Entity, (ii) to its outside lenders, consultants, accountants, investors and advisers; provided, that such parties agree to be or otherwise are legally obligated (by contract or otherwise) to maintain the confidentiality of such information, (iii) in response to legal process or applicable government regulations, but only that portion of the data and information that, in the written opinion of counsel for such Member, is legally required to be furnished; provided, further, that such party notifies the Affected Party to protect the confidentiality of such data and information pursuant to applicable Law; provided, further, that any such Member and its outside lenders, consultants, accountants, investors and advisers may disclose any such information, and make such filings, as may be required by this Agreement, the Project Agreements or the Financing Documents.
15.10.2    Notwithstanding anything to the contrary, the foregoing obligations shall not apply to disclosures required in connection with the Cash Grant or the tax treatment or tax structure of the transactions contemplated by this Agreement and each party hereto (and any employee, representative, or agent of any party) may disclose to any and all persons, without limitation of any kind (except as noted in the next sentence), the tax treatment and tax structure of the transactions contemplated by this Agreement and all other materials of any kind (including opinions or other tax analyses) that are provided to any party hereto to the extent relating to such tax treatment and tax structure. However, any such information relating to such tax treatment and tax structure is required to be kept confidential to the extent necessary to comply with any applicable securities laws. The preceding sentences are intended to cause the transactions contemplated by this Agreement not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) of the Regulations and shall be construed in a manner consistent with such purpose.
15.10.3    Nothing in this Section 15.10 shall be construed as prohibiting a Party hereunder from using the confidential information described in Section 15.10 in connection with (i) any claim against another Member hereunder, (ii) any exercise by a party hereunder of any of its rights hereunder and (iii) in connection with any Transfer or potential Transfer, provided, that the potential purchaser(s) shall have entered into a confidentiality agreement with respect to such information on terms and conditions substantially similar to those set forth in this Agreement (and the disclosing party shall be and remain liable for any violations of the requirements of this Section 15.10 by any potential purchaser(s)) unless (1) the confidentiality agreement is executed by any Person who would satisfy the requirements for a Transferee hereunder or, if applicable, any party that is required to satisfy the requirements of creditworthiness in connection with any Transfer hereunder, (2) each of the other Members are expressly made third-party beneficiaries

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

of such confidentiality agreement with a right to enforce the same against the potential purchaser and (3) a true and complete copy of such confidentiality agreement has been provided to the Managing Member (which confidentiality agreement shall be available for review by any of the other Members upon written request to the Managing Member).
15.11    No Third Party Beneficiary Rights. The provisions of this Agreement are not intended to be for the benefit of any creditor or any other Person (other than a Member in its capacity as such) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members; and no such creditor or other Person shall obtain any right under any of such provisions or shall by reason of any of such provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Company or any of the Members.
15.12    Waiver. No failure on the part of any Member to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any waiver to be effective shall be in writing signed by the waiving Member.
15.13 Amendment and Restatement. This Agreement amends and restates in its entirety the First Amended Agreement. All rights, benefits, duties, liabilities and obligations of the Members under the First Amended Agreement are hereby amended, restated and superseded in their entirety according to the terms and provisions set forth herein.
[This space has been intentionally left blank. The next page is the signature page.]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed, as of the date set forth herein-above.
NEXTERA DESERT SUNLIGHT HOLDINGS, LLC,
a Delaware limited liability company
By:
Name:    Matthew S. Handel
Title:    Vice President

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SUMMIT SOLAR DESERT SUNLIGHT, LLC,
a Delaware limited liability company

By:	______________________________
Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

NRG YIELD OPERATING LLC,
a Delaware limited liability company
By:
Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT A
DEFINED TERMS
“1603 Grant Recapture Liability” shall have the meaning set forth in the Cash Grant Recapture Indemnity Agreements.

“AAA” shall have the meaning set forth in Section 13.2.1.

“Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as the same may be amended from time to time, or any corresponding provision or provisions of any succeeding or successor Law of Delaware; provided, that in the event that any amendment to the Act, or any succeeding or successor Law, is applicable to the Company only if the Company has elected to be governed by the Act as so amended or by such succeeding or successor Law, as the case may be, the term “Act” shall refer to the Act as so amended or to such succeeding or successor Law only after the appropriate election by the Company, if made, has become effective.

“Additional Capital Contributions” shall mean any Capital Contributions in addition to the Initial Capital Contributions and shall include the Required Additional Capital Contributions.

“Additional Equity Contribution Agreement” shall have the meaning set forth in the Equity Contribution Agreements.

“Additional Project Documents” shall mean any contract or agreement relating to the development, construction, testing, operation, maintenance, repair, financing or use of any Project entered into by the Company, DS Holdings, or any Subsidiary with any other Person subsequent to the Original Effective Date (a) that replaces or substitutes for any Project Agreement, (b) that has a term greater than two years, (c) if the aggregate cost or value of goods and services to be acquired by the Company, DS Holdings, or any Subsidiary pursuant thereto could reasonably be expected to exceed One Million Dollars ($1,000,000) in any year or Five Million Dollars ($5,000,000) over its term, (d) if the aggregate amount of termination fees or liquidated damages which could be incurred by the Company, DS Holdings, or any Subsidiary in respect of such Additional Project Document over the term thereof could reasonably be expected to exceed One Million Dollars ($1,000,000) or the equivalent or (e) the loss of such contract or agreement could reasonably be expected to have a Material Adverse Effect (as defined in the Master Agreements).

“Adjusted Capital Account” shall mean with respect to any Member, such Member’s Capital Account as of the end of the relevant Fiscal Year or the date of any relevant Transfer, after:

(i)crediting to such Capital Account any amounts that such Member is obligated to restore to the Company pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)debiting from such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

The foregoing definitions of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Letter” shall have the meaning set forth in the Recitals of this Agreement.

“Administrative Services Agreements” shall have the meaning set forth in the Master Agreements.

“Administrative Services Provider” shall mean, as of the Effective Date, NextEra Energy Resources, LLC as the “Manager” under the Administrative Services Agreements, or any successor Person responsible for the administration of the Projects pursuant to the Administrative Services Agreements.

“Adverse Act” shall mean, with respect to a particular Member, any of the following:

(i)the occurrence of a Bankruptcy with respect to such Member or the Guarantor for such Member;

(ii)any dissolution of such Member that is a corporation, partnership, limited liability company or other entity, or any dissolution of the Guarantor for such Member, without the prior consent of the Managing Member, provided, that if the Member to be dissolved is also the Managing Member or the Guarantor to be dissolved is the Guarantor for the Managing Member, such dissolution shall require the Consent of the Class A Majority and the Consent of the Class B Majority;

(iii)the failure of a Member to make a Required Additional Capital Contribution when due; or

(iv)there occurs an event that makes it unlawful for such Member to continue to be a Member.

Notwithstanding the foregoing, a failure or event described in subparagraph (iii) or (iv) above shall not become an Adverse Act for purposes of determining whether a Removal Event has occurred unless the applicable cure period set forth in Section 8.1 has expired without a cure being effected by or on behalf of the Adverse Member.
“Adverse Member” shall mean, with respect to a particular Adverse Act, the Member with respect to which such Adverse Act has occurred.
“Adverse Member Buyout Closing” shall have the meaning set forth in Section 8.2.
“Affected Party” shall have the meaning set forth in Section 15.10.1.

“Affiliate” of a Member shall mean any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Member. The term “control,” as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

“After-Tax Basis” shall mean, with respect to any indemnity payment to be received by any Person, the amount of such payment (the base payment) supplemented by a further payment (the additional payment) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all Federal, state and local income taxes, if any, required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (taking into account any reduction in such income taxes resulting from tax benefits realized or to be realized by the recipient as a result of the payment or the event giving rise to the payment), be equal to the amount required to be received. Such calculations shall be made on the basis of the highest applicable Federal, state and local income tax rates then applicable to corporations for all relevant periods in effect for the year of the payment, and shall take into account the deductibility of state and local income taxes for Federal income tax purposes.

“Agent” shall have the meaning set forth in Section 11.1.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Applicable Rate” shall mean a variable per annum rate of interest equal to LIBOR, plus ten percent (10%), but in no event more than the maximum rate permitted by applicable Law.

“Approved Accounting Firm” shall mean the Company’s primary independent accounting firm, which shall be any of Deloitte, Ernst & Young, KPMG International or PricewaterhouseCoopers or such other firm of certified public accountants as is approved in accordance with Section 5.6.2.1(l).

“Arbitration Rules” shall have the meaning set forth in Section 13.2.1.

“Assignee” shall mean a Person who is an assignee of a Member but does not become a Member pursuant to Section 7.1.

“Assignment Agreement” shall have the meaning set forth in the Recitals to this Agreement.
“Authorized Person” shall have the meaning set forth in the Recitals of this Agreement.

“Bankruptcy” shall mean: (a) the filing of an application by a Member or Guarantor for such Member for, or its consent to, the appointment of a trustee, receiver, or custodian of its assets; (b) the Member or Guarantor for such Member is adjudicated a bankrupt, or an order for relief with respect to a Member or Guarantor for such Member is entered in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Member or Guarantor for such Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

trustee, receiver, or custodian of the assets of a Member or Guarantor for such Member unless the proceedings and the Person appointed are dismissed within ninety (90) days; or (e) the filing of a petition or answer by a Member or Guarantor for such Member seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law.

“Book Gain” or “Book Loss” shall mean gain or loss recognized by the Company for book purposes in any Fiscal Year or other period under the principles of Treasury Regulations Section 1.704-1(b)(2)(iv) by reason of a sale or other disposition of any Company asset. Book Gain or Book Loss shall be computed by reference to the Book Value of the asset as of the date of such sale or other disposition rather than by reference to the tax basis of the asset at such date. Every reference in this Agreement to “gain” or “loss” refers to Book Gain or Book Loss, rather than to tax gain or tax loss, unless the context manifestly otherwise requires.

“Book Value” shall mean, with respect to any asset of the Company, the asset’s adjusted basis as of the relevant date for federal income tax purposes, except as follows:

(i)the initial Book Value of any asset contributed by a Member to the Company after the date hereof shall be the gross fair market value of such asset, as set forth herein or in any amendment or supplement hereto providing for the contribution of such asset;

(ii)the Book Values of all Company assets (including intangible assets such as goodwill) shall be adjusted at the election of the Class A Majority and Class B Majority to equal their respective fair market values (determined on a gross basis) as of the following times:

(A)the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution, within the meaning of Regulations Section 1.704-1(b)(2)(iv)(j)(5);

(B)the distribution by the Company to a Member for more than a de minimis amount of money or Company property as consideration for an interest in the Company; and

(C)the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and
(iii)the Book Value of all assets of the Company shall be adjusted by the Depreciation taken in account with respect to such asset for purposes of computing Net Profits and Net Losses and other times allocated pursuant to Article 6 hereof.

The foregoing definition of Book Value is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.
“Budget” shall mean, for any calendar year, the annual budget and operating plan of the Company for such year that has been prepared and approved pursuant to Section 5.6.2.1(a).

“Budget Item” shall have the meaning set forth in Section 5.6.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which national banking institutions in New York are closed as authorized or required by Law.

“Buyout Option” shall have the meaning set forth in Section 8.1.3.

“Buyout Purchase Price” shall have the meaning set forth in Section 8.1.3.

“Capital Account” shall mean with respect to any Member the capital account that the Company establishes and maintains for such Member pursuant to Section 3.3.

“Capital Contribution” shall mean any money, property, or services rendered, or a promissory note or other binding obligation to contribute money or property, or to render services as permitted in this Agreement or by Law, that a Member contributes to the Company as capital in that Member’s capacity as a Member pursuant to this Agreement or any other agreement between or among the Members, including an agreement as to value and including the Equity Contribution Agreements.

“Cash Grant” shall mean a United States Treasury Department cash grant in lieu of the available renewable energy tax credits pursuant to section 48 of the Code under the terms of Section 1603 of the Recovery Act and the Cash Grant Guidance.

“Cash Grant Application” shall have the meaning set forth in Section 10.9.1.1.

“Cash Grant Disqualified Person” shall mean at any time during the Recapture Period (a) a federal, state or local government (or political subdivision, agency or instrumentality thereof), (b) an organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code, (c) an entity described in paragraph (4) of Section 54(j) of the Code, (d) a real estate investment trust, as defined in Section 856(a) of the Code or a person described in Section 50(d)(1) of the Code, (e) a regulated investment company, as defined in Section 851(a) of the Code, (f) any Person who is not a United States person as defined in Section 7701(a)(30) of the Code (other than a foreign partnership or foreign pass-through entity) unless such person is subject to U.S. federal income tax on more than 50% of the gross income derived by such person from the Company, or (g) a partnership or other “pass-through entity” (within the meaning of paragraph (g)(4) of Section 1603 of division B of the Recovery Act, including a single member disregarded entity and a foreign partnership or foreign pass-through entity) any direct or indirect partner (or other holder of an equity or profits interest) of which is an organization described in (a) through (f) above unless such person owns an indirect interest in such partnership or pass-through entity through a “taxable C corporation” (other than a real estate investment trust or regulated investment company), as that term is used in the Cash Grant Guidance; provided, that (1) if and to the extent the definition of “Disqualified Person” under Section 1603(g) Division B of the Recovery Act is amended after the Closing Date and such amendment is applicable to the Cash Grant, the definition of “Cash Grant Disqualified Person” provided in this Agreement shall be interpreted to conform to such amendment and any Cash Grant Guidance with respect thereto and (2) a Person shall not be treated as a Cash Grant Disqualified Person if (x) such Person is described within another applicable exception and such Person obtains, as such Person’s sole cost and expense, a legal opinion (reasonably satisfactory in form and substance to the other Members from a nationally recognized tax counsel) that no

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Cash Grant Loss will result from such Person being a Cash Grant Disqualified Person or (y) such Person fully indemnifies the Company, DS Holdings and the Subsidiaries on an After-Tax Basis and on terms acceptable to the other Members for any Recapture Event resulting from such Person being a Cash Grant Disqualified Person.

“Cash Grant Filing Deadline” shall have the meaning set forth in Section 10.9.1.1.

“Cash Grant Guidance” shall mean the program guidance publication entitled “Payments for Specific Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009” dated July 2009 (as revised March 2010 and further revised April 2011), and any other guidance (including frequently asked questions and answers), instructions or terms and conditions published or issued by the Treasury in respect of a Cash Grant or any application therefor and the terms and conditions that the Company must agree to in order to receive a Cash Grant.

“Cash Grant Letter Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Cash Grant Loss” shall mean an obligation to repay all or a portion of the Cash Grant back to the United States of America (or any agency or instrumentality thereof) under the Cash Grant Guidance as a result of a recapture or disallowance of all or any portion of the Cash Grant set forth in a final notification from the Treasury, whether as a result of the Project or any interest therein being disposed of, the Project creasing to be specified energy property, or otherwise.

“Cash Grant Recapture Indemnity Agreements” shall mean (i) that certain Cash Grant Recapture Indemnity Agreement, dated as of the Financial Closing Date, entered into by the NextEra Member, in favor of Desert Sunlight 250, DS Holdings, the Company, Collateral Agent and the Secured Parties (as defined in the Master Agreements) and that certain Cash Grant Recapture Indemnity Agreement, dated as of the Financial Closing Date, entered into by the NextEra Member, in favor of Desert Sunlight 300, DS Holdings, the Company, Collateral Agent and the Secured Parties; (ii) that certain Cash Grant Recapture Indemnity Agreement, dated as of the First Amendment Date, entered into by the Sumitomo Member, in favor of Desert Sunlight 250, DS Holdings, the Company, the Collateral Agent and the Secured Parties and the Collateral Agent and that certain Cash Grant Recapture Indemnity Agreement, dated as of the First Amendment Date, entered into by the Sumitomo Member, in favor of Desert Sunlight 300, DS Holdings, the Company, the Collateral Agent and the Secured Parties; (iii) that certain Cash Grant Recapture Indemnity Agreement, dated as of the Second Amendment Date, entered into by the NRG Member, in favor of Desert Sunlight 250, DS Holdings, the Company, the Collateral Agent and the Secured Parties and the Collateral Agent and that certain Cash Grant Recapture Indemnity Agreement, dated as of the Second Amendment Date, entered into by the NRG Member, in favor of Desert Sunlight 300, DS Holdings, the Company, the Collateral Agent and the Secured Parties and (iv) each other cash grant recapture indemnity agreement hereafter entered into by any Member in connection with a Transfer of Membership Interests.

“Cash Grant Recapture Indemnity Agreements Qualifying Losses” shall mean Losses (as defined in the Cash Grant Recapture Indemnity Agreements) paid by or on behalf of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Members to Beneficiaries pursuant to the Cash Grant Recapture Indemnity Agreements, provided, that “Cash Grant Recapture Indemnity Agreement Qualifying Losses” shall not include any such Losses paid by or on behalf of a Member that arise from (i) any direct or indirect transfer by such Member of its equity interests or its profit interests in a Subsidiary to a Cash Grant Disqualified Person, (ii) such Member or any of its Affiliates becoming a Cash Grant Disqualified Person or (iii) any other matter for which such Member’s Applicable Percentage (as defined in the Cash Grant Recapture Indemnity Agreements to which such Member is a party) is one hundred percent (100%).

“Cash Grant Recapture Support Agreements” shall mean (i) that certain Cash Grant Recapture Liability Agreement, dated as of the Financial Closing Date, entered into by and among the Guarantor for the NextEra Member, the Master Administrative Agent and the Collateral Agent, and the related Confirmation Agreement, dated as of the Financial Closing Date, among NextEra Energy, Inc., a Florida Corporation, the Guarantor for the NextEra Member and Collateral Agent (relating to Desert Sunlight 250) and that certain Cash Grant Recapture Liability Agreement, dated as of the Financial Closing Date, entered into by and among the Guarantor for the NextEra Member, the Master Administrative Agent and the Collateral Agent, and the related Confirmation Agreement, dated as of the Financial Closing Date, among NextEra Energy, Inc., a Florida Corporation, the Guarantor for the NextEra Member and Collateral Agent (relating to Desert Sunlight 300), (ii) that certain Guaranty, dated as of the First Amendment Date, entered into by the Guarantor for the Sumitomo Member in favor of Desert Sunlight 250, Collateral Agent, DS Holdings and the Company and that certain Guaranty, dated as of the First Amendment Date, entered into by the Guarantor for the Sumitomo Member in favor of Desert Sunlight 300, Collateral Agent, DS Holdings and the Company, (iii) that certain Guaranty Agreement, dated as of the Second Amendment Date, entered into by the Guarantor for the NRG Member in favor of Desert Sunlight 250, Collateral Agent, DS Holdings and the Company and that certain Guaranty Agreement, dated as of the Second Amendment Date, entered into by the Guarantor for the NRG Member in favor of Desert Sunlight 300, Collateral Agent, DS Holdings and the Company and (iv) each other guarantee agreement or cash grant recapture liability agreement executed and delivered by any Guarantor in support of any Member’s obligations under any Cash Grant Recapture Indemnity Agreement to which such Member is a party that is entered into by any Member in connection with a Transfer of Membership Interests.

“Certificate” shall mean the Certificate of Formation for the Company originally filed with the Delaware Secretary of State and as amended from time to time.

“Change in Ownership” shall mean a “change in ownership” within the meaning of Chapter 2 of Part 0.5 of Division 1 of the California Revenue and Taxation Code (“RTC”), including sections 64(c) and 64(d) of the RTC, or any similar or successor provisions at such time as would cause any “active solar energy system” within the meaning of section 73 of the California Revenue and Taxation Code or any similar or successor provision, to be assessed by a California state or local property tax authority.

“Change of Control” shall mean the occurrence of an Event of Default under Section 8.26 of the Master Agreements.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Claims” shall mean any and all losses damages, claims (including third party claims), charges, liabilities (whether accrued, absolute, contingent, asserted, matured, unmatured, secured or unsecured) actions, suits, proceedings, interest, penalties, taxes, costs and expenses (including reasonable legal, consultant, accounting and other professional fees, and reasonable fees and costs incurred).

“Class A Majority” shall mean the consent of the Class A Members holding Class A Units that represent more than fifty percent (50%) of the Class A Units of the Company.

“Class A Member” shall mean any Person holding a Class A Membership Interest. Currently, the Class A Member is, and since the Original Effective Date has been, the NextEra Member.

“Class A Membership Interests” shall mean the Class A membership interests in the Company.

“Class A Supermajority” shall mean the consent of the Class A Members holding Class A Units that represent more than seventy five percent (75%) of the Class A Units of the Company.

“Class A Units” shall mean the Class A Membership Interests held by the Class A Member(s).

“Class B Majority” shall mean the consent of the Class B Members holding Class B Units that represent more than fifty percent (50%) of the Class B Units of the Company.

“Class B Member” shall mean any Person holding a Class B Membership Interest. From the Original Effective Date until the First Amendment Date, the Class B Member consisted solely of EFS Desert Sun. From the First Amendment Date until the Second Amendment Date prior to giving effect to the Assignment Agreement, the Class B Members consisted of EFS Desert Sun and the Sumitomo Member. From the Second Amendment Date after giving effect to the Assignment Agreement, the Class B Members consisted of the Sumitomo Member and the NRG Member.

“Class B Membership Interests” shall mean the Class B membership interests in the Company.

“Class B Supermajority” shall mean the consent of the Class B Members holding Class B Units that represent more than seventy five percent (75%) of the Class B Units of the Company.

“Class B Units” shall mean the Class B Membership Interests held by the Class B Members.

“Closing” shall have the meaning set forth in the MIPSA.

“Closing Date” shall have the meaning set forth in the MIPSA.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Closing Date Model” shall have the meaning set forth in the MIPSA.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of any succeeding Law, and, to the extent applicable, the Regulations.

“Collateral Agent” shall have the meaning set forth in the Master Agreements.

“Company” shall have the meaning set forth in the Recitals to this Agreement.

“Company Minimum Gain” shall have the meaning ascribed to the term “Partnership Minimum Gain” in the Regulations Section 1.704-2(d).

“Complying Member” shall have the meaning set forth in Section 3.6.1.

“Confidential Information” shall mean any information, technical data, or know-how of a Member or any Affiliate thereof relating to the Projects or any of the Subsidiaries, including information relating to such Member’s or its Affiliate’s services, development, marketing or finances, that shall be disclosed by such Member or Affiliate to any other Member or Affiliate in writing or otherwise. The term “Confidential Information” does not include information, technical data, or know-how that at the time such information, technical data, or know-how is disclosed to the receiving Member (for purposes of this definition, the “Recipient”) by another party hereto or an Affiliate thereof (i) is available to the Recipient from a source other than a party hereto or its Affiliates if the Recipient has no knowledge that such source, by disclosing such information, would be in violation of any confidentiality agreement to which it is a party; (ii) is or becomes published or otherwise available in the public domain without violation of this Agreement; or (iii) is approved for release by authorization of the Members hereto or their Affiliates from which such information, technical data, or know-how originated. The term “Confidential Information” includes the terms of this Agreement.

“Consent” shall mean the consent of the applicable Members.

“Consult” or “Consultation” shall mean to confer with, and reasonably consider and take into account the reasonable suggestions, comments or opinions of, another Person.

“Contractor” shall have the meaning set forth in the MIPSA, and shall include its successors and permitted assigns under the EPC Contracts.

“Contribution Agreements” shall mean, collectively, the NextEra Member Contribution Agreement and the EFS Desert Sun Contribution Agreement.

“Covered Period” shall mean that period of time commencing on the Original Effective Date and ending at such time as the indebtedness under the Financing Documents shall be paid in full.

“Creditworthy Person” shall mean any Person that (a) has (1) a net worth of at least One Billion Dollars ($1,000,000,000) or (2) has at least two of the following credit ratings: (A) Baa3 by Moody’s Investors Service, Inc., (B) BBB- by Standard & Poor’s Ratings Group or (C) BBB- by Fitch Ratings, a part of the Fitch Group; provided, however, that if such person or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

entity is only rated by one such ratings agency and such rating meets any of (1), (2) or (3) above, then such rating shall suffice.

“Depreciation” shall mean, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Book Value of an asset differs from the adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be either (i) an amount that bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deduction of such asset for such year bears to such adjusted tax basis or (ii) such other amount as may be determined under Regulation Section 1.704-3(d)(2); provided, however, that if the federal income tax basis is zero, depreciation shall be determined with reference to such Book Value using any reasonable method selected by the Tax Matters Member and approved by the Class A Majority and the Class B Majority.

“Desert Sunlight 250” shall mean Desert Sunlight 250, LLC, a Delaware limited liability company, which is the owner of the Desert Sunlight 250 Project.

“Desert Sunlight 250 Project” shall mean the 250 MW (gross expected capacity) solar PV electric generating facility to be located in and near Desert Center, California known as the “Desert Sunlight 250 Project” located adjacent to the Desert Sunlight 300 Project, and all rights and liabilities related to the ownership and operation thereof, including its interests as tenant-in-common in the Shared Facilities (as defined in the Co-Tenancy and Shared Facilities Agreement, dated as of September 29, 2011, among Desert Sunlight 250, Desert Sunlight 300 and DS Holdings) and its interests in any other facilities shared with Desert Sunlight 250 Project.

“Desert Sunlight 300” shall mean Desert Sunlight 300, LLC, a Delaware limited liability company, which is the owner of the Desert Sunlight 300 Project.

“Desert Sunlight 300 Project” shall mean the 300 MW (gross expected capacity) solar PV electric generating facility to be located in and near Desert Center, California known as the “Desert Sunlight 300 Project” located adjacent to the Desert Sunlight 250 Project, and all rights and liabilities related to the ownership and operation thereof, including its interests as tenant-in-common in the Shared Facilities (as defined in the Co-Tenancy and Shared Facilities Agreement, dated as of September 29, 2011, among Desert Sunlight 250, Desert Sunlight 300 and DS Holdings) and its interests in any other facilities shared with Desert Sunlight 250 Project.

“Designated Representative” shall have the meaning set forth in Section 13.2.2.

“Disputed Item” shall have the meaning set forth in Section 5.6.1.

“Dissolution Event” shall mean, with respect to any Member, the withdrawal, resignation, retirement, expulsion, Bankruptcy or dissolution of such Member.

“Distributable Cash” shall mean, as of any date, all cash, cash equivalents and liquid investments (excluding Capital Contributions) held by the Company, DS Holdings or any Subsidiary as of such date which are distributable in accordance the terms, conditions or provisions of the Financing Documents in effect (including Section 6.10 of the Master

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Agreements) or under the terms, conditions or provisions of the documents entered into by the Company, DS Holdings or the Subsidiaries with respect to any other Project Financing approved in accordance with Section 5.6.2 less (a) without duplication of the requirements under the Financing Documents or such other documents, all reasonable reserves that (i) were expressly included in the approved Budget or required pursuant to the terms, conditions or provisions of the Financing Documents or such other documents, (ii) are necessary to prevent or mitigate an emergency situation, and (iii) any additional reserves established by the Managing Member in the aggregate at any time held up to Two Million Dollars ($2,000,000) and any additional reserves approved by the Class A Majority and Class B Majority pursuant to Section 5.6.2.1(f), less (b) without duplication of the requirements under the terms, conditions or provisions of the Financing Documents or such other documents, actual operating expenses incurred in the ordinary course of business and in accordance with the approved Budget, less (c) without duplication of the requirements under the terms, conditions or provisions of the Financing Documents or such other documents, the Management Fee due to the Managing Member in accordance with Section 5.1.4 and any fees payable to the service provider under the Administrative Services Agreements, less (d) without duplication of the requirements under the terms, conditions or provisions of the Financing Documents or such other documents, any amounts required to pay or to be reserved for payment of any obligations or liabilities of the Company with respect to the Treasury Yield Lock Agreements, less (e) any amounts required to pay any obligations or liabilities of the Company with respect to Working Capital Loans and any other indebtedness of the Company incurred with the Consent of the Class A Majority and Class B Majority pursuant to Section 5.6.2.1(b), plus (f) cash that has been reserved under clause (a) above that is in excess of the requirements under which such reserves were established as described in clause (a) above and which the Members (by the Consent of the Class A Majority and Class B Majority) determine should be distributed, plus (g) net proceeds from any permitted sale, lease, assignment, transfer or other disposition of any assets of the Company, DS Holdings or any Subsidiary that are permitted to be distributed pursuant to the Financing Documents.

“DOE” shall mean the United States Department of Energy, an agency of the United States of America.

“DS Holdings” shall have the meaning set forth in the Recitals to this Agreement.

“Economic Interest” shall mean the right of any Interest Holder to receive distributions of the Company’s assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including the right to consent or participate in the management of the Company or any right to information concerning the business and affairs of the Company.

“EFS Desert Sun” shall have the meaning set forth in the preamble to this Agreement.

“EFS Desert Sun Contribution Agreement” shall mean that certain Contribution Agreement, dated as of the Original Effective Date, between EFS Desert Sun and the Company.

“EFS Desert Sun Equity Contribution Agreements” shall mean (i) that certain Equity Contribution Agreement, dated as of September 29, 2011, entered into by and among EFS Desert Sun, the Company, DS Holdings, Desert Sunlight 250 and the Collateral Agent, as amended by

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

that certain First Amendment to Equity Contribution Agreement, dated as of the First Amendment Date, and (ii) that certain Equity Contribution Agreement, dated as of September 29, 2011, entered into by and among EFS Desert Sun, the Company, DS Holdings, Desert Sunlight 300 and the Collateral Agent, as amended by that certain First Amendment to Equity Contribution Agreement, dated as of the First Amendment Date.

“EH&S Program” shall have the meaning set forth in Section 5.11.1.

“Environmental Laws” shall have the meanings set forth in the Master Agreements.

“EPC Contracts” shall have the meaning set forth in the MIPSA, as such EPC Contracts may be amended, modified or supplemented pursuant to the provisions thereof.

“Equity Contribution Agreements” mean the NextEra Equity Contribution Agreements and the Sumitomo Equity Contribution Agreements, together with any Additional Equity Contribution Agreement(s) hereafter entered into by a Member in connection with a Transfer of Membership Interests.

“Escalation” shall mean that the applicable stated dollar amount that is subject to Escalation shall be increased if applicable (but not decreased), based upon changes to the GDP-IPD, if any, calculated by multiplying the amount of the applicable stated dollar amount that is subject to Escalation by the quotient obtained by dividing (i) the most recent quarterly GDP-IPD prior to the date of the calculation of any increase and (ii) the quarterly GDP-IPD for the same fiscal quarter of the preceding year.

“Financial Closing Date” shall have the meaning set forth in the Master Agreements.

“Financing Documents” shall mean the agreements and documents listed on Part 1 of Schedule II, and any and all amendments thereto.

“First Amended Agreement” shall have the meaning set forth in the Preamble to this Agreement.

“First Amendment Date” shall have the meaning set forth in the Preamble to this Agreement.

“Fiscal Year” shall mean the Company’s fiscal year, which shall be the calendar year.

“Formation Date” shall have the meaning set forth in the Recitals of this Agreement.

“FS Development” shall have the meaning set forth in the Recitals of this Agreement.

“Fundamental Decision” shall have the meaning set forth in Section 5.6.2.2.

“GAAP” shall mean generally accepted accounting principles in the United States of America, consistently applied.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“GDP-IPD” shall mean the Implicit Price Deflator for Gross Domestic Product, as calculated by the Bureau of Economic Analysis in the U.S. Department of Commerce, or if the GDP-IPD ceases to be compiled or published, then such other available data or index as the Managing Member shall reasonably determine to be the most comparable to such index.

“GECC” shall have the meaning set forth in the Recitals to this Agreement.

“Governmental Entity” shall mean any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local or municipal government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any arbitrator, including any authority or other quasi-governmental entity established by a Governmental Entity to perform any of such functions.

“Guarantor” shall mean, as the context requires, (i) for the NextEra Member, NextEra Energy Capital Holdings, Inc., a Florida corporation, with respect to the guaranty of the obligations of the NextEra Member under the NextEra Equity Contribution Agreements and with respect to its obligations under the Cash Grant Recapture Support Agreement and NextEra Energy Resources, LLC, a Delaware limited liability company, with respect to the NextEra Residual Sponsor Equity Guaranty Agreements, (ii) for the Sumitomo Member, Sumitomo Corporation, a company formed under the laws of Japan, and (iii) for any other Member, the Person providing any required credit support for such Member pursuant to this Agreement, the Investment Agreement, if applicable, the Equity Contribution Agreements and the Residual Sponsor Equity Guaranty Agreements to which such Member is a party and under the Cash Grant Recapture Support Agreement entered into by such Guarantor with respect to such Member.

“Independent Manager” shall mean a person who (i) is not currently and has not been during the five years preceding the Financial Closing Date an officer, director, or employee of any other Related Party or any of their respective Affiliates and (ii) is not a stockholder or member of any other Related Party or any of their respective Affiliates.

“Initial Capital Contributions” shall have the meaning set forth in Section 3.1.1.

“Initiating Party” shall have the meaning set forth in Section 13.2.1.

“Interest Holder” shall mean any Person who holds an Economic Interest, whether as a Member or as an Assignee of a Member.

“Interest in Member” shall mean any of Member’s Owners ownership interest in a Member, including the right to receive distributions of such Member’s assets and allocations of income, gain, loss, deduction, credit and similar items from such Member, the right to consent on or participate in the management of such Member, and the right to receive information concerning the business and affairs of such Member.

“Investment Advisers Act” shall mean the Investment Advisers Act of 1940, as amended, and the regulations thereunder and interpretations thereof promulgated by the Securities and Exchange Commission, as in effect from time to time.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Investment Agreement” shall have the meaning set forth in the Recitals of this Agreement.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the regulations thereunder and interpretations thereof promulgated by the Securities and Exchange Commission, as in effect from time to time.

“Law” shall mean any applicable statute, law (including common law), constitution, treaty, charter, ordinance, code, order, rule, regulation, Permit, or other binding requirement or determination of any Governmental Entity.

“LIBOR” shall mean the interest rate per annum published in The Wall Street Journal as the three month “London interbank offered rate or Libor” on the next Business Day following the date on which any loan to the Company is made pursuant to this Agreement, and as of the first Business Day of each January, April, July and October thereafter, as applicable. Once determined, such interest rate shall continue in effect as LIBOR until the next date of determination thereof.

“Losses” shall have the meaning set forth in Section 7.1.6.

“Major Decision” shall have the meaning set forth in Section 5.6.2.1.

“Management Fee” shall have the meaning set forth in Section 5.1.4.

“Managing Member” shall mean the Person designated by the Members pursuant to Section 5.1 hereof from time to time as the manager of the Company within the meaning of the Act.

“Mandatory Additional Capital Contributions” shall mean the additional Capital Contributions that each Member is required to make in an amount equal to its pro rata share (based upon each Member’s Percentage Interest) up to an aggregate amount for all Members not to exceed Thirty Million Dollars ($30,000,000); provided, that, if a Member transfers any portion of its Membership Interests prior to the date that the Mandatory Additional Capital Contributions for a Member have been fully funded, the amount of the remaining Mandatory Additional Capital Contributions required to be made by such Member shall be reduced by the amount of the commitment of the Transferee to make its pro rata share (based upon its Percentage Interest) of the Mandatory Additional Capital Contributions from and after the date on which all of the requirements under Article 7 have been satisfied with respect to the Transfer to such Transferee.

“Master Administrative Agent” shall have the meaning set forth in the Master Agreements.

“Master Agreements” shall have the meaning set forth in Part 1 of Schedule II.

“Material Transaction Document Decisions” shall mean any Major Decision relating to any (i) material amendment, modification or extension of any of the Financing Documents or any Power Purchase Agreement (as defined in the Master Agreements) or any of the Permits, (ii) cancellation, suspension, renewal, replacement or termination of any of the Financing

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Documents or any Power Purchase Agreement (as defined in the Master Agreements) or any of the Permits, and (iii) assignment, release or relinquishment of the rights or obligations of any party to any of the Financing Documents or any Power Purchase Agreement (as defined in the Master Agreements).

“Member” shall mean the NextEra Member, the Sumitomo Member, the NRG Member, and any Person who executes a counterpart of this Agreement as a Member and any Person who subsequently is admitted as a Member of the Company.

“Member Nonrecourse Debt” shall have the meaning ascribed to the term “Partner Nonrecourse Debt” in Regulations Section 1.704-2(b)(4).

“Member’s Owners” shall mean any Person at any time holding a direct or indirect beneficial ownership interest in a Member, including the right to receive distributions of such Member’s assets and allocations of income, gain, loss, deduction, credit and similar items from such Member, the right to consent on or participate in the management of such Member, and the right to receive information concerning the business and affairs of such Member.

“Membership Interest” shall mean a Member’s entire interest in the Company including the Member’s Economic Interest, the right to consent on or participate in the management of the Company, and the right to receive information concerning the business and affairs of the Company.

“MIPSA” shall have the meaning set forth in the Recitals to this Agreement.

“Net Profit” or “Net Loss” shall mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

(ii)Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704 1(b)(2)(iv) shall be subtracted from such taxable income or loss;

(iii)In lieu of the depreciation, amortization or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(iv)Book Gain or Book Loss shall be taken into account in lieu of any tax gain or tax loss recognized by the Company; and

(v)Items of income, gain, loss, or deduction allocated separately pursuant to Section 6.2 hereof shall be excluded from the computation of taxable income or loss.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

If the Company’s taxable income or loss for such Fiscal Year, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company’s Net Profit for such Fiscal Year, and, if negative, such amount shall be the Company’s Net Loss for such Fiscal Year.
“NextEra Equity Contribution Agreements” shall mean (i) that certain Equity Contribution Agreement, dated as of September 29, 2011, entered into by and among the NextEra Member, the Company, DS Holdings, Desert Sunlight 250 and the Collateral Agent, as amended by that certain First Amendment to Equity Contribution Agreement, dated as of the First Amendment Date, and (ii) that certain Equity Contribution Agreement, dated as of September 29, 2011, entered into by and among the NextEra Member, the Company, DS Holdings, Desert Sunlight 300 and the Collateral Agent, as amended by that certain First Amendment to Equity Contribution Agreement, dated as of the First Amendment Date.

“NextEra Member” shall have the meaning set forth in the preamble to this Agreement.

“NextEra Member Contribution Agreement” shall mean that certain Contribution Agreement, dated as of the Original Effective Date, between the NextEra Member and the Company.

“NextEra Residual Sponsor Equity Guaranty Agreements” shall mean each Residual Sponsor Equity Guaranty Agreement, dated as of the Original Effective Date, entered into by the Guarantor of the NextEra Member in favor of the Contractor.

“Non-Complying Member” shall have the meaning set forth in Section 3.6.

“Notice” shall have the meaning set forth in Section 15.2 and “Noticed” shall mean the giving of Notice in accordance with Section 15.2.

“NRG Member” shall have the meaning set forth in the preamble to this Agreement.

“O&M Agreements” shall mean one or more agreements entered into by each (or both) of the Subsidiaries with the Operator providing for the operation and maintenance of the Projects.

“Operations Commencement Date” shall mean the date under the applicable EPC Contracts on which the last of the Projects has achieved Substantial Completion (as defined in such EPC Contracts).

“Operator” shall mean the Contractor or any other Person responsible for the operation and maintenance of the Projects pursuant to the O&M Agreements.

“Original Agreement” shall have the meaning set forth in the Recitals of this Agreement.

“Original Effective Date” shall have the meaning set forth in the Recitals of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Original Investment Agreement” shall have the meaning set forth in the Recitals of this Agreement.

“Original MIPSA” shall have the meaning set forth in the Recitals to this Agreement.

“Percentage Interest” shall mean, as of the Second Amendment Date, the percentage of a Member set forth opposite the name of such Member under the column “Member’s Percentage Interest” in Schedule I, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement. After the Second Amendment Date, a Member’s Percentage Interest shall be equal to, at any time, as the context may require, the product of (x) the total Units of such Member divided by the total Units of all Members multiplied by (y) 100 (expressed as a percentage).

“Permit” shall mean any authorization, approval, consent, ratification, certification, filing, registration, exemption, variance, exception, license, permit or franchise relating to any of the Projects, of or from, or to be filed with or delivered to, any Governmental Entity pursuant to any Law.

“Permitted Transfer” shall have the meaning set forth in Section 7.1.4.

“Person” shall mean an individual, partnership, limited partnership, limited liability company, corporation, trust, estate, association or any other entity.

“PPA Change in Control” shall mean the occurrence under the SCE PPA of a “Change in Control” of “Seller” (as such terms are defined in the SCE PPA), whether voluntary or by operation of law, unless such Change in Control has been approved by the prior written consent of SCE.

“Pre-Approved Additional Capital Contributions” shall mean the additional Capital Contributions that each Member is required to make in an amount equal to the Pre-Approved Additional Capital Contributions for each Member as set forth on Schedule I; provided, that, if a Member transfers any portion of its Membership Interests prior to the date that the Pre-Approved Additional Capital Contributions for a Member have been fully funded, the amount of the remaining Pre-Approved Additional Capital Contributions required to be made by such Member shall be reduced by the amount of the commitment of the Transferee to make its pro rata share (based upon its Percentage Interest) of the Pre-Approved Additional Capital Contributions from and after the date on which all of the requirements under Article 7 have been satisfied with respect to the Transfer to such Transferee and Schedule I shall be revised accordingly to reflect each Member’s Pre-Approved Additional Capital Contributions after giving effect to such Transfer.

“Preliminary Cash Grant Application” shall mean an application for the Cash Grant with respect to the Projects evidencing that construction of the Project commenced before January 1, 2012, and otherwise containing such additional information as is then required by the Cash Grant Guidance.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Project Agreements” shall mean the agreements and documents listed on Part 2 of Schedule II, and each other agreement material to the ownership, operation or financing of the Projects from time to time, and any and all amendments thereto.

“Project Financing” shall mean any financing, whether debt or lease financing, for the financing of the Projects.

“Project Segment” shall mean segments of the Projects for which Cash Grant Applications are submitted.

“Projects” shall mean, collectively, the Desert Sunlight 250 Project and the Desert Sunlight 300 Project.

“Prudent Industry Practices” shall mean that the Managing Member will (a) perform its duties in good faith and as a reasonably prudent manager (in the exercise of reasonable judgment in light of the facts known or that should have been known at the time a decision was made), (b) perform its duties in material compliance with the requirements of the Transaction Documents, and (c) exercise such care, skill and diligence as a reasonably prudent manager of a utility-scale solar energy project would exercise in the conduct of its business and for the advancement or protection of its own interests and without a bias against any of the other Members (in the exercise of reasonable judgment in light of the facts known or should have been known at the time a decision was made).

“Purported Transferee” shall have the meaning set forth in Section 7.1.1.

“Recapture Event” shall mean an event or circumstance that results in denial, reduction or recapture of the Cash Grant, or a portion thereof, by the Treasury or any other Governmental Authority, at either the Company, DS Holdings, or any Subsidiary or from any individual Member.

“Recapture Liability” shall mean any payment required to be made to the United States of America (or any agency or instrumentality thereof) resulting from all or any portion of the Cash Grant being “recaptured.”

“Recapture Period” shall mean the earlier of (i) the expiration of the five (5) year period commencing on the date on which the last Project Segment is reported as “placed in service” in the Cash Grant Application for such Project Segment, in accordance with the Cash Grant Guidance or (ii) the date that the Company has repaid the Cash Grant in full.

“Recovery Act” shall mean the American Recovery and Reinvestment Act of 2009.

“Regulations” shall, unless the context clearly indicates otherwise, mean the regulations in force as final or temporary that have been issued by the Treasury pursuant to its authority under the Code, and any successor regulations.

“Regulatory Allocations” shall have the meaning set forth in Section 6.2.6.

“Related Party” shall have the meaning set forth in Section 14.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Removal Event” shall mean the occurrence of any of the following events:

(i)the Managing Member has committed a material breach of any representation or warranty or covenant contained in this Agreement (excluding a material breach of compliance with Prudent Industry Practices which is governed solely by clause (iv) below);

(ii)the Managing Member engages in fraud or willful misconduct;

(iii)the Managing Member takes an action that is grossly negligent and such action has a material and adverse effect (a) on the Projects, (b) on the Company, DS Holdings and the Subsidiaries (taken as a whole), or (c) the validity or enforceability of the Membership Interests;

(iv)the Managing Member takes an action that is in breach of Prudent Industry Practices and such action has a material and adverse effect (a) on the Projects, (b) on the Company, DS Holdings and the Subsidiaries (taken as a whole), or (c) the validity or enforceability of the Membership Interests; or

(v)any Adverse Act occurs and the Managing Member is an Adverse Member.
None of the foregoing events shall constitute a Removal Event if (a) the event arises from an action that constitutes a Major Decision and such Major Decision has been approved by the Consent of the Class A Majority and Class B Majority, (b) the event arises from a failure to take an action that constitutes a Major Decision, prior to the occurrence of such event the Managing Member had requested the Consent of the Class A Majority and Class B Majority with respect to such action and, if the Managing Member granted its Consent to such action, either the Class A Majority or Class B Majority did not grant their Consent to such action, (c) the event arises from an action that constitutes a Fundamental Decision and such Fundamental Decision has been approved by the Consent of the Class A Supermajority and the Class B Supermajority, (d) the event arises from a failure to take an action that constitutes a Fundamental Decision, prior to the occurrence of such event the Managing Member had requested the Consent of the Class A Supermajority and the Class B Supermajority with respect to such action and, if the Managing Member granted its Consent to such action, either the Class A Supermajority or the Class B Supermajority did not grant their Consent to such action, or (e) the event arises from an action or inaction by the Managing Member that did not constitute either a Major Decision or a Fundamental Decision but such action or inaction was approved by the Consent of the Class A Majority and Class B Majority and, for the avoidance of doubt, the Managing Member shall not have any obligation to initiate any dispute resolution procedure with respect to any item described in clause (b) or clause (d) above that has not been approved by the applicable Members. In addition, for purposes of subparagraphs (iii) and (iv) above, the occurrence of an Event of Default (as defined in the Master Agreements) as a result of an event described in such subparagraphs (iii) or (iv) shall be deemed to have a material and adverse effect on the Company, DS Holdings and the Subsidiaries (taken as a whole) unless and until such Event of Default has been waived by the required Persons under the Master Agreement(s) or such Event

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

of Default has been cured if a cure of such Event of Default is permitted under the Master Agreement(s).
“Representatives” shall mean, with respect to any Person, such Person’s agents, members, managers, officers, directors, employees, counsel, accountants, lenders, professional and other technical advisors and consultants.

“Required Additional Capital Contributions” shall mean the Pre-Approved Additional Capital Contributions and the Mandatory Additional Capital Contributions.

“Required Insurance Coverage” shall mean the policies of insurance and coverage required to be maintained by DS Holdings and the Subsidiaries pursuant to the provisions of the Transaction Documents, together with the additional policies of insurance and coverage described on Schedule V.

“Required Rating” shall mean a minimum credit rating for senior unsecured debt or corporate credit rating of A- by Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc., or A3 by Moody’s Investors Service, Inc.

“Residual Sponsor Equity Guaranty Agreements” shall mean, collectively, the NextEra Residual Sponsor Equity Guaranty Agreement and the Sumitomo Residual Sponsor Equity Guaranty Agreement, together with any Residual Sponsor Equity Guaranty Agreement(s) hereafter entered into by a Member in connection with a Transfer of Membership Interests.

“SCE” shall mean Southern California Edison Company, a California corporation, and its successors and assigns pursuant to the SCE PPA.

“SCE PPA” shall mean that certain Renewable Power Purchase and Sale Agreement (RAP ID #5217), between SCE and Desert Sunlight 250 (formerly known as Desert Sunlight LLC), as amended (including as modified by that certain letter providing notice of Seller’s name change from Desert Sunlight LLC to Desert Sunlight 250, LLC, dated as of May 31, 2011, and as further amended by that certain Amendment No. 1 to the Renewable Power Purchase and Sale Agreement, dated as of September 27, 2011, between SCE and Desert Sunlight 250, and as further modified by that certain Consent to Assignment of Membership Interest, dated as of September 29, 2011, entered into by and among SCE, Desert Sunlight 250, First Solar Development, Inc., a Delaware corporation, NextEra Energy Resources, LLC, a Delaware limited liability company, and General Electric Capital Corporation, a Delaware corporation, and as further amended by that certain Amendment No. 2 to the Renewable Power Purchase and Sale Agreement, dated as of November 25, 2014, between SCE and Desert Sunlight 250), and as further modified by that certain consent letter executed by and among SCE, Desert Sunlight 250, GECC, EFS Desert Sun, the NextEra Member, the Sumitomo Member, and the NRG Member.

“Second Amendment Date” shall have the meaning set forth in the preamble to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the regulations thereunder and interpretations thereof promulgated by the Securities and Exchange Commission, as in effect from time to time.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Sponsor Insurance Program” shall have the meaning set forth in Schedule V.

“Subsidiaries” shall mean each of Desert Sunlight 250 and Desert Sunlight 300, and their respective successors and assigns.

“Sumitomo Equity Contribution Agreements” shall mean (i) that certain Equity Contribution Agreement, dated as of the First Amendment Date, entered into by and among the Sumitomo Member, the Company, DS Holdings, Desert Sunlight 250 and the Collateral Agent and (ii) that certain Equity Contribution Agreement, dated as of the First Amendment Date, entered into by and among the Sumitomo Member, the Company, DS Holdings, Desert Sunlight 300 and the Collateral Agent.

“Sumitomo Member” shall have the meaning set forth in the preamble to this Agreement.

“Sumitomo Residual Sponsor Equity Guaranty Agreement” shall mean each Residual Sponsor Equity Guaranty Agreement, dated as of the First Amendment Date, entered into by the Guarantor of the Sumitomo Member in favor of the Contractor.

“Tax Matters Member” shall have the same meaning as ascribed to the term “tax matters partner” in Code Section 6231; the Tax Matters Member shall be the NextEra Member, so long as it remains the Managing Member, or such Person’s successor as designated pursuant to Section 10.7.

“Tax Return” shall mean all tax returns, statements, forms and reports (including, elections, declarations, disclosures, schedules, estimates and informational tax returns) for taxes by, or with respect to, the Company, DS Holdings or the Subsidiaries.

“Terminated Member” shall have the meaning set forth in Section 8.2.3.

“Termination Decisions” shall have the meaning set forth in Section 5.6.2.3.

“Transaction Documents” shall have the meaning set forth in the Master Agreements.

“Transfer” shall mean, whether voluntary or involuntary, any transfer, assigning, (including any fiduciary assignment), conveyance, conversion, sale, pledge or hypothecation of any direct or indirect interest or rights in the Company or the Membership Interests or any interest or rights in or granted by this Agreement. “To Transfer” and “Transferred” have correlative meanings. For avoidance of doubt, any Transfer of an Economic Interest or the right to receive net income, net losses, gains, deductions, credit or similar items, and the right to receive distributions from a Member, as the case may be, will be deemed a Transfer and any indirect Transfer of Membership Interests by a Member or a Transfer of an Interest in Member by a Member’s Owner through the transfer or issuance of any equity interest held by such Member or a Member’s Owner in any entity formed for the purpose of holding Membership Interests or an Interest in Member will be deemed a Transfer.

“Transfer Agreement” shall have the meaning set forth in the Recitals to this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Transferee” shall mean a Person to which a Membership Interest is transferred in compliance with the provisions of Article 7.

“Transferor” shall have the meaning set forth in Section 7.1.1.

“Treasury” shall mean the United States Department of the Treasury.

“Treasury Yield Lock Agreements” shall have the meaning set forth in the Master Agreements.

“Unfunded Portion” shall have the meaning set forth in Section 3.6.1.

“Units” shall mean the Class A Units and Class B Units issued to the Members pursuant to this Agreement including pursuant to Section 3.1 and Section 3.2, representing their respective Class A Membership Interests and Class B Membership Interests in the Company.

“Working Capital Loan” shall have the meaning set forth in Section 3.5.1.

“Working Capital Loan Limit” shall mean (i) during the period from the Original Effective Date to the date that is sixty (60) days following the Operations Commencement Date, Thirty Million Dollars ($30,000,000) and (ii) after the date that is sixty (60) days following the Operations Commencement Date, Ten Million Dollars ($10,000,000) plus any excess thereof that is outstanding as of the date that is sixty (60) days following the Operations Commencement Date (which excess shall be reduced by the amount of any repayment of any Working Capital Loan).

“Working Capital Loan Rate” shall mean a variable per annum rate of interest equal to LIBOR, plus four percent (4%), but in no event more than the maximum rate permitted by applicable Law.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT B
CAPITAL BUDGET AND CURRENT OPERATING BUDGET
(See attached)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit I to the Purchase and Sale Agreement
THIRD AMENDMENT AND JOINDER TO
THE INVESTMENT AGREEMENT
This Third Amendment and Joinder to the Investment Agreement (this “Amendment”) is being entered into as of June [__], 2015 by and among NextEra Energy Resources, LLC, a Delaware limited liability company (the “NextEra Sponsor”), General Electric Capital Corporation, a Delaware corporation (the “GECC Sponsor”), Sumitomo Corporation of Americas, a New York corporation (the “Sumitomo Sponsor”), NextEra Desert Sunlight Holdings, LLC, a Delaware limited liability company (the “NextEra Member”), EFS Desert Sun, LLC, a Delaware limited liability company (the “GECC Member”), Summit Solar Desert Sunlight, LLC, a Delaware limited liability company (the “Sumitomo Member”), and NRG Yield Operating LLC, a Delaware limited liability company (the “NRG Member”) pursuant to Sections 6.5 and 6.8 of the Investment Agreement, dated as of September 29, 2011, as amended by the First Amendment to Investment Agreement, dated as of April 25, 2012, among NextEra Sponsor, GECC Sponsor, NextEra Member, and GECC Member, as further amended by the Second Amendment to Investment Agreement and Joinder, dated as of September 27, 2012, among NextEra Sponsor, GECC Sponsor, Sumitomo Sponsor, NextEra Member, GECC Member, and Sumitomo Member (as the same may hereafter be amended in compliance with the terms contained therein, the “Investment Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Investment Agreement.
WHEREAS, pursuant to that certain Assignment and Assumption Agreement entered into as of the date hereof by and between the GECC Member and the NRG Member, the GECC Member is assigning 100% of its Membership Interests (as defined in the LLC Agreement (as defined below)) concurrently herewith to the NRG Member;
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that the Investment Agreement is hereby amended and further agree as follows:

1.	Parties. As of the date of this Amendment:

a.
the NRG Member is added as a “Party”, as a “Sponsor” and as “Member” to the Investment Agreement, excluding in each case the Preliminary Statements and Sections 2.1, 3.1, 3.2 and 5.1 of the Investment Agreement, in respect of which the NRG Member has no liability, obligation or responsibility whatsoever;

b.
except as otherwise provided in this Amendment, effective on and after the date hereof, the GECC Sponsor is removed as a “Party” and as a “Sponsor” and the GECC Member is removed as a “Party” and as a “Member” from the Investment Agreement;

c.
except as otherwise provided in this Amendment, the GECC Sponsor delegates to the NRG Member any and all duties, obligations, responsibilities, claims, demands and other commitments in connection with the Investment Agreement arising on or after the date of this Amendment, and the NRG Member agrees to perform and be bound by all the terms, conditions and covenants of and assumes the duties and obligations of the GECC Sponsor with respect to the Investment Agreement solely to the extent arising on or after the date of this Amendment;

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

d.
except as otherwise provided in this Amendment, the GECC Member delegates to the NRG Member any and all duties, obligations, responsibilities, claims, demands and other commitments in connection with the Investment Agreement, in each case only to the extent arising on or after the date of this Amendment, and the NRG Member agrees to perform and be bound by all the terms, conditions and covenants of and assumes the duties and obligations of the GECC Member with respect to the Investment Agreement solely to the extent arising on or after the date of this Amendment;

e.
the parties to the Investment Agreement prior to giving effect to this Amendment shall look solely to the GECC Member and the GECC Sponsor for the performance and payment of any and all duties, obligations, responsibilities, claims, demands and other commitments in connection with the Investment Agreement which arose prior to the date hereof; and

f.
except as otherwise provided in this Amendment, effective on and after the date hereof, all references in the Investment Agreement to the “GECC Sponsor” shall be construed to refer to the NRG Member, and all references in the Investment Agreement to the “GECC Member” shall be construed to refer to the NRG Member.

2.	LLC Agreement. The Preliminary Statement numbered 5 of the Investment Agreement shall be amended and restated to read as follows:
5.     In anticipation of the acquisition of the membership interests in the Holding Company and the contribution thereof by the Members to the Company, the Sponsors negotiated the terms and provisions of a Limited Liability Company Agreement for the Company in the form of Exhibit B to this Agreement (the “Original LLC Agreement”) that was intended by the Sponsors to set forth the various rights and duties of the Members as the members of the Company following the transfer by the Members of the membership interests in the Holding Company to the Company, and upon execution and delivery by the Members of the Original LLC Agreement, the Authorized Person’s power with respect to the Company ceased. The Original LLC Agreement has been amended and restated pursuant to that certain Second Amended and Restated Limited Liability Company Agreement for the Company dated as of June [__], 2015 entered into by and among the NextEra Member, the Sumitomo Member and the NRG Member (the “LLC Agreement”).

3.
NextEra Representations and Warranties. Each of NextEra Sponsor and NextEra Member hereby represents and warrants as to itself to GECC Sponsor, GECC Member, Sumitomo Sponsor, Sumitomo Member and NRG Member that (a) it has duly authorized, executed and delivered this Amendment and (b) each of the representations and warranties made in Section 4.1 of the Investment Agreement is true and correct as of the date of this Amendment.

4.
GECC Representations and Warranties. Each of GECC Sponsor and GECC Member hereby represents and warrants as to itself to NextEra Sponsor, NextEra Member, Sumitomo Sponsor, Sumitomo Member and NRG Member that (a) it has duly authorized, executed and delivered this Amendment and (b) each of the representations and warranties made in Section 4.2 of the Investment Agreement is true and correct as of the date of this Amendment.

5.
Sumitomo Representations and Warranties. Each of Sumitomo Sponsor and Sumitomo Member hereby represents and warrants as to itself to NextEra Sponsor, NextEra Member, GECC Sponsor, GECC Member and NRG Member that (a) it has duly authorized, executed and delivered this Amendment and (b) each of the representations and warranties made in Section 7 of the Second

2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Amendment to Investment Agreement and Joinder, dated as of September 27, 2012, is true and correct as of the date of this Amendment.

6.	NRG Representations and Warranties. The NRG Member hereby represents and warrants to NextEra Sponsor, NextEra Member, GECC Sponsor, GECC Member, Sumitomo Sponsor and Sumitomo Member as follows:

a.	It is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

b.
It has duly authorized, executed and delivered this Amendment, and the Investment Agreement constitutes its legal, valid and binding obligation and is enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally, and by general principles of equity, regardless of whether considered in a proceeding at law or in equity.

c.
There is no action, suit or proceeding pending or, to its knowledge, threatened against it, which could reasonably be expected to impair its ability to perform its obligations under the Investment Agreement and, when executed and delivered, the LLC Agreement.

d.
The execution, delivery and performance by it of its obligations under the Investment Agreement and the LLC Agreement will not (i) contravene any law or any order, writ, decree or injunction of any court or Governmental Authority, or (ii) conflict with, or result in a breach of any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of any lien upon any of its assets pursuant to the terms of, any agreement or instruments to which it is a party or by which it or any of its properties is bound, or (iii) violate any provision of its organizational documents.

e.
No Governmental Approval or filing with or notice to any Governmental Authority is required to be obtained or made by it for the execution, delivery and performance by it of the Investment Agreement, or when executed and delivered, the LLC Agreement, or the consummation of the transactions contemplated thereby, other than any such Governmental Approvals or filings which have been obtained or made or may be required to be obtained or made at a future date, which future Governmental Approvals or filings can reasonably be expected to be obtained when required.

7.	Notices. Section 6.2 of the Investment Agreement is hereby amended and supplemented as follows:

a.	The following text is hereby added to the end of such Section:

If to NRG Member:	NRG Yield Operating LLC
211 Carnegie Center
Princeton New Jersey 08540
Attn: Office of the General Counsel
Fax: 609.524.4589
Email: ogc@nrgyield.com

b.	The following text is hereby deleted from such Section:

If to GECC Sponsor:	EFS Desert Sun, LLC

3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

c/o GE Energy Financial Services, Inc.
800 Long Ridge Road
Stamford, CT 06927
Attention: Portfolio Manager – EFS Desert Sun, LLC
Facsimile: (203) 357-4890

With a copy to:

GE Energy Financial Services, Inc.
800 Long Ridge Road
Stamford, CT 06927
Attention: Portfolio Manager – Desert Sunlight
Facsimile: (203) 357-6632

If to GECC Member:	EFS Desert Sun, LLC
c/o GE Energy Financial Services, Inc.
800 Long Ridge Road
Stamford, CT 06927
Attention: Portfolio Manager – EFS Desert Sun, LLC
Facsimile: (203) 357-4890

With a copy to:

EFS Desert Sun, LLC
c/o GE Energy Financial Services, Inc.
800 Long Ridge Road
Stamford, CT 06927
Attention: Portfolio Manager – EFS Desert Sun, LLC
Facsimile: (203) 357-6632

8.
Acknowledgment and Ratification. The NRG Member acknowledges that it has received a copy of the Investment Agreement, dated as of September 29, 2011, the First Amendment to the Investment Agreement, dated as of April 25, 2012, and the Second Amendment to the Investment Agreement and Joinder, dated as of September 27, 2012 (“Second Amendment”), each of which is referred to in the introductory paragraph hereof. As amended hereby, the Investment Agreement is in all respects ratified and confirmed and the Investment Agreement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument. Without limiting the foregoing, the NRG Member irrevocably agrees and consents to the provisions of Section 3.3 of the Investment Agreement and the actions to be taken by the Managing Member pursuant thereto and, as provided in Section 6.8 of the Investment Agreement, the Parties agree that no further assignment of the interests of a Party under the Investment Agreement shall affect or impair the validity of the consents granted by the NextEra Member or the GECC Member pursuant to Section 3.3 of the Investment Agreement, by the Sumitomo Member pursuant to the Second Amendment, or by the NRG Member pursuant to this Amendment, which consents shall continue to be binding on the Parties and no further consent from any such assignee(s) shall be required with respect to the matters described in Section 3.3 of the Investment Agreement.

9.
Governing Law. THIS AMENDMENT SHALL BY GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PROVISIONS THEREOF EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

4

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

10.	Jurisdiction. The provisions of Section 6.10 of the Investment Agreement are incorporated by reference herein, to apply mutatis mutandis to this Amendment.

11.
Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of a signed signature page to this Amendment by facsimile transmission or in portable document format (pdf) shall be effective as, and shall constitute physical delivery of, a signed original counterpart of this Amendment.

[Signature pages follow]

5

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS HEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.
“NextEra Sponsor”
NEXTERA ENERGY RESOURCES, LLC
By:    ______________________________
Name:
Title:

[Signature Page to Third Amendment and Joinder to Investment Agreement]

6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“NextEra Member”
NEXTERA DESERT SUNLIGHT HOLDINGS, LLC
By:    ______________________________
Name:
Title:

[Signature Page to Third Amendment and Joinder to Investment Agreement]

7

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“GECC Sponsor”
GENERAL ELECTRIC CAPITAL CORPORATION
By:    ______________________________
Name:
Title:

[Signature Page to Third Amendment and Joinder to Investment Agreement]

8

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“GECC Member”
EFS DESERT SUN, LLC
By:    EFS DESERT SUN HOLDINGS, LLC
    Its Managing Member
By:    EFS RENEWABLES HOLDINGS, LLC
    Its Managing Member
By:    ______________________________
Name:
Title:

[Signature Page to Third Amendment and Joinder to Investment Agreement]

9

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Sumitomo Sponsor”
SUMITOMO CORPORATION OF AMERICAS
By:    ______________________________
Name:
Title:
“Sumitomo Member”
SUMMIT SOLAR DESERT SUNLIGHT, LLC
By:    ______________________________
Name:
Title:

[Signature Page to Third Amendment and Joinder to Investment Agreement]

10

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“NRG Member”
NRG YIELD OPERATING LLC
By:    ______________________________
Name:
Title:

[Signature Page to Third Amendment and Joinder to Investment Agreement]

11

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit J to the Purchase and Sale Agreement

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of [________], 2015, is made by EFS Renewables Holdings, LLC, a Delaware limited liability company (“Guarantor”) in favor of NRG Yield Operating LLC, a Delaware limited liability company (the “Beneficiary”). Each capitalized term used but not defined herein shall have the meaning given to such term in the Agreement (as defined below).

WHEREAS, the Beneficiary has entered into a Purchase and Sale Agreement, dated as of June 17, 2015 (the “Agreement”), with EFS Desert Sun, LLC, a Delaware limited liability company (the “Obligor”) pursuant to which the Obligor has agreed to transfer one hundred percent (100%) of its Class B Interests to the Beneficiary, on the terms and conditions and subject to the qualifications set forth in the Agreement, and under which the Obligor has agreed to make various representations and warranties and to perform various obligations;

WHEREAS, the Guarantor and the Obligor will obtain benefits from the execution and performance of the Agreement, and a condition to the Beneficiary’s obligations under the Agreement is that the Guarantor execute and deliver to the Beneficiary a guaranty of the Guarantor in the form of this Guaranty;

WHEREAS, the Beneficiary has requested the Guarantor, as the affiliate of the Obligor, to provide a guaranty to the Beneficiary on the terms and conditions hereinafter provided; and

WHEREAS, the Guarantor is willing to enter into this Guaranty to induce the Beneficiary to enter into the Agreement with the Obligor.

NOW, THEREFORE, the Guarantor hereby agrees:

Section 1. Guaranty. (a) From and after the date hereof until the termination date set forth herein, the Guarantor hereby irrevocably and unconditionally guarantees the due and punctual payment of all of the Obligor’s payment obligations to Beneficiary arising under, and subject to the terms of, the Agreement, when the same shall become due and payable, whether at maturity, pursuant to mandatory prepayments, by acceleration or otherwise, in each case (except as noted below) after any applicable grace periods or notice requirements, according to the terms of the Agreement and not to exceed, in the aggregate, $285,000,000, except for claims made pursuant to Section 7.1.1(b) of the Agreement which shall not exceed the sum of (i) the aggregate amount of the Cash Grants received by Sunlight Project Companies as of the date of determination, plus (ii) all interest charges and penalties accrued or assessed by the Treasury with respect to the Cash Grants; provided, however, that the Guarantor shall not be liable to make any payment until fifteen (15) Business Days (as used herein, a “Business Day” shall refer to a day other than a Saturday or a Sunday on which commercial banks are open for business in New York City) following receipt by the Guarantor of written notice from the Beneficiary that an amount is due under the Agreement

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and is unpaid and provided, further, that the foregoing limitations on the recovery amount shall not apply to enforcement costs and expenses payable in accordance with Section 2.5. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Agreement against the Obligor, any change therein or amendment thereto, the absence of any action to enforce the same, the recovery of any judgment against the Obligor or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives all suretyship defenses and the defenses under this Guaranty of promptness, diligence, presentment, demand for payment, protest, notice of dishonor, notice of default, notice of acceptance, notice of intent to accelerate, notice of acceleration, notice of the incurring of obligations created under or pursuant to the Agreement and all other notices, demands or conditions whatsoever, except as otherwise required or provided for in this Guaranty, but nothing contained herein shall be construed as a waiver by the Guarantor of presentment, demand of payment, protest or notice to the Guarantor with respect to the obligations under the Agreement evidenced hereby or thereby; provided, however, that (A) the Guarantor’s obligations under this Guaranty shall be subject to defenses available to the Obligor, other than bankruptcy or insolvency of the Obligor or defenses relating to the due authorization, execution and delivery by the Obligor of the Agreement or other instrument creating the guaranteed obligations, and (B) nothing contained herein shall be construed to be a waiver by the Guarantor of presentment, demand of payment, protest or notice to the Guarantor with respect to the obligations under the Agreement evidenced thereby or hereby. The Beneficiary is not required to first bring an action against the Obligor to establish its right to payment or performance under the Agreement. The Guarantor covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Agreement or otherwise that are guaranteed under the terms of this Guaranty.

(b)    The Guarantor shall be subrogated to all rights of the Beneficiary in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guaranty; provided, however, that the Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after the amounts due to the Beneficiary under the Agreement and all other amounts owed to the Beneficiary thereunder have been paid in full.

(c)    This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any amount owed to the Beneficiary hereunder or under the Agreement is rescinded or must otherwise be returned by the Beneficiary for any reason, including in connection with the insolvency, bankruptcy or reorganization of the Obligor, the Guarantor or otherwise, all as though such payment had not been made.

(d)     Notwithstanding any provision hereof to the contrary, all obligations of the Guarantor under this Guaranty shall terminate automatically upon the earlier to occur of (i) the termination of the Obligor’s guaranteed indemnification obligations (upon expiration of the longest of the survival periods set forth in Section 7.1.2 of the Agreement) as provided in Section 7.1 of the Agreement and (ii) [__________](1), without further action on the part of the Guarantor

(1)NTD: Insert the date that is 10.5 years after the Closing Date.

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or the Beneficiary, and thereafter shall have no force and effect; provided, that if prior to such date the Beneficiary shall have made one or more demands of the Guarantor under this Guaranty in writing, this Guaranty shall survive with respect to those demands until final resolution of such demands and payment in full of all amounts required to be paid hereunder, if any, in respect thereof. For the avoidance of doubt, no provision of this Guaranty shall limit or otherwise prejudice in any way the right of Beneficiary to proceed against the Obligor or the Guarantor with respect to the enforcement of Obligor’s or Guarantor’s obligations (or the enforcement of Beneficiary’s rights) under any other agreement to which it is a party.

Section 2. General.

Section 2.1.    Representations and Warranties. The Guarantor represents and warrants that (a) it has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Guaranty; (b) the execution, delivery and performance of this Guaranty have been duly and validly authorized by all necessary corporate action required on the Guarantor’s part, and no other proceedings on its part are necessary to authorize this Guaranty; and (c) assuming the due authorization, execution and delivery of the Guaranty by the Beneficiary, this Guaranty constitutes the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles.

Section 2.2.    Notices. All notices to the Guarantor under this Guaranty and copies of all notices to the Obligor under the Agreement shall, until the Guarantor furnishes written notice to the contrary, be in writing and mailed, faxed or delivered to the Guarantor at EFS Renewables Holdings, LLC, c/o GE Energy Financial Services, Inc., 800 Long Ridge Road, Stamford, CT 06927, and directed to the attention of the Portfolio Manager (facsimile no. (203) 357 4890), with a copy to EFS Renewables Holdings, LLC, c/o GE Energy Financial Services, Inc., 800 Long Ridge Road, Stamford, CT 06927, and directed to the attention of the General Counsel (facsimile no. (203) 357-3114; e-mail: dave.huet@ge.com). The Guarantor may from time to time change its address for the purpose of notices thereto by a similar notice specifying a new address, but no such change is effective until it is actually received by the Person sought to be charged with its contents. Notices which are addressed as provided in this Section 2.1 given in person or by overnight delivery or mail shall be effective upon receipt. Notices which are addressed as provided in this Section 2.1 given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed promptly by the sender after transmission in writing by certified mail or overnight delivery. All notices to the Beneficiary shall be given in accordance with the contact information for the Beneficiary set forth in the Agreement. The Beneficiary may change its address in accordance with the terms of the Agreement.

Section 2.3.    Governing Law. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO

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PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 2.4.    Interpretation. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof. Reference to any person or entity shall, except as otherwise expressly provided herein, include such person or entity’s successors and permitted assigns.

Section 2.5.    Attorney’s Cost. The Guarantor agrees to pay all reasonable attorney’s fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by the Beneficiary in the enforcement of this Guaranty.

Section 2.6.    No Set-off. By acceptance of this Guaranty, the

Beneficiary shall be deemed to have waived any right to set-off, combine, consolidate or otherwise appropriate and apply (a) any assets of the Guarantor at any time held by the Beneficiary or (b) any indebtedness or other liabilities at any time owing by the Beneficiary to the Guarantor, as the case may be, against, or on account of, any obligations or liabilities owed by the Guarantor to the Beneficiary under this Guaranty.

Section 2.7.    Currency of Payment. Any payment to be made by the Guarantor shall be made in the same currency as designated for payment in the Agreement and such designation of the currency of payment is of the essence.

Section 2.8    Assignment. This Guaranty shall be binding upon and inure to the benefit of the Guarantor and the Beneficiary and their respective successors and permitted assigns. No assignment of this Guaranty or of any rights or obligations hereunder may be made by the Guarantor or the Beneficiary without the prior written consent of the other (and any attempted assignment hereof without such required consents shall be void).

Section 2.9    No Third Party Beneficiaries. Nothing in this Guaranty, whether express or implied, is intended to confer any rights or remedies on any Person other than the Guarantor and the Beneficiary and their respective permitted successors and assigns, nor is anything herein intended to relieve or discharge the obligation or liability of any third Person to the Guarantor or the Beneficiary, nor give any third Person any right of subrogation or action against the Guarantor or the Beneficiary.

Section 2.10    Construction of Agreement. This Guaranty shall be construed without regard to the identity of the Person who drafted the various provisions hereof. Each and every provision of this Guaranty shall be construed as though the parties hereto participated equally in the drafting of the same. Consequently, each of the Guarantor and the Beneficiary acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Guaranty.

Section 2.11    Jurisdiction. Each of the Guarantor and the Beneficiary hereby irrevocably submits to the jurisdiction of the courts of the State of New York in the county of

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New York or of the United States of America in the Southern District of New York and hereby waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in an such action or proceeding in any such court.

Section 2.12    Waiver of Jury Trial. Each of the Guarantor and the Beneficiary hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Guaranty. Each of the Guarantor and the Beneficiary (a) certifies that no representative, agent or attorney of the other party hereto has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party hereto has been induced to enter this Guaranty by, among other things, the mutual waivers in this Section 2.12.

Section 2.13 Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty.

Section 2.14 Amendment; Waiver. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by the Guarantor and the Beneficiary, and no waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Beneficiary. No waiver shall operate as a waiver of, or estoppel with respect to, any prior or subsequent failure to comply with the provision waived or any other provision of this Guaranty.

Section 2.15 Delivery by Facsimile or PDF. This Guaranty and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. The Guarantor shall not raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature was transmitted or communicated through such means as a defense to the enforceability of this Guaranty and the Guarantor forever waives any such defense.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed this Guaranty as of the date first written above.

GUARANTOR:

EFS RENEWABLES HOLDINGS, LLC

By:_____________________________Name:
Title:

Accepted and agreed:

NRG YIELD OPERATING LLC

By: _____________________________
Name:
Title:

[Signature Page to Seller Parent Guaranty]

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Exhibit K to the Purchase and Sale Agreement
FORM OF NON-FOREIGN CERTIFICATE
Aircraft Services Corporation

This statement is being provided by Aircraft Services Corporation, a Nevada corporation (“Transferor”) pursuant to Section 3.3.10.2 of that certain Purchase and Sale Agreement, dated as of June [__], 2015 (the “Agreement”), between EFS Desert Sun, LLC, a Delaware limited liability company and NRG Yield Operating LLC, a Delaware limited liability company (“Transferee”).
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a United States real property interest, including an interest in a partnership that is described in Treasury Regulation Section 1.1445-11T(d)(1), must withhold tax if the transferor is a foreign person. Desert Sunlight Investment Holdings, LLC, a Delaware limited liability company (the “Company”) is a partnership for U.S. tax purposes. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a property interest under local law) will be the transferor of the property interest and not the disregarded entity. To inform Transferee that withholding of tax is not required upon the disposition of the interests in the Company, the undersigned hereby certifies the following on behalf of Transferor:

1.
Transferor owns fifty percent (50%) of the issued and outstanding Class B membership interests in the Company through its wholly owned subsidiary, EFS Desert Sun, LLC, a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Treasury Regulations;

2.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Treasury Regulations);

3.	Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Treasury Regulations;

4.	Transferor’s federal employer identification number is 06-1032456; and

5.	Transferor’s office address is:

Aircraft Services Corporation
800 Long Ridge Road
Stamford, CT, 06927

Transferor understands that this certification may be disclosed to the United States Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

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Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Aircraft Services Corporation

By:	______________________________
Name:
Title:

Date: ____________________, 2015

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Exhibit L to the Purchase and Sale Agreement

EFS Desert Sun, LLC
c/o GE Energy Financial Services, Inc.
800 Long Ridge Road
Stamford, CT 06927

NextEra Desert Sunlight Holdings, LLC c/o NextEra Energy Resources, LLC 700 Universe Boulevard Juno Beach, Florida 33408 Attention: Business Manager Facsimile: (561) 691-7309	NextEra Energy Resources, LLC 700 Universe Boulevard Juno Beach, Florida 33408 Attention: Vice President and General Counsel Facsimile: (561) 691-2988
____________________, 2015

Re:    Request Letter for Information in Connection With Proposed Transfer

Dear Ladies and Gentlemen:
This request letter is being sent to you pursuant to Sections 8.1, 10.2 and 10.3 of that certain Amended and Restated Limited Liability Company Agreement for Desert Sunlight Investment Holdings, LLC, a Delaware limited liability company (“Investment Holdings”), dated as of September 27, 2012 (the “LLC Agreement”), by and among NextEra Desert Sunlight Holdings, LLC, a Delaware limited liability company, as the Class A Member and Managing Member (the “Managing Member”), Summit Solar Desert Sunlight, LLC, a Delaware limited liability company, as a Class B Member and EFS Desert Sun, LLC, a Delaware limited liability company (the “Transferor”), as a Class B Member. Capitalized terms used and not otherwise defined in this request letter shall have the same meanings as set forth in the LLC Agreement.

Transferor intends to sell 100% of its equity interests in Investment Holdings, which comprises 25% of the total equity interests in Investment Holdings (the “Proposed Transfer”) to NRG Yield Operating LLC, a Delaware limited liability company (the “Transferee”). In connection with the Proposed Transfer, we have been asked to provide certain information to the Transferee. Pursuant to the Transferee’s inquiries, we hereby request the following:

1.	Please confirm that the Managing Member has not received notice, and otherwise has no knowledge, of any Adverse Act under Section 8.1 of the LLC Agreement.

2.	In accordance with Section 10.2 of the LLC Agreement:

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

a.
Please provide a current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Assignee, in each case as required pursuant to Section 10.1.1 of the LLC Agreement.

b.
Pursuant to Section 10.1.2 of the LLC Agreement, please confirm that the Intralinks electronic dataroom for the Sunlight Companies (the “Dataroom”), as of the date hereof, contains a copy of the current Certificate of Investment Holdings and that there have been no amendments thereto (and, if there have been any such amendments, that the Dataroom contains copies of all such amendments), and please confirm that any powers of attorney pursuant to which the same have been executed are also contained in the Dataroom, in each case as evidenced by the index attached as Exhibit A to this request letter.

c.
Pursuant to Section 10.1.3 of the LLC Agreement, please confirm that the Dataroom contains complete and current copies of all of Investment Holdings’s federal, state and local income tax or information returns and reports, if any, since September 29, 2011, in each case as evidenced by the index attached as Exhibit B to this request letter.

3.
In accordance with Section 10.3.1 of the LLC Agreement, please confirm that the Dataroom contains complete and accurate quarterly (and year-to-date) financial statements of Investment Holdings, DS Holdings and the Subsidiaries (collectively, the “Sunlight Companies”), prepared and delivered in accordance with such Section 10.3.1, in each case for such entity’s [four] most recent quarterly period[s] (including, for the avoidance of doubt, the quarterly period ending at the end of its Fiscal Year), in each case as evidenced by the index attached as Exhibit C to this request letter. [NTD SECTION 10.1.5 ALSO ENTITLES A MEMBER TO RECEIVE THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE MOST RECENT 6 YEARS AND SECTION 10.1.6 ENTITLES A MEMBER TO RECEIVE THE “BOOKS AND RECORDS” OF THE COMPANY FOR THE MOST RECENT 6 YEARS; PLEASE EXPANCE ACCORDINGLY]

4.
In accordance with Section 10.3.2 of the LLC Agreement, please confirm that the Dataroom contains complete and accurate audited financial reports, prepared and delivered in accordance with, and accompanied by all other documentation and information required pursuant to, such Section 10.3.2, in each case corresponding with the most recently ended Fiscal Year, in each case as evidenced by the index attached as Exhibit D to this request letter.

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5.
In accordance with Section 10.3.3 of the LLC Agreement, please confirm that the Dataroom contains complete and accurate reports, prepared and delivered in accordance with, and accompanied by all other documentation and information required pursuant to, such Section 10.3.3, in each case corresponding with the most recently ended Fiscal Year, in each case as evidenced by the index attached as Exhibit E to this request letter.

6.
In accordance with Section 10.3.5 of the LLC Agreement, please confirm that the Dataroom contains a complete and accurate report for each of the last [12] calendar months, prepared and delivered in accordance with such Section 10.3.5, in each case as evidenced by the index attached as Exhibit F to this request letter.

7.
In accordance with Section 10.3.6 of the LLC Agreement, please confirm that Exhibit G contains a true, correct and complete list of all “Material Contracts” and “Governmental Approvals”, together with all amendments and supplements thereto, in each case to which any Sunlight Company is a party or by which its assets are subject.

a.
For purposes of this request letter, “Material Contracts” shall mean any agreement, contract, lease, sublease, mortgage, indenture, promissory note, evidence of indebtedness, purchase order, letter of credit, license or sublicense: (i) for the purchase, exchange or sale of electric energy, capacity, ancillary services or related attributes, or renewable energy credits or other environmental attributes; (ii) for the transmission of electric power; (iii) for electrical interconnection or the engineering, procurement or construction of interconnection facilities or system upgrades; (iv) for the operation and maintenance of the Projects; (v) for evidencing material indebtedness of any Sunlight Company; (vi) for rights or interests in real property required for the operation and maintenance of the Projects; (vii) providing an option for any Sunlight Company to acquire, or obligating any Sunlight Company to sell or transfer, any material real property or other material assets; (viii) pursuant to which any Sunlight Company is obligated to pay or entitled to receive more than $2,500,000 in any year or $10,000,000, in each case in respect of each Project, and (ix) any Contract that provides for any non-monetary obligation on the part of any Sunlight Company or the other parties thereto, the non-performance of which obligations would cause material adverse change in the business, assets, liabilities or financial condition of the Projects and the Sunlight Companies taken as a whole.

b.
For purposes of the requests made in this Section 7, “Governmental Approval” shall mean any authorization, approval, consent, license, ruling, permit, registration, exemption, right, privilege, tariff, certification, exemption, order, recognition, grant,

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confirmation, clearance, or filing issued by or filed with any Governmental Entity under any Law, which is necessary for the ownership, use or operation of the Projects.
Please provide and upload to the Dataroom true, correct and complete copies of all such documents not listed in Exhibit G.

8.
In accordance with Section 10.3.7 of the LLC Agreement, please confirm that the Dataroom contains complete and accurate copies of all notices (and all other correspondence, documentation and information) required to be delivered by each of the Subsidiaries pursuant to Section 5.1.6 of each of the Master Agreements, in each case as evidenced by the index attached as Exhibit H to this request letter.

9.
Please confirm that the Dataroom contains complete and accurate copies of all waivers, consents, amendments, supplements or other modifications that have been received by any Sunlight Company under the Financing Documents.

10.
Please confirm that none of the Sunlight Companies is in default (and, to your knowledge, no other party thereto is in default) of any material obligation of any Sunlight Company set forth in any Material Contract to which any Sunlight Company is a party and there are no specific existing facts or circumstances which with notice, the passage of time or both would constitute a default by any Sunlight Company under any Material Contract. Please confirm that no Sunlight Company has received from the applicable counterparty any written notice of termination of any Material Contract.

11.
Please confirm that no Sunlight Company has received from any insurer, any written notice of a denial of coverage under any insurance policies maintained by the Sunlight Companies or any written notice of cancellation or termination in respect of the current coverage of any such policy.

12.
Please confirm there is no litigation, cause of action, arbitration, suit, written complaint, investigation, inquiry or other proceeding pending to which any Sunlight Company is a party (and, to your knowledge, there is no such proceeding threatened in writing) against or affecting any Sunlight Company or any Project.

13.
Please confirm that, since December 31, 2014, no event, change, fact, condition or circumstance has occurred which has had, or would reasonably be expected to result in, a material adverse change in the business, assets, liabilities or financial condition of the Projects and the Sunlight Companies taken as a whole.

14.	Please confirm each of the following:

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

a.
All material tax returns, statements, forms and reports (including, elections, declarations, disclosures, schedules, estimates and informational tax returns) for taxes by, or with respect to, the Sunlight Companies (collectively, “Tax Returns”) of or with respect to each Sunlight Company have been filed within the time and in the manner required by Law (giving regard to valid extensions) and all such Tax Returns are and will be true, accurate and complete in all material respects.

b.
All material Taxes (as such term is defined in the Master Agreements, “Taxes”) shown to be due on all filed Tax Returns by each Sunlight Company and all other material Taxes required to have been paid in respect of, or otherwise imposed upon, each Sunlight Company have been paid in full and all material Taxes that are required to be withheld or collected by each Sunlight Company have been duly withheld and collected and, to the extent required, have been paid within the time and in the manner required by Law.

c.
Neither the IRS nor any other tax authority has assessed or asserted or threatened to assess or to assert any deficiency or assessment, or proposed (formally or informally) any adjustment or any examination, with respect to any Taxes against any Sunlight Company that has not been fully resolved or paid.

d.
No Sunlight Company or any affiliate thereof (i) has received any private letter ruling or closing agreement from the IRS (or any comparable ruling or agreement from any other taxing authority) with respect to any Sunlight Company or (ii) has any requests for such a ruling or agreement pending.

e.	No Sunlight Company or any affiliate thereof has waived or extended any statute of limitations in respect of Taxes.

f.
No Sunlight Company is party to any Tax sharing, Tax indemnification or similar agreement currently in force other than the Cash Grant Recapture Indemnity Agreements and customary tax indemnification provisions in contracts entered into in the ordinary course of business that do not primarily relate to Tax matters.

g.
There are no Liens (as such term is defined in the Master Agreements) for Taxes upon any of the assets of any Sunlight Company other than Permitted Liens (as such term is defined in the Master Agreements).

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

By signing below, the Managing Member (i) responds to all requests for confirmation made in this request letter by making affirmative confirmations to the best of its knowledge and (ii) acknowledges that it has placed into the Dataroom all documentation requested pursuant to this request letter, and has disclosed previously or is disclosing herewith all matters of any sort of which it has knowledge, in either case, to the extent responsive to the requests made in this request letter.
[Signature pages follow]

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Sincerely yours,
EFS DESERT SUN, LLC

By: EFS Desert Sun Holdings, LLC
Its Managing Member

By: EFS Renewables Holdings, LLC
Its Managing Member

By:    _________________________
Name:
Title:

cc:

NRG Yield Operating LLC
211 Carnegie Center
Princeton New Jersey 08540
Attn: Office of the General Counsel
Fax: 609.524.4589
Email: ogc@nrgyield.com

[Signature Page to Managing Member Request Letter]

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Acknowledged, agreed and confirmed:

NEXTERA DESERT SUNLIGHT HOLDINGS, LLC,
a Delaware limited liability company

By:    _________________________
Name:
Title:

[Signature Page to Managing Member Request Letter]
By

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Exhibit A

Certificate, Amendments Thereto (if any) and Powers of Attorney

[See attached]

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit B

Federal, State and Local Income Tax or Information Returns and Reports

[See attached]

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit C

Quarterly and Year-to-Date Financial Statements

[See attached]

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Exhibit D

Audited Financial Reports and Accompanying Documentation

[See attached]

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Exhibit E

Reports Containing Forms K-1, Similar Forms and Related Information

[See attached]

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit F

Monthly Report[s] Showing Availability, Production and Budgeted Revenues and Expenditures

[See attached]

14

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit G

List of Material Documents and Contracts

[See attached]

15

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit H

Notices

[See attached]

16

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.